Exhibit 99.1

None of the Canadian securities regulatory authorities nor the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the proposed Transaction involving Tribute Pharmaceutical Canada Inc., Aralez Pharmaceuticals Limited (formerly Aguono Limited), Aralez Pharmaceuticals Holdings Limited (formerly Trafwell Limited), ARLZ US Acquisition II Corp., ARLZ CA Acquisition Corp. and POZEN Inc. or passed upon the merits or fairness of the Transaction or upon the adequacy or accuracy of the information contained in this notice of special meeting and management proxy circular. Any representation to the contrary is a criminal offence.

ARRANGEMENT
involving
TRIBUTE PHARMACEUTICALS CANADA INC.

and

ARALEZ PHARMACEUTICALS LIMITED

and

ARLZ CA ACQUISITION CORP.,

a wholly-owned subsidiary of Aralez Pharmaceuticals Limited

NOTICE OF SPECIAL MEETING

AND

MANAGEMENT PROXY CIRCULAR

FOR

THE SPECIAL MEETING OF SHAREHOLDERS OF

TRIBUTE PHARMACEUTICALS CANADA INC.

TO BE HELD ON DECEMBER 9, 2015

November 6, 2015

These materials are important and require your immediate attention. They require shareholders of Tribute Pharmaceuticals Canada Inc. to make important decisions. If you are in doubt as to how to make such decisions, please contact your professional advisors.

November 6, 2015

Dear Tribute Pharmaceuticals Canada Inc. Shareholder,

It is my pleasure to extend to you, on behalf of the board of directors of Tribute Pharmaceuticals Canada Inc. ("Tribute"), an invitation to attend the special meeting (the "Tribute Meeting") of the shareholders ("Tribute Shareholders") of Tribute to be held at the offices of Fogler, Rubinoff LLP, Tribute's legal counsel, at 77 King Street West, Suite 3000, Toronto, Ontario at 10:00 a.m. (Toronto time) on December 9, 2015.

As previously announced, on June 8, 2015, Tribute and POZEN Inc. ("Pozen") agreed to a business combination under the terms of an Agreement and Plan of Merger and Arrangement, among Tribute, Aguono Limited (which was renamed Aralez Pharmaceuticals Limited) ("Parent"), Trafwell Limited (which was renamed Aralez Pharmaceuticals Holdings Limited) ("Ltd2"), ARLZ US Acquisition Corp., ARLZ CA Acquisition Corp. ("Can Merger Sub") and Pozen, dated as of June 8, 2015, as amended (the "Transaction Agreement").  On August 19, 2015, the parties amended the Transaction Agreement pursuant to which ARLZ US Acquisition II Corp. ("US Merger Sub") was formed to replace ARLZ US Acquisition Corp. in order to optimize the corporate structure of Parent in the future.  In order to effect the combination of Pozen and Tribute, US Merger Sub, an indirect subsidiary of Parent, will be merged with and into Pozen (the "Merger").  Pozen will be the surviving corporation and, through the Merger, will become an indirect wholly-owned subsidiary of Parent.  The acquisition of Pozen will be effected under Delaware law. In accordance with the Transaction Agreement, Can Merger Sub will offer to and acquire all of the outstanding common shares of Tribute ("Tribute Common Shares") in the manner provided for by the Transaction Agreement (the "Arrangement").  Upon completion of the Arrangement, Tribute will also become an indirect wholly-owned subsidiary of Parent.  The Merger and the Arrangement are collectively referred to as the "Transaction".

Under the Arrangement, each Tribute Shareholder will receive 0.1455 of an ordinary share of Parent ("Parent Shares") per Tribute Common Share.  To become effective, the Arrangement Resolution must be approved by at least two-thirds of the votes cast at the Tribute Meeting in person or by proxy by Tribute Shareholders.  In addition, the Arrangement Resolution must be approved by the majority of Tribute Shareholders other than myself and Scott Langille.

The board of directors of Tribute (the "Tribute Board") believes that the Arrangement is in the best interest of Tribute and Tribute Shareholders, and fair to Tribute Shareholders.  Accordingly, Tribute has entered into the Transaction Agreement and the Tribute Board unanimously recommends that Tribute Shareholders vote their Tribute Common Shares FOR the Arrangement Resolution.  In making its recommendation, the Tribute Board considered a number of factors as described in the accompanying information circular (the "Circular") under the heading "The Arrangement — Recommendation of the Tribute Board".

The accompanying Circular contains a detailed description of the Transaction and other information relating to Tribute, Pozen and Parent, including a description of the Parent Shares.  We urge you to consider carefully all of the information in the Circular.  If you require assistance, please consult your financial, legal or other professional advisor.

If you are unable to be present at the Tribute Meeting in person, we encourage you to vote by completing the enclosed form of proxy.  Voting by proxy will not prevent you from voting in person if you attend the Tribute Meeting but will ensure that your vote will be counted if you are unable to attend.  If you are a non-registered holder of Tribute Common Shares and have received these materials through your broker or through another intermediary, please complete and return the proxy or other authorization provided to you by your broker or by such other intermediary in accordance with the instructions provided with the proxy.  Failure to do so may result in your Tribute Common Shares not being eligible to be voted at the Tribute Meeting.  This is an important matter affecting the future of Tribute and your vote is important regardless of the number of Tribute Common Shares you hold.  To be eligible for voting at the Tribute Meeting, the form of proxy must be returned by mail or by facsimile to TMX Equity Transfer Services Inc. ("TMX Equity") not later than 10:00 a.m. (Toronto time) on December 7, 2015 or, if the Tribute Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays or any other holiday in Toronto, Ontario) prior to the time of such adjourned or postponed Meeting.

Please note that due to the potential Irish stamp duty charge on transfers of Parent Shares, it is strongly recommended, although not required, that those Tribute Shareholders who do not currently hold their Tribute Common Shares through CDS Clearing and Depository Services Inc. ("CDS") or the Depository Trust Company ("DTC"), or through a broker who in turn holds such shares through CDS or DTC, and who are permitted under applicable securities laws, should arrange for the transfer of their Tribute Common Shares into CDS or DTC as soon as possible and before the Transaction is consummated.  It is also strongly recommended that any person who wishes to acquire Parent Shares after the Closing Date acquires such Parent Shares through CDS or DTC (or through a broker who in turn holds such shares through CDS or DTC).  See the section entitled "Certain Irish Tax Consequences of the Arrangement – Shares Held Outside of DTC or CDS Transferred Into or Out of DTC or CDS" in the accompanying Circular for more information.

We also encourage registered Tribute Shareholders to complete and return the enclosed letter of transmittal ("Letter of Transmittal"), together with the certificate(s) representing your Tribute Common Shares, to Computershare Trust Company, N.A. (the "Arrangement Depositary") at the address specified in the Letter of Transmittal. The Letter of Transmittal contains other procedural information relating to the Arrangement and should be reviewed carefully.  It is recommended that you complete, sign and return the Letter of Transmittal with accompanying Tribute Common Share certificate(s) to the Arrangement Depositary as soon as possible.

Subject to the satisfaction or waiver of all conditions precedent including obtaining court and other approvals, if Tribute Shareholders approve the Arrangement Resolution, it is anticipated that the Arrangement will be completed in the fourth quarter of 2015.

On behalf of Tribute, we would like to thank all Tribute Shareholders for their ongoing support as we join forces with Pozen to create a premier specialty pharmaceutical company with a broad portfolio of commercial products and a growth plan focused on innovative products and acquisitions.

Yours truly,

/s/ "Rob Harris"

Rob Harris
Director, President and Chief Executive Officer

TRIBUTE PHARMACEUTICALS CANADA INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting (the "Tribute Meeting") of shareholders ("Tribute Shareholders") of Tribute Pharmaceuticals Canada Inc. ("Tribute") will be held at 10:00 a.m. (Toronto time) on December 9, 2015 at the offices of Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, Ontario for the following purposes:

1.
to consider, pursuant to an order of the Ontario Superior Court of Justice (Commercial List) dated November 6, 2015, and, if thought advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution"), the full text of which is set forth in Appendix D to the accompanying management information circular (the "Circular"), approving an Arrangement (the "Arrangement") pursuant to Section 182 of the Business Corporations Act (Ontario), as amended (the "OBCA"), all as more particularly described in the Circular, which resolution, to be effective, must be passed by an affirmative vote of at least two-thirds of the votes cast at the Tribute Meeting in person or by proxy by Tribute Shareholders and a majority of the Minority Shareholders;

2.
to consider and, if thought advisable, to approve with or without variation, an ordinary resolution (the "Distributable Reserves Resolution") to approve the creation of "distributable reserves" of Parent, which are required under Irish law in order for Parent to make distributions and pay dividends and to purchase or redeem shares in the future, by reducing some or all of the share premium of Parent; and

3.	to act upon such other matters, including amendments to the foregoing, as may properly come before the Tribute Meeting or any adjournment(s) or postponement(s) thereof.

Tribute has fixed November 9, 2015 as the record date for determining those Tribute Shareholders entitled to receive notice of and to vote at the Tribute Meeting.

Pursuant to an order of the Ontario Superior Court of Justice (Commercial List) dated November 6, 2015, registered Tribute Shareholders have been granted the right to dissent in respect of the Arrangement Resolution.  If the Arrangement becomes effective, a registered Tribute Shareholder who dissents in respect of the Arrangement Resolution (a "Tribute Dissenting Shareholder") is entitled to be paid the fair value of the common shares of Tribute (the "Tribute Common Shares") held by such Tribute Dissenting Shareholder, provided that such Tribute Dissenting Shareholder has delivered a written objection to the Arrangement Resolution to Tribute by 4:00 p.m. (Toronto time) on December 7, 2015, being the second Business Day (as defined in the Circular) preceding the Tribute Meeting (or, if the Tribute Meeting is postponed or adjourned, the second Business Day preceding the date of the postponed or adjourned Meeting) and has otherwise complied strictly with the dissent procedures described in the Circular, including the relevant provisions of section 185 of the OBCA. This right is described in detail in the accompanying Circular under the heading "Rights of Tribute Dissenting Shareholders". The text of Section 185 of the OBCA, which will be relevant in any dissent proceeding, is set forth in Appendix I to the Circular.  Failure to comply strictly with the dissent procedures described in the Circular may result in the loss of any right of dissent.  Beneficial owners of Tribute Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only registered owners of Tribute Common Shares are entitled to dissent.

Tribute Shareholders who are unable to be personally present at the Tribute Meeting are requested to date, complete, sign and return the form of proxy in the prepaid envelope provided.  To be effective, proxies must be returned by mail or by facsimile to TMX Equity Transfer Services Inc. not later than 10:00 a.m. (Toronto time) on December 7, 2015 or, if the Tribute Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays or any other holiday in Toronto, Ontario) prior to the time of such adjourned or postponed Meeting.

DATED at Toronto, Ontario this 6th day of November, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ "Rob Harris",  Director, President and Chief Executive Officer

-i-

GENERAL INFORMATION CONCERNING THE MEETING AND VOTING	109
Time, Date and Place	109
Solicitation of Proxies	109
Appointment of Proxyholder	109
Revocation of Proxy	110
Exercise of Proxy	110
Explanation of Voting Rights for Beneficial Owners of Tribute Common Shares	110
Quorum	111
Voting Securities and Principal Holders of Voting Securities	111
ADDITIONAL INFORMATION	111
Interest of Certain Persons or Companies in Matters to Acted Upon	111
Interest of Informed Persons in Material Transaction	112
Other Business	112
Additional Copies	112
APPROVAL OF BOARD	112
APPENDIX A GLOSSARY OF DEFINED TERMS	A-1
APPENDIX B COMPARISON OF RIGHTS OF HOLDERS OF TRIBUTE SHARES AND PARENT SHARES AND DESCRIPTION OF PARENT SHARES	B-1
APPENDIX C INFORMATION RELATING TO POZEN AND PARENT	C-1
APPENDIX D FORM OF ARRANGEMENT RESOLUTION	D-1
APPENDIX E PLAN OF ARRANGEMENT	E-1
APPENDIX F INTERIM ORDER	F-1
APPENDIX G NOTICE OF APPLICATION FOR FINAL ORDER	G-1
APPENDIX H BLOOM BURTON & CO. FAIRNESS OPINION	H-1
APPENDIX I SECTION 185 OF THE OBCA	I-1
APPENDIX J LIST OF RELEVANT TERRITORIES FOR DWT PURPOSES	J-1

-ii-

MANAGEMENT INFORMATION CIRCULAR

This management information circular ("Circular") is furnished in connection with the solicitation of proxies by or on behalf of the management of Tribute Pharmaceuticals Canada Inc. ("Tribute") for use at the special meeting of shareholders ("Tribute Shareholders") of Tribute (the "Tribute Meeting") to be held at 10:00 a.m. (Toronto time) on December 9, 2015 at the offices of Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, Ontario and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the Notice of Meeting.

DEFINED TERMS

This Circular contains defined terms. For a list of the defined terms used herein, see Appendix A to this Circular.

REPORTING CURRENCY AND FINANCIAL INFORMATION

Except as otherwise indicated in this Circular, references to "Canadian dollars" or "C$" are to the currency of Canada and references to "U.S. dollars" or "US$" are to the currency of the United States.

All financial statements and financial data derived therefrom included or incorporated by reference in this Circular pertaining to Tribute have been prepared in accordance with U.S. GAAP and all financial statements and financial data derived therefrom included or incorporated by reference in this Circular pertaining to Pozen, including the unaudited pro forma consolidated financial statements of Parent, have been prepared and presented in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS

This Circular and the documents incorporated by reference in this Circular contain "forward-looking statements" within the meaning of applicable securities law.  These forward-looking statements include, but are not limited to, statements regarding the Transaction, the Parent Financing, Pozen and Tribute's expected future performance (including, but not limited to, expected results of operations and financial guidance), and the combined company's future financial condition, operating results, strategy and plans.  Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plans," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect Pozen's and Tribute's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties.  Although Pozen and Tribute believe that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this Circular.  Investors should note that many factors, as more fully described in the documents filed by Tribute with the SEC, including under the heading "Risk Factors" in Tribute's Form 10-K, 10-Q and Form 8-K filings, as applicable, as well as the securities regulators in Canada on the System for Electronic Document Analysis and Retrieval ("SEDAR") and as otherwise enumerated herein or therein, and by Pozen with the SEC, including under the heading "Risk Factors" in Pozen's Form 10-K, 10-Q and Form 8-K filings, as applicable, and as otherwise enumerated herein or therein, could affect future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this communication. Important factors that, individually or in the aggregate, could cause actual results to differ materially from expected and historical results include, but are not limited to:

●
the failure to receive the required Pozen Stockholder approval, the Tribute Shareholder approval and the approval of applicable government and regulatory authorities (and the terms of those approvals, including, but not limited to, the Ontario Superior Court of Justice (Commercial List) with respect to the Arrangement);

●	the risk that a condition to closing the Transaction may not be satisfied or waived;

●
the ultimate outcome and results of integrating the operations of Pozen and Tribute, the ultimate outcome of Parent's operating strategy and the ultimate ability to realize synergies and the magnitude of such synergies;

●	the effects of the business combination of Pozen and Tribute, including the combined company's future financial condition, operating results, strategy and plans;

●
Parent's ability to achieve significant upside potential for shareholders by obtaining approval of product candidates, including Yosprala, and by accelerating the growth of the products of the combined company;

●	Parent's ability to acquire new products or companies on terms acceptable to Parent;

●
Parent's ability to sustain and grow revenues and cash flow from operations in its markets and to maintain and grow its customer base, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the United States, Canada, Ireland and other markets;

●	the impact of competition from other market participants;

●	the development and commercialization of new products;

●	the effects of governmental regulation on our business or potential business combination transactions;

●
changes in tax laws or interpretations that could increase Parent's consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in Parent being treated as a domestic corporation for United States federal tax purposes;

●
the availability and access, in general, of funds to meet Parent's debt obligations prior to or when they become due and to fund its operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow or (iii) access to the capital or credit markets; and

●
Parent's ability to comply with all covenants under existing credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of its other obligations under cross-default provisions.

The reader is cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. The reader is also cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements. Although the forward-looking statements contained in this Circular are based upon what management of Tribute and Pozen currently believe to be reasonable assumptions, actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits will be derived therefrom. These forward-looking statements are made as of the date of this Circular and, other than as specifically required by law, neither Tribute nor Pozen assumes any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or results, or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

Tribute files annual, quarterly and current reports, information circulars and other information with the SEC and with the Canadian securities regulators on SEDAR (www.sedar.com).  Pozen files annual, quarterly and current reports and other information with the SEC.  You may read and copy any document that Parent, Pozen and Tribute file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Pozen, Tribute and Parent following the completion of the Transaction. The SEC's Internet site can be found at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained in this Circular or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Circular, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Making such a modifying or superseding statement shall not be deemed to be an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, untrue statement of a material fact, nor an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

The applicable securities laws allow Tribute to "incorporate by reference" into this Circular documents Tribute files on SEDAR.  This means that Tribute can disclose important information to you by referring you to those documents.  The information incorporated by reference into this Circular is considered to be a part of this Circular.

The following documents in respect of Tribute are incorporated by reference:

●	Tribute's annual report on Form 10-K for the year ended December 31, 2014, filed on March 4, 2015;

●	Tribute's quarterly report on Form 10-Q for the period ended June 30, 2015, filed on August 14, 2015

●	Tribute's management information circular dated May 6, 2015 for the annual and special meeting of Tribute Shareholders held on June 19, 2015; and

●
Tribute's material change reports filed on February 2, 2015, March 3, 2015, May 29, 2015, June 9, 2015, June 22, 2015, June 22, 2015, July 20, 2015, August 5, 2015; August 17, 2015; October 29, 2015 and October 30, 2015.

The following documents in respect of Pozen are incorporated by reference:

●	Pozen's annual report on Form 10-K for the year ended December 31, 2014, filed on March 11, 2015;

●	Pozen's proxy statement for its annual meeting of stockholders, filed on April 27, 2015;

●	Pozen's proxy statement for its special meeting of stockholders, filed on November 6, 2015;

●	Pozen's quarterly report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015; and

●
Pozen's current reports on Form 8-K, filed on January 5, 2015, February 6, 2015 (both reports), May 22, 2015, June 3, 2015, June 11, 2015 (information responsive to Items 1.01 and 5.02 only), June 15, 2015, June 25, 2015, July 20, 2015 (information responsive to Items 8.01 and 9.01 only), July 20, 2015, July 27, 2015 (information responsive to Items 8.01 and 9.01 only), July 27, 2015, August 10, 2015 (information responsive to Items 8.01 and 9.01 only), September 14, 2015, September 28, 2015 (information responsive to Items 8.01 and 9.01), October 30, 2015 and November 6, 2015.

The following document in respect of Parent is incorporated by reference:

●	Parent's registration statement on Form S-4 filed with the SEC on October 30, 2015 (the "Form S-4").

Any documents of the types referred to above or required to be incorporated by reference by applicable securities legislation (excluding confidential material change reports or current reports) filed by Tribute, Pozen or Parent with the securities regulatory authorities in Canada or with the SEC after the date of this Circular and prior to the Closing Date will be deemed to be incorporated by reference in this Circular.

Parent will furnish without charge to you, upon written or oral request, a copy of any or all of its documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to: Aralez Pharmaceuticals Limited, Attn: Investor Relations, telephone: +353 1 905-3581.

Pozen will furnish without charge to you, upon written or oral request, a copy of any or all of its documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to: Gilda Thomas, Secretary, POZEN Inc., 1414 Raleigh Rd, Suite 400, Chapel Hill, North Carolina 27517, telephone: (919) 913-1030.

Tribute will furnish without charge to you, upon written or oral request, a copy of any or all of its documents incorporated by reference, including exhibits to these documents, each of which is also available under Tribute’s profile at www.sedar.com. You should direct any requests for documents to Tribute's Canadian headquarters at Tribute Pharmaceuticals Canada Inc., Attention: Investor Relations, 151 Steeles Avenue East, Milton, Ontario, Canada  L9T 1Y1, telephone: (905) 876-3166.

EXCHANGE RATE DATA

The following table sets out the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, for each of the periods indicated, the exchange rate at the end of each such period and, the average of such exchange rates for each such period, in each case, based upon the noon buying rates as quoted by the Bank of Canada.

	Three Months Ended June 30,	Year Ended December 31,
	2015	2014	2013	2012
High	0.8527	0.9422	1.0164	1.0299
Low	0.7811	0.8568	0.9348	0.9599
Rate at end of period	0.8089	0.8647	0.9419	1.0054
Average rate per period	0.8095	0.9054	0.9710	1.0004

On November 5, 2015, the exchange rate for one Canadian dollar expressed in U.S. dollars based upon the noon exchange rate as quoted by the Bank of Canada was US$0.7595.

NOTICE REGARDING INFORMATION

The information contained in this Circular concerning Pozen and Parent, including with respect to its directors, officers and affiliates, is based solely upon information provided to Tribute by Pozen and Parent or upon publicly available information. With respect to this information, the Tribute Board has relied exclusively upon Pozen and Parent (which has reviewed the relevant parts of this Circular), without independent verification by Tribute.

Information in this Circular is given as at November 6, 2015 unless otherwise indicated and except for information contained in the documents incorporated herein by reference, which is given as at the respective dates stated therein.

No person is authorized to give any information or make any representation not contained or incorporated by reference in this Circular and, if given or made, such information or representation should not be relied upon as having been authorized.  This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Circular nor any distribution of the securities referred to in this Circular will, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Circular.

NOTICE TO U.S. TRIBUTE SECURITYHOLDERS

The Parent Shares to be issued to Tribute Shareholders in exchange for their Tribute Common Shares and the Parent Options to be issued to Tribute Optionholders in exchange for their Tribute Options pursuant to the Arrangement have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and such securities are being issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act (the "Section 3(a)(10) Exemption") and exemptions from registration available under applicable state securities laws.

The solicitation of proxies made in connection with this Circular is being made by a Canadian company in accordance with Canadian corporate and securities laws and is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act").  Tribute Shareholders should be aware that disclosure requirements under such Canadian laws are different from the requirements under United States corporate and securities laws relating to issuers organized under, or otherwise subject to, United States laws and the requirements of Section 14(a) of the U.S. Exchange Act.

Completion of the transactions described herein may have tax consequences under the laws of Canada, the United States and Ireland.  Such consequences for Tribute securityholders may not be described fully herein.  For a general discussion of the Canadian income tax consequences to Tribute Shareholders in the United States, see "Certain Canadian Federal Income Tax Considerations — Tribute Shareholders Not Resident in Canada."  For the United States federal income tax consequences to Tribute Shareholders in the United States, see "Certain United States Federal Income Tax Considerations."  For a general discussion of the Irish tax consequences to Tribute shareholders in the United States, see "Certain Irish Tax Consequences of the Arrangement."  Tribute securityholders in the United States are urged to consult their own tax advisors with respect to such Canadian, United States and Irish tax consequences and any other tax consequences applicable to them.

The enforcement by Tribute securityholders of civil liabilities under securities laws of the United States may be affected adversely by the fact that Tribute and Parent are incorporated outside the United States, that some or all of their officers and directors and the experts named herein are residents of countries other than the United States and that some or all of the assets of Tribute and Parent and the aforementioned persons are located outside the United States.  As a result, it may be difficult or impossible for securityholders to effect service of process within the United States upon Tribute or Parent, their respective officers or directors or the experts named herein, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under the federal securities laws of the United States or state securities laws of any state within the United States.  In addition, securityholders in the United States should not assume that the courts of Canada (a) would allow them to sue Tribute or Parent, or their respective officers or directors, or the experts named herein in the courts of Canada, (b) would enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or state securities laws of any state within the United States, or (c) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or state securities laws of any state within the United States.

The Section 3(a)(10) Exemption does not exempt the issuance of securities outside of the Arrangement.  Therefore, the Parent Shares issuable upon the exercise or conversion, as applicable, of the Tribute Warrants, the Tribute Compensation Options (and any warrants underlying such Compensation Options), the Tribute Note and the Parent Options following the Arrangement Effective Date may not be issued in reliance upon the Section 3(a)(10) Exemption and may be exercised or converted, as applicable, only pursuant to an available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.  Prior to the issuance of Parent Shares pursuant to any such exercise or conversion, as applicable, Parent may require evidence (which may include an opinion of counsel of recognized standing) in form and substance reasonably satisfactory to Parent to the effect that the issuance of such Parent Shares upon exercise or conversion, as applicable, of the Tribute Warrants, the Tribute Compensation Options (and any warrants underlying such Compensation Options), the Tribute Note and the Parent Options, as applicable, does not require registration under the U.S. Securities Act or applicable state securities laws. For a general discussion of applicable United States securities laws to the Arrangement, see "Regulatory Matters — United States Securities Law Matters."

THE PARENT SHARES AND THE PARENT OPTIONS ISSUABLE PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES, NOR HAS THE SEC OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES PASSED UPON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO ALL TRIBUTE SECURITYHOLDERS

Parent is incorporated under the laws of a foreign jurisdiction, and most of the directors and officers of Parent and its experts named in the Circular reside outside of Canada.  All of the assets of these persons and Parent may be located outside Canada and, as a consequence, it may not be possible for investors to effect service of process within Canada upon all of the directors, officers and experts referred to above.  It may also not be possible to enforce against Parent, its directors and officers and such experts judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.  In addition, the rights of a member holding ordinary shares of an Irish corporation differ from the rights of a shareholder of an OBCA corporation. See Appendix B to the Circular for a summary comparison of the rights of Tribute Shareholders and Parent Shareholders.

For the avoidance of doubt, this Circular is not intended to be and is not a prospectus for the purposes of the Companies Act 2014 of Ireland, the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland or the Prospectus Rules issued under the Investment Funds, Companies and Miscellaneous Provisions Act 2005, and the Central Bank of Ireland has not approved this document.

QUESTIONS AND ANSWERS

ABOUT THE

MEETING AND THE TRANSACTION

The following is a summary of certain information contained in or incorporated by reference into this Circular, including the Appendices hereto, together with some of the questions that you, as a Tribute Shareholder, may have and answers to those questions. You are urged to read the remainder of the Circular, the form of proxy and the Letter of Transmittal carefully, because the information contained below is of a summary nature and therefore is not complete. The following summary is qualified in its entirety by the more detailed information contained elsewhere in or incorporated by reference into this Circular, including the Appendices hereto, the form of proxy and the Letter of Transmittal, all of which are important and should be reviewed carefully. Capitalized terms used in these Questions and Answers but not otherwise defined herein have the meanings set forth in Appendix A to this Circular.

Q:	Why am I receiving this Circular?

A:           Pozen and Tribute have agreed to a business combination under the terms of the Transaction Agreement.

In order to effect the Transaction, an indirect subsidiary of Parent, US Merger Sub, will be merged with and into Pozen. Pozen will be the surviving corporation and, through the Merger, will become an indirect wholly-owned subsidiary of Parent and Pozen Common Stock ("Pozen Common Stock") will be delisted from the NASDAQ Stock Market LLC ("NASDAQ") and deregistered under the U.S. Exchange Act, and cease to be publicly traded. The Merger will be effected under Delaware law.

As part of the Transaction, Can Merger Sub will offer to acquire, and will acquire, all of the outstanding Tribute Common Shares pursuant to the Arrangement effected under the laws of the Province of Ontario and, upon completion of the Arrangement, Tribute will also become an indirect wholly-owned subsidiary of Parent.  The Tribute Common Shares will be delisted from the TSX Venture Exchange (the "TSXV") and the OTCQX International ("OTCQX") and will be deregistered under the U.S. Exchange Act and cease to be publicly traded.  Tribute will apply to cease to be a reporting issuer in each jurisdiction in Canada in which it is a reporting issuer.

In order to complete the Merger, Pozen Stockholders must adopt the Transaction Agreement and approve the Transaction contemplated thereby.  Pozen intends to hold a special meeting of its shareholders (the "Pozen Meeting") to obtain this approval.

In order to complete the Arrangement, Tribute Shareholders must approve the Arrangement Resolution. Tribute has called the Tribute Meeting to obtain this approval.  This Circular contains important information about the Transaction and the Tribute Meeting, and you should read it carefully.

Q:	Whose proxies are being solicited?

A:	Only proxies from Tribute Shareholders are being solicited. We are not soliciting any proxies or votes from Pozen Stockholders.

If you are a Pozen Stockholder and not a Tribute Shareholder, and you have received or gained access to this Circular, you should disregard it completely and should not treat it as any solicitation of your proxy, vote or support on any matter.  If you are both a Pozen Stockholder and a Tribute Shareholder, you should treat this Circular as soliciting only your proxy with respect to the Tribute Common Shares held by you and should not treat it as a solicitation of your proxy, vote or support on any matter with respect to your Pozen Common Stock.  Pozen Stockholders will receive a separate proxy circular and should read such circular.

Q:	Who is soliciting my proxy?

A:
The Tribute Board and management are soliciting your proxy for use at the Tribute Meeting and any adjournment or postponement thereof.  All associated costs of the proxy solicitation will be borne by Tribute.  In addition to the use of the mail, proxies may be solicited directly by directors, officers and other employees of Tribute, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Tribute will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares and will provide customary reimbursement to such firms for the cost of forwarding these materials.

Q:           Does the Tribute Board support the Arrangement?

A:
Yes. The Tribute Board has unanimously determined (i) that the Arrangement is fair to and in the best interests of Tribute and the Tribute Shareholders, (ii) that Tribute should enter into the Transaction Agreement, and (iii) to recommend that Tribute Shareholders vote FOR the Arrangement Resolution.

Prior to entering into the Transaction Agreement, the Tribute Board determined that the proposed Arrangement with Pozen and Parent was fair to Tribute Shareholders and in the best interests of Tribute.

In making its recommendation, the Tribute Board considered a number of factors as described in the Circular under the heading "The Transaction — Recommendation of the Tribute Board", including an opinion of Bloom Burton which determined that the consideration offered to Tribute Shareholders pursuant to the Arrangement is fair, from a financial point of view, to Tribute Shareholders.

See "The Transaction — Background to the Arrangement."

Q:	When will the Arrangement become effective?

A:
Subject to obtaining Court and other approvals as well as the satisfaction of all other conditions precedent, if Tribute Shareholders approve the Arrangement Resolution, it is anticipated that the Arrangement will be completed in the fourth quarter of 2015.

Q:	What will I receive for my Tribute Common Shares under the Arrangement?

A:	Under the Arrangement, each Tribute Shareholder will receive, in respect of each Tribute Common Share, 0.1455 Parent Shares per Tribute Common Share.

See "The Transaction — Description of the Arrangement."

Q:	What are the Canadian federal income tax consequences with respect to the Arrangement?

A:	Tribute Shareholders who are residents of Canada for purposes of the ITA will realize a taxable disposition of their Tribute Common Shares under the Arrangement.

Tribute Shareholders who are not residents of Canada for purposes of the ITA, and do not hold their Tribute Common Shares as "taxable Canadian property" will not be subject to tax under the ITA on the disposition of their Tribute Common Shares under the Arrangement.

See "Certain Canadian Federal Income Tax Considerations."

Q:	What are the U.S. federal income tax consequences of the Arrangement?

A:
The Arrangement is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.  Accordingly, Tribute Shareholders who are U.S. holders and did not hold the exchanged Tribute Common Shares during any period that the Company was treated as a "passive foreign investment company", the exchange of Tribute Common Shares for Parent Shares generally will not be a taxable transaction for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Considerations" for the definitions of U.S. holder and passive foreign investment company, the special requirements applicable to five percent shareholders of Tribute and a summary of certain U.S. federal income tax consequences relating to the Arrangement.

Q:	What will happen to Tribute if the Arrangement is completed?

A:
If the Arrangement is completed, Can Merger Sub will acquire all of the Tribute Common Shares and Tribute will become an indirect, wholly-owned subsidiary of Parent.  Parent and Tribute intend to have the Tribute Common Shares de-listed from the TSXV.  In addition, Tribute will apply to cease to be a reporting issuer (or the equivalent) in all jurisdictions in which it is a reporting issuer (or the equivalent) and thus will terminate its reporting obligations in Canada. See "Effect of the Arrangement on Markets and Listings".

Q:	Will the Parent Shares be listed on a stock exchange?

A:
Yes, subject to approval of applicable listing applications and satisfaction of any conditions imposed by the applicable exchange. Parent has applied to list the Parent Shares issuable by Parent under the Arrangement on the TSX and NASDAQ.  It is also a condition of Closing that Parent shall have obtained approval for listing of the Parent Shares issuable to Tribute Shareholders under the Arrangement on the NASDAQ and conditional approval for listing of the Parent Shares on the TSX.

Q:	What approvals are required by Tribute Shareholders at the Tribute Meeting?

A:
To be effective, the Arrangement Resolution must be approved, with or without variation, by the affirmative vote of at least two-thirds of the votes cast at the Tribute Meeting in person or by proxy by Tribute Shareholders.  In addition, the approval of the majority of those holders of Tribute Common Shares other than Rob Harris and Scott Langille ("Minority Shareholders") represented at the Tribute Meeting in person or by proxy is required.  See "The Transaction — Tribute Shareholder Approval."

Q:	Are Tribute Shareholders entitled to Dissent Rights?

A:
Yes. Under the Interim Order, Tribute Shareholders are entitled to Dissent Rights only if they follow the procedures specified in the OBCA, as modified by the Interim Order. If you wish to exercise Dissent Rights, you should review the requirements summarized in the Circular carefully and consult with legal counsel. See "Rights of Tribute Dissenting Shareholders."

Q:	What will happen if the Arrangement Resolution is not approved or the Arrangement is not completed for any reason?

A:
If the Arrangement Resolution is not approved or the Arrangement is not completed for any reason, the Transaction Agreement may be terminated.  If this occurs, Tribute will continue to carry on its business operations in the normal and usual course.  In certain circumstances, a termination of the Transaction Agreement will give rise to the payment of a Termination Fee by either Tribute or Pozen.  See "The Transaction Agreement – Termination; Termination Fees; Effect of Termination" and "Risk Factors Relating to the Arrangement".

Q:	Why was Parent incorporated in Ireland?

A:	Pozen decided that Parent would be incorporated in Ireland for the following reasons:

●
Incorporating Parent in Ireland will result in significantly enhanced global cash management flexibility and associated financial benefits to the combined enterprise compared to incorporation in the United States or Canada.  These benefits include increased global liquidity as a result of access to cash generated by Parent's non-U.S. subsidiaries, which will continue to be free of U.S. tax so long as Parent is not taxed as a U.S. corporation.

●	Ireland is a beneficial location considering Pozen's and Tribute's presence in markets outside the United States and Canada, and plans to expand in the future; and

●
Ireland enjoys strong relationships as a member of the European Union, and has a long history of international investment and a good network of commercial, tax, and other treaties with the United States, the European Union and many other countries where both Pozen and Tribute desire to have operations.

Q:	Why am I being asked to approve the Distributable Reserves Proposal?

A:
Under Irish law, dividends may be paid (and share repurchases and redemptions must generally be funded) only out of "distributable reserves", which Parent will not have immediately following the completion of the Transaction.  Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction.  Tribute Shareholders are therefore being asked at the Tribute Meeting to approve the creation of distributable reserves of Parent (through the reduction of the share premium account of Parent) in order to facilitate Parent's ability to pay dividends (and repurchase or redeem shares) after the Transaction.

The approval of the Distributable Shares Resolution is not a condition to the consummation of the Transaction.  In addition, the creation of distributable reserves of Parent requires the approval of the Irish High Court.  Although Parent is not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court.

Q:	What do I need to do now?

A:
You should carefully read and consider the information contained in this Circular.  Registered Holders of Tribute Common Shares should then complete, sign and date the enclosed form of proxy and return it in the enclosed return envelope or by facsimile as indicated in the form of proxy as soon as possible so that your Tribute Common Shares may be represented at the Tribute Meeting.  To be eligible for voting at the Tribute Meeting, the form of proxy must be returned by mail or by facsimile to TMX Equity not later than 10:00 a.m. (Toronto time) on December 7, 2015 or, if the Tribute Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays or any other holiday in Toronto, Ontario) prior to the time of such adjourned or postponed Meeting.  See "General Information Concerning the Tribute Meeting and Voting — Appointment of Proxyholder."

If a Beneficial Holder who receives either a proxy form, a proxy or a voting instruction form wishes to attend and vote in person at the Tribute Meeting, or wishes that another person attend and vote on his or her behalf, the Beneficial Holder should strike out the names of the persons indicated in the proxy and replace them with his, her or its own name (or other corresponding instructions) on the form. In either case, Beneficial Holders should carefully follow the directions given by their Intermediaries, including as to when and where the proxy or proxy form should be delivered, as well as the directions issued by the companies which sent them the proxy or the proxy form.  See "General Information Concerning the Tribute Meeting and Voting – Explanation of Voting Rights for Beneficial Owners of Tribute Common Shares."

Q:	If my Tribute Common Shares are held in street name by my broker, will my broker vote my Tribute Common Shares for me without my directions to do so?

A:
No. If your Tribute Common Shares are held in the name of a bank, broker or other nominee, you are considered the "beneficial owner" of the Tribute Common Shares held for you in what is known as "street name."  You are not the "record holder" or "registered holder" of such shares.  If this is the case, this Circular has been forwarded to you by your bank, broker or other nominee.  As the beneficial owner, unless your bank, broker or other nominee has discretionary authority over your Tribute Common Shares, you generally have the right to direct your bank, broker or other nominee as to how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority. This is often called a "broker non-vote."

Please follow the voting instructions provided by your bank, broker or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Tribute or by voting in person at the Tribute Meeting, unless you first provide a voting information form from your bank, broker or other nominee.

If you are a Tribute Shareholder and you do not instruct your bank, broker or other nominee on how to vote your Tribute Common Shares, your bank, broker or other nominee will not vote your Tribute Common Shares over which they do not have discretionary authority.

.	See "General Information Concerning the Tribute Meeting and Voting — Explanation of Voting Rights for Beneficial Owners of Tribute Common Shares."

Q:	Can I change my vote after I have deposited my proxy?

A:
Yes. A Tribute Shareholder executing the enclosed form of proxy has the right to revoke it under the OBCA.  A Tribute Shareholder may revoke a proxy by depositing an instrument in writing executed by him or her, or by his or her attorney authorized in writing, at the registered office of Tribute at any time up to and including the last day (other than a Saturday, Sunday or other holiday in Toronto, Ontario) preceding the day of the Tribute Meeting, or any adjournment or postponement thereof, at which the proxy is to be used, or with the Chairman of the Tribute Meeting on the day of the Tribute Meeting prior to the Tribute Meeting, or any adjournment or postponement thereof, or in any other manner permitted by law.

Q:	How do I receive the consideration payable to me under the Arrangement for my Tribute Common Shares?

A:
If you are a registered Tribute Shareholder (i.e. if you do not hold your Tribute Common Shares through CDS or DTC (or through an intermediary who in turn holds such shares through CDS or DTC)): you will be entitled to receive, upon surrender for cancellation of your certificate representing Tribute Common Shares, to the Arrangement Depositary, together with a duly completed and executed Letter of Transmittal a certificate representing the number of Parent Shares that you are entitled to receive under the Arrangement. See "The Arrangement — Procedure for Arrangement to Become Effective."

However, due to the potential Irish stamp duty on transfers of Parent Shares, it is strongly recommended that registered Tribute Shareholders, who are permitted under applicable securities laws, should arrange for the transfer of their Tribute Common Shares into CDS or DTC as soon as possible and before the Transaction is completed.  See "Certain Irish Tax Consequences of the Arrangement".

If you are a non-registered Tribute Shareholder:  you should carefully follow the instructions for your intermediary so that it may deposit your Tribute Common Shares on your behalf and to ensure that you receive your share of the Arrangement consideration.

Holders of Tribute Options will be provided with a separate letter of transmittal for use for their Tribute Options.

Q:	What will happen to the Tribute Options?

A:
Each Tribute Option outstanding immediately prior to the Arrangement Effective Time, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be fully vested.

If a Tribute Optionholder provides to Tribute, on or before the date which is three Business Days prior to the Arrangement Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Tribute Optionholder are subject to an exchange election ("Exchange Options"), each such Exchange Option will be deemed to be surrendered to Tribute in exchange for such number of Tribute Common Shares as is equal to the quotient obtained when the Tribute Option Differential applicable to such Exchange Option is divided by the Tribute Market Value.  If a Tribute Optionholder does not deliver a duly completed and executed Optionholder Election Form in accordance with the provisions of the Plan of Arrangement or fails to make an election in respect of any Tribute Options held by such Tribute Optionholder, such Tribute Options not subject to an election shall be deemed to be (A) Exchange Options in the event the Tribute Option Differential applicable to such options is greater than zero; or (B) surrendered to Tribute in exchange for a cash payment of C$0.0001 from Tribute per applicable Tribute Option in the event the Tribute Option Differential applicable to such option is zero or less than zero.

If a Continuing Optionholder provides to Parent and Tribute, on or before the date which is three Business Days prior to the Arrangement Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Continuing Optionholder are subject to a rollover election ("Rollover Options"), all such Rollover Options will be assumed by Parent and, for no consideration received by Parent, will be converted into Parent Options entitling the holder to purchase that number of Parent Shares as is equal to the number of Tribute Shares issuable pursuant to the Rollover Options so converted multiplied by the Arrangement Exchange Ratio; the exercise price for each Parent Share issuable pursuant to such Parent Option will be equal to the exercise price of the Rollover Option so cancelled multiplied by the quotient obtained by dividing one (1) by the Arrangement Exchange Ratio; and the expiry date of each such Parent Option will be the same as for each corresponding Rollover Option so converted

Q:	What will happen to the Tribute Warrants?

A:
After the Arrangement Effective Time, on the due and proper exercise of the Tribute Warrants by a Tribute Warrantholder, such Tribute Warrants will entitle such Tribute Warrantholder to purchase Parent Shares for no additional consideration beyond that set out in the Tribute Indenture or the certificates evidencing such Tribute Warrant, as the case may be, subject to the application of the Arrangement Exchange Ratio, all of which is in accordance with the provisions of the Tribute Warrant Indenture and the certificates evidencing such Tribute Warrant, as the case may be.

Q:	What will happen to the Tribute Compensation Options?

A:
After the Arrangement Effective Time, on the due and proper exercise of the Tribute Compensation Options by a Tribute Compensation Optionholder, such Tribute Compensation Options will entitle such Tribute Compensation Optionholder to purchase Parent Shares and Indenture Warrants for no additional consideration beyond that set out in the certificate evidencing such Tribute Compensation Options, subject to the application of the Arrangement Exchange Ratio to the number of Parent Shares such holder is entitled, all of which is in accordance with the provisions of the certificates evidencing such Tribute Compensation Options.

Q:	What happens if I send in my Tribute Common Share certificates and the Arrangement Resolution is not approved or the Arrangement is not completed?

A:	If the Arrangement Resolution is not approved or if the Arrangement is not otherwise completed, your Tribute Common Share certificates will promptly be returned to you by the Arrangement Depositary.

Q:	Will transfers of Parent Shares be subject to Irish stamp duty?

A:
Transfers of Parent Shares may, depending on the manner in which Parent Shares are held, be subject to Irish stamp duty.  Transfers of Parent Shares effected by means of the transfer of book-entry interests in CDS or DTC will not be subject to Irish stamp duty.

If you hold your Parent Shares directly (i.e. you are the registered Parent Shareholder), any transfer of your Parent Shares will, subject to the availability of any exemptions and reliefs, be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired).  Payment of Irish stamp duty is generally a legal obligation of the transferee.  The imposition of Irish stamp duty could adversely affect the price of your Parent Shares.

Due to the potential Irish stamp duty charge on transfers of Parent Shares, it is strongly recommended that those registered Tribute Shareholders who do not hold their Tribute Common Shares through CDS or DTC (or through an intermediary who in turn holds such shares through CDS or DTC) and who are permitted under applicable securities laws, should arrange for the transfer of their Tribute Common Shares into CDS or DTC as soon as possible and before the Transaction is completed so that such holders will receive their portion of the Arrangement consideration through CDS or DTC, as applicable.

Q:	How can I find out the results of the voting at the Meeting?

A:
Tribute expects to make a public announcement of the preliminary voting results as soon as practicable following the Tribute Meeting.  Final results will be published on SEDAR shortly after the Meeting.

SUMMARY OF CIRCULAR

The following is a summary of certain information contained elsewhere in, or incorporated by reference into, this Circular, including the Appendices hereto.  Certain capitalized terms used in this summary are defined in the Glossary of Defined Terms or elsewhere in this Circular.  This summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Circular.

The Tribute Meeting

The Tribute Meeting will be held at 10:00 a.m. (Toronto time) on December 9, 2015 at the offices of Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, Ontario for the purposes set forth in the Notice of Meeting.  At the Tribute Meeting, Tribute Shareholders will be asked to consider and, if thought advisable, pass, with or without variation, the Arrangement Resolution to approve the Arrangement under Section 182 of the OBCA.

Tribute has fixed November 9, 2015 as the record date for determining those Tribute Shareholders entitled to receive notice of and to vote at the Tribute Meeting.

Tribute Shareholder Approval

The Tribute Board recommends that Tribute Shareholders vote their Tribute Common Shares FOR the Arrangement Resolution.  To be effective, the Arrangement Resolution must be approved, with or without variation, by the affirmative vote of at least two-thirds of the votes cast on the Arrangement Resolution, in person or by proxy, by Tribute Shareholders.  In addition, the Arrangement Resolution must be approved by the affirmative vote of the majority of votes cast by Minority Shareholders, in person or by proxy.

The Tribute Board recommends that Tribute Shareholders vote their Tribute Common Shares FOR the Distributable Reserves Resolution.  To be effective, the Distributable Reserves Resolution must be approved, with or without variation, by the affirmative vote of a majority of the votes cast on the Distributable Reserves Resolution, in person or by proxy, by Tribute Shareholders.

The Arrangement Resolution must be passed, but not the Distributable Reserves Resolution, in order for Tribute to seek the Final Order and implement the Arrangement on the Arrangement Effective Date in accordance with the Final Order.

See "The Transaction — Tribute Shareholder Approval."

Effects of the Arrangement

If the Arrangement Resolution is passed and all of the other conditions to closing of the Transaction are satisfied or waived, Can Merger Sub will acquire all of the outstanding Tribute Common Shares from Tribute Shareholders in exchange for Parent Shares.  Upon completion of the Arrangement, Tribute will become an indirect wholly-owned subsidiary of Parent.

See "The Transaction — Description of the Arrangement."

Description of the Arrangement

If the Arrangement is approved by the Tribute Shareholders and all of the conditions precedent to the completion of the Transaction are satisfied or waived, the Arrangement will become effective at the Arrangement Effective Time (which is expected to be at 12:01 a.m. (Toronto time) on the Arrangement Effective Date).  At the Arrangement Effective Time, the following shall be deemed to occur in the following order:

Vesting of Tribute Options

(a)
each Tribute Option outstanding immediately prior to the Arrangement Effective Time, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be fully vested;

Tribute Dissenting Shareholders

(b)
the Tribute Common Shares held by Tribute Dissenting Shareholders shall be deemed to have been transferred to Can Merger Sub (free of any claims) and cancelled and as at the Arrangement Effective Time each such Tribute Dissenting Shareholder shall cease to have any rights as a Tribute Common Shareholder other than the right to be paid the fair value of their Tribute Common Shares in accordance with Article 5 of the Plan of Arrangement;

Exchange of Tribute Options (No Rollover Election)
(c)
if a Tribute Optionholder provides to Tribute, on or before the date which is three (3) Business Days prior to the Arrangement Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Tribute Optionholder are subject to an exchange election ("Exchange Options"), each such Exchange Option will be deemed to be surrendered to Tribute in exchange for such number of Tribute Common Shares as is equal to the quotient obtained when the Tribute Option Differential applicable to such Exchange Option is divided by the Tribute Market Value;

(d)
if a Tribute Optionholder does not deliver a duly completed and executed Optionholder Election Form in accordance with subparagraph (c) or (h) or fails to make an election in respect of any Tribute Options held by such Tribute Optionholder, such Tribute Options not subject to an election shall be deemed to be (A) Exchange Options in the event the Tribute Option Differential applicable to such options is greater than zero; or (B) surrendered to Tribute in exchange for a cash payment of C$0.0001 from Tribute per applicable Tribute Option in the event the Tribute Option Differential applicable to such option is zero or less than zero.

Exercise of Tribute Warrants

(e)
after the Arrangement Effective Time, on the due and proper exercise of the Tribute Warrants by a Tribute Warrantholder, such Tribute Warrants will entitle such Tribute Warrantholder to purchase Parent Shares for no additional consideration beyond that set out in the Tribute Indenture or the certificates evidencing such Tribute Warrant, as the case may be, subject to the application of the Arrangement Exchange Ratio, all of which is in accordance with the provisions of the Tribute Warrant Indenture and the certificates evidencing such Tribute Warrant, as the case may be;

Exercise of Tribute Compensation Options

(f)
after the Arrangement Effective Time, on the due and proper exercise of the Tribute Compensation Options by a Tribute Compensation Optionholder, such Tribute Compensation Options will entitle such Tribute Compensation Optionholder to purchase Parent Shares and Indenture Warrants for no additional consideration beyond that set out in the certificate evidencing such Tribute Compensation Options, subject to the application of the Arrangement Exchange Ratio to the number of Parent Shares such holder is entitled, all of which is in accordance with the provisions of the certificates evidencing such Tribute Compensation Options;

Exchange of Tribute Common Shares by Tribute Common Shareholders

(g)
the Tribute Common Shares held by Tribute Common Shareholders (other than those previously held by Tribute Dissenting Shareholders but including those received in accordance with subparagraphs (c) or (d) shall be sold, assigned and transferred to Can Merger Sub (free and clear of all liens, claims and encumbrances) in exchange for such number of Parent Shares (delivered directly by Parent or caused to be delivered directly by the Arrangement Depositary on behalf of Parent) as is equal to the number of Tribute Common Shares so exchanged, multiplied by the Arrangement Exchange Ratio;

Conversion of Tribute Options by Continuing Optionholders pursuant to Rollover Elections

(h)
if a Continuing Optionholder provides to Parent and Tribute, on or before the date which is three (3) Business Days prior to the Arrangement Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Continuing Optionholder are subject to a rollover election ("Rollover Options"), all such Rollover Options will be assumed by Parent and, for no consideration received by Parent, will be converted into Parent Options entitling the holder to purchase that number of Parent Shares as is equal to the number of Tribute Shares issuable pursuant to the Rollover Options so converted multiplied by the Arrangement Exchange Ratio; the exercise price for each Parent Share issuable pursuant to such Parent Option will be equal to the exercise price of the Rollover Option so cancelled multiplied by the quotient obtained by dividing one (1) by the Arrangement Exchange Ratio; and the expiry date of each such Parent Option will be the same as for each corresponding Rollover Option so converted.

See "The Transaction — Description of the Arrangement".

Tribute

Tribute is a corporation formed under the laws of the Province of Ontario. Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution), Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the U.S. rights to Fibricor® and its related authorized generic. In addition, it has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval. In addition to the foregoing, pursuant to Tribute's recently completed MFI Acquisition, Tribute's product portfolio in Canada has been further diversified through the addition of 13 marketed products (Durela®, Proferrin®, Iberogast®, Moviprep®, Normacol®, Resultz®, Pegalax®, Balanse®, Balanse® Kids, Balanse® Diaflor™, Mutaflor®, Purfem®, and Onypen®), one product recently approved by Health Canada but not launched (ibsum®) and two pipeline products (Octasa® and BedBugz™), both of which are pending submission to Health Canada).

Tribute common shares are currently traded on the TSXV under the symbol "TRX" and on the OTCQX under the symbol "TBUFF."

Pozen

Pozen is a Delaware corporation. Pozen is a specialty pharmaceutical company that to date has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, Pozen has successfully developed and obtained FDA approval of two self-invented products. Funded by milestones/royalty streams, Pozen has created a portfolio of cost-effective, evidence-based integrated aspirin therapies. Since its founding in 1996, Pozen has had a long, successful history of creating novel pharmacologic agents by combining existing drug therapies that result in superior patient outcomes. This approach allows for a potentially higher success rate than NCE (new chemical entity) development. Pozen's lead product candidate PA32540 (Yosprala) is a component of Pozen's pipeline of cost-effective, integrated therapies that are designed to enable the full power of aspirin by reducing its GI damage—with the potential to benefit the millions of Americans who use aspirin for cardiovascular disease prevention.

Pozen Common Stock is currently listed on NASDAQ under the symbol "POZN."

See Appendix C — "Information Relating to Pozen".

Parent

Parent is a private limited company formed on May 12, 2015 under the laws of Ireland. To date, Parent has not conducted any material activities other than those incidental to its formation, the execution of the Transaction Agreement and the taking of certain steps in connection thereto.

It is expected that Parent Shares will be listed on NASDAQ under the symbol "ARLZ" and Parent has applied to have the Parent Shares listed on the TSX under the symbol "ARZ."

See Appendix C — "Information Relating to Pozen".

Bloom Burton Fairness Opinion

Bloom Burton was formally engaged by the Tribute Board on June 2, 2015 as its financial advisor to advise and assist Tribute in connection with Tribute's consideration of Pozen's offer, including, if requested, providing opinions as to the fairness, from a financial point of view, of the consideration to be received in respect of any transaction that emerged from such offer.

Bloom Burton delivered its opinion orally to the Tribute Board on June 7, 2015. Bloom Burton subsequently confirmed its opinion by delivery of a written opinion to the Tribute Board dated June 7, 2015, a copy of which is attached to this Circular as Appendix H.  Based upon and subject to the assumptions made and the matters considered in the Bloom Burton Fairness Opinion, Bloom Burton is of the opinion that the Arrangement is fair, from a financial point of view, to Tribute Shareholders.

The Bloom Burton Fairness Opinion does not constitute a recommendation to Tribute Shareholders with respect to the Arrangement Resolution.

See "The Transaction — Bloom Burton Fairness Opinion".

Recommendation of the Tribute Board

The Tribute Board believes that the Arrangement is fair to and in the best interests of Tribute and Tribute Shareholders.  Accordingly, Tribute has entered into the Transaction Agreement and the Tribute Board unanimously recommends that Tribute Shareholders vote their Tribute Common Shares FOR the Arrangement Resolution.

Reasons for the Recommendation of the Tribute Board

The Tribute Board believes that the Transaction will provide Tribute and the Tribute Shareholders with a number of significant strategic and financial benefits.  In arriving at this determination, the Tribute Board considered a number of positive factors, including:

information and discussions regarding the benefits of the size and scale of Parent after giving effect to the combination of Pozen and Tribute and the expected pro forma effect of the proposed Transaction;

●	the combined company will be a more diversified provider of specialty healthcare products with a focus on cardiovascular and pain indications;

●	that the Arrangement consideration, payable in Parent Shares, is expected to be traded on NASDAQ and an application has been made to list the Parent Shares on the TSX;

●
that the Parent Shares offer Tribute Shareholders the opportunity to participate in the future earnings and growth of Parent, which will include the Pozen and Tribute revenue streams and the potential commercialization of Pozen's and Tribute's product candidates of the combined Parent entity;

●
the Tribute Board's belief that the Transaction would result in synergies, and the fact that Tribute Shareholders that receive Parent Shares as part of the Arrangement consideration would participate in the benefits of these expected synergies;

●	the potential near-term acquisitions by Parent as a result of the new Parent Equity Financing and Debt Financing;

●
information and discussions with Tribute's management regarding Parent's business and results of operations, and its financial and market position, and Tribute's management's expectations concerning Parent's future prospects, and historical and current share trading prices and volumes of Pozen Common Stock;

●
the current and expected future landscape of the pharmaceutical industry, and, in light of the regulatory, financial and competitive challenges facing industry participants, the likelihood that Parent, pro forma for the combination of Pozen and Tribute, would be better positioned to meet these challenges if the expected strategic and financial benefits of the transaction were fully realized;

●	as a larger company, Parent will have greater ability to raise capital with rates and terms more advantageous to Parent and its shareholders; and

●	having a tax efficient domicile will allow Parent to be more competitive and facilitate its goal to grow the combined business through product acquisition and merger and acquisition transactions.

Other Considerations

In the course of reaching its decision to approve the Transaction Agreement, the Tribute Board considered the following additional factors as generally supporting its decision:

●	the likelihood that the Transaction will be consummated, based on, among other things, the limited closing conditions to the Transaction;

●	the terms and conditions of the Transaction Agreement and the course of negotiations of such agreement, including, among other things:

o
the ability of Tribute, subject to certain conditions, to provide information to, and to engage in discussions or negotiations with, a third party that makes an unsolicited acquisition proposal, and the Tribute Board's ability to change its recommendation and terminate the Transaction Agreement (subject to certain rights of Parent included in the Transaction Agreement and the payment of a termination fee), if the Tribute Board determines, in good faith, after consultation with its outside legal and financial advisors, that the proposal is a Tribute Superior Proposal under the terms of the Transaction Agreement and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Tribute under applicable laws;

o
the Tribute Board's belief that the termination fee payable to Pozen upon termination of the Transaction Agreement under specified circumstances is reasonable, customary and not likely to significantly deter another party from making a Tribute Superior Proposal;

●	the recommendation of Tribute's management in support of the Transaction and the unanimous support of the Transaction by Tribute's independent directors;

●	the fact that the Transaction is subject to the approval of the Transaction Agreement by the Pozen Stockholders and the approval of the Arrangement Resolution by the Tribute Shareholders;

●	that Pozen must pay a termination fee of up to US$3.5 million if the Transaction Agreement is terminated under certain circumstances specified therein;

●
the financial analyses reviewed and discussed with the Tribute Board by representatives of Bloom Burton, as well as the oral opinion of Bloom Burton rendered to the Tribute Board on June 7, 2015 (which was subsequently confirmed in writing by delivery of a written opinion addressed to the Tribute Board dated June 7, 2015) that, subject to the assumptions, limitations, qualifications and conditions contained in the written opinion, the Arrangement was fair, from a financial point of view, to the holders of Tribute Common Shares.  See section entitled "- Bloom Burton Fairness Opinion";

●	the current and prospective economic condition of Tribute;

●	the financial statements of Pozen and Tribute;

●
the required regulatory consents and the views of Tribute's advisors that the Transaction will be approved by the requisite authorities without the imposition of conditions sufficiently material to preclude the Transaction; and

●
the scope and results of Tribute's due diligence investigation of Pozen, which included reviews of organizational, operational, financial, commercial, regulatory, legal and other matters related to Pozen's business and potential financial, operational and other impacts of the Transaction on Tribute.

Uncertainties, Risks and Potentially Negative Factors

In the course of its deliberations, the Tribute Board also considered a number of uncertainties, risks and other potentially negative factors relevant to the Transaction, including the following:

●
the fixed exchange ratio will not adjust to compensate for changes in the price of Tribute Common Shares or Pozen Common Stock prior to the completion of the Transaction, and the terms of the Transaction Agreement do not include termination rights triggered by a decrease in the value of Pozen relative to the value of Tribute, although the Transaction Agreement does permit the Tribute Board to change its recommendation of the Arrangement upon the occurrence of specified intervening events, as more fully described in the Transaction Agreement (see the section entitled "The Transaction Agreement — Tribute Change of Recommendation");

●
the risk arising from provisions relating to the potential payment of a US$3.5 million termination fee by Tribute under certain circumstances specified in the Transaction Agreement.  See section entitled "The Transaction Agreement – Termination; Termination Fees; Effect of Termination";

●
the fact that, subject to certain customary limited exceptions, Tribute is prohibited from soliciting, participating in any discussions or negotiations with respect to, providing any information to any third party regarding or entering into any agreement providing for the acquisition of Tribute;

●	the fact that, as a result of the Arrangement, certain Tribute Shareholders will be required to recognize a gain on the receipt of Parent Shares for US and Canadian income tax purposes;

●
the restrictions on the conduct of Tribute's business prior to the completion of the Transaction, which could delay or prevent Tribute from undertaking any potential business opportunities that may arise pending completion of the Transaction;

●
the adverse impact that business uncertainty pending the completion of the Transaction could have on Pozen's and Tribute's ability to attract, retain and motivate key personnel until the completion of the Transaction;

●	the fact that Tribute has incurred and will continue to incur significant transaction costs and expenses in connection with the Transaction, regardless of whether the Transaction is consummated;

●	the risk that the forecasted results in the unaudited prospective financial information of Pozen, Tribute and Parent will not be achieved;

●
the risk that the Transaction may not be completed, despite the parties' efforts, or that completion may be unduly delayed and the potential resulting disruptions to Tribute's business and relationships;

●
the possibility that the anticipated cost savings and synergies and other benefits sought to be obtained from the Transaction might not be achieved in the time frame contemplated or at all, or the other numerous risks and uncertainties that could adversely affect the combined company's operating results;

●	the risks associated with satisfying certain conditions relating to regulatory clearances and the absence of adverse changes in laws, and the possibility of delay;

●	the failure of Pozen Stockholders to approve the Transaction Agreement;

●	the failure of Tribute Shareholders to approve the Arrangement Resolution;

●
the proposed debt obligations of Parent, which may result in increased interest payments and could limit access to credit markets or make such access more expensive and reduce operational and strategic flexibility;

●	the dilution resulting from Parent's private placement of Parent Shares, as well as the potential further dilution from exchange of Parent's Exchange Notes;

●	the risks of the type and nature described under the sections entitled "Risk Factors" and "Forward-Looking Statements"; and

●
certain of Tribute's directors and executive officers may receive certain benefits that are different from, and in addition to, those of Tribute's Shareholders, as discussed further under the section entitled "Interests of Certain Persons in the Transaction".

See "The Transaction — Reasons for the Recommendation of the Tribute Board".

Letter of Transmittal

A Letter of Transmittal is being mailed, together with this Circular, to each person who was a registered holder of Tribute Common Shares on the Record Date. Each registered Tribute Shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying Tribute Common Share certificates, in order to receive the consideration to which such Tribute Shareholder is entitled under the Arrangement.  It is recommended that Tribute Shareholders complete, sign and return their Letter of Transmittal with accompanying Tribute Common Share certificates to the Arrangement Depositary as soon as possible.

See "The Transaction — Letter of Transmittal"

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Tribute Board with respect to the Arrangement, Tribute Shareholders should be aware that certain members of the Tribute Board and of Tribute's management have interests in connection with the transactions contemplated in the Transaction Agreement (such as considerations relating to employment agreements and directors' and officer liability insurance and indemnities) that may create actual or potential conflicts of interest in connection with such transactions. The Board is aware of these interests and considered them along with the other matters described above in "The Transaction — Recommendation of the Tribute Board".

See "The Transaction — Interests of Certain Persons in the Arrangement".

The Transaction Agreement

The Transaction Agreement provides for the Arrangement, the Merger and matters related thereto.  Under the Transaction Agreement, Tribute has agreed to, among other things, call the Tribute Meeting to seek approval of Tribute Shareholders for the Arrangement Resolution and the Distributable Reserves Resolution and, if the Arrangement Resolution is approved, apply to the Court for the Final Order.  See "The Transaction Agreement."

Unaudited Pro Forma Consolidated Financial Statements of Parent

The unaudited pro forma consolidated financial statements of Parent after giving effect to the Transaction are set forth in Appendix C to this Circular.

Court Approval and Completion of the Arrangement

The Arrangement requires approval by the Court.  Prior to the mailing of this Circular, Tribute obtained the Interim Order providing for the calling and holding of the Tribute Meeting and other procedural matters.  A copy of the Interim Order is attached hereto as Appendix F. A copy of the Notice of Application applying for the Final Order is attached hereto as Appendix G.

Subject to the approval of the Arrangement Resolution by Tribute Shareholders at the Tribute Meeting, the hearing in respect of the Final Order is expected to take place on or about December 15, 2015 in the Court at 330 University Avenue, Toronto, Ontario, or as soon thereafter as is reasonably practicable.  Any Tribute Shareholder, Tribute Optionholder or Tribute Warrantholder who wishes to appear or be represented and to present evidence or arguments must serve and file a notice of appearance as set out in the Notice of Application for the Final Order and satisfy any other requirements of the Court.  The Court will consider, among other things, the fairness and reasonableness of the Arrangement and the rights of every person affected.  The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

The Parent Shares and the Parent Options to be issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and will be issued in reliance upon the Section 3(a)(10) Exemption and exemptions from registration or qualification under any applicable securities laws of any state of the United States.  The Court has been advised that if the terms and conditions of the Arrangement are approved by the Court, the Final Order will be relied upon to constitute the basis for the Section 3(a)(10) Exemption under the U.S. Securities Act.  Accordingly, the Final Order of the Court will, if granted, constitute the basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the issuance of the Parent Shares by Parent to the Tribute Shareholders and the Parent Options by Parent to the Tribute Optionholders in connection with the Arrangement.

Assuming the Final Order is granted and the other conditions to closing contained in the Transaction Agreement are satisfied or waived (including receipt of the necessary Pozen Stockholder approvals), it is currently anticipated that Articles of Arrangement for Tribute will be filed with the Director under the OBCA to give effect to the Arrangement in the fourth quarter of 2015.

See "The Transaction — Court Approval and Completion of the Arrangement".

 Securities Laws Considerations

Canadian Securities Laws

The Parent Shares to be issued to Tribute Shareholders pursuant to the Arrangement will be issued pursuant to an exemption from the prospectus and registration requirements of applicable securities laws of the provinces and territories of Canada under Section 2.11 of NI 45-106 and will generally not be subject to any resale restrictions under such securities Laws; provided that (i) the issuer of such shares is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (pursuant to Section 2.9 of NI 45-102, upon completion of the Arrangement, Parent will be deemed to have been a reporting issuer from the time that Tribute became a reporting issuer); (ii) the trade is not a control distribution; (iii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation. Tribute Shareholders should consult their own financial and legal advisors with respect to any restrictions on the resale of Parent Shares received on completion of the Arrangement.

Upon completion of the Arrangement, Parent anticipates it will become a reporting issuer in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland by virtue of the completion of the Arrangement with Tribute.

See "Regulatory Matters – Canadian Securities Law Matters."

 U.S. Securities Laws

The Parent Shares and the Parent Options to be issued in connection with the Arrangement have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and such securities are being issued in reliance upon the Section 3(a)(10) Exemption and exemptions from registration or qualification under any applicable securities laws of any state of the United States.  Except with respect to resales of Parent Shares issued to Tribute Shareholders in connection with the Arrangement who are "affiliates" (as such term is defined under U.S. Securities Act) of Parent, after the Arrangement Effective Date, or were affiliates within the 90 days immediately before the Arrangement Effective Date, the securities to be issued pursuant to the Arrangement will not be subject to resale restrictions under the U.S. Securities Act.  Parent securityholders should consult their own legal advisors concerning the applicable United States federal, state and local securities law consequences of the Arrangement.  For a general discussion of applicable United States securities laws to the Arrangement, see "Regulatory Matters — United States Securities Law Matters."

Fractional Shares

No fractional Parent Shares will be issued in exchange for Tribute Common Shares.  In lieu of any fractional shares: (a) each holder of Tribute Common Shares otherwise entitled to a fractional interests in a Parent Share will receive the nearest whole number of Parent Shares (with fractions equal to exactly 0.5 being rounded up); and (b) each holder of Tribute Options otherwise entitled to a fractional interest in a Tribute Common Share will receive the nearest whole number of Tribute Common Shares (with fractions equal to exactly 0.5 being rounded up).

See "The Transaction — Exchange Procedure".

Dissent Rights

The Interim Order expressly provides registered holders of Tribute Common Shares with the right to dissent with respect to the Arrangement.  As a result, any Tribute Dissenting Shareholder is entitled to be paid the fair value (determined as of the Arrangement Effective Time) of all, but not less than all, of the shares of the same class beneficially held by it in accordance with Section 185 of the OBCA, if the Tribute Shareholder dissents with respect to the Arrangement and the Arrangement becomes effective.

Section 185 of the OBCA provides that a shareholder may only make a claim under that section with respect to all of the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name.  One consequence of this provision is that a registered Tribute Shareholder may only exercise the Dissent Rights under Section 185 of the OBCA (as modified by the Plan of Arrangement and the Interim Order) in respect of Tribute Common Shares that are registered in that Tribute Shareholder's name.

A vote against the Arrangement Resolution or a withholding of votes does not constitute a written objection.

The Interim Order and the OBCA require strict adherence to the procedures established therein and failure to adhere strictly to such procedures may result in the loss of all rights of dissent with respect to the Arrangement Resolution.  Accordingly, each Tribute Shareholder who desires to exercise rights of dissent should carefully consider and comply with the provisions of Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, and consult its legal advisors.

Notwithstanding subsection 185(6) of the OBCA (pursuant to which a written objection may be provided at or prior to the Tribute Meeting), a Tribute Dissenting Shareholder who seeks payment of the fair value of its Tribute Common Shares is required to deliver a written objection to the Arrangement Resolution to Tribute by 4:30 p.m. (Toronto time) on the second Business Day preceding the Tribute Meeting (or, if the Tribute Meeting is postponed or adjourned, the second Business Day preceding the date of the reconvened or postponed Meeting). Tribute's address for such purpose is c/o Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, ON  M5K 1G8, Facsimile:  416.941.8852, Attention:  Eric R. Roblin.

A Tribute Dissenting Shareholder who fails to send to Tribute, within the appropriate time frame, a dissent notice, demand for payment and certificates representing the Tribute Common Shares in respect of which the Tribute Shareholder dissents forfeits the right to make a claim under Section 185 of the OBCA as modified by the Plan of Arrangement and the Interim Order.  The transfer agent of Tribute will endorse on the share certificates received from a Tribute Dissenting Shareholder a notice that the holder is a Tribute Dissenting Shareholder and will forthwith return the certificates to the Tribute Dissenting Shareholder.

Failure to comply strictly with the dissent procedures described in the Circular may result in the loss of any right of dissent.  Beneficial owners of Tribute Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only registered owners of Tribute Common Shares are entitled to dissent.

See "Right of Tribute Dissenting Shareholders".

De-listing of Tribute Common Shares

If the Transaction is completed, the Tribute Common Shares will be de-listed from the TSXV and the OTCQX, Tribute will apply to cease to be a reporting issuer (or the equivalent) in all jurisdictions in Canada in which it is a reporting issuer (or the equivalent) and thus will terminate its reporting obligations in Canada.  The Tribute Common Shares will be also be deregistered under the U.S. Exchange Act.

See "Effect of the Arrangement on Markets and Listings".

Certain Canadian Federal Income Tax Considerations

Tribute Shareholders that are residents of Canada for purposes of the ITA will realize a taxable disposition of their Tribute Common Shares under the Arrangement.

Tribute Shareholders that are not residents of Canada for purposes of the ITA, and do not hold their Tribute Common Shares as "taxable Canadian property" will not be subject to tax under the ITA on the disposition of their Tribute Common Shares under the Arrangement.

This Circular contains a summary of the principal Canadian federal income tax considerations applicable to Tribute Shareholders that participate in the Arrangement and the above comments are qualified in their entirety by reference to such summary. See "Certain Canadian Federal Income Tax Considerations".

Certain United States Federal Income Tax Considerations

The Arrangement is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.  Accordingly, the exchange of Tribute Common Shares for Parent Shares pursuant to the Arrangement generally will not be a taxable transaction to U.S. holders of Tribute Common Shares for U.S. federal income tax purposes, provided such U.S. holders did not hold the exchanged Tribute Common Shares during any period that the Company was treated as a passive foreign investment company. Additionally, there are special requirements applicable to five percent shareholders of Tribute. See "Certain United States Federal Income Tax Considerations" for a general summary of certain United States federal income tax considerations relevant to Tribute Shareholders.

Risk Factors

There are a number of risk factors relating to the Arrangement, the business of Pozen, the proposed business of Parent and the Parent Shares all of which should be carefully considered by Tribute Shareholders.

See "Risk Factors Relating to the Arrangement", "Risk Factors" in Tribute's 10-K for the year ended December 31, 2014 incorporated herein by reference and Appendix C — "Information Relating to Pozen — Risk Factors".

THE TRANSACTION

Parties to the Transaction

Tribute Pharmaceuticals Canada Inc.

151 Steeles Avenue East
Milton, Ontario, Canada L9T 1Y
(905) 876-3166

Tribute is a corporation formed under the laws of the Province of Ontario. Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution), Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the U.S. rights to Fibricor® and its related authorized generic. In addition, it has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval. In addition to the foregoing, pursuant to Tribute's recently completed MFI Acquisition, Tribute's product portfolio in Canada has been further diversified through the addition of 13 marketed products (Durela®, Proferrin®, Iberogast®, Moviprep®, Normacol®,  Resultz®, Pegalax®, Balanse®, Balanse® Kids, Balanse® Diaflor™, Mutaflor®, Purfem®, and Onypen®), one product recently approved by Health Canada but not launched (ibsum®) and two pipeline products (Octasa® and BedBugz™), both of which are pending submission to Health Canada).

Tribute Common Shares are currently traded on the TSXV under the symbol "TRX" and on the OTCQX under the symbol "TBUFF."

Aralez Pharmaceuticals Limited, formerly Aguono Limited

56 Fitzwilliam Square
Dublin 2, Ireland
(+353 1 905-3581)

Parent is a private limited company formed on May 12, 2015 under the laws of Ireland. To date, Parent has not conducted any material activities other than those incident to its formation, the execution of the Transaction Agreement and the taking of certain steps in connection thereto.

It is expected that Parent Shares will be listed on NASDAQ under the symbol "ARLZ" and an application has been made to list the Parent Shares on the TSX under the symbol "ARZ".  It is also expected that after the Closing, Parent's financial statements will be filed with the SEC, applicable Canadian regulatory authorities, and be audited by Ernst & Young LLP, a U.S. PCAOB registered firm.

Aralez Pharmaceuticals Holdings Limited, formerly Trafwell Limited

56 Fitzwilliam Square
Dublin 2, Ireland
(+353 1 905-3581)

Ltd2 is a private limited company formed on May 12, 2015 under the laws of Ireland. To date, Ltd2 has not conducted any activities other than those incident to its formation, the execution of the Transaction Agreement and the taking of certain steps in connection thereto.

ARLZ US Acquisition II Corp., replacing ARLZ US Acquisition Corp. pursuant to the amendment to the Transaction Agreement

c/o POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517
(919) 913-1030

US Merger Sub is a Delaware corporation initially formed a sister company to Parent and as at the Closing Date will be an indirect subsidiary of Parent, incorporated on August 13, 2015.  On August 19, 2015, the parties to the Transaction Agreement entered into an amending agreement whereby it was agreed that US Merger Sub would replace ARLZ US Acquisition Corp. in order to optimize the corporate structure of Parent in the future.  To date, US Merger Sub has not conducted any activities other than those incident to its formation, the execution of the amending agreement to the Transaction Agreement and the taking of certain steps in connection thereto.

ARLZ CA Acquisition Corp.

c/o POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina 27517
(919) 913-1030

Can Merger Sub is a corporation formed under the laws of the Province of Ontario on June 5, 2015 and a wholly-owned indirect subsidiary of Parent. To date, Can Merger Sub has not conducted any activities other than those incident to its formation, the execution of the Transaction Agreement and the taking of certain steps in connection thereto.

POZEN Inc.

1414 Raleigh Rd, Suite 400
Chapel Hill, North Carolina 27517
(919) 913-1030

Pozen is a Delaware corporation. Pozen is a specialty pharmaceutical company that to date has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, Pozen has successfully developed and obtained FDA approval of two self-invented products. Funded by milestones/royalty streams, Pozen has created a portfolio of cost-effective, evidence-based integrated aspirin therapies. Since its founding in 1996, Pozen has had a long, successful history of creating novel pharmacologic agents by combining existing drug therapies that result in superior patient outcomes. This approach allows for a potentially higher success rate than NCE (new chemical entity) development. Pozen's lead product candidate PA32540 (Yosprala) is a component of Pozen's pipeline of cost-effective, integrated therapies that are designed to enable the full power of aspirin by reducing its GI damage—with the potential to benefit the millions of Americans who use aspirin for cardiovascular disease prevention.

Pozen Common Stock is currently listed on NASDAQ under the symbol "POZN."

Arrangement and Merger

The terms and conditions of the Merger and the Arrangement (collectively, the "Transaction") are contained in the Transaction Agreement.  We encourage you to read the Transaction Agreement carefully and in its entirety, as it is the legal document that governs the Transaction.  A copy of the Transaction Agreement is attached as Schedule 2.1 to Tribute's material change report filed on Form 8-K filed on SEDAR on June 22, 2015, and which can be accessed online at www.sedar.com and from the SEC's website at www.sec.gov.

As depicted below, upon completion of the Transaction, the parties will be structured into a holding company structure with Parent being the holding company and each of Pozen and Tribute being an indirect wholly-owned subsidiary of Parent.  To effect this structure, Pozen caused Parent to be incorporated, Ltd2 to be incorporated as a direct, wholly-owned subsidiary of Parent, and each of US Merger Sub and Can Merger Sub to be incorporated as sister corporations and subsequently transferred to become direct, wholly-owned subsidiaries of Ltd2.  Each of Ltd2, US Merger Sub and Can Merger Sub has a nominal amount of stock outstanding, has no assets (other than nominal amounts of cash and cash equivalents representing its initial capitalization) and conducts no business, except in furtherance of the Transaction contemplated in the Transaction Agreement.

Under the terms of the Transaction Agreement, US Merger Sub will merge with and into Pozen (the "Merger"), with Pozen as the surviving corporation in the Merger.  As a result of the Merger, Pozen will become an indirect wholly-owned subsidiary of Parent.  Following the Merger, Pozen Common Stock will be delisted from the NASDAQ and deregistered under the U.S. Exchange Act and cease to be publicly traded.  The acquisition of Pozen will be effected under Delaware law.

In accordance with the Transaction Agreement, Can Merger Sub will offer to acquire and will acquire all of the outstanding Tribute Common Shares in the manner contemplated by the Arrangement.  Upon completion of the Arrangement, Tribute will also become an indirect wholly-owned subsidiary of Parent and the Tribute Common Shares will be delisted from the TSXV and the OTCQX and deregistered under the U.S. Exchange Act.  Tribute will also apply to cease to be a reporting issuer (or the equivalent) in all jurisdictions in Canada in which it is a reporting issuer (or the equivalent) and thus will terminate its reporting obligations in Canada.

Public Shareholders
Aralez Pharmaceuticals plc (Ireland)
Aralez Pharmaceuticals Holdings Limited (Ireland)
POZEN Inc. (US)
Aralez Luxembourg Finance S.à r.l. (Luxembourg)
Aralez Ireland Finance DAC (Ireland)(1)
ARLZ CA Acquisition Corp. (Canada)
Aralez Ireland Trading DAC (Ireland)(2)
Aralez Pharmaceuticals US Inc. (US)
Tribute Pharmaceuticals Canada Inc. (Canada)
Tribute Pharmaceuticals International Inc. (Barbados)
Medical Futures Inc. (Canada)
Tribute Pharmaceuticals US Inc. (US)

(1) Formerly Stamridge Limited.

(2) Formerly Pozen Limited.

Background to the Arrangement

The following is a summary of the principal events leading up to the proposal from Pozen, the finalization of the Transaction Agreement and the meetings, discussions and other actions between the parties that preceded the public announcement of the Arrangement and the calling of the Meeting.

In mid-November 2014, Rob Harris, President and Chief Executive Officer of Tribute, was advised by Bloom Burton of a possible transaction with QLT Inc. ("QLT"), a corporation existing under the laws of the Province of British Columbia pursuant to which QLT would make a significant investment in Tribute.  Between late November 2014 and February 2015, Tribute reviewed and considered certain non-binding terms of a potential investment in Tribute by QLT.

On February 8, 2015 Tribute received confirmation from Bloom Burton that QLT's board of directors had approved an indicative non-binding offer to invest $100 million into Tribute together with certain proposed management changes.  It was through this offer that Tribute learned about the potential of Mr. Adrian Adams joining the executive team of QLT and that it was QLT's intention with this offer to replace Tribute's senior management with a new management group, to be led by Mr. Adams.  Tribute also learned on this date that another party, at that time a yet to be named publicly traded U.S. company was potentially interested in participating in a larger transaction.

On February 10, 2015, Tribute received a draft confidentiality agreement from Pozen.  This was the first time that Tribute learned that Pozen was also a potential party to a larger transaction.  On February 12, the confidentiality agreement between Pozen and Tribute was executed and, thereafter, Tribute began sharing certain confidential and non-confidential information with QLT, Pozen and their advisors.

At a meeting of the Tribute Board held on February 12, 2015, the Tribute Board requested that Bloom Burton provide an exploratory, informal analysis of the proposed QLT transaction, such that Tribute could consider such transaction in the context of other opportunities.  On February 27, 2015, the Tribute Board met to review such analysis and to consider further the proposed QLT transaction.

On March 21, 2015, Tribute received the first non-binding term sheet setting forth the terms of a proposed transaction that would combine Tribute and Pozen together with associated financing from QLT.  Representatives of Pozen, Tribute and their respective advisors met on March 26 and March 27, 2015 to discuss, among other things, the proposed transaction, due diligence matters and the synergies that could be realized from the proposed transaction.

On April 1, 2015, Tribute advised Bloom Burton that it felt the offer made to Tribute on March 21, 2015 was inadequate but that it was open to continuing discussions and negotiations with Pozen.

On April 17, 2015, Tribute received a revised term sheet for a transaction with Pozen that involved a concurrent financing.  The Tribute Board again believed that such transaction undervalued Tribute especially in light of the pending closing of the acquisition of the U.S. rights to Fibricor®, and indicated to Pozen that it would not be in support of such a transaction but that it would again keep open any dialogue with Pozen.

On April 20, 2015, although the Tribute Board had determined that the offer received on April 17, 2015 was inadequate, the Tribute Board authorized management to commence formal due diligence on Pozen on the understanding that Pozen would be continuing its due diligence with a view to considering whether to revise the terms of the proposed transaction.

On May 5, 2015, Tribute received a draft copy of the Transaction Agreement with an understanding that revised terms would be provided to Tribute by Pozen after further review of the due diligence material provided by Tribute.  Over the next few weeks the parties exchanged comments on the Transaction Agreement.

Between May 5, 2015 and June 1, 2015 representatives of Tribute, Pozen and their respective advisors continued their due diligence and their discussions regarding the terms of a proposed transaction.

On June 1, 2015, Pozen submitted a non-binding indication of interest to Tribute with an exchange ratio of 0.1340, which based on a price of a share of Pozen's Common Stock of US$6.85, implied a price per share of C$1.15.  After further negotiation, Pozen and Tribute agreed to an exchange ratio of 0.1455, which based on a price of a share of Pozen's Common Stock of US$6.85, implied a price per share of C$1.25

The Tribute Board met on each of April 20, 27 and 29, May 2, 9, 20, 29 and 31 and June 1, 2015 to receive updates on the due diligence process and transaction negotiations.  On June 1, 2015 the board approved the non-binding indication of interest and authorized management to return a signed copy to Pozen.

Between the first week of April, 2015 and June 7, 2015, the parties completed final due diligence and negotiated the terms of the Transaction Agreement. During this period Tribute's senior management along with its financial advisors held a joint meeting to share and compare all legal (IP), manufacturing, regulatory and commercial results of each parties individual conclusions from its due diligence findings. Tribute's legal advisors in Canada and in the United States also independently completed their due diligence on Pozen including, without limitation, a review of contracts, review of intellectual property, employee matters and any other information material to the Arrangement.

On June 7, 2015, the Tribute Board held a special meeting to receive an update from management and its legal and financial advisors in respect of various details and determinations made in relation to the proposed transaction, including a view of strategic, business and tax matters related to the transaction, capital structure and financing plan for the combined entity, proposed strategic rationale for the transaction, proposed timing considerations and a preliminary view of the anticipated market positioning of the combined entity.  Bloom Burton presented its preliminary view as to the fairness of the transaction, from a financial point of view, to the holders of Tribute Shares.  As the formal documentation had not yet been settled the Tribute Board agreed to meet in the evening of June 7 to consider whether to formally approve the proposed transaction.

In the evening of June 7, 2015 the Tribute Board met to obtain an update from its advisors and management on the status of the proposed transaction.  The Tribute Board was advised that the formal documentation for the proposed transaction had been largely settled on terms consistent with those discussed at the meeting held in the morning of June 7.  Bloom Burton re-iterated its preliminary view as to the fairness of the transaction.  The Tribute Board unanimously determined to enter into the Transaction Agreement and related documents and to recommend that Tribute Shareholders vote their Tribute Shares for the resolution approving the Arrangement.

On June 8, 2015, at approximately 10:45 a.m. (Toronto time), Pozen and Tribute issued a joint press release announcing the execution of the Transaction Agreement.

Reasons for the Recommendation of the Tribute Board

The Tribute Board believes that the Arrangement is fair to and in the best interests of Tribute and Tribute Shareholders.  Accordingly, the Tribute Board has entered into the Transaction Agreement and unanimously recommends that Tribute Shareholders vote their Tribute Common Shares FOR the Arrangement Resolution.

The Tribute Board considered many factors in making its decision to recommend the Arrangement and approval of the Transaction Agreement and the transactions contemplated thereby.  In arriving at its decision, the Tribute Board consulted with Tribute's senior management and its legal and financial advisors, reviewed a significant amount of information, considered a number of factors and concluded in its business judgment that the transactions represent significant value for the Tribute Shareholders and are in the best interests of Tribute and the Tribute Shareholders.

Strategic and Financial Benefits of the Transaction

The Tribute Board believes that the Transaction will provide Tribute and the Tribute Shareholders with a number of significant strategic and financial benefits.  In arriving at this determination, the Tribute Board considered a number of positive factors, including:

●
information and discussions regarding the benefits of the size and scale of Parent after giving effect to the combination of Pozen and Tribute and the expected pro forma effect of the proposed Transaction;

●	the combined company will be a more diversified provider of specialty healthcare products with a focus on cardiovascular and pain indications;

●	that the Arrangement consideration, payable in Parent Shares, is expected to be traded on NASDAQ and an application has been made to list the Parent Shares on the TSX;

●
that the Parent Shares offer Tribute Shareholders the opportunity to participate in the future earnings and growth of Parent, which will include the Pozen and Tribute revenue streams and the potential commercialization of Pozen's and Tribute's product candidates of the combined Parent entity;

●
the Tribute Board's belief that the Transaction would result in synergies, and the fact that Tribute Shareholders that receive Parent Shares as part of the Arrangement consideration would participate in the benefits of these expected synergies;

●	the potential near-term acquisitions by Parent as a result of the new Parent Equity Financing and Debt Financing;

●
information and discussions with Tribute's management regarding Parent's business and results of operations, and its financial and market position, and Tribute's management's expectations concerning Parent's future prospects, and historical and current share trading prices and volumes of Pozen Common Stock;

●
the current and expected future landscape of the pharmaceutical industry, and, in light of the regulatory, financial and competitive challenges facing industry participants, the likelihood that Parent, pro forma for the combination of Pozen and Tribute, would be better positioned to meet these challenges if the expected strategic and financial benefits of the transaction were fully realized;

●	as a larger company, Parent will have greater ability to raise capital with rates and terms more advantageous to Parent and its shareholders; and

●	having a tax efficient domicile will allow Parent to be more competitive and facilitate its goal to grow the combined business through product acquisition and merger and acquisition transactions.

Other Considerations

In the course of reaching its decision to approve the Transaction Agreement, the Tribute Board considered the following additional factors as generally supporting its decision:

●	the likelihood that the Transaction will be consummated, based on, among other things, the limited closing conditions to the Transaction;

●	the terms and conditions of the Transaction Agreement and the course of negotiations of such agreement, including, among other things:

o
the ability of Tribute, subject to certain conditions, to provide information to, and to engage in discussions or negotiations with, a third party that makes an unsolicited acquisition proposal, and the Tribute Board's ability to change its recommendation and terminate the Transaction Agreement (subject to certain rights of Parent included in the Transaction Agreement and the payment of a termination fee), if the Tribute Board determines, in good faith, after consultation with its outside legal and financial advisors, that the proposal is a Tribute Superior Proposal under the terms of the Transaction Agreement and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Tribute under applicable laws;

o
the Tribute Board's belief that the termination fee payable to Pozen upon termination of the Transaction Agreement under specified circumstances is reasonable, customary and not likely to significantly deter another party from making a Tribute Superior Proposal;

●	the recommendation of Tribute's management in support of the Transaction and the unanimous support of the Transaction by Tribute's independent directors;

●	the fact that the Transaction is subject to the approval of the Transaction Agreement by the Pozen Stockholders and the approval of the Arrangement Resolution by the Tribute Shareholders;

●	that Pozen must pay a termination fee of up to US$3.5 million if the Transaction Agreement is terminated under certain circumstances specified therein;

●
the financial analyses reviewed and discussed with the Tribute Board by representatives of Bloom Burton, as well as the oral opinion of Bloom Burton rendered to the Tribute Board on June 7, 2015 (which was subsequently confirmed in writing by delivery of a written opinion addressed to the Tribute Board dated June 7, 2015) that, subject to the assumptions, limitations, qualifications and conditions contained in the written opinion, the Arrangement was fair, from a financial point of view, to the holders of Tribute Common Shares (see the section entitled "—Bloom Burton Fairness Opinion");

●	the current and prospective economic condition of Tribute;

●	the financial statements of Pozen and Tribute;

●
the required regulatory consents and the views of Tribute's advisors that the Transaction will be approved by the requisite authorities without the imposition of conditions sufficiently material to preclude the Transaction; and

●
the scope and results of Tribute's due diligence investigation of Pozen, which included reviews of organizational, operational, financial, commercial, regulatory, legal and other matters related to Pozen's business and potential financial, operational and other impacts of the Transaction on Tribute.

Uncertainties, Risks and Potentially Negative Factors

In the course of its deliberations, the Tribute Board also considered a number of uncertainties, risks and other potentially negative factors relevant to the Transaction, including the following:

●
the fixed exchange ratio will not adjust to compensate for changes in the price of Tribute Common Shares or Pozen Common Stock prior to the completion of the Transaction, and the terms of the Transaction Agreement do not include termination rights triggered by a decrease in the value of Pozen relative to the value of Tribute, although the Transaction Agreement does permit the Tribute Board to change its recommendation of the Arrangement upon the occurrence of specified intervening events, as more fully described in the Transaction Agreement (see the section entitled "The Transaction Agreement — Tribute Change of Recommendation");

●
the risk arising from provisions relating to the potential payment of a US$3.5 million termination fee by Tribute under certain circumstances specified in the Transaction Agreement.  See section entitled "The Transaction Agreement – Termination; Termination Fees; Effect of Termination";

●
the fact that, subject to certain customary limited exceptions, Tribute is prohibited from soliciting, participating in any discussions or negotiations with respect to, providing any information to any third party regarding or entering into any agreement providing for the acquisition of Tribute;

●	the fact that, as a result of the Arrangement, certain Tribute Shareholders will be required to recognize gains on the receipt of Parent Shares for U.S. and Canadian income tax purposes;

●
the restrictions on the conduct of Tribute's business prior to the completion of the Transaction, which could delay or prevent Tribute from undertaking any potential business opportunities that may arise pending completion of the Transaction;

●
the adverse impact that business uncertainty pending the completion of the Transaction could have on Pozen's and Tribute's ability to attract, retain and motivate key personnel until the completion of the Transaction;

●	the fact that Tribute has incurred and will continue to incur significant transaction costs and expenses in connection with the Transaction, regardless of whether the Transaction is consummated;

●	the risk that the forecasted results in the unaudited prospective financial information of Pozen, Tribute and Parent will not be achieved;

●
the risk that the Transaction may not be completed, despite the parties' efforts, or that completion may be unduly delayed and the potential resulting disruptions to Tribute's business and relationships;

●
the possibility that the anticipated cost savings and synergies and other benefits sought to be obtained from the Transaction might not be achieved in the time frame contemplated or at all, or the other numerous risks and uncertainties that could adversely affect the combined company's operating results;

●	the risks associated with satisfying certain conditions relating to regulatory clearances and the absence of adverse changes in laws, and the possibility of delay;

●	the failure of Pozen Stockholders to approve the Transaction Agreement;

●	the failure of Tribute Shareholders to approve the Arrangement Resolution;

●
the proposed debt obligations of Parent, which may result in increased interest payments and could limit access to credit markets or make such access more expensive and reduce operational and strategic flexibility;

●	the dilution resulting from Parent's private placement of Parent Shares, as well as the potential further dilution from exchange of Parent's Exchange Notes;

●	the risks of the type and nature described under the sections entitled "Risk Factors" and "Forward-Looking Statements"; and

●
certain of Tribute's directors and executive officers may receive certain benefits that are different from, and in addition to, those of Tribute's Shareholders, as discussed further under the section entitled "Interests of Certain Persons in the Transaction".

After considering the foregoing potentially negative and potentially positive factors, the Tribute Board unanimously concluded, in its business judgment, that the potentially positive factors relating to the Transaction Agreement and the transactions contemplated thereby (including the Arrangement) outweighed the potentially negative factors.

The foregoing discussion of the information and factors considered by the Tribute Board is not exhaustive but is intended to reflect the material factors considered by the Tribute Board in its consideration of the Transaction.  In view of the complexity, and the large number, of the factors considered, the Tribute Board, both individually and collectively, did not find it practicable to and did not attempt to quantify or assign any relative or specific weight to the various factors.  Rather, the Tribute Board based its recommendation on the totality of the information presented to and considered by it.  In addition, individual members of the Tribute Board may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the Tribute Board is forward-looking in nature.  This information should be read in light of the factors described under the section entitled "Forward-Looking Statements".

Bloom Burton Fairness Opinion

Bloom Burton was formally engaged by the Tribute Board on June 2, 2015 as financial advisor to advise and assist Tribute in connection with Tribute's consideration of Pozen's offer, including, if requested, providing opinions as to the fairness, from a financial point of view, of the consideration to be received in respect of any transaction that emerged from such offer.  The Tribute Board requested that Bloom Burton provide an opinion to the Tribute Board  as to the fairness, from a financial point of view, of the consideration offered to Tribute Shareholders pursuant to the Arrangement.  Bloom Burton delivered its opinion orally to the Tribute Board on June 7, 2015.  Bloom Burton subsequently confirmed its opinion by delivery of a written opinion to the Tribute Board dated June 7, 2015, a copy of which is attached as Appendix H.  Based upon and subject to the assumptions made and the matters considered in the Bloom Burton Fairness Opinion, Bloom Burton is of the opinion that the Arrangement is fair, from a financial point of view, to Tribute Shareholders.

In rendering the Bloom Burton Fairness Opinion, Bloom Burton relied, without independent verification, on financial and other information that was obtained by Bloom Burton from public sources or provided to Bloom Burton by Tribute, Pozen and their respective affiliates, associates, advisors or otherwise.  Bloom Burton assumed that this information was complete and accurate and did not omit to state any material fact or any fact necessary to be stated to make that information not misleading.

The Bloom Burton Fairness Opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date of Bloom Burton Fairness Opinion and the conditions and prospects, financial and otherwise, of Tribute and Pozen, as they were reflected in the information and documents reviewed by Bloom Burton and as they were represented to Bloom Burton.  Subsequent developments may affect the Bloom Burton Fairness Opinion.  Bloom Burton has disclaimed any undertaking or obligation to update the Bloom Burton Fairness Opinion.

Bloom Burton is an investment banking firm specializing in the life science and healthcare industries.  Founded in 2009 in Toronto, Ontario, Bloom Burton is a member of the Investment Industry Regulatory Organization of Canada (IIROC) and is also a member of the Canadian Investor Protection Fund (CIPF).  Bloom Burton offers clients investment banking services including corporate finance and mergers and acquisitions advisory services. Bloom Burton client types include privately-held and public life science or healthcare companies looking for financing or commercialization advice and institutional and individual investors looking to invest in healthcare companies.  Bloom Burton is Canada's most active, healthcare-focused investment bank and has acted on behalf of its clients in over ninety transactions.

Bloom Burton acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of Tribute or Pozen and, from time to time, may have executed or may execute transactions on behalf of Tribute or Pozen for which it received or may receive compensation.  As an investment dealer, Bloom Burton conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to Tribute or Pozen.

Neither Bloom Burton nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Tribute, or any of their respective associates or affiliates.  Bloom Burton has not been engaged to provide any financial advisory services nor has it participated in any financing involving Pozen, Parent or any of their respective associates or affiliates, within the past two years.  Bloom Burton has acted as a financial advisor, agent or underwriter to Tribute within the past two years.  There are no understandings, agreements or commitments between Bloom Burton and Tribute, Pozen, or any of their respective associates or affiliates with respect to any future business dealings.  Bloom Burton may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Tribute, Pozen, or any of their respective associates or affiliates.

Bloom Burton holds in-the-money convertible securities of Tribute, which if exercised into Tribute Common Shares, would represent less than 1% of the fully diluted securities of Tribute.  Bloom Burton does not have positions in the securities of Pozen or any of their respective associates or affiliates.

The Bloom Burton Fairness Opinion does not constitute a recommendation to Tribute Shareholders as to how to vote with respect to the Arrangement Resolution.

The full text of the Bloom Burton Fairness Opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Bloom Burton, is reproduced as Appendix H to this Circular.  The Bloom Burton Fairness Opinion was prepared solely for the benefit and use of the Tribute Board in its consideration of the Arrangement and addresses only the fairness, from a financial point of view, of the consideration to be received under the Arrangement by Tribute Shareholders. This summary of the Bloom Burton Fairness Opinion is qualified in its entirety by reference to the full text of the Bloom Burton Fairness Opinion.  Tribute Shareholders are urged to read the Bloom Burton Fairness Opinion carefully and in its entirety.

Bloom Burton will be paid fees for its services as financial advisor to the Tribute Board, including for the delivery of the Bloom Burton Fairness Opinion.  A substantial portion of the fees in respect of Bloom Burton's services as financial advisor is contingent on completion of the Arrangement or an alternative transaction.  The fee to be received by Bloom Burton in respect of the Bloom Burton Fairness Opinion is not contingent on completion of the Arrangement or an alternative transaction.  In addition, Bloom Burton is to be reimbursed for its reasonable expenses and is to be indemnified in respect of certain liabilities that might arise out of its engagement.  The Tribute Board took this fee structure into account when considering the Bloom Burton Fairness Opinion.

Tribute Shareholder Approval

At the Tribute Meeting, Tribute Shareholders will be asked to vote to approve the Arrangement Resolution.  The approval of the Arrangement Resolution will require the affirmative vote of at least two-thirds of the votes cast at the Tribute Meeting in person or by proxy by Tribute Shareholders.  In addition, the Arrangement Resolution will require the affirmative vote of at least a majority of the Minority Shareholders present at the Tribute Meeting in person or by proxy. The Arrangement Resolution must be passed in order for Tribute to seek the Final Order and to implement the Arrangement on the Arrangement Effective Date in accordance with the Final Order.

Description of the Arrangement

The following description of the Arrangement is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which forms part of Appendix E of this Circular.

Under the Arrangement, each Tribute Shareholder will receive, in respect of each Tribute Common Share, 0.1455 Parent Shares per Tribute Common Share.

If the Arrangement is approved by the Tribute Shareholders and all of the conditions precedent to the completion of the Arrangement are satisfied or waived, the Arrangement will become effective at the Arrangement Effective Time (which is expected to be at 12:01 a.m. (Toronto time) on the Arrangement Effective Date). At the Arrangement Effective Time, the following shall be deemed to occur in the following order:

Vesting of Tribute Options

(a)
each Tribute Option outstanding immediately prior to the Arrangement Effective Time, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be fully vested;

Tribute Dissenting Shareholders

(b)
the Tribute Common Shares held by Tribute Dissenting Shareholders shall be deemed to have been transferred to Can Merger Sub (free of any claims) and cancelled and as at the Arrangement Effective Time such Tribute Dissenting Shareholder shall cease to have any rights as a Tribute Common Shareholder other than the right to be paid the fair value of their Tribute Common Shares in accordance with Article 5 of the Plan of Arrangement;

Exchange of Tribute Options (No Rollover Election)

(c)
if a Tribute Optionholder provides to Tribute, on or before the date which is three (3) Business Days prior to the Arrangement Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Tribute Optionholder are subject to an exchange election ("Exchange Options"), each such Exchange Option will be deemed to be surrendered to Tribute in exchange for such number of Tribute Common Shares as is equal to the quotient obtained when the Tribute Option Differential applicable to such Exchange Option is divided by the Tribute Market Value;

(d)
if a Tribute Optionholder does not deliver a duly completed and executed Optionholder Election Form in accordance with subparagraph (c) or (h) or fails to make an election in respect of any Tribute Options held by such Tribute Optionholder, such Tribute Options not subject to an election shall be deemed to be (A) Exchange Options in the event the Tribute Option Differential applicable to such options is greater than zero; or (B) surrendered to Tribute in exchange for a cash payment of C$0.0001 from Tribute per applicable Tribute Option in the event the Tribute Option Differential applicable to such option is zero or less than zero.

Exercise of Tribute Warrants

(e)
after the Arrangement Effective Time, on the due and proper exercise of the Tribute Warrants by a Tribute Warrantholder, such Tribute Warrants will entitle such Tribute Warrantholder to purchase Parent Shares for no additional consideration beyond that set out in the Tribute Indenture or the certificates evidencing such Tribute Warrant, as the case may be, subject to the application of the Arrangement Exchange Ratio, all of which is in accordance with the provisions of the Tribute Warrant Indenture and the certificates evidencing such Tribute Warrants, as the case may be;

Exercise of Tribute Compensation Options

(f)
after the Arrangement Effective Time, on the due and proper exercise of the Tribute Compensation Options by a Tribute Compensation Optionholder, such Tribute Compensation Options will entitle such Tribute Compensation Optionholder to purchase Parent Shares and Tribute Indenture Warrants for no additional consideration beyond that set out in the certificate evidencing such Tribute Compensation Options, subject to the application of the Arrangement Exchange Ratio to the number of Parent Shares such holder is entitled, all of which is in accordance with the provisions of the certificates evidencing such Tribute Compensation Options;

Exchange of Tribute Common Shares by Tribute Common Shareholders

(g)
the Tribute Common Shares held by Tribute Common Shareholders (other than those previously held by Tribute Dissenting Shareholders but including those received in accordance with subparagraphs (c) or (d) shall be sold, assigned and transferred to Can Merger Sub (free and clear of all liens, claims and encumbrances) in exchange for such number of Parent Shares (delivered directly by Parent or caused to be delivered directly by the Arrangement Depositary on behalf of Parent) as is equal to the number of Tribute Common Shares so exchanged, multiplied by the Arrangement Exchange Ratio;

Conversion of Tribute Options by Continuing Optionholders pursuant to Rollover Elections

(h)
if a Continuing Optionholder provides to Parent and Tribute, on or before the date which is three (3) Business Days prior to the Arrangement Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Continuing Optionholder are subject to a rollover election ("Rollover Options"), all such Rollover Options will be assumed by Parent and, for no consideration received by Parent, will be converted into Parent Options entitling the holder to purchase that number of Parent Shares as is equal to the number of Tribute Shares issuable pursuant to the Rollover Options so converted multiplied by the Arrangement Exchange Ratio; the exercise price for each Parent Share issuable pursuant to such Parent Option will be equal to the exercise price of the Rollover Option so cancelled multiplied by the quotient obtained by dividing one (1) by the Arrangement Exchange Ratio; and the expiry date of each such Parent Option will be the same as for each corresponding Rollover Option so converted.

Letter of Transmittal

A Letter of Transmittal is being mailed, together with this Circular, to each person who was a registered holder of Tribute Common Shares on the Record Date.  Each registered Tribute Shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying Tribute Common Share certificates, in order to receive the consideration to which such Tribute Shareholder is entitled under the Arrangement.  It is recommended that Tribute Shareholders complete, sign and return the Letter of Transmittal with accompanying Tribute Common Share certificates to the Arrangement Depositary as soon as possible.

Any use of the mail to transmit a certificate for Tribute Common Shares and a related Letter of Transmittal is at the risk of the Tribute Shareholder.  If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

Whether or not Tribute Shareholders forward the certificates representing their Tribute Common Shares, upon completion of the Plan of Arrangement on the Arrangement Effective Date, Tribute Shareholders will cease to be Tribute Shareholders and will only be entitled to receive that number of Parent Shares to which they are entitled under the Plan of Arrangement or, in the case of Tribute Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Tribute Common Shares in accordance with the dissent procedures. See "Rights of Tribute Dissenting Shareholders".

The instructions for exchanging certificates representing Tribute Common Shares and depositing such share certificates with the Arrangement Depositary are set out in the Letter of Transmittal. The Letter of Transmittal provides instructions with regard to lost certificates. See "The Arrangement — Exchange Procedure".

Exchange Procedure

At or before the Arrangement Effective Time, Can Merger Sub will cause Parent to deposit with the Arrangement Depositary for the benefit of the Tribute Shareholders one or more certificates or other entitlements representing the aggregate number of Parent Shares required to be delivered by Can Merger Sub to the Tribute Shareholders pursuant to the Plan of Arrangement (calculated without reference to whether any Tribute Common Shareholder has exercised Dissent Rights).  From and after the Arrangement Effective Time, certificates formerly representing Tribute securities that were exchanged under the Arrangement shall represent only the right to receive (a) the consideration to which the holders are entitled under the Arrangement, or (b) as to those held by Tribute Dissenting Shareholders (other than those Tribute Dissenting Shareholders deemed to have participated in the Arrangement ), to receive the fair value of the Tribute Common Shares represented by such certificates.

Upon surrender to the Arrangement Depositary for cancellation of a certificate which immediately prior to the Arrangement Effective Time represented Tribute Common Shares that were exchanged under the Arrangement, together with a duly completed Letter of Transmittal and such other documents and instruments as the Arrangement Depositary may reasonably require, the holder of such surrendered certificate will be entitled to receive, and promptly after the Arrangement Effective Time the Arrangement Depositary will deliver to such holder, written evidence of the book-entry issuance in uncertificated form to, or certificates registered in the name of, such holder representing that number (rounded in accordance with the Plan of Arrangement) of Parent Shares which such holder is entitled to receive, less any applicable tax withholdings, and the surrendered certificate will be cancelled.

Tribute Shareholders who hold Tribute Common Shares registered in the name of a broker, investment dealer, bank, trust company or other intermediary should contact the intermediary for instructions and assistance in providing details for registration and delivery of the Parent Shares to which the registered holder is entitled.

Until surrendered, each certificate that immediately prior to the Arrangement Effective Time represented Tribute Common Shares will be deemed, following the Arrangement Effective Time, to represent only the right to receive upon such surrender (i) the consideration to which the holder is entitled under the Arrangement, and (ii) any dividends or other distributions with a record date after the Arrangement Effective Time paid or payable with respect to any Parent Shares issued in exchange therefor, in each case less any applicable tax withholdings.

No dividends or other distributions paid, declared or made with respect to Parent Shares with a record date after the Arrangement Effective Time will be paid to the holder of any unsurrendered Tribute Common Shares exchanged pursuant to the Arrangement, unless and until the holder of record of the certificate representing such Tribute Common Shares surrenders such certificate.  Subject to applicable law, at the time of surrender of any such certificate, the holder of record of the certificate will be paid, without interest the amount of dividends or other distributions with a record date after the Arrangement Effective Time which have been paid or made prior to such surrender with respect to the whole number of Parent Shares, as the case may be, and on the appropriate payment date, the amount of dividends or other distributions with a record date after the Arrangement Effective Time but which have not been paid or made prior to such surrender.

If any certificate that immediately prior to the Arrangement Effective Time represented outstanding Tribute Common Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and upon contacting the Arrangement Depositary toll free at 1-800-546-5141, the Arrangement Depositary will issue in exchange for such lost, stolen or destroyed certificate, any Parent Shares deliverable in respect thereof in accordance with such holder's Letter of Transmittal, as determined in accordance with the Arrangement.  When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom such payment is to be delivered may be required to, as a condition precedent to the delivery thereof, give a bond satisfactory to Parent and the Arrangement Depositary or otherwise indemnify Tribute, Pozen, Parent and the Arrangement Depositary in a manner satisfactory to them against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

Any certificate which immediately prior to the Arrangement Effective Time represented outstanding Tribute Common Shares that were acquired pursuant to the Arrangement and which has not been properly deposited with all other documents as required by the Plan of Arrangement on or prior to the sixth anniversary of the Arrangement Effective Date, shall cease to represent a claim or interest of any kind or nature whatsoever, whether as security holder or otherwise and whether against Tribute, Parent, Pozen or the Arrangement Depositary or any other person.  On such date, the Parent Shares to which the former registered holder of the certificate referred to in the preceding sentence would otherwise have been entitled to receive shall be deemed to have been surrendered to Can Merger Sub, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder, for no consideration.

Tribute, Parent, Can Merger Sub and the Arrangement Depositary are entitled to deduct and withhold from any consideration otherwise payable under the Arrangement to any Tribute Shareholder such amounts as Tribute, Parent, Can Merger Sub or the Arrangement Depositary are required to deduct and withhold with respect to such payment under the ITA, United States tax laws or any other applicable law.  To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

The Arrangement Depositary will act as the agent of persons who have deposited Tribute Common Shares pursuant to the Arrangement for the purpose of receiving the Parent Shares and transmitting the Parent Shares to such persons and receipt of the Parent Shares by the Arrangement Depositary will be deemed to constitute receipt of payment by persons depositing Tribute Common Shares.

Settlement with persons who deposit Tribute Common Shares will be effected by the Arrangement Depositary forwarding written evidence of the book-entry issuance in uncertificated form of, or certificates representing, the Parent Shares by first class insured mail, postage prepaid.

Fractional Shares

No fractional Parent Shares will be issued upon the surrender for exchange of certificates representing Tribute Common Shares.  In lieu of any fractional shares: (a) each holder of Tribute Common Shares otherwise entitled to a fractional interest in a Parent Share will receive the nearest whole number of Parent Shares (with fractions equal to exactly 0.5 being rounded up); and (b) each holder of Tribute Options otherwise entitled to a fractional interest in a Tribute Common Share will receive the nearest whole number of Tribute Common Shares (with fractions equal to exactly 0.5 being rounded up).

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Tribute Board with respect to the Arrangement, Tribute Shareholders should be aware that certain members of the Tribute Board and of Tribute's management have interests in connection with the transactions contemplated in the Arrangement, including those referred to below, that may create actual or potential conflicts of interest in connection with such transactions. The independent members of the Tribute Board are aware of these interests and considered them along with the other matters described above in "The Arrangement — Recommendation of the Tribute Board".

Tribute Options and Tribute Warrants

Certain members of the Tribute Board and Tribute's management hold Tribute Options and Tribute Warrants that are being dealt with under the Arrangement.  The holding of these convertible securities of Tribute, in addition to Tribute Common Shares, means that such members of the Tribute Board and Tribute's management may receive consideration pursuant to the Arrangement which is different than Tribute Shareholders.  Please see sections entitled "The Transaction – Description of the Arrangement – Vesting of Tribute Options", "- Exchange of Tribute Options (No Rollover Election)", "- Exercise of Tribute Warrants"; and "- Conversion of Tribute Options by Continuing Optionholders pursuant to Rollover Elections".

Employment Agreements

Tribute has written employment agreements with certain of its executive officers providing for certain payments in the event of the termination of the executive's employment by Tribute (except for cause or voluntary resignation or retirement) or in the event of a change of control of Tribute.

The transactions contemplated by the Arrangement will constitute a change of control of Tribute entitling certain officers of Tribute to "change of control payments" for the purposes of the employment agreements, in certain cases whether or not they continue to be employed by Tribute.

The following is a description of the termination and change of control provisions in the employment agreements for certain senior officers of Tribute.

Robert Harris, Chief Executive Officer – If Mr. Harris' employment is terminated (a) by Tribute for any reason other than for Just Cause or Disability (as such terms are defined in Mr. Harris' employment agreement) or death, or (b) by Mr. Harris for Good Reason (as such term is defined in the employment agreement), Mr. Harris shall be entitled to an amount equal to (i) twice his annual salary at the time of termination and a cash award based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets (as such terms are defined in the employment agreement) and (ii) the pro-rated cash award for the year in which termination occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the termination, and all outstanding and accrued regular and vacation pay and expenses to the date of termination. Upon a Control Change (as defined in the employment agreement), Mr. Harris shall automatically be entitled to an amount equal to (i) twice his annual salary at the time of the Control Change and the cash award based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets, and (ii) the pro-rated cash award for the year in which the Control Change occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the Control Change, and (iii) all outstanding and accrued regular and vacation pay and expenses to the date of termination.  Furthermore, if Mr. Harris holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of Tribute, all such rights shall vest immediately and continue to be available for exercise for a period of up to 60 days following the date of termination, after which any such rights shall be void and of no further force and effect.  The value of the foregoing payments of (i) and (ii) is estimated to be $1,035,000 assuming termination occurred on November 6, 2015 and that the prorated value of (ii) is calculated based on achieving 100 to 105% of the performance criteria.

Scott Langille – If Mr. Langille's employment is terminated (a) by Tribute for any reason other than for Just Cause or Disability (as such terms are defined in Mr. Langille's employment agreement) or death, or (b) by Mr. Langille for Good Reason (as such term is defined in Mr. Langille's employment agreement), Mr. Langille shall be entitled to an amount equal to (i) twice his annual salary at the time of termination and a cash award based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets and (ii) the pro-rated cash award for the year in which termination occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the termination, and all outstanding and accrued regular and vacation pay and expenses to the date of termination.  Upon a Control Change, Mr. Langille shall automatically be entitled to an amount equal to (i) twice his annual salary at the time of the Control Change and a cash award based on achieving 100 to 105% of the applicable EBITDA and Gross Revenue Budgets and (ii) the pro-rated cash award for the year in which the Control Change occurs that would be payable based on the actual year to date Gross Revenue and EBITDA performance compared to the year to date agreed upon Gross Revenue and EBITDA Budgets up to an including the last full calendar month prior to the Control Change, and (iii) all outstanding and accrued regular and vacation pay and expenses to the date of termination. Furthermore, if Mr. Langille holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of Tribute, all such rights shall vest immediately and continue to be available for exercise for a period of up to 60 days following the date of termination, after which any such rights shall be void and of no further force and effect.  The value of the foregoing payments of (i) and (ii) is estimated to be $735,000 assuming termination occurred November 6, 2015 and that the prorated value of (ii) is calculated based on achieving 100 to 105% of the performance criteria.

Janice Clarke – If Ms. Clarke's employment is terminated by Tribute for any other reason other than for Just Cause, Disability (as such terms are defined in Ms. Clarke's employment agreement) or death, by Ms. Clarke for Good Reason (as such term is defined in Ms. Clarke's employment agreement), or by Ms. Clarke with or without reason during the six month period immediately following a Control Change (as defined in the employment agreement), Ms. Clarke shall be entitled to an amount equal to twenty-four months of annual salary at the time of termination, and all outstanding and accrued regular and vacation pay and expenses to the date of termination.  Furthermore, if Ms. Clarke holds any options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of Tribute, all such rights shall vest immediately and continue to be available for exercise for a period of 30 days following the date of termination, after which any such rights shall be void and of no further force and effect.  The value of the foregoing payments is estimated to be $505,000 assuming termination occurred on November 6, 2015.

Indemnification of Directors and Officers

The Transaction Agreement provides that all rights to indemnification or exculpation existing in favour of the present and former directors and officers of Tribute or of any of the Tribute subsidiaries (each such present or former director or officer of Tribute or of any of the Tribute subsidiaries being herein referred to as an "Indemnified Party") as provided in the constating documents of Tribute or any of the Tribute subsidiaries or any contract by which Tribute or any of the Tribute subsidiaries is bound will survive the completion of the Arrangement and continue in full force and effect and without modification, with respect to actions or omissions of the Indemnified Parties occurring prior to the Arrangement Effective Time, for the period contemplated therein.

The Support Agreements

On June 8, 2015, the Supporting Shareholders, being directors and executive officers of Tribute, who collectively beneficially owned, directly or indirectly, or exercised control or direction over 29,342,708 Tribute Common Shares, representing approximately 25.26% of the issued and outstanding Tribute Common Shares as of June 8, 2015, entered into the Support Agreements with the Can Merger Sub.

The following description of certain material provisions of the Support Agreement is a summary only and is not comprehensive.

Pursuant to the Support Agreement, each of the Supporting Shareholders agreed on and subject to the terms thereof, to:

(a)
vote, or cause to be voted, the Tribute Common Shares held by it in favour of the Arrangement Resolution, and will not withdraw the forms of proxy except as expressly otherwise provided in the Support Agreement;

(b)
not option, sell, transfer, tender, deposit, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or dispose of any Tribute Common Shares held by it, or any right or interest therein (legal or equitable), to any person or group or agree to do any of the foregoing;

(c)
except as provided in the Support Agreement, not grant or agree to grant any proxy or other right to vote any Tribute Common Shares, Tribute Options or Tribute Warrants, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind as to any Tribute Common Shares, Tribute Options or Tribute Warrants;

(d)
not take any other action of any kind which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the Arrangement and the other transactions contemplated by the Support Agreement and the Arrangement Agreement;

(e)
not vote or cause to be voted any Tribute Common Shares, Tribute Options or Tribute Warrants in respect of (or, where requested by Can Merger Sub, shall vote against) any proposed action by Tribute or its shareholders or affiliates or any other person in a manner which might reasonably be regarded as likely to prevent or delay the successful completion of the Arrangement or the other transactions contemplated by the Arrangement Agreement and the Support Agreement;

(f)
in the event that any transaction other than the Arrangement is presented for approval of or acceptance by the securityholders of Tribute, it shall vote against and shall not, directly or indirectly, vote in favour of, accept, assist or otherwise further the successful completion of such transaction or purport to tender or deposit into any such transaction any Tribute Common Shares, Tribute Option or Tribute Warrants;

(g)
other than through the exercise of the Tribute Options or Tribute Warrants, not purchase or enter into any agreement or right to purchase any additional Tribute securities or any other securities of Tribute from and including the date hereof until the termination of the Support Agreement;

(h)
take all action to ensure that the representations and warranties in the Support Agreement remain true and correct at all times during the term of the Support Agreement, including as of the Arrangement Effective Time, as if such representations and warranties were made at and as of such time except to the extent such representations and warranties speak as of an earlier date; and

(i)
without limiting any of the foregoing, take all such steps as are necessary or advisable to ensure that at the Arrangement Effective Time, its Tribute Common Shares will be held by the Supporting Shareholder with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands of any nature or kind whatsoever, and will not be subject to any shareholders' agreements, voting trust or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders' agreement, voting trust or other agreement affecting such Tribute Common Shares or the ability of any holder thereof to exercise all ownership rights thereto, including the voting of any such Tribute Common Shares.

When not in material default in the performance of its obligations under the Support Agreement, each Supporting Shareholder may, without prejudice to any of its rights under the Support Agreement and in its sole discretion, terminate the Support Agreement by written notice to Can Merger Sub if: (a) any of the representations and warranties of Can Merger Sub under the Support Agreement are not true in all material respects; (b) Can Merger Sub has not complied with its covenants to the terminating Supporting Shareholder contained in the Support Agreement in all material respects; or (c) the Tribute Board has determined and notified Pozen that a Tribute Superior Proposal exists.

When not in material default in the performance of its obligations under the Support Agreement, Can Merger Sub may, without prejudice to any of its rights under the Support Agreement and in its sole discretion, terminate the Support Agreement by written notice to a Supporting Shareholder if: (a) all of the representations and warranties of such Supporting Shareholder under the Support Agreement are not true in all material respects; (b) such Supporting Shareholder has not complied with its covenants to Can Merger Sub contained in the Support Agreement in all material respects; or (c) Can Merger Sub requests consent from the Supporting Shareholder in respect of an amendment contemplated by the Support Agreement and the Supporting Shareholder does not provide such consent within 2 business days.

Unless extended by mutual agreement of the Supporting Shareholders, on the one hand, and Can Merger Sub, on the other hand, the Support Agreement shall automatically terminate on the earlier of (a) the termination of the Arrangement Agreement in accordance with its terms; and (b) the Outside Date.

Procedure for Arrangement to Become Effective

The Arrangement is proposed to be carried out pursuant to Section 182 of the OBCA. The following procedural steps must be taken in order for the Arrangement to become effective:

(a)	the Court must grant the Final Order approving the Arrangement;

(b)	all conditions precedent to the Arrangement further described in the Transaction Agreement must be satisfied or waived (as applicable) by the appropriate party; and

(c)	the Articles of Arrangement in the form prescribed by the OBCA must be filed with the Director under the OBCA.

Court Approval and Completion of the Arrangement

The Arrangement requires approval by the Court.  Prior to the mailing of this Circular, Tribute obtained the Interim Order providing for the calling and holding of the Tribute Meeting and other procedural matters.  A copy of the Interim Order is attached hereto as Appendix F.  A copy of the Notice of Application applying for the Final Order is attached hereto as Appendix G.

Subject to the approval of the Arrangement Resolution by Tribute Shareholders at the Tribute Meeting, the hearing in respect of the Final Order is expected to take place on or about December 15, 2015 in the Court at 330 University Avenue, Toronto, Ontario, or as soon thereafter as is reasonably practicable.  Any Tribute Shareholder, Tribute Optionholder or Tribute Warrantholder who wishes to appear or be represented and to present evidence or arguments must serve and file a notice of appearance as set out in the Notice of Application for the Final Order and satisfy any other requirements of the Court.  The Court will consider, among other things, the fairness and reasonableness of the Arrangement and the rights of every person affected.  The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

The Parent Shares and the Parent Options to be issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and will be issued in reliance upon the Section 3(a)(10) Exemption and exemptions from registration or qualification under any applicable securities laws of any state of the United States. The Section 3(a)(10) Exemption exempts from the registration requirements of the U.S. Securities Act the distribution of securities which are issued in exchange for outstanding bona fide securities where the terms and conditions of such issue and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear and have received adequate and timely notice thereof, by a court or by a governmental entity expressly authorized by law to grant such approval. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered.  The Court has been advised that if the terms and conditions of the Arrangement are approved by the Court, the Final Order will be relied upon to constitute the basis for the Section 3(a)(10) Exemption under the U.S. Securities Act.  Accordingly, the Final Order of the Court will, if granted, constitute the basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the issuance of the Parent Shares by Parent to the Tribute Shareholders and the Parent Options by Parent to the Tribute Optionholders in connection with the Arrangement.

Assuming the Final Order is granted and the other conditions to closing contained in the Transaction Agreement are satisfied or waived, it is currently anticipated that Articles of Arrangement for Tribute will be filed with the Director under the OBCA to give effect to the Arrangement in the fourth quarter of 2015.

Although Tribute's objective is to have the Arrangement Effective Date occur as soon as possible after the Tribute Meeting, the Arrangement Effective Date could be delayed for a number of reasons, including, but not limited to, an objection before the Court at the hearing of the application for the Final Order or any delay in obtaining any required approvals.  Under certain circumstances, Tribute and Pozen may terminate the Transaction Agreement, as a result of which the Arrangement will not become effective, without prior notice to or action on the part of Tribute Shareholders. See "The Transaction Agreement — Termination; Termination Fees; Effect of Termination".

Arrangement Depositary

Parent will retain the services of the Arrangement Depositary for the receipt of the Letters of Transmittal and the certificates representing Tribute Common Shares and for the delivery and payment of the consideration payable for the Tribute Common Shares under the Arrangement.  The Arrangement Depositary will receive reasonable and customary compensation for its services in connection with the Arrangement, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses in connection therewith.

Parent Financing

Equity Financing

On June 8, 2015, Tribute executed a Share Subscription Agreement (the "Subscription Agreement") among QLT, Pozen, Parent, and the following investors thereto: Deerfield Private Design; Deerfield International; Deerfield Partners; EcoR1 Capital Fund, L.P.; EcoR1 Capital Fund Qualified, L.P.;  Broadfin Healthcare Master Fund, Ltd; JW Partners, LP; and JW Opportunities Fund, LLC  (each, an "Investor" and together, the "Investors") (the "Equity Financing").   Pursuant to the Subscription Agreement, Parent will issue and sell to QLT and the Investors up to US$75 million of the Parent Shares in a private placement at a purchase price of US$7.20 per Parent Share.   The Subscription Agreement provides that Pozen shall prepare and cause to be filed with the SEC two registration statements on such form as may be required to effect a registration of the Parent Shares issued under the Subscription Agreement within 60 days of the date of the signing of the Subscription Agreement and for certain other registration rights for each of QLT and the Investors under the U.S. Securities Act and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

A copy of the Subscription Agreement was filed as Exhibit 10.3 to Tribute's material change report filed on Form 8-K filed on SEDAR on June 22, 2015 and with the SEC on June 12, 2015.  The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement.

Debt Financing

On October 29, 2015, Tribute executed an Amended and Restated Debt Facility Agreement (the "Facility Agreement"), among Pozen, Parent, Stamridge Limited (which will be renamed Aralez Ireland Finance DAC prior to the Arrangement Effective Time) (the "Borrower"), Deerfield Private Design Fund III, L.P. ("Deerfield Private Design"), Deerfield International Master Fund, L.P. ("Deerfield International"), and Deerfield Partners, L.P. ("Deerfield Partners"), and the other lender parties thereto (together with Deerfield Private Design, Deerfield International, and Deerfield Partners, the "Lenders").

Pursuant to the Facility Agreement, the Borrower shall borrow from the Lenders up to an aggregate principal amount of US$275 million, of which (i) US$75 million will be in the form of a 2.5% senior secured exchangeable promissory note due six years from issuance and exchangeable into Parent Shares at an exchange price of US$9.54 per share (the "Exchange Notes"), issued and sold by Borrower to Deerfield Private Design or its registered assigns, upon the terms and conditions of the Facility Agreement, and (ii) up to an aggregate principal amount of US$200 million, which will be made available for Permitted Acquisitions, and will be in the form of Secured Promissory Notes issued and sold by the Borrower to the Lenders (the "Acquisition Notes"), evidencing the Acquisition Loans, upon the terms and conditions and subject to the limitations set forth in the Acquisition Notes, all subject to the terms and conditions of the Facility Agreement.  The Facility Agreement amends and restates the original debt facility agreement executed by Tribute on June 8, 2015 by substituting former "convertible" notes with the Exchange Notes, designating Stamridge Limited as the Borrower and issuer of the Exchange Notes and Acquisition Notes, and providing the Borrower with the option of settling the Exchange Notes for cash.

It is a term of the Facility Agreement that the parties thereto shall cooperate to effect prior to the completion of the transactions an amendment and novation of the Acquisition Notes and the Exchange Notes such that:

●
Stamridge Limited ("Irish Finco", a subsidiary of Parent), which will be renamed Aralez Ireland Finance DAC prior to the Arrangement Effective Time, becomes the issuer of the Exchange Notes and the Acquisition Notes and the Borrower under the Facility Agreement, in each case fully guaranteed by Parent and each of Parent's subsidiaries;

●
the Acquisition Notes and the Exchange Notes (when assumed by, or issued or re-issued, as applicable, by Irish Finco), are in a form capable of being listed on a recognized stock exchange for the purposes of Section 64 of the Irish Taxes Consolidation Act 1997;

●
the Exchange Notes as so amended and novated shall include provisions for the Exchange Notes to be physically settled for Parent Shares or cash settled in an equivalent value amount at the election of Parent following an exchange election by the Lenders; and

●	Parent shall guarantee the exchange issuance obligations of the Irish Finco referred to above.

A copy of the Facility Agreement, including the form of Exchange Note was filed as Exhibit 10.2 to Tribute's material change report on Form 8-K filed on SEDAR on June 22, 2015 and with the SEC on June 12, 2015.  The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement.  Capitalized terms used above without definition have the meanings given to such terms in the Facility Agreement.

THE TRANSACTION AGREEMENT

The Arrangement will be carried out pursuant to the Transaction Agreement and the Plan of Arrangement.  The following summary description of certain material provisions of the Transaction Agreement is not comprehensive and is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which can be accessed under Tribute's profile on SEDAR at www.sedar.com.

This summary of the Transaction Agreement has been included to provide you with information regarding its terms, and Pozen and Tribute recommend that you read the Transaction Agreement carefully and in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Transaction, Pozen and Tribute do not intend for the Transaction Agreement to be a source of factual, business or operational information about the companies.  The Transaction Agreement contains representations and warranties of the parties as of specific dates and may have been used for purposes of allocating risk between the parties rather than establishing matters as facts.  Those representations and warranties are qualified in several important respects, which you should consider as you read them in the Transaction Agreement. The representations and warranties are qualified in their entirety by certain information Pozen and Tribute filed with the SEC or on SEDAR, as applicable, prior to the date of the Transaction Agreement, as well as by confidential disclosure letters that Pozen and Tribute delivered to each other in connection with the execution of the Transaction Agreement, and are qualified by contractual standards of materiality that may differ from what shareholders consider to be material.  Information concerning the subject matter of the representations and warranties may have changed since the date of the Transaction Agreement and new information qualifying a representation or warranty may have been included in this Circular.  For the foregoing reasons, you should not rely on the representations and warranties contained in the Transaction Agreement as statements of factual information.

Closing of the Merger and the Arrangement

The closing of the Merger and the Arrangement will occur on (i) the earlier of (A) the date that is three Business Days after the satisfaction or waiver of the conditions to the Closing of the Merger and the Arrangement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) and (B) the date that is the day prior to the Outside Date, as it may be extended, provided, that all conditions to the Closing of the Merger and the Arrangement have been satisfied or waived as of such date (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) or (ii) a date mutually agreed in writing by Pozen and Tribute.

The Merger Effective Time and the Arrangement Effective Time will occur as soon as practicable on the Closing Date, when (i) US Merger Sub and Pozen file the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) the Articles of Arrangement are filed with the Director.  At the Merger Effective Time and the Arrangement Effective Time, as applicable, (A) US Merger Sub will be merged with and into Pozen and the separate existence of US Merger Sub will cease, and (B) Can Merger Sub will acquire all of the outstanding shares of Tribute.  Pozen and Tribute will survive the Merger and the Arrangement as indirect wholly-owned subsidiaries of Parent.

Arrangement Consideration to Tribute Shareholders

At the Arrangement Effective Time, each Tribute Common Share (other than Tribute Common Shares owned by Tribute Dissenting Shareholders who have properly exercised their Dissent Rights) will be exchanged into 0.1455 of a Parent Share.  The Tribute Options, the Tribute Warrants and Tribute Compensation Options and the Tribute Option Plan shall be treated by, and in the manner set forth in, the Plan of Arrangement.  See section entitled "The Transaction".

Governing Documents Following the Arrangement

As a result of the Arrangement, Tribute Shareholders will become holders of Parent Shares and their rights will be governed by Irish law (instead of Ontario law) and Parent's memorandum and articles of association (instead of the Tribute articles and by-laws).  Following the Transaction, former Tribute Shareholders will have different rights as Parent Shareholders than they had as Tribute Shareholders.   For a summary of the material differences between the rights of Tribute Shareholders and Parent Shareholders, see "Comparison of the Holders of Tribute Shares and Parent Shares" set out in Appendix B hereto.

Representations and Warranties

Pozen, Tribute and Parent made representations and warranties in the Transaction Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Transaction Agreement (including qualifications by concepts of knowledge, materiality and/or dollar thresholds) and are further modified and limited by confidential disclosure letters delivered by Pozen, Tribute and Parent.  The representations and warranties made by Parent, Pozen and Tribute are also subject to and qualified by certain information included in their respective filings made with the SEC and, in the case of Tribute, the SEC and on SEDAR.

The representations and warranties made by Pozen relate to the following subject matters, among other things:

●	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

●	the authority of Pozen to enter into the Transaction Agreement and due execution and delivery of the Transaction Agreement and the completion of the transactions contemplated thereby;

●	required third party approvals;

●	the absence of the violation of applicable laws, constituent documents, material contracts or material permits as a result of the merger and the Transaction Agreement;

●	the capital structure and equity securities of Pozen;

●	Pozen subsidiaries;

●	compliance with securities laws and listing requirements;

●	certain financial statements;

●	internal controls and disclosure controls;

●	the absence of certain undisclosed liabilities;

●	the absence of certain changes and events since December 31, 2014;

●	compliance with applicable laws;

●	litigation;

●	title to real property, absence of liens and leasehold interests;

●	leases of real property;

●	material contracts, including the absence of violation or breach in any material respect of each such contract;

●	taxes;

●	labour and other employment matters;

●	pension and employee benefit plans;

●	intellectual property;

●	compliance with certain regulatory matters;

●	books and records;

●	fairness opinions from Pozen's financial advisors;

●	Pozen Board approval;

●	environmental matters;

●	insurance;

●	required Pozen Stockholder approval;

●	the absence of brokers and finders;

●	the United States Investment Company Act of 1940, as amended; and

●	relevant competition laws.

The representations and warranties made by Tribute relate to the following subject matters, among other things:

●	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

●	the authority of Tribute to enter into the Transaction Agreement and due execution and delivery of the Transaction Agreement and the completion of the transactions contemplated thereby;

●	required third party approvals;

●	the absence of the violation of applicable laws, constituent documents, material contracts or material permits as a result of the merger and the Transaction Agreement;

●	the capital structure and equity securities of Tribute;

●	Tribute subsidiaries;

●	compliance with securities laws and listing requirements;

●	certain financial statements;

●	internal controls and disclosure controls;

●	the absence of certain undisclosed liabilities;

●	the absence of certain changes and events since December 31, 2014;

●	compliance with applicable laws;

●	litigation;

●	title to real property, absence of liens and leasehold interests;

●	leases of real property;

●	material contracts, including the absence of violation or breach in any material respect of each such contract;

●	taxes;

●	labour and other employment matters;

●	pension and employee benefit plans;

●	intellectual property;

●	compliance with certain regulatory matters;

●	books and records;

●	fairness opinions from Tribute's financial advisors;

●	Tribute Board approval;

●	environmental matters;

●	insurance;

●	required Tribute Shareholder approval;

●	the absence of brokers and finders; and

●	the United States Investment Company Act of 1940, as amended.

The representations and warranties made by Parent relate to the following subject matters, among other things:

●	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

●	the authority of Parent to enter into the Transaction Agreement and due execution and delivery of the Transaction Agreement and the completion of the transactions contemplated thereby;

●	required third party approvals;

●	the absence of the violation of applicable laws, constituent documents, material contracts or material permits as a result of the Transaction and the Transaction Agreement;

●	the capital structure and equity securities of Parent;

●	the capital structure and equity securities of US Merger Sub;

●	the capital structure and equity securities of Can Merger Sub;

●	Parent subsidiaries;

●	the absence of certain undisclosed liabilities;

●	the absence of certain changes and events since May 12, 2015;

●	compliance with applicable laws;

●	litigation;

●	Parent board of directors approval;

●	the absence of a requirement for Parent Shareholder approval;

●	the absence of brokers and finders;

●	Parent's shares being fully paid; and

●	relevant competition laws.

Material Adverse Effect

Several of the representations, warranties, covenants, closing conditions and termination provisions contained in the Transaction Agreement refer to the concept of a "Material Adverse Effect."

For purposes of the Transaction Agreement, a "Material Adverse Effect" when used in connection with Pozen, Tribute or Parent means any result, fact, change, effect, event, circumstance, occurrence or development that, individually or in the aggregate with all other adverse results, facts, changes, effects, events, circumstances, occurrences or developments, has, or would reasonably be expected to have, a material and adverse effect on (i) the business, operations, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, or (ii) the ability of Pozen, Tribute or Parent or any of their respective subsidiaries to perform their covenants or obligations under the Transaction Agreement or to consummate the transactions contemplated by the Transaction Agreement, except as arising out of or resulting from any of the following:

●
changes, developments or conditions in or relating to general international, political, economic or financial or capital market conditions, or political, economic or financial or capital market conditions in any jurisdiction in which such party or any of its subsidiaries operates or carries on business;

●
changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

●	any natural disaster;

●	changes or developments in or relating to currency exchange or interest rates;

●	changes or developments affecting the pharmaceutical industry in general;

●
any adoption, implementation, promulgation, repeal, modification, reinterpretation, proposal or other change after the date of the Transaction Agreement in applicable United States or foreign, federal, state or local law (other than orders against a party or a subsidiary thereof) or U.S. GAAP or interpretations thereof, including (i) the rules, regulations and administrative policies of the FDA or interpretations thereof and (ii) any health reform statutes, rules or regulations or interpretations thereof;

●
except for purposes of certain representations and warranties, changes resulting from compliance with the terms and conditions of the Transaction Agreement or from the announcement or pendency of the transactions contemplated by the Transaction Agreement;

●	any actions taken (or omitted to be taken) by Pozen, US Merger Sub, Can Merger Sub, Tribute or Parent upon the express written request of the other;

●
any changes in the share price or trading volume of Pozen Common Stock or Tribute Common Shares, as applicable, or in any analyst's recommendation with respect to Pozen or Tribute, as applicable, or (ii) any failure of Pozen or Tribute, as applicable, to meet projections, guidance, milestones, forecasts or published financial or operating predictions or measures (although this exception will not prevent the facts and circumstances giving rise to any of the foregoing events or failures from constituting and/or being taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur);

●	any litigation arising from or relating to the merger or the other transactions contemplated by the Transaction Agreement;

●	with respect to Pozen, to the extent described in the Pozen Disclosure Letter; or

●	with respect to Tribute, to the extent described in the Tribute Disclosure Letter.

However, the effect of the changes or developments described in the first six bullets above shall not be excluded to the extent that any of the changes or developments referred to therein disproportionately adversely affect such party and its subsidiaries, taken as a whole, in comparison to other persons who operate in the same industry as such party and its subsidiaries.

Covenants

Pozen Interim Operating Covenants

Pozen has undertaken covenants in the Transaction Agreement relating to the conduct of its business prior to the completion of the Merger or the earlier termination of the Transaction Agreement.  Unless Tribute otherwise consents in writing (to the extent that such consent is permitted by applicable law) or expressly permitted or specifically contemplated by the Transaction Agreement or the Arrangement or as is otherwise required by applicable law or order:

●
the respective businesses of Pozen and its subsidiaries will be conducted, their respective facilities will be maintained and Pozen and its subsidiaries will continue to operate their respective businesses in the ordinary course of business in an effort to preserve the value thereof;

●
Pozen will use its commercially reasonable efforts to maintain and preserve intact its and its subsidiaries' respective business organizations, taken as a whole, material assets, material permits, material properties, material rights, goodwill and material business relationships and keep available the services of its and its subsidiaries' respective officers and employees as a group;

●	Pozen will not, and will cause its subsidiaries not to, directly or indirectly:

o	alter or amend its charter, by-laws or other constituent documents;

o	declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of the Pozen Common Stock (whether in cash or property);

o	split, divide, consolidate, combine or reclassify the Pozen Common Stock or any other securities of Pozen;

o
issue, grant, sell or pledge or authorize or agree to issue, grant, sell or pledge any Pozen Common Stock or other securities of Pozen or its subsidiaries (including options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans) which are convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, Pozen Common Stock, other than the issuance or sale of Pozen Common Stock pursuant to (i) the exercise of Pozen options outstanding on the date of the Transaction Agreement, or (ii) the terms of employee or director equity awards, including any awards issued under the Pozen stock option plan and outstanding on the date of the Transaction Agreement;

o
except as contemplated by the Transaction Agreement or as required by applicable law or the terms of any Pozen benefit plan in effect as of the date of the Transaction Agreement (i) grant any increases in the compensation or benefits of any of its directors, individual independent contractors, executive officers, employees or consultants, except for increases in the compensation of employees in the ordinary course of business whose annual base salary is less than US$250,000; or (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, individual independent contractor, officer or employee, (iii) promote any employee who is an officer to a position more senior than such employee's position as of the date of the Transaction Agreement, or promote a non-officer employee to an officer position, (iv) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, any compensation (including bonuses) or benefits under any Pozen benefit plan or Pozen employment agreement; (v) enter into, terminate or materially amend any Pozen benefit plan or any plan, program, agreement or Arrangement that would constitute a Pozen benefit plan if in effect on the date of the Transaction Agreement; (vi) hire any person to be employed by or a consultant of Pozen or any of its subsidiaries other than the hiring of employees or consultants in the ordinary course of business, where such employee or consultant has total annual compensation (base salary and target cash incentive opportunity) not in excess of US$250,000; (vii) terminate any person in connection with any mass reduction, reduction in force or corporate restructuring and (viii) loan or advance any money to any employee, director or individual independent contractor of Pozen or any of its subsidiaries (other than advances in the ordinary course of business) or forgive any loans to any such employee, director or individual independent contractor;

o
redeem, purchase or otherwise acquire any outstanding Pozen Common Stock or other securities convertible into or exchangeable or exercisable for Pozen Common Stock, other than (i) in transactions between two or more wholly-owned Pozen subsidiaries or between Pozen and a Pozen wholly-owned subsidiary, or (ii) pursuant to the terms of employee or director equity awards, including any awards issued under the Pozen share plan;

o	amend the terms of any securities of Pozen or its subsidiaries;

o	adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Pozen or any of its subsidiaries;

o	reorganize, consolidate or merge with any other person;

o
make any changes to any of its material accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures), except as required by applicable laws or U.S. GAAP;

o
except for sales, leases or licenses entered into in the ordinary course of business or as contemplated by the Transaction Agreement or in connection with any transactions contemplated thereby, and except for permitted liens, sell, lease or license, voluntarily pledge or otherwise dispose of any assets or properties of Pozen (including the shares or other equity securities of any subsidiary of Pozen) or of any of its subsidiaries having a value greater than US$500,000 in the aggregate;

o
abandon, allow to lapse or fail to maintain any intellectual property that is owned by or exclusively licensed to Pozen or any Pozen subsidiary and that is material to Pozen and its subsidiaries taken as a whole;

o
(i) acquire (by merger, consolidation, Arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset constituting a business (but excluding properties or assets acquired in the ordinary course of business), or (ii) make any investment in any person that is not Pozen or a Pozen subsidiary, by the purchase of securities or contribution of capital or otherwise, that has a value (in the case of clauses (i) and (ii)) greater than US$500,000 in the aggregate;

o	incur any indebtedness for borrowed money in excess of US$500,000 in the aggregate;

o
enter into any hedging, derivative or swap transaction or contract in respect thereof, except for any such transaction or contract entered into in the ordinary course of business and not for speculative purposes;

o	assume, guarantee or otherwise as an accommodation become responsible for the indebtedness for borrowed money of any other person (other than Pozen or any Pozen subsidiary);

o	make any loans or advances to any other person (other than Pozen or any Pozen subsidiary), except for extensions of credit in the ordinary course of business;

o
voluntarily waive, release, assign, settle or compromise any material claim or proceeding where such waivers, releases, assignments, settlements or compromises exceed US$500,000 individually or in any case would entail the imposition of any material non-monetary damages against Pozen or any Pozen subsidiary;

o	negotiate or enter into any collective bargaining agreement, collective agreement or other contract with any labour organization or union or other employee association;

o
settle or compromise any action, claim or other proceeding brought by any present, former or purported holder of its securities in connection with the Merger or the other transactions contemplated by the Transaction Agreement;

o
enter into any material new line of business, enterprise or other activity, which excludes the development or acquisition of pharmaceutical or similar products or product candidates (including the expansion of the usage or potential usage of any existing pharmaceutical or similar products or product candidates);

o	expend or commit to expend any amounts that would constitute capital expenditures pursuant to U.S. GAAP as applied by Pozen, where such expenditures or commitments exceed US$500,000 in the aggregate;

o
other than in the ordinary course of business, (i) enter into any contract that would, if entered into prior to the date of the Transaction Agreement, be a Pozen material contract, or (ii) materially modify, materially amend or terminate any Pozen material contract or waive, release or assign any material rights or claims thereunder;

o
except as required by applicable law or U.S. GAAP, make, change, revoke or rescind any material election relating to taxes; make or change any material method of tax accounting; make any material amendment with respect to any tax return; or settle or otherwise finally resolve any controversy relating to a material amount of taxes;

o	agree to do any of the foregoing;

●	Pozen will promptly notify Tribute in writing of the occurrence of any event which would have a Material Adverse Effect with respect to Pozen; and

●	Pozen will cooperate with Tribute and Parent to facilitate the preparation and filing of the Circular in accordance with Canadian securities laws on a timely basis.

Tribute Interim Operating Covenants

Tribute has undertaken covenants in the Transaction Agreement relating to the conduct of its business prior to the completion of the Arrangement or the earlier termination of the Transaction Agreement.  Unless Tribute otherwise consents in writing (to the extent that such consent is permitted by applicable law) or expressly permitted or specifically contemplated by the Transaction Agreement or as is otherwise required by applicable law or order:

●
the respective businesses of Tribute and its subsidiaries will be conducted, their respective facilities will be maintained and Tribute and its subsidiaries will continue to conduct and operate their respective businesses only in the ordinary course of business in an effort to preserve the value thereof;

●
Tribute will use its commercially reasonable efforts to maintain and preserve intact its and its subsidiaries' respective business organizations, taken as a whole, material assets, material permits, material properties, material rights, goodwill and material business relationships and keep available the services of its and its subsidiaries' respective officers and employees as a group;

●	Tribute will not, and will cause its subsidiaries not to, directly or indirectly:

o	alter or amend its charter, by-laws or other constituent documents;

o	declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of the Tribute Common Share (whether in cash or property);

o	split, divide, consolidate, combine or reclassify the Tribute Common Share or any other securities of Tribute;

o
issue, grant, sell or pledge or authorize or agree to issue, grant, sell or pledge any Tribute Common Share or other securities of Tribute or its subsidiaries (including options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans) which are convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, Tribute Common Shares, other than the issuance or sale of Tribute Common Shares pursuant to (i) the exercise of Tribute Options, Tribute Warrants or Tribute Compensation Options outstanding on the date of the Transaction Agreement or issuable pursuant to such securities outstanding on the date of the Transaction Agreement, or (ii) the terms of employee or director equity awards, including any awards issued under the Tribute Option Plan and outstanding on the date of the Transaction Agreement;

o
except as contemplated by the Transaction Agreement or as required by applicable law or the terms of any Tribute plan in effect as of the date of the Transaction Agreement (i) grant any increases in the compensation or benefits of any of its directors, individual independent contractors, executive officers, employees or consultants, except for increases in the compensation of employees in the ordinary course of business whose annual base salary is less than US$250,000; or (ii) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, individual independent contractor, officer or employee, (iii) promote any employee who is an officer to a position more senior than such employee's position as of the date of the Transaction Agreement, or promote a non-officer employee to an officer position, (iv) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, any compensation (including bonuses) or benefits under any Tribute plan or Tribute employment agreement; (v) enter into, terminate or materially amend any Tribute benefit plan or any plan, program, agreement or Arrangement that would constitute a Tribute benefit plan if in effect on the date of the Transaction Agreement; (vi) hire any person to be employed by or a consultant of Tribute or any of its subsidiaries other than the hiring of employees or consultants in the ordinary course of business, where such employee or consultant has total annual compensation (base salary and target cash incentive opportunity) not in excess of US$250,000; (vii) terminate any person in connection with any mass reduction, reduction in force or corporate restructuring and (viii) loan or advance any money to any employee, director or individual independent contractor of Tribute or any of its subsidiaries (other than advances in the ordinary course of business) or forgive any loans to any such employee, director or individual independent contractor;

o
redeem, purchase or otherwise acquire any outstanding Tribute Common Share or other securities convertible into or exchangeable or exercisable for Tribute Common Shares, other than (i) in transactions between two or more wholly-owned Tribute subsidiaries or between Tribute and a wholly-owned Tribute subsidiary, or (ii) pursuant to the terms of employee or director equity awards, including any awards issued under the Tribute Option Plan;

o	amend the terms of any securities of Tribute or its subsidiaries;

o	adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Tribute or any of its subsidiaries;

o	reorganize, amalgamate, consolidate or merge with any other person;

o
make any changes to any of its material accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures), except as required by applicable laws or U.S. GAAP;

o
except for sales, leases or licenses entered into in the ordinary course of business or as contemplated by the Transaction Agreement or in connection with any transactions contemplated thereby, and except for permitted liens, sell, lease or license, voluntarily pledge or otherwise dispose of any assets or properties of Tribute (including the shares or other equity securities of any subsidiary of Tribute) or of any of its subsidiaries having a value greater than US$500,000 in the aggregate;

o
abandon, allow to lapse or fail to maintain any intellectual property that is owned by or exclusively licensed to Tribute or any Tribute subsidiary and that is material to Tribute and its subsidiaries taken as a whole;

o
(i) acquire (by merger, amalgamation, consolidation, Arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset constituting a business (but excluding properties or assets acquired in the ordinary course of business), or (ii) make any investment in any person that is not Tribute or a Tribute subsidiary, by the purchase of securities or contribution of capital or otherwise, that has a value (in the case of clauses (i) and (ii)) greater than US$500,000 in the aggregate;

o	incur any indebtedness for borrowed money in excess of US$500,000 in the aggregate;

o
enter into any hedging, derivative or swap transaction or contract in respect thereof, except for any such transaction or contract entered into in the ordinary course of business and not for speculative purposes;

o	assume, guarantee or otherwise as an accommodation become responsible for the indebtedness for borrowed money of any other person (other than Tribute or any Tribute subsidiary);

o	make any loans or advances to any other person (other than Tribute or any Tribute subsidiary), except for extensions of credit in the ordinary course of business;

o
voluntarily waive, release, assign, settle or compromise any material claim or proceeding where such waivers, releases, assignments, settlements or compromises exceed US$500,000 individually or in any case would entail the imposition of any material non-monetary damages against Tribute or any Tribute subsidiary;

o	negotiate or enter into any collective bargaining agreement, collective agreement or other contract with any labour organization or union or other employee association;

o
settle or compromise any action, claim or other proceeding brought by any present, former or purported holder of its securities in connection with the Arrangement or the other transactions contemplated by the Transaction Agreement other than in respect of Tribute Dissenting Shareholders;

o
enter into any material new line of business, enterprise or other activity, which excludes the development or acquisition of pharmaceutical or similar products or product candidates (including the expansion of the usage or potential usage of any existing pharmaceutical or similar products or product candidates);

o
expend or commit to expend any amounts that would constitute capital expenditures pursuant to U.S. GAAP as applied by Tribute, where such expenditures or commitments exceed US$500,000 in the aggregate;

o
other than in the ordinary course of business, (i) enter into any contract that would, if entered into prior to the date of the Transaction Agreement, be a Tribute material contract, or (ii) materially modify, materially amend or terminate any Tribute material contract or waive, release or assign any material rights or claims thereunder;

o
except as required by applicable law or U.S. GAAP, make, change, revoke or rescind any material election relating to taxes; make or change any material method of tax accounting; make any material amendment with respect to any tax return; or settle or otherwise finally resolve any controversy relating to a material amount of taxes;

o
other than in the ordinary course of business, submit any material information to or enter into any material discussions with or respond to any enquiry from any regulatory authority with respect to any product offered by Tribute or its subsidiaries; and

o	agree to do any of the foregoing;

●	Tribute will promptly notify Pozen in writing of the occurrence of any event which would have a Material Adverse Effect with respect to Tribute;

●	Tribute will cooperate with Pozen and Parent to prepare and file the Form S-4 with the SEC and the Pozen proxy statement contained therein on a timely basis; and

●
Tribute shall use its reasonable commercial efforts to obtain an optionholder election form (as defined in the Arrangement) from each holder of Tribute Options prior to the application by Tribute for the Final Order.

Parent Interim Operating Covenants

Parent has undertaken covenants in the Transaction Agreement relating to the conduct of its business prior to the completion of the Transaction or the earlier termination of the Transaction Agreement.  Unless Pozen and Tribute otherwise consent in writing (to the extent that such consent is permitted by applicable law) or expressly permitted or specifically contemplated by the Transaction Agreement or as is otherwise required by applicable law or order:

●	Parent and its material subsidiaries will maintain their respective facilities and will continue to conduct and operate their respective businesses only in the ordinary course of business;

●
Parent will use its commercially reasonable efforts to maintain and preserve intact its and its subsidiaries' respective business organizations, taken as a whole, material assets, material permits, material properties, material rights, goodwill and material business relationships and keep available the services of its and its subsidiaries' respective officers and material employees as a group;

●	Parent will not and will not permit the material subsidiaries of Parent to, directly or indirectly:

o
alter or amend its memorandum and articles of association or other constituent documents in a manner adverse to Pozen Stockholders or Tribute Shareholders or inconsistent with the Transaction Agreement;

o
declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of any of its equity securities, except, in the case of Parent's wholly-owned subsidiaries, for dividends payable to Parent or among wholly-owned subsidiaries of Parent;

o	split, divide, consolidate, combine or reclassify the Parent Shares;

o	amend the material terms of any equity securities of Parent;

o	adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Parent; or

o	agree to do any of the foregoing;

●	Parent will promptly notify Pozen and Tribute in writing of the occurrence of any event which would have a Material Adverse Effect with respect to Parent or Parent's material subsidiaries;

●	Parent will register the Parent Shares pursuant to Section 12(b) of the U.S. Exchange Act; and

●	Parent will cooperate with Pozen to prepare and file the Form S-4 and the Pozen proxy statement contained therein with the SEC and with Tribute to prepare and file the Tribute circular.

Board Recommendations; Tribute Meeting

Parent's board of directors has unanimously adopted resolutions approving the Transaction Agreement.  The Pozen Board has unanimously adopted resolutions approving the Transaction Agreement and resolving to recommend to the holders of Pozen Common Stock that they vote to adopt the Transaction Agreement (the "Pozen Recommendation").  The Tribute Board has unanimously adopted resolutions approving the Transaction Agreement and resolving to recommend to the holders of Tribute Common Shares that they vote FOR the Arrangement Resolution (the "Tribute Recommendation").  In furtherance thereof and subject to the requirements of applicable law, Pozen has agreed to take all lawful action to convene a meeting of its stockholders, at which Pozen Stockholders will consider the adoption of the Transaction Agreement, as promptly as practicable after the registration statement on Form S-4, filed by Parent which contains Pozen's proxy statement, is declared effective.

Pozen Non-Solicitation; Pozen Acquisition Proposals

Subject to the exceptions described below, until the earlier of the Closing of the Transaction or the date, if any, on which the Transaction Agreement is terminated, Pozen shall not, and will cause its subsidiaries and direct each of its and their respective representatives not to, directly or indirectly, through any other person:

●
initiate, solicit, knowingly facilitate or knowingly encourage (including by way of furnishing or affording access to information), or take any other action that would be reasonably expected to promote, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a Pozen Acquisition Proposal or potential Pozen Acquisition Proposal;

●
participate or engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise cooperate in any way with, or assist or participate in, knowingly encourage or otherwise knowingly facilitate, any effort or attempt by any other person (other than Tribute and its affiliates) to make or complete a Pozen Acquisition Proposal;

●	effect any Pozen Change of Recommendation (defined below);

●
approve, recommend or remain neutral with respect to, or publicly propose to approve, recommend or remain neutral with respect to any Pozen Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a Pozen Acquisition Proposal until the fifth business day after such Pozen Acquisition Proposal has been publicly announced shall not constitute a violation of this provision; or

●	accept or enter into, or publicly propose to accept or enter into, any Pozen Acquisition Agreement.

A "Pozen Change of Recommendation" for the purpose of the Transaction Agreement means any of the following: (i) the Pozen Board withholds, withdraws, modifies, changes or qualifies in a manner adverse to Tribute the Pozen Recommendation, (ii) the Pozen Board approves or recommends any Pozen Acquisition Proposal, (iii) Pozen enters into a Pozen Acquisition Agreement or (iv) Pozen or the Pozen Board publicly proposes or announces its intention to do any of the foregoing.

However, if, prior to receipt of the Pozen Stockholder approval, Pozen or any of its subsidiaries, or any of its or their respective representatives, receives a written Pozen Acquisition Proposal (including, an amendment, change or modification to a Pozen Acquisition Proposal made prior to the date of the Transaction Agreement) that was not solicited after the date of the Transaction Agreement in contravention of the restrictions described above, Pozen and its representatives may:

●
contact the person making the Pozen Acquisition Proposal (or such person's representatives) solely for the purpose of clarifying the terms and conditions of such Pozen Acquisition Proposal and the likelihood of its consummation, so as to determine whether such Pozen Acquisition Proposal is, or could reasonably be expected to lead to, a Pozen Superior Proposal (as described below); and

●
if the Pozen Board determines in good faith, following consultation with its outside legal counsel and financial advisors, that such Pozen Acquisition Proposal is, or could reasonably be expected to lead to, a Pozen Superior Proposal and that the failure to take relevant action would conflict with its fiduciary duties:

o
furnish to such person (and such person's representatives) information with respect to Pozen and its subsidiaries, provided that (1) Pozen first enters into a confidentiality agreement with such person that is no less favourable (including with respect to any "standstill" and similar provisions) to Pozen than the non-disclosure agreement between Pozen and Tribute, and sends a copy of such agreement to Tribute promptly following its execution, and (2) Pozen contemporaneously provides to Tribute any non-public information concerning Pozen and its subsidiaries that is provided to such person which was not previously provided to Tribute is also provided to Tribute or its representatives; and

o	engage in discussions and negotiations with such person and its representatives with respect to such Pozen Acquisition Proposal.

A "Pozen Superior Proposal" for the purpose of the Transaction Agreement means, in general terms, an unsolicited bona fide written Pozen Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to "20%" in the definition of "Pozen Acquisition Proposal" as it relates to securities of Pozen shall be changed to "50%" and references to "20%," as regards the assets of Pozen, shall be changed to "50%") made by a Person or Persons acting jointly or in concert (other than Parent, Tribute, Pozen and any of their respective affiliates) and which, or in respect of which: (i) the Pozen Board has determined in good faith, after consultation with its financial advisors and outside legal counsel: (a) would, if consummated, taking into account all of the terms and conditions of such Pozen Acquisition Proposal (but not assuming any risk of non-completion), result in a transaction which is more favourable to Pozen Stockholders from a financial point of view than the Transaction; (b) is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Pozen Acquisition Proposal and the Person or Persons making such Pozen Acquisition Proposal; and (c) that funds, securities or other consideration necessary for the Pozen Acquisition Proposal are or are reasonably likely to be available; and (ii) in the case of a Pozen Acquisition Proposal involving Pozen Common Stock, is made available to all of the Pozen Stockholders on the same terms and conditions.

Pozen must promptly (and in any event within 24 hours of receipt) notify Tribute, at first orally and then in writing, of any proposal, inquiry, offer or request relating to or constituting a Pozen Acquisition Proposal, or which could reasonably be expected to lead to a Pozen Acquisition Proposal, in each case, received on or after the date of the Transaction Agreement, of which Pozen, any of its subsidiaries or any of their respective representatives is or becomes aware, or any request received by Pozen or any of its subsidiaries or any of their respective representatives for non-public information relating to Pozen or any of its subsidiaries in connection with a potential or actual Pozen Acquisition Proposal or for access to the properties, books and records or a list of securityholders of Pozen or any of its subsidiaries in connection with a potential or actual Pozen Acquisition Proposal. Such notice shall include the identity of the person making such Pozen Acquisition Proposal or proposal, inquiry, offer or request and a description of the material terms and conditions of such Pozen Acquisition Proposal or proposal, inquiry, offer or request, including a copy of any written materials submitted to Pozen, any of its subsidiaries or their representatives. Following the initial notification by Pozen to Tribute in respect of any Pozen Acquisition Proposal (or proposal, inquiry, offer or request in respect thereof) pursuant to the terms of the immediately preceding sentence, Pozen must keep Tribute promptly and fully informed of the status, including any change to the material terms and conditions, of any such Pozen Acquisition Proposal, proposal, inquiry, offer or request (for the avoidance of doubt, following such initial notification pursuant to the immediately preceding sentence, the terms of this sentence shall control in respect of such Pozen Acquisition Proposal, proposal, inquiry, offer or request).

Pozen Change of Recommendation

The Pozen Board may, at any time after the date of the Transaction Agreement and prior to the receipt of the Pozen Stockholder approval, (i) effect a Pozen Change of Recommendation, if there is a material change, effect, development, circumstance, condition, state of facts, event or occurrence (that does not relate to or involve a Pozen Acquisition Proposal) occurring or arising after the date of the Transaction Agreement that was not known to the Pozen Board or certain officers of Pozen, or the material consequences of which (based on facts known to the Pozen Board or certain officers, as of the date of the Transaction Agreement) were not reasonably foreseeable, as of the date of the Transaction Agreement (a "Pozen Intervening Event"), or (ii) following receipt of a bona fide, unsolicited, written Pozen Acquisition Proposal that the Pozen Board determines in good faith, after consultations with outside legal and financial advisors, is a Pozen Superior Proposal, effect a Pozen Change of Recommendation and/or accept, approve or enter into any alternative Pozen Acquisition Agreement, if and only if:

●
in the case of clause (ii) above, such Pozen Acquisition Proposal did not result from a breach of the non-solicitation provision described above and Pozen has complied with the other terms described in this section;

●
the Pozen Board has determined in good faith, after consultation with its outside legal and financial advisors, that the failure to take the relevant action specified in clause (i) or clause (ii) above, as applicable, would be reasonably likely to be inconsistent with the Pozen Board's fiduciary duties to Pozen Stockholders under applicable laws;

●
Pozen has provided written notice to Tribute delivered promptly (and in any event, within 24 hours) after the determination by the Pozen Board that (a) a Pozen Intervening Event has occurred, advising Tribute that the Pozen Board has determined that a Pozen Intervening Event has occurred and, as a result thereof, the Pozen Board intends to effect a Pozen Change of Recommendation, which written notice will set forth in reasonable detail the facts and circumstances related to the Pozen Intervening Event, or (b) a Pozen Superior Proposal exists, advising Tribute that Pozen has received a Pozen Superior Proposal and including written notice of the determination of the Pozen Board that such Pozen Acquisition Proposal constitutes a Pozen Superior Proposal, and, in the case of clause (ii) above, provided Tribute with a copy of any document(s) containing such Pozen Acquisition Proposal; and

●
solely in the case of a Pozen Intervening Event or a Pozen Superior Proposal, Pozen previously or concurrently will have terminated the Transaction Agreement and paid the applicable termination fee described below.

Nothing in the Transaction Agreement will prevent (i) Pozen or the Pozen Board from complying with its disclosure obligations under applicable U.S. federal or state law with regard to a Pozen Acquisition Proposal, as long as such disclosure does not constitute a Pozen Change of Recommendation, except as otherwise permitted by the Transaction Agreement, or (ii) calling or holding a meeting of the Pozen Stockholders requisitioned by the Pozen Stockholders in accordance with the DGCL or taking any other action with respect to a Pozen Acquisition Proposal to the extent ordered or mandated by a court of competent jurisdiction, as long as any proxy statement or other document required in connection with such meeting recommends that Pozen Stockholders vote against any proposed resolution in favour of or necessary to complete such Pozen Acquisition Proposal.

Tribute Non-Solicitation; Tribute Acquisition Proposals

Subject to the exceptions described below, until the earlier of the Closing or the date, if any, on which the Transaction Agreement is terminated, Tribute has agreed that it will not, and will cause its subsidiaries and direct each of its and their respective representatives not to, directly or indirectly, through any other person:

●
initiate, solicit, knowingly facilitate or knowingly encourage (including by way of furnishing or affording access to information), or take any other action that would be reasonably expected to promote, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a Tribute Acquisition Proposal or potential Tribute Acquisition Proposal;

●
participate or engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise cooperate in any way with, or assist or participate in, knowingly encourage or otherwise knowingly facilitate, any effort or attempt by any other person (other than Pozen and its affiliates) to make or complete a Tribute Acquisition Proposal;

●	effect any Tribute Change of Recommendation (defined below);

●
approve, recommend or remain neutral with respect to, or publicly propose to approve, recommend or remain neutral with respect to any Tribute Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a Tribute Acquisition Proposal until the fifth business day after such Tribute Acquisition Proposal has been publicly announced shall not constitute a violation of this section; or

●	accept or enter into, or publicly propose to accept or enter into, any Tribute Acquisition Agreement.

A "Tribute Change of Recommendation" for the purpose of the Transaction Agreement means any of the following: (i) the Tribute Board withholds, withdraws, modifies, changes or qualifies in a manner adverse to Pozen the Tribute Recommendation, (ii) the Tribute Board approves or recommends any Tribute Acquisition Proposal, (iii) Tribute enters into a Tribute Acquisition Agreement or (iv) Tribute or the Tribute Board publicly proposes or announces its intention to do any of the foregoing.

However, if, prior to receipt of the approval of the Arrangement Resolution, Tribute or any of its subsidiaries, or any of its or their respective representatives, receives a written Tribute Acquisition Proposal (including, an amendment, change or modification to a Tribute Acquisition Proposal made prior to the date of the Transaction Agreement) that was not solicited after the date of the Transaction Agreement in contravention of the restrictions described above, Tribute and its representatives may:

●
contact the person making the Tribute Acquisition Proposal (or such person's representatives) solely for the purpose of clarifying the terms and conditions of such Tribute Acquisition Proposal and the likelihood of its consummation, so as to determine whether such Tribute Acquisition Proposal is, or could reasonably be expected to lead to, a Tribute Superior Proposal; and

●
if the Tribute Board of directors determines in good faith, following consultation with its outside legal counsel and financial advisors, that such Tribute Acquisition Proposal is, or could reasonably be expected to lead to, a Tribute Superior Proposal and that the failure to take relevant action would conflict with its fiduciary duties:

o
furnish to such person (and such person's representatives) information with respect to Tribute and its subsidiaries, provided that (1) Tribute first enters into a confidentiality agreement with such person that is no less favourable (including with respect to any "standstill" and similar provisions) to Tribute than the non-disclosure agreement between Pozen and Tribute, and sends a copy of such agreement to Pozen promptly following its execution, and (2) Tribute contemporaneously provides to Pozen any non-public information concerning Tribute and its subsidiaries that is provided to such person which was not previously provided to Pozen is also provided to Pozen or its representatives; and

o	engage in discussions and negotiations with such person and its representatives with respect to such Tribute Acquisition Proposal.

A "Tribute Superior Proposal" for the purpose of the Transaction Agreement means, in general terms, an unsolicited bona fide written Tribute Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to "20%" in the definition of "Tribute Acquisition Proposal" as it relates to securities of Tribute shall be changed to "50%" and references to "20%," as regards the assets of Tribute, shall be changed to "50%"), made by a person or persons acting jointly or in concert (other than Parent, Tribute, Pozen or any of their respective affiliates) and which, or in respect of which: (i) the Tribute Board has determined in good faith, after consultation with its financial advisors and outside legal counsel: (a) would, if consummated, taking into account all of the terms and conditions of such Tribute Acquisition Proposal (but not assuming any risk of non-completion), result in a transaction which is more favourable to Tribute Shareholders from a financial point of view than the Transaction; (b) is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Tribute Acquisition Proposal and the person or persons making such Tribute Acquisition Proposal; and (c) that funds, securities or other consideration necessary for the Tribute Acquisition Proposal are or are reasonably likely to be available; and (ii) in the case of a Tribute Acquisition Proposal involving Tribute Common Shares, is made available to all of the Tribute Shareholders on the same terms and conditions.

Tribute must promptly (and in any event within 24 hours of receipt) notify Pozen, at first orally and then in writing, of any proposal, inquiry, offer or request relating to or constituting a Tribute Acquisition Proposal, or which could reasonably be expected to lead to a Tribute Acquisition Proposal, in each case, received on or after the date of the Transaction Agreement, of which Tribute, any of its subsidiaries or any of their respective representatives is or becomes aware, or any request received by Tribute or any of its subsidiaries or any of their respective representatives for non-public information relating to Tribute or any of its subsidiaries in connection with a potential or actual Tribute Acquisition Proposal or for access to the properties, books and records or a list of securityholders of Tribute or any of its subsidiaries in connection with a potential or actual Tribute Acquisition Proposal.  Such notice shall include the identity of the person making such Tribute Acquisition Proposal or proposal, inquiry, offer or request and a description of the material terms and conditions of such Tribute Acquisition Proposal or proposal, inquiry, offer or request, including a copy of any written materials submitted to Tribute, any of its subsidiaries or their representatives. Following the initial notification by Tribute to Pozen in respect of any Tribute Acquisition Proposal (or proposal, inquiry, offer or request in respect thereof) pursuant to the terms of the immediately preceding sentence, Tribute must keep Pozen promptly and fully informed of the status, including any change to the material terms and conditions, of any such Tribute Acquisition Proposal, proposal, inquiry, offer or request (for the avoidance of doubt, following such initial notification pursuant to the immediately preceding sentence, the terms of this sentence shall control in respect of such Tribute Acquisition Proposal, proposal, inquiry, offer or request).

Tribute Change of Recommendation

Tribute may, at any time after the date of the Transaction Agreement and prior to the receipt of the Tribute Shareholder approval, (i) effect a Tribute Change of Recommendation, if there is a material change, effect, development, circumstance, condition, state of facts, event or occurrence (that does not relate to or involve a Tribute Acquisition Proposal) occurring or arising after the date of the Transaction Agreement that was not known to the Tribute Board or certain officers of Tribute, or the material consequences of which (based on facts known to the Tribute Board or certain officers of Tribute, as of the date of the Transaction Agreement) were not reasonably foreseeable, as of the date of the Transaction Agreement (a "Tribute Intervening Event"), or (ii) following receipt of a bona fide, unsolicited, written Tribute Acquisition Proposal that the Tribute Board determines in good faith, after consultations with its outside legal and financial advisors, is a Tribute Superior Proposal, effect a Tribute Change of Recommendation and/or accept, approve or enter into any alternative Tribute Acquisition Agreement, if and only if:

●
in the case of clause (ii) above, the Tribute Acquisition Proposal did not result from a breach of the non-solicitation provision described above and Tribute has complied with the other terms described in this section;

●
the Tribute Board has determined in good faith, after consultation with its outside legal and financial advisors, that the failure to take relevant action specified in clause (i) or clause (ii) above, as applicable, would be reasonably likely to be inconsistent with the Tribute Board's fiduciary duties to Tribute under applicable laws;

●
Tribute has provided written notice to Pozen delivered promptly (and in any event, within 24 hours) after the determination by the Tribute Board that (a) a Tribute Intervening Event has occurred, advising Pozen that the Tribute Board has determined that a Tribute Intervening Event has occurred and, as a result thereof, the Tribute Board intends to effect a Tribute Change of Recommendation, which written notice will set forth in reasonable detail the facts and circumstances related to such Tribute intervening event, or (b) a Tribute Superior Proposal exists, advising Pozen that Tribute has received a Tribute Superior Proposal and including written notice of the determination of the Tribute Board that such Tribute Acquisition Proposal constitutes a Tribute Superior Proposal, and, in the case of clause (ii) above, provided Pozen with a copy of the document(s) containing such Tribute Acquisition Proposal; and

●
solely in the case of a Tribute Intervening Event or a Tribute Superior Proposal, Tribute previously or concurrently has terminated the Transaction Agreement and paid the applicable termination fee described below under the section entitled "The Transaction Agreement—Termination Fees; Effect of Termination".

Nothing in the Transaction Agreement will prevent (i) Tribute or the Tribute Board from complying with its disclosure obligations under applicable U.S. federal or state law or applicable Canadian law with regard to a Tribute Acquisition Proposal, as long as such disclosure does not constitute a Tribute Change of Recommendation, except as otherwise permitted by the Transaction Agreement, or (ii) calling or holding a meeting of the Tribute Shareholders requisitioned by the Tribute Shareholders in accordance with applicable law or taking any other action with respect to a Tribute Acquisition Proposal to the extent ordered or mandated by a court of competent jurisdiction, as long as any proxy statement or other document required in connection with such meeting recommends that Tribute Shareholders vote against any proposed resolution in favour of or necessary to complete such Tribute Acquisition Proposal.

Consents and Approvals

Each party to the Transaction Agreement shall, and shall cause its wholly-owned subsidiaries to, use commercially reasonable efforts to, as promptly as practicable:

●
obtain from any Governmental Authority all waivers, consents, clearances and approvals, including the required regulatory approvals, required or reasonably necessary to consummate the transactions contemplated by the Transaction Agreement;

●
make all filings and submissions that are required or reasonably necessary to consummate the transactions contemplated by the Transaction Agreement and thereafter make any other required or appropriate submissions including, without limiting the foregoing, all filings and submissions required in connection with any required regulatory approvals;

●
take reasonable actions to provide notice to any third party, or obtain from any third party any waivers, consents and approvals required or reasonably necessary to consummate the transactions contemplated by the Transaction Agreement.

Each of the parties to the Transaction Agreement agrees to cooperate and to use commercially reasonable efforts to (i) provide any notices and obtain any waivers, consents, clearances and approvals as required or reasonably necessary to consummate the transactions contemplated by the Transaction Agreement under the HSR Act, the Competition Act (Canada) and any other federal, provincial, state or foreign law designed to prohibit, restrict or regulate actions relating to monopolization or restraint of trade or foreign investment, and (ii) respond to any requests of any Governmental Authority for information or documentary material under any such relevant competition laws, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by the Transaction Agreement under any such relevant laws. In furtherance of the foregoing, each of Pozen and Tribute also agrees to take any and all steps necessary to resolve any objections from Governmental Authorities and to avoid or eliminate impediments under any relevant competition law that may be asserted by any Governmental Authority with respect to the Arrangement and the merger, in each case, so as to enable the Arrangement Effective Time and the Merger Effective Time to occur as promptly as practicable and in any event no later than the outside date; provided, however, that Pozen or Tribute (or any of their subsidiaries) are not required to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its (or their subsidiaries') business in any specified manner) if doing so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either Pozen or Tribute, as applicable.

Employee Matters

Under the Transaction Agreement, Parent agrees that:

●	At or prior to Closing, Parent shall approve an omnibus equity incentive plan for officers, directors, employees and consultants of Parent; and

●
Parent shall, or shall cause Pozen and Tribute to, maintain for the 12 months after the Closing of the Transaction, the Pozen severance plan and maintain the current severance practice of Tribute for the benefit of all affected individuals who are employees of Pozen, Tribute or each of their respective subsidiaries at the Merger Effective Time.  In the event that an assumed employee's employment is terminated after and within 12 months of the Merger Effective Time, the assumed employee shall be entitled to the severance benefits under the Pozen severance plan or the Tribute severance plan, as applicable.

Financing Covenant

Under the Transaction Agreement, Pozen and Tribute agree to, and to cause their respective wholly-owned subsidiaries and its and their representatives, including management, officers, employees, directors, legal, non-legal and accounting advisors and auditors to provide reasonable cooperation to Parent in consummating the Parent financing, including:

●
promptly furnishing Parent and the sources of such financing with specified financial and other information, which shall be compliant with the Transaction Agreement, and with such other information and documentation required under applicable "know your customer" and anti-money laundering rules and regulations;

●
promptly furnishing Parent with financial and other pertinent information regarding Pozen, Tribute and their respective subsidiaries as may be reasonably requested in writing by Parent and that is reasonably available to each party, as applicable, including all financial statements and financial and other data of the type required by Regulation S-X and Regulation S-K under the U.S. Securities Act for registered offerings of debt securities, and of the type and form customarily included in offering documents used in private placements under Rule 144A of the U.S. Securities Act (including pro forma financial information), and other documents required to satisfy any customary negative assurance opinion to consummate the Parent financing at closing, including all information and data necessary to satisfy any conditions set forth in any commitment letter in respect of the Parent financing;

●	using reasonable best efforts to obtain accountants' comfort letters and legal opinions at the expense of and as reasonably requested by Parent;

●	reasonably cooperating with Parent's legal counsel in connection with any legal opinion that such legal counsel may be required to deliver in connection with such Parent financing; and

●
taking all corporate or other actions, subject to the occurrence of the closing, reasonably necessary to permit the consummation of the Parent financing and to permit the proceeds thereof to be made available to Parent, including assisting in the preparation of and executing one or more credit agreements (or amendments thereto), pledge and security documents (or amendments thereto), guarantees, indentures, purchase agreements, currency or interest hedging agreements and other definitive documentation, certificates, representation letters, authorization letters and related deliverables relating to the Parent financing, arranging for payoff letters and lien and guarantee releases with respect to existing indebtedness and reasonably facilitating the provision of guarantees, the grant (and perfection) of a security interest in collateral and the provision of related lender protections.

Indemnification

All indemnification or exculpation rights existing in favour of present or former directors and officers of Tribute, Pozen or any of their respective subsidiaries as provided in the constituent documents of Tribute, Pozen or any of their respective subsidiaries or contracts to which Tribute, Pozen or any of their respective subsidiaries are bound and which is in effect as of the date of the Transaction Agreement will continue in full force and effect and without modification.

In addition, Parent will, or will cause its subsidiaries to, maintain in effect without any reduction in scope or coverage for six years from the Closing Date, customary policies of directors' and officers' liability insurance covering those persons who are currently covered by the directors' and officers' liability insurance policies of Tribute, Pozen or any of their respective subsidiaries that are in effect immediately prior to the Closing Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Closing Date,  subject to certain limitation and premium thresholds set forth in the Transaction Agreement.

For a period of not less than six years after the Closing Date, Parent, Pozen and Tribute will, jointly and severally, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless the present and former directors and officers of Tribute, Pozen or any of their respective subsidiaries for any costs or expenses (including advancing reasonable legal fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each indemnified party to the fullest extent permitted by applicable law, subject to the indemnifying or advancing party's receipt of an unsecured undertaking by or on behalf of the indemnified party to repay such funds if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such indemnified party is not entitled to indemnification thereunder), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any proceeding arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred on or prior to the Closing Date, whether asserted or claimed before or after the Merger Effective Time, in connection with or as a result of such indemnified party serving as an officer or director of Tribute, Pozen or any of their respective subsidiaries.

Other Covenants and Agreements

The Transaction Agreement contains certain other covenants, including covenants relating to cooperation between Parent, Pozen and Tribute in the preparation of this Circular, other filings to be made with the SEC and other governmental filings, obtaining consents, access to information and performing their respective obligations regarding public announcements. Parent, Pozen and Tribute have further agreed, as applicable, to the following additional covenants and agreements in the Transaction Agreement, among others, Parent, Pozen and Tribute have agreed to take all required steps to cause (i) dispositions of Pozen Common Stock resulting from the Merger and the other transactions contemplated by the Transaction Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to Pozen immediately prior to the Merger Effective Time to be exempt under Rule 16b-3 of the U.S. Exchange Act and (ii) acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the Merger and the other transactions contemplated by the Transaction Agreement by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act.

Conditions to the Completion of the Arrangement and the Merger

The completion of the Arrangement and the Merger depend upon the satisfaction or waiver of a number of conditions, all of which, to the extent permitted by applicable law, may be waived by Tribute and/or Pozen, as applicable.

The following conditions must be satisfied or waived before Pozen or Tribute is obligated to complete the Arrangement and the Merger:

●
the Arrangement Resolution shall have been approved by the Tribute Shareholders at the Tribute Meeting in accordance with the Interim Order and applicable laws, including on a "majority of the minority" basis;

●	the Pozen Stockholder approval must have been obtained at the Pozen Meeting in accordance with applicable laws;

●
each of the Interim Order and Final Order shall have been obtained on terms consistent with the Transaction Agreement and in form and substance satisfactory to each of Pozen and Tribute, each acting reasonably, and shall not have been set aside or modified in any manner unacceptable to either Pozen or Tribute, each acting reasonably, on appeal or otherwise;

●
the registration statement on Form S-4 filed by Parent in respect of the Parent Shares to be issued in the Merger must have been declared effective and must not be the subject of a stop order suspending its effectiveness;

●
the Parent Shares to be issued as the Merger consideration and the Arrangement Consideration shall have been approved for listing on NASDAQ, subject only to official notice of issuance and (ii) conditionally approved for listing on the TSX, subject only to the satisfaction of the customary listing conditions of the TSX;

●	the conditions to closing shall have been met or waived with respect to the Parent Financing;

●
the only condition precedent to the respective obligations of the parties to consummate the Merger which remains unsatisfied pursuant to the terms of the Transaction Agreement, shall be the filing of the Certificate of Merger.  The only condition precedent to the respective obligations of the parties to consummate the Arrangement which remains unsatisfied pursuant to the terms of the Transaction Agreement, shall be the filing of the Articles of Arrangement;

●
the required regulatory approvals shall have been obtained or concluded and shall be in full force and effect and any waiting or suspensory periods related to the required regulatory approvals shall have expired or been terminated, in each case, without the imposition of any restraint;

●
no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger and the Arrangement or any of the other transactions contemplated in the Transaction Agreement and (ii) no Governmental Authority shall have instituted any proceeding (which remains outstanding at what would otherwise be the Closing Date) before any Governmental Authority of competent jurisdiction seeking to enjoin or otherwise prohibit consummation of the transactions contemplated by the Transaction Agreement;

●
there has been no change in applicable law (whether or not such change in law is yet effective) with respect to Section 7874 of the Code and the regulations promulgated thereunder (or any other U.S. tax law), or official interpretation thereof as set forth in published guidance by the IRS (other than IRS news releases) (whether or not such change in official interpretation is yet effective), and no bill that would implement such a change has been passed in identical (or substantially identical such that a conference committee is not required prior to submission of such legislation for approval or veto by the President of the United States) form by both the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bill has not yet elapsed, in each case, that, once effective, in the opinion of nationally recognized U.S. tax counsel, would cause Parent to be treated as a United States domestic corporation for United States federal income tax purposes;

●	following the Merger and the Arrangement, Parent should not be taxed as a U.S. resident corporation;

●
Pozen shall have received the legal opinion from Pozen's special tax counsel, in the manner described in the Transaction Agreement to the effect that Section 7874 of the Code (or any other U.S. tax law), existing regulations promulgated thereunder, and official interpretation thereof as set forth in published guidance should not apply so as to cause Parent to be treated as a domestic corporation for U.S. federal income tax purposes from and after the Closing Date; and

●
the issuance of the Parent Shares to Tribute Shareholders in exchange for their Tribute Common Share and the issuance of Parent Options to Tribute Optionholders in exchange for their Tribute Options, all pursuant to the Arrangement, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof and shall be exempt or qualified under all applicable U.S. state securities laws, and such securities will not be subject to restrictions on transfer under the U.S. Securities Act and applicable state securities laws except such as may be imposed by Rule 144 under the U.S. Securities Act with respect to certain "affiliates" (as such term is defined in Rule 405 under the U.S. Securities Act) of Can Merger Sub.

The following conditions must also be satisfied or waived before Pozen is obligated to complete the Merger:

●	Tribute must have complied in all material respects with its obligations, covenants and agreements in the Transaction Agreement to be performed and complied with on or before the Closing Date;

●	the representations and warranties of Tribute must be accurate in the manner described in the Transaction Agreement;

●	no Material Adverse Effect with respect to Tribute has occurred and is continuing since the date of the Transaction Agreement;

●	Pozen must have received a certificate of Tribute signed by a senior officer of Tribute for and on behalf of Tribute and dated the Closing Date certifying satisfaction of certain closing conditions;

●
Tribute shall not have received duly exercised Dissent Rights (which notices have not been withdrawn prior to the Closing Time) from Tribute Shareholders holding greater than 1% of the Tribute Common Share; and

●	Pozen shall have received the fairness opinions in the manner described in the Transaction Agreement.

The following conditions must also be satisfied or waived before Tribute is obligated to complete the Arrangement:

●	Pozen shall have complied in all material respects with its obligations, covenants and agreements in the Transaction Agreement to be performed and complied with on or before the Closing Date;

●	the representations and warranties of Pozen must be accurate in the manner described in the Transaction Agreement;

●	no Material Adverse Effect with respect to Pozen has occurred and is continuing since the date of the Transaction Agreement;

●	Tribute must have received a certificate of Pozen signed by a senior officer for and on behalf of Pozen and dated the Closing Date certifying satisfaction of certain closing conditions;

●
Tribute must have received a certificate of Parent and Can Merger Sub signed by their respective senior officers for and on behalf of Parent and Can Merger Sub and dated the Closing Date certifying satisfaction of certain closing conditions;

●	Tribute shall have received the fairness opinion in the manner described in the Transaction Agreement;

●
Tribute shall have received certified copies of resolutions duly passed by the board of directors of Parent (acting for itself and on behalf of Can Merger Sub) approving the Transaction Agreement and the completion of the transactions contemplated thereby; and

●
Can Merger Sub or Parent will have deposited, or caused to be deposited with the Arrangement exchange agent, sufficient funds (including share certificates) to effect payment in full of the aggregate Arrangement Consideration payable by Can Merger Sub under the Arrangement.

Termination; Termination Fees; Effect of Termination

The Transaction Agreement may be terminated at any time prior to the Closing Date by:

●	mutual written consent of Pozen and Tribute;

●	either Pozen or Tribute if:

o
the Closing does not occur on or before the Outside Date, except that the right to so terminate the Transaction Agreement will not be available to Pozen or Tribute if its failure to fulfill any obligation or breach of any of its agreements or covenants under the Transaction Agreement has been a principal cause of, or resulted in, the failure of the Closing to occur by such date;

o	Pozen Stockholder approval has not been obtained at the Pozen Meeting or any adjournment or postponement thereof;

o
Tribute Shareholder approval of the Arrangement Resolution has not been obtained in accordance with applicable laws and the Interim Order at the Tribute Meeting or any adjournment or postponement thereof;

o	Parent has not consummated the financing prior to the Closing; or

o
any law is passed that makes completion of the transactions contemplated by the Transaction Agreement illegal or otherwise prohibited or if any Governmental Authority of competent jurisdiction has issued an order or taken action enjoining or otherwise prohibiting the Merger or Arrangement and such order or other actions is or shall have become final and non-appealable;

●	by Pozen if:

o	Tribute shall have effected a Tribute Change of Recommendation;

o	subject to payment of the Pozen Termination Fee to Tribute described below, Pozen enters into a Pozen Acquisition Agreement that constitutes a Pozen Superior Proposal;

o
Tribute breaches any of its representations, warranties, covenants or agreements contained in the Transaction Agreement, which breach would cause any conditions to the Closing of the Transaction not to be satisfied, and does not cure such breach in the manner set forth in the Transaction Agreement;

o
subject to Pozen paying the reduced Pozen Termination Fee to Tribute described below, there shall have occurred, on or before the Closing Date, a change in applicable U.S. federal tax law (whether or not such change in law is yet effective), or official interpretation thereof as set forth in published guidance by the U.S. Treasury Department or the IRS (other than news releases) (whether or not such change in official interpretation is yet effective), or the passing of a bill that would implement such a change by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bills has not yet elapsed, in any such case, that, as a result of consummating the transactions contemplated by the Transaction Agreement once effective, in the opinion of nationally recognized U.S. tax counsel, would have a Material Adverse Effect on Pozen, as further specified in the Transaction Agreement; or

o	a Material Adverse Effect on Tribute shall have occurred since the date of the Transaction Agreement;

●	by Tribute if:

o	Pozen shall have effected a Pozen Change of Recommendation;

o	subject to payment of the Tribute Termination Fee to Pozen described below, Tribute enters into a Tribute Acquisition Agreement that constitutes a Tribute Superior Proposal;

o
Pozen breaches any of its representations, warranties, covenants or agreements contained in the Transaction Agreement, which breach would cause any conditions to the Closing of the Transaction not to be satisfied, and does not cure such breach in the manner set forth in the Transaction Agreement;

o
there shall have occurred on or before the Closing Date, a change in applicable U.S. federal tax law (whether or not such change in law is yet effective), or official interpretation thereof as set forth in published guidance by the U.S. Treasury Department or the IRS (other than news releases) (whether or not such change in official interpretation is yet effective), or the passing of a bill that would implement such a change by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bills has not yet elapsed, in any such case, that, as a result of consummating the transactions contemplated by the Transaction Agreement once effective, in the opinion of nationally recognized U.S. tax counsel, would cause Parent to be treated as a domestic corporation for U.S. federal income tax purposes, as further specified in the Transaction Agreement;

o	Pozen's special tax counsel is unable to deliver the opinion in the manner described in section 8.1(1) of the Transaction Agreement; or

o	a Material Adverse Effect on Pozen shall have occurred since the date of the Transaction Agreement.

Under the Transaction Agreement, Pozen will be required to pay Tribute a Termination Fee of US$3,500,000 if:

●
Pozen terminates the Transaction Agreement to enter into a Pozen Acquisition Agreement that constitutes a Pozen Superior Proposal, in which case the Pozen Termination Fee shall be paid by Pozen concurrent with the Pozen Termination Fee Event;

●
Tribute terminates the Transaction Agreement because Pozen has effected a Pozen Change of Recommendation, in which case the Pozen Termination Fee shall be paid by Pozen within two business days of the Pozen Termination Fee event;

●
Pozen's special tax counsel is unable to deliver the opinion in the manner described in the Transaction Agreement, as described above, in which case the Pozen Termination Fee shall be paid by Pozen within two business days of the Pozen Termination Fee Event; or

●
either (1) Pozen or Tribute terminates the Transaction Agreement if the Closing does not occur on or before the Outside Date, as may be extended, (2) the Pozen Stockholder approval is not obtained at the Pozen Meeting or any adjournment or postponement thereof or (3) by Tribute because of a Pozen breach of the non-solicitation provisions in the Transaction Agreement, if, in each of the foregoing cases, (i) prior to such termination, a Pozen Acquisition Proposal shall have been made public or proposed publicly to Pozen or Pozen Stockholders and has not been publicly withdrawn prior to the Pozen Meeting and (ii) within 12 months following such termination, Pozen or one or more of Pozen's subsidiaries shall have executed a Pozen Acquisition Agreement and the transactions thereby are at any time subsequently consummated in respect of such Pozen Acquisition Proposal, in which cases the Pozen Termination Fee shall be paid by Pozen on the date of consummation of such transaction, provided that, for purposes of this determination, all references to "20%" in the definition of Pozen Acquisition Proposal shall instead be references to "50%."

Under the Transaction Agreement, Tribute will be required to pay Pozen a Termination Fee of US$3,500,000 if:

●
Tribute terminates the Transaction Agreement to enter into a Tribute Acquisition Agreement that constitutes a Tribute Superior Proposal, in which case the Tribute Termination Fee shall be paid by Tribute concurrent with the Tribute Termination Fee Event;

●
Pozen terminates the Transaction Agreement because Tribute has effected a Tribute Change of Recommendation, in which case the Tribute Termination Fee shall be paid by Tribute within two business days of the Tribute Termination Fee Event; or

●
either (1) Pozen or Tribute terminates the Transaction Agreement if the Closing does not occur on or before the Outside Date, as may be extended, (2) the Arrangement resolution is not approved by the Tribute Shareholders, in accordance with the Interim Order and applicable laws, at the Tribute Meeting, or (3) by Pozen because of a Tribute breach of the non-solicitation provisions in the Transaction Agreement, if, in each of the foregoing cases, (i) prior to such termination, a Tribute Acquisition Proposal shall have been made public or proposed publicly to Tribute or Tribute Shareholders and has not been publicly withdrawn prior to the Tribute Meeting and (ii) within 12 months following such termination, Tribute or one or more of Tribute's subsidiaries shall have executed a Tribute Acquisition Agreement and the transactions thereby are at any time subsequently consummated in respect of such Tribute Acquisition Proposal, in which cases the Tribute Termination Fee shall be paid by Tribute on the date of consummation of such transaction; provided that, for purposes of this determination, all references to "20%" in the definition of Tribute Acquisition Proposal shall instead be references to "50%."

Under the Transaction Agreement, Pozen will be required to pay Tribute a reduced Termination Fee of US$1,750,000 within two business days of the Pozen Termination Fee Event if there shall have occurred, on or before the Closing Date, a change in applicable U.S. federal tax law (whether or not such change in law is yet effective), or official interpretation thereof as set forth in published guidance by the U.S. Treasury Department or the IRS (other than news releases) (whether or not such change in official interpretation is yet effective), or the passing of a bill that would implement such a change by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bills has not yet elapsed, in any such case, that, as a result of consummating the transactions contemplated by the Transaction Agreement once effective, in the opinion of nationally recognized U.S. tax counsel, would have a Material Adverse Effect on Pozen.

Expenses

Except as otherwise specifically provided in the Transaction Agreement and except in respect of any filing fees associated with any filings made pursuant to the relevant competition laws, which fees will be split evenly between Pozen and Tribute, each party will pay its respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of the Transaction Agreement and all documents and instruments executed pursuant to the Transaction Agreement and any other costs and expenses whatsoever and howsoever incurred, and will indemnify and save harmless the others from and against any claim for any broker's, finder's or placement fee or commission alleged to have been incurred as a result of any action by it in connection with the transactions contemplated by the Transaction Agreement.

Amendment

The Transaction Agreement may, at any time prior to closing, be amended by written agreement of the parties without, subject to applicable laws, further notice to or authorization on the part of the Pozen Stockholders or the Tribute Shareholders.

Governing Law

The Transaction Agreement is governed by and construed in accordance with the laws of the State of Delaware.

Injunctive Relief

Parent and Tribute have agreed that irreparable damage would occur in the event that any of the provisions of the Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at law or otherwise. Accordingly, the parties will be entitled to an injunction or injunctions and other equitable relief to prevent breaches of the Transaction Agreement and to enforce specifically the terms and provisions of the Transaction Agreement, and any requirement for the securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief is waived.

Notwithstanding the parties' rights to specific performance or injunctive relief or both, each party may pursue any other remedy available to it at law or in equity, including monetary damages; provided that it is understood and agreed that claims for monetary damages following termination of the Transaction Agreement shall be limited to those arising from or relating to any intentional or willful breach of the Transaction Agreement prior to such termination.

CREATION OF DISTRIBUTABLE RESERVES FOR PARENT

Under Irish law, dividends and distributions and, generally, share repurchases and redemptions may only be made from distributable reserves in Parent's unconsolidated balance sheet prepared in accordance with the Companies Act 2014 of Ireland (the "Companies Act").  Distributable reserves generally means the accumulated realized profits of Parent less accumulated realized losses of Parent and includes reserves created by way of a reduction in undistributable reserves, such as the share premium account. In addition, no distribution or dividend may be made by Parent unless the net assets of Parent are equal to, or in excess of, the aggregate of Parent's called up share capital plus undistributable reserves and the distribution does not reduce Parent's net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Parent's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Parent's accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

Immediately following the Transaction, the unconsolidated balance sheet of Parent will not contain any distributable reserves, and "shareholders' equity" in such balance sheet will be comprised entirely of "share capital" (equal to the aggregate par value of the Parent Shares issued pursuant to the Transaction) and "share premium" resulting from the issuance of Parent Shares in the Transaction and the Parent Financing.

The Tribute Shareholders and the Pozen Stockholders are being asked to approve the creation of distributable reserves, by reducing all of the share premium of Parent resulting from the issuance of Parent Shares pursuant to the Transaction.  If both the Tribute Shareholders and the Pozen Stockholders approve the creation of distributable reserves and the Transaction is completed, Parent may in its discretion seek the approval of the Irish High Court to create distributable reserves of Parent, which is required for the creation of distributable reserves to be effective, within 12 months following the Closing Date.

The approval of the Distributable Reserves Resolution is not a condition to the completion of the Transaction and whether or not it is approved will have no impact on the completion of the Transaction.  Accordingly, if the Tribute Shareholders approve the Arrangement Resolution but do not approve the Distributable Reserves Resolution, the Transaction will still be completed.  Until the Irish High Court approval is obtained or distributable reserves are created as a result of the profitable operation of Parent, Parent will not have sufficient distributable reserves to pay dividends or to repurchase or redeem shares following the Transaction.  In addition, although Parent is not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court.

Approval of the proposal to reduce the share premium account of Parent to allow the creation of distributable reserves requires the affirmative vote of holders of a majority of the Tribute Common Shares represented, in person or by proxy that authorizes such shares to be voted on this resolution, at the Tribute Meeting.  Approval of this proposal is not a condition to the completion of the Transaction and whether or not this proposal is approved will have no impact on the completion of the Transaction.

The Tribute Board recommends that you vote "FOR" the Distributable Reserves Resolution to reduce the share premium account of Parent to allow the creation of distributable reserves.

The full text of the Distributable Reserves Resolution is set out below:

"BE IT RESOLVED, as an ordinary resolution of the shareholders of Tribute, that:

1.
Parent is hereby authorized to reduce the share premium account to allow for the creation of distributable reserves of Parent, which are required under Irish law in order to allow Parent to make distributions and to pay dividends and repurchase or redeem shares of Parent following the completion of the transactions contemplated in the Transaction Agreement.

REGULATORY MATTERS

The consummation of the Transaction is, or may be, conditional upon certain filings with, notices to and consents, approvals and actions of, various Governmental Authorities with respect to the transactions contemplated by the Transaction Agreement being made and received prior to the Closing Date.  These approvals are summarized below.

Canadian Securities Law Matters

Resale of Parent Shares

The Parent Shares to be issued to Tribute Shareholders pursuant to the Arrangement will be issued pursuant to an exemption from the prospectus and registration requirements of applicable securities laws of the provinces and territories of Canada under Section 2.11 of NI 45-106 and will generally not be subject to any resale restrictions under such securities Laws; provided that (i) the issuer of such shares is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (pursuant to Section 2.9 of NI 45-102, upon completion of the Arrangement, Parent will be deemed to have been a reporting issuer from the time that Tribute became a reporting issuer); (ii) the trade is not a control distribution; (iii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that the issuer is in default of securities legislation. Tribute Shareholders should consult their own financial and legal advisors with respect to any restrictions on the resale of Parent Shares received on completion of the Arrangement.

Ongoing Canadian Reporting Obligations of Parent

Upon completion of the Arrangement, Parent will become a reporting issuer in all of the provinces of Canada other than Quebec by virtue of the completion of the Arrangement with Tribute.

United States Securities Law Matters

Exemption from U.S. Registration

The Parent Shares to be issued to Tribute Shareholders in exchange for their Tribute Common Shares and Parent Options to be issued to Tribute Optionholders in exchange for their Tribute Options pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States, and will be issued in reliance upon the Section 3(a)(10) Exemption and exemptions from registration or qualification under any applicable securities laws of any state of the United States.  The Section 3(a)(l0) Exemption exempts from the registration requirements of the U.S. Securities Act the issuance of securities that are issued in exchange for bona fide outstanding securities where the terms and conditions of such issue and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear and have received adequate and timely notice thereof, by a court or by a governmental entity expressly authorized by law to grant such approval. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. The Court issued the Interim Order on November 6, 2015 and, subject to the approval of the Arrangement by the Tribute Shareholders, a hearing in respect of the Final Order for the Arrangement is currently scheduled to take place on December 15, 2015 at 9:30 a.m. (Toronto time) in Toronto, Ontario. All Tribute Shareholders and Tribute Optionholders are entitled to appear and be heard at this hearing upon complying with the requirements therefor set forth in the Interim Order.  Accordingly, pursuant to the Section 3(a)(10) Exemption, the Final Order, if granted, will constitute a basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the Parent Shares issued to the Tribute Shareholders in exchange for their Tribute Common Shares and the Parent Options issued to the Tribute Optionholders in exchange for their Tribute Options pursuant to the Arrangement. The Court has been informed of this effect of the Final Order.

The Parent Shares issuable to the Tribute Shareholders pursuant to the Arrangement will be freely transferable under U.S. federal securities laws, except by persons who are "affiliates" (as such term is defined under U.S. securities laws) of Parent after the Arrangement Effective Date or were affiliates of Parent within 90 days prior to the Arrangement Effective Date.  Persons who may be deemed to be affiliates of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Any resale of such Parent Shares by such an affiliate (or, if applicable, former affiliate) may be subject to the registration requirements of the U.S. Securities Act, absent an exemption therefrom.  Subject to certain limitations, such affiliates (and former affiliates) may immediately resell such Parent Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act.  If available, such affiliates (and former affiliates) may also resell such Parent Shares in compliance with Rule 144 under the U.S. Securities Act, including the availability of current public information regarding Parent, and compliance with the applicable hold period, the volume and manner of sale limitations, and notice filing requirements of Rule 144 under the U.S. Securities Act.

The Section 3(a)(10) Exemption does not exempt the issuance of securities outside of the Arrangement.  Therefore, the Parent Shares issuable upon the exercise or conversion, as applicable, of the Tribute Warrants, the Tribute Compensation Options (and any warrants underlying such Compensation Options), the Tribute Note and the Parent Options following the Arrangement Effective Date may not be issued in reliance upon the Section 3(a)(10) Exemption and may be exercised or converted, as applicable, only pursuant to an available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.  Prior to the issuance of Parent Shares pursuant to any such exercise or conversion, as applicable, Parent may require evidence (which may include an opinion of counsel of counsel of recognized standing) in form and substance reasonably satisfactory to Parent to the effect that the issuance of such Parent Shares upon exercise or conversion, as applicable, of the Tribute Warrants, the Tribute Compensation Options (and any warrants underlying such Compensation Options), the Tribute Note and the Parent Options, as applicable, does not require registration under the U.S. Securities Act or applicable state securities laws.  Any Parent Shares issued upon exercise or conversion, as applicable, of such Tribute Warrants, Tribute Compensation Options (and any warrants underlying such Compensation Options), Tribute Note and the Parent Options, as applicable, by a person in the United States or, in certain instances, a "U.S. person" (as such term is defined in Regulation S under the U.S. Securities Act) will be "restricted securities" as defined in Rule 144 under the U.S. Securities Act, and will be subject to restrictions on resales imposed by the U.S. Securities Act.

The foregoing discussion is only a general overview of the requirements under the U.S. Securities Act for the resale of the Parent Shares and the exercise or conversion, as applicable, of the Tribute Warrants, the Tribute Compensation Options (and any warrants underlying such Compensation Options), the Tribute Note and the Parent Options following the Arrangement Effective Date.  Holders of Tribute securities are urged to seek legal advice prior to any resale, exercise or conversion, as applicable, of such securities to ensure that the resale, exercise or conversion, as applicable, is made in compliance with the requirements of applicable securities legislation.

Stock Exchange Approval

Parent has applied to list the Parent Shares issuable by Parent under the Arrangement on the TSX and NASDAQ.  It is a condition of closing that Parent shall have obtained approval for listing of the Parent Shares issuable to Tribute Shareholders under the Arrangement on the NASDAQ and conditional approval for listing of the Parent Shares on the TSX.

Other Regulatory Matters

Competition Act (Canada)

Under the Competition Act (Canada) and the regulations promulgated thereunder (the "Competition Act"), Pozen and Tribute may be required to submit notifications and certain documents and information to the Canadian Competition Bureau if certain financial thresholds are satisfied.  Pozen and Tribute have determined that no pre-notification pursuant to the Competition Act is required in respect of the Transaction.

Investment Canada Act

Under the Investment Canada Act, the acquisition by a non-Canadian of control of a Canadian business the value of which exceeds certain monetary thresholds is reviewable as to whether it is a net benefit to Canada and subject to approval by the federal Minister responsible for the Investment Canada Act.  The Arrangement involves an acquisition by a non-Canadian of control of Tribute; however, based on each of Parent's and Pozen's representations in the Transaction Agreement as to its status as a "WTO investor" under the Investment Canada Act and that the value of the Transaction falls below the monetary thresholds, the parties have determined that the Transaction is exempt from net-benefit review under the Investment Canada Act.  Although not subject to net-benefit review, the parties to the Transaction must still notify Investment Canada of the Transaction within 30 days of the Closing Date.

Hart-Scott-Rodino Act

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder by the Federal Trade Commission (the "FTC"), Pozen and Tribute may be required to submit a Notification and Report Form and certain documents and information to the FTC and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division").  Generally, the form requires each of Pozen and Tribute to submit its most recent annual financial report, certain documents that may have been created for the purpose of evaluating the competitive effects of the Transaction (if any), certain information about revenues derived in the most recent complete year of operations affecting U.S. markets, certain information concerning the corporate structure of each party and the interests that each party may hold in other entities and, to the extent that the parties are active in the same product markets in the U.S., certain additional information about the parties' activities in the U.S.  The parties in this case are not active in the same product markets in the U.S..  The parties would be required to observe a statutory 30 calendar day waiting period, which can be extended by the relevant agency, before completing the Transaction.  The parties do not expect the waiting period in this case to be extended beyond 30 calendar days.  Pozen and Tribute plan to comply with their respective obligations under the HSR Act to the extent the HSR Act applies to the Transaction.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations relating to the Arrangement under the ITA that generally apply to Tribute Shareholders who, for purposes of the ITA, and at all relevant times, hold their Tribute Common Shares, and will hold their Parent Shares, as capital property and deal at arm's length with, and are not affiliated with, Tribute, Pozen or Parent.

This summary does not apply to: (i) a Tribute Shareholder with respect to whom Parent is or will be a "foreign affiliate" within the meaning of the ITA, (ii) a Tribute Shareholder that is a "financial institution" for the purposes of the mark-to-market rules in the ITA, (iii) a Tribute Shareholder an interest in which is a "tax shelter investment" as defined in the ITA, (iv) a Tribute Shareholder that is a "specified financial institution" as defined in the ITA, (v) a Tribute Shareholder who has made a "functional currency" election under section 261 of the ITA, (vi) a Tribute Shareholder who received Tribute Common Shares upon exercise of a Tribute Option, or (vii) a Tribute Shareholder who has entered into or will enter into, with respect to their Tribute Shares or Parent Shares, a "derivative forward agreement" or a "synthetic disposition arrangement" as those terms are defined in the ITA.  Any such Tribute Shareholder should consult its own tax advisor with respect to the Arrangement.

Tribute Common Shares and Parent Shares will generally be considered to be capital property to a Tribute Shareholder for the purposes of the ITA unless such securities are held in the course of carrying on a business of trading or dealing in securities, or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Tribute Shareholders who are residents of Canada for purposes of the ITA and whose Tribute Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the ITA to have their Tribute Common Shares, and every "Canadian security" (as defined in the ITA) owned by such Tribute Shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Tribute Shareholders who do not hold their Tribute Common Shares as capital property or who will not hold their Parent Shares as capital property should consult their own tax advisors regarding their particular circumstances.  This summary does not apply to holders of Tribute Options, Tribute Warrants or Tribute Compensation Options and as such securityholders should consult their own tax advisors regarding their particular circumstances.

This summary assumes that Parent is, and at all times, will be a resident of Ireland (and not Canada) for the purposes of the ITA and the Canada – Ireland Income Tax Convention.

This summary is based on the facts set out in this document, the current provisions of the ITA and the regulations thereunder and Tribute's counsel's understanding of the published administrative policies and assessing practices of the CRA publicly available prior to the date of this document.  This summary takes into account all proposed amendments to the ITA and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof ("Proposed Amendments") and assumes that such Proposed Amendments will be enacted substantially as proposed.  However, no assurance can be given that such Proposed Amendments will be enacted in the form proposed, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Arrangement and/or the holding of Parent Shares.  Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or any changes in the CRA's administrative policies and assessing practices, whether by judicial, governmental or legislative action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular Tribute Shareholder.  Tribute Shareholders should consult their own tax advisors as to the tax consequences to them of the Arrangement and the holding of Parent Shares.

For purposes of the ITA, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars generally based on the Bank of Canada noon spot exchange rate on the date such amounts arise or such other rate of exchange as is acceptable to the CRA.

Tribute Shareholders Resident in Canada

The following section of the summary is generally applicable to a Tribute Shareholder who, for purposes of the ITA and any applicable income tax treaty or convention, is or is deemed to be a resident of Canada at all relevant times (a "Resident Holder").

Exchange of Tribute Common Shares for Parent Shares

A Resident Holder who exchanges its Tribute Common Shares with Can Merger Sub under the Arrangement for Parent Shares will be considered to have disposed of such Tribute Common Shares for proceeds of disposition equal to the fair market value at the Arrangement Effective Time of any Parent Shares received by such Resident Holder on the exchange.  As a result, the Resident Holder will realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such Tribute Common Shares, immediately before the exchange.

For a description of the tax treatment of capital gains and losses, see "Certain Canadian Federal Income Tax Considerations — Tribute Shareholders Resident in Canada — Taxation of Capital Gains or Capital Losses" below.

The cost to a Resident Holder of any Parent Shares acquired on the exchange will equal the aggregate fair market value, at the time of the exchange, of the Tribute Common Shares disposed of at the Arrangement Effective Time, and will be averaged with the adjusted cost base of any other Parent Shares held at that time by the Resident Holder as capital property for the purposes of determining the holder's adjusted cost base of such Parent Shares.

Dividends on Parent Shares

A Resident Holder will be required to include in computing such Resident Holder's income for a taxation year the amount of dividends, if any, received on Parent Shares.  Dividends received on Parent Shares by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the ITA normally applicable to taxable dividends received from taxable Canadian corporations.  A Resident Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income.

A Resident Holder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the ITA) may be liable to pay a refundable tax of 6⅔% on its "aggregate investment income" (as defined in the ITA), including any dividends that are not deductible in computing taxable income.

If a government of a country other than Canada imposes a withholding tax on dividends paid by Parent on a Parent Share held by a Resident Holder, the amount of such tax will generally be eligible for foreign tax credit or deduction treatment, subject to the detailed rules and limitations specified in the ITA.  By virtue of the Canada – Ireland Tax Convention, the rate of withholding tax on dividends paid by Parent is limited to 15% of the gross amount of the dividends, except in the case where the beneficial owner is a corporation which controls directly or indirectly 10% or more of the voting power of Parent, in which case, the rate of withholding tax is limited to 5%.  Resident Holders are advised to consult their own tax advisors with respect to the availability of a credit or deduction to them having regard to their own particular circumstances.

Disposition of Parent Shares

A disposition or deemed disposition of Parent Shares by a Resident Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the Parent Shares immediately before the disposition.  For a description of the tax treatment of capital gains and losses, see "Certain Canadian Federal Income Tax Considerations — Tribute Shareholders Resident in Canada — Taxation of Capital Gains or Capital Losses" below.

Taxation of Capital Gains or Capital Losses

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in the Resident Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the holder in that year (subject to and in accordance with rules contained in the ITA). Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the ITA.

A Resident Holder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the ITA) may be liable to pay an additional refundable tax of 6 2⁄3% on its "aggregate investment income" (as defined in the ITA), including any taxable capital gains.  Capital gains realized by a Resident Holder who is an individual or trust, other than certain specified trusts, will be taken into account in determining liability for alternative minimum tax under the ITA.

If the Resident Holder of a Tribute Common Share is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of such share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and in certain circumstances a share exchanged or substituted for such share) to the extent and under circumstances prescribed by the ITA. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Foreign Property Information Reporting

A Resident Holder that is a "specified Canadian entity" (as defined in the ITA) for a taxation year or a fiscal period and whose total "cost amount" of "specified foreign property" (as such terms are defined in the ITA), including Parent Shares, at any time in the year or fiscal period exceeds $100,000 will be required to file an information return for the year or period disclosing prescribed information.  Substantial penalties may apply where a Resident Shareholder fails to file the required information return in respect of its specified foreign property.

Offshore Investment Fund Property

The ITA contains rules which may require a taxpayer to include in income in each taxation year an amount in respect of the holding of an "offshore investment fund property".  These rules could apply to a Resident Holder in respect of a Parent Share if two conditions are both satisfied.

The first condition for such rules to apply is that the value of the Parent Share may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing ("Investment Assets").

The second condition for such rules to apply to a Resident Holder is that it must be reasonable to conclude that one of the main reasons for the Resident Holder acquiring or holding a Parent Share was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the ITA had the income, profits and gains been earned directly by the Resident Holder.

If applicable, these rules would generally require a Resident Holder to include in income for each taxation year in which the Resident Holder owns a Parent Share (i) an imputed return for the taxation year computed on a monthly basis and determined by multiplying the Resident Holder's "designated cost" (as defined in the ITA) of the Parent Share at the end of the month by 1/12th of the applicable prescribed rate for the period that includes such month, less (ii) the Resident Holder's income for the year (other than a capital gain) from the Parent Share determined without reference to these rules.  Any amount required to be included in computing a Resident Holder's income under these provisions will be added to the adjusted cost base to the Resident Holder of its Parent Share.

The application of these rules depends, in part, on the reasons for a Resident Holder acquiring or holding Parent Shares.  Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules, in their own particular circumstances.

Eligibility for Investment

Provided that the Parent Shares are listed on a "designated stock exchange" within the meaning of the ITA (which includes the TSX) at a particular time, the Parent Shares will be qualified investments under the ITA for trusts governed by a registered retirement savings plan ("RRSP"), a registered retirement income fund ("RRIF"), registered education savings plan, deferred profit sharing plan, registered disability savings plan and a tax-free savings account ("TFSA") all as defined in the ITA.

Notwithstanding that the Parent Shares may be qualified investments for trusts governed by a TFSA, an RRSP or a RRIF, the holder of a TFSA or the annuitant of an RRSP or RRIF, as the case may be, may be subject to a penalty tax under the ITA if such shares are a "prohibited investment" within the meaning of the ITA for the particular TFSA, RRSP or RRIF.  The Parent Shares will generally not be a prohibited investment for a TFSA, an RRSP or RRIF provided that the holder of the TFSA, or the annuitant of the RRSP or RRIF, as applicable, deals at arm's length with Parent within the meaning of the ITA and does not have a "significant interest" within the meaning of the ITA in Parent or in a corporation, partnership or trust with which Parent does not deal at arm's length for the purposes of the ITA.  In addition, the Parent Shares will not be a prohibited investment for a TFSA, RRSP or RRIF if such shares are "excluded property" within the meaning of the ITA for such TFSA, RRSP or RRIF.  Holders should consult their own tax advisors to ensure that the Parent Shares will not be a prohibited investment for a trust governed by a TFSA, RRSP or RRIF in their particular circumstances.

Dissenting Resident Holders

A Resident Holder that is a Tribute Dissenting Shareholder (a "Dissenting Resident Holder") will be deemed to have transferred its Tribute Common Shares to Can Merger Sub as of the Arrangement Effective Time and will receive a cash payment from Parent in respect of the fair value of the Dissenting Resident Holder's Tribute Common Shares.  Such a Dissenting Resident Holder will be considered to have disposed of the Tribute Common Shares for proceeds of disposition equal to the amount received by the Dissenting Resident Holder (less any interest awarded by a court).  As a result, such Dissenting Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition received exceed (or is less than) the aggregate of (i) the adjusted cost base to the Dissenting Resident Holder of the Tribute Common Shares; and (ii) any reasonable costs of disposition.

Interest awarded to a Dissenting Resident Holder by a court will be included in the Dissenting Resident Holder's income for the purposes of the ITA.  In addition, a Dissenting Resident Holder that, throughout the relevant taxation year, is a "Canadian-controlled private corporation" (as defined in the ITA) may be liable to pay a refundable tax of 6⅔% on its "aggregate investment income" (as defined in the ITA), including interest income.

A Resident Holder that exercises its Dissent Rights but is not ultimately determined to be entitled to be paid fair value for the Tribute Common Shares held by such Resident Holder will be deemed to have participated in the Arrangement and will receive Parent Shares. Such a Resident Holder will be considered to have disposed of its Tribute Common Shares for proceeds of disposition equal to the fair market value of the Parent Shares so received. As a result, such Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition received exceed (or are less than) the aggregate of (i) the adjusted cost base to the Resident Holder of the Tribute Common Shares; and (ii) any reasonable costs of disposition.

Tribute Shareholders Not Resident in Canada

The following section of the summary is generally applicable to a holder of Tribute Common Shares who, (i) for the purposes of the ITA and any applicable income tax treaty or convention, at all relevant times, is not, and is not deemed to be, a resident in Canada (ii) does not, and is not deemed to, use or hold Tribute Common Shares and Parent Shares received pursuant to the Arrangement in or in the course of, carrying on a business in Canada, and (iii) is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere (in this section, a "Non-Resident Holder").  Relief under an applicable income tax treaty or convention may not be available for a Non-Resident Holder that is subject to the proposed "treaty shopping" rule contained in the 2014 Canada federal budget release on February 11, 2014.

Exchange of Tribute Common Shares for Parent Shares

Non-Resident Holders who exchange their Tribute Common Shares under the Arrangement for Parent Shares should not be subject to tax under Part I of the ITA in respect of any capital gain realized on the exchange unless (a) the Tribute Common Shares constitute "taxable Canadian property" (as defined in the ITA, as discussed below) of the Non-Resident Holder at the time of the exchange, and (b) the Tribute Common Shares are not "treaty-protected property" (as defined for the purposes of the ITA) of the Non-Resident Holder at the time of the exchange.

Generally, Tribute Common Shares will not constitute "taxable Canadian property" to a Non-Resident Holder at a particular time provided that (i) such shares are listed on a designated stock exchange (which currently includes the TSXV) at that time and at no time during the sixty (60) month period immediately preceding the disposition of such shares did the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length for purposes of the ITA, a partnership in which the Non-Resident Holder or a non-arm's length person holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with all such persons or partnerships, own or have an interest in, or right or option to acquire, 25% or more of the issued shares of any class or series of shares in the capital of Tribute, and more than 50% of the fair market value of the Tribute Common Shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the ITA), timber resource properties (as defined in the ITA), and options in respect of, or interests in, or for civil law rights in, any of the foregoing properties (whether or not such property exists); and (ii) such Tribute Common Shares are not otherwise deemed to be "taxable Canadian property".  Notwithstanding the foregoing, a share may be deemed to be "taxable Canadian property" where the Non-Resident Holder acquired or held the share in certain circumstances, including acquiring the share in consideration of the disposition of other taxable Canadian property to the issuer of such share.

Even if the Parent Shares are considered to be taxable Canadian property to a Non-Resident Holder, a taxable capital gain or an allowable capital loss resulting from the disposition of the Tribute Common Shares will not be included in computing the Non-Resident Holder's income for purposes of the ITA if the Tribute Common Shares constitute "treaty protected property", as defined in the ITA.  Tribute Common Shares owned by a Non-Resident Holder will generally be treaty protected property if the gain from the disposition of such shares would, because of an applicable income tax treaty or convention, be exempt from tax under the ITA.

In the event that the Tribute Common Shares constitute taxable Canadian property to a particular Non-Resident Holder on the disposition thereof pursuant to the Arrangement, and a capital gain realized on the disposition of such taxable Canadian property is not treaty protected, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under "Tribute Shareholders Resident in Canada".

Dissenting Non-Resident Holders

A Non-Resident Holder that is a Tribute Dissenting Shareholder (a "Dissenting Non-Resident Holder") will be deemed to have transferred its Tribute Common Shares to Can Merger Sub as of the Arrangement Effective Time and will be entitled to receive a cash payment from Parent in respect of the fair value of the Dissenting Non-Resident Holder's Tribute Common Shares.  Such a Dissenting Non-Resident Holder will be considered to have disposed of the Tribute Common Shares for proceeds of disposition equal to the amount received by the Dissenting Non-Resident Holder (less any interest awarded by a court) and will be treated in the same manner as described above under "Tribute Shareholders Not Resident in Canada - Exchange of Tribute Common Shares for Parent Shares".  A Dissenting Non-Resident Holder will not be subject to Canadian tax on any amount received on account of interest.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion addresses certain U.S. federal income tax consequences of the Transaction generally expected to be applicable to "U.S. holders" (defined below) of shares of Tribute Common Shares in connection with their receipt and ownership of Parent Shares.  The following discussion assumes that the Merger and the Arrangement will be consummated strictly in accordance with the terms of the Transaction Agreement.  Except where noted, this discussion deals only with Tribute Common Shares or Parent Shares held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).  As used herein, the term "U.S. holder" means a beneficial owner of shares of Tribute Common Shares or Parent Shares that is for U.S. federal income tax purposes:

●	a citizen or resident of the United States;

●
a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more "U.S. persons" (as defined in U.S. Treasury regulations) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of that holder's particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including without limitation:

●	dealers in securities;

●	tax-exempt organizations;

●	life insurance companies;

●	holders who hold Tribute Common Shares or Parent Shares as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transactions or other risk reduction transaction;

●	holders who purchase or sell securities as part of a wash sale for tax purposes;

●	holders who acquired their Tribute Common Shares or Parent Shares pursuant to the exercise of employee options or otherwise as compensation;

●	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

●	holders liable for alternative minimum tax;

●	holders that actually or constructively own 10% or more of Parent's voting shares; or

●	holders whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as the current income tax treaty between Ireland and the U.S. (the "Tax Treaty").  These laws are subject to change, possibly on a retroactive basis.  No ruling will be sought from the U.S. Internal Revenue Service ("IRS") with respect to the transactions described herein, and there can be no assurance that the IRS or a court will not assert a contrary position regarding the tax consequences described herein.

This discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their Tribute Common Shares or Parent Shares through partnerships or other pass-through entities for U.S. federal income tax purposes.  If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Tribute Common Shares or Parent Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding Tribute Common Shares or Parent Shares, you should consult your tax advisors regarding the particular tax consequences of the transactions to you.

This discussion is not a complete analysis of all the potential U.S. federal income tax consequences related to the Arrangement.  In addition, this discussion does not address any state, local or foreign consequences of the Arrangement or any U.S. federal tax consequences of the Arrangement other than U.S. federal income tax consequences, such as estate and gift tax consequences.  You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of the Arrangement to you in light of your own particular circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.  In particular, you should confirm your status as a U.S. holder eligible for the Tax Treaty with your advisor and should discuss any possible consequences of failing to qualify as such.

U.S. Federal Income Tax Consequences of the Transactions to Parent

U.S. Federal Income Tax Classification of Parent as a Result of the Arrangement

Generally, for U.S. federal tax purposes, a corporation is considered a tax resident in the place of its organization or incorporation.  Because Parent is an Irish incorporated entity, it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these general rules.  Section 7874 of the Code ("Section 7874"), however, contains rules (more fully discussed below) that can result in a foreign corporation being treated as a U.S. corporation for U.S. federal tax purposes.  The application of these rules is complex, and there is little or no guidance on many important aspects of Section 7874.

Under Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes (and, therefore, a U.S. tax resident) when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets by acquiring all the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation's shares in exchange for the U.S. corporation's shares), and (iii) the foreign corporation's expanded affiliated group does not have substantial business activities in the foreign corporation's country of organization or incorporation relative to the expanded affiliated group's worldwide activities.  For purposes of Section 7874, "expanded affiliated group" means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the shares by vote and value.

Pursuant to the Merger, Parent will indirectly acquire all of Pozen's assets through the indirect acquisition of Pozen Common Stock in the transactions at the Closing.  Pozen is a U.S. corporation.  As a result, for Parent to avoid being treated as a U.S. corporation for U.S. federal tax purposes under Section 7874, either (i) the former stockholders of Pozen must own (within the meaning of Section 7874) less than 80% (by both vote and value) of Parent Shares by reason of holding shares in Pozen (the "ownership test") or (ii) Parent must have substantial business activities in Ireland after the transactions (taking into account the activities of Parent's expanded affiliated group) (the "substantial business activities test").

Parent is not expected to have substantial business activities in Ireland for purposes of Section 7874.  However, based on the rules for determining share ownership under Section 7874, the Pozen Stockholders are expected to receive less than 80% (by both vote and value) of the Parent Shares by reason of their ownership of shares of Pozen Common Stock.  Accordingly, Parent is expected to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874, and the remainder of this discussion assumes such treatment.  Additionally, it is a condition to the closing of the Arrangement and the Merger that Pozen and Tribute receive an opinion of Pozen's special tax counsel, DLA Piper LLP to the effect that Parent will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.  We cannot assure you that the IRS will agree with the conclusion that Parent will not be treated as a U.S. corporation for U.S. federal income tax purposes.  In addition, there have been, and there are expected to be future, legislative proposals to expand the scope of U.S. corporate tax residence, and there could be prospective or retroactive changes to Section 7874 and the Treasury regulations promulgated thereunder, any of which could result in Parent being treated as a U.S. corporation.

U.S. Federal Income Tax Consequences of the Arrangement to U.S. holders of Tribute Common Shares

In General

The Arrangement is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes; however, no opinion of counsel or ruling from the IRS will be sought or received in connection with the Arrangement.  If the Arrangement qualifies as a reorganization under Section 368(a) of the Code, then, subject to Section 367(a) of the Code, as discussed below under the heading "Five Percent Transferee Stockholders":

●
A U.S. holder of Tribute Common Shares will not recognize income, gain or loss upon the U.S. holder's receipt of Parent Shares in exchange for the U.S. holder's Tribute Common Shares in the Arrangement;

●	The aggregate tax basis of the Parent Shares received by a U.S. holder in the Arrangement will be the same as the aggregate tax basis of the Tribute Common Shares surrendered in exchange therefor; and

●	The holding period for Parent Shares that a U.S. holder receives in the Arrangement will include the holding period of the Tribute Common Shares surrendered in exchange therefor.

If a U.S. holder acquired different blocks of Tribute Common Shares at different times and at different prices, the U.S. holder's tax basis and holding period in the Parent Shares received will be determined by reference to each block of Tribute Common Shares surrendered.

If the Arrangement were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then a U.S. holder of Tribute Common Shares would recognize taxable gain or loss on the Arrangement equal to the difference, if any, between the fair market value of the Parent Shares received in the Arrangement and the U.S. holder's tax basis in the Tribute Common Shares surrendered in the Arrangement.  Subject to the following paragraph, such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the U.S. holder's holding period for the U.S. holder's Tribute Common Shares at the time of the exchange is greater than one year.  Long-term capital gain of non-corporate stockholders is subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Tribute believes that it is not treated as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes (generally, a foreign corporation that has a specified percentage of passive income or assets after the application of certain "look-through" rules).  However, the determination whether Tribute is a PFIC is a factual determination that is made annually and thus may be subject to change.  Tribute generally would be treated as a PFIC with respect to a U.S. holder if Tribute were a PFIC at any time during the U.S. holder's holding period in the Tribute Common Shares.  There can be no assurance that Tribute will not be treated as a PFIC during a U.S. holder's holding period.  If Tribute had been treated as a PFIC at any time during a U.S. holder's holding of the exchanged Tribute Common Shares, then gain realized by such holder on any sale or exchange of such Tribute Common Shares generally not be treated as capital gain unless Parent is also treated as a PFIC.  It is not believed that Parent will be treated as a PFIC at any time during the current year.  In addition, unless a U.S. holder elected to be taxed annually on a mark-to-market basis with respect to such holder's Tribute Common Shares, a U.S. holder would be treated as if the holder had realized the gain ratably over the holder's holding period for the Tribute Common Shares and would be subject to U.S. federal income tax at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the U.S. federal income tax attributable to each such year. See the discussion below under "— Passive Foreign Investment Company Status."

Five Percent Transferee Shareholders

Even if the Arrangement is afforded non-recognition treatment as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder who is a five-percent transferee shareholder, as defined in the applicable Treasury regulations under Section 367(a) of the Code, with respect to Parent immediately after the Arrangement will qualify for non-recognition treatment only if such U.S. holder files a "gain recognition agreement," as defined in the regulations, with the IRS.  Any U.S. holder of Tribute Common Shares who will be a five-percent transferee shareholder with respect to Parent after the Arrangement should consult with his or her tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

Reporting Requirements

A U.S. holder who is required to file a U.S. federal income tax return and who is a "significant holder" that receives Parent Shares in the Arrangement will be required to attach a statement to the U.S. holder's U.S. federal income tax return for the taxable year in which the Arrangement is completed that contains the information set forth in Section 1.368-3(b) of the Treasury regulations.  The statement attached by the U.S. holder must include the fair market value of, and the U.S. holder's tax basis in, the Tribute Common Shares surrendered in the Arrangement.  A significant holder generally is a holder of Tribute Common Shares who, immediately before the Arrangement, owned at least 5% by vote or value of the total outstanding stock of Tribute.

U.S. holders are urged to consult their own advisors as to the particular consequences of the exchange of Tribute Common Shares for Parent Shares and cash pursuant to the transactions.

U.S. Federal Income Tax Consequences to U.S. holders of the Ownership and Disposition of Parent Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Parent Shares to Tribute Shareholders who receive such Parent Shares pursuant to the Arrangement.

Distributions on Parent Shares

The gross amount of any distribution on Parent Shares that is made out of Parent's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. holder. Any such dividends paid to corporate U.S. holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code. In general, the dividend income would be treated as foreign source, passive income for U.S. federal foreign tax credit limitation purposes.

Dividends received by non-corporate U.S. holders (including individuals), subject to the discussion below under " — Passive Foreign Investment Company Status," from a "qualified foreign corporation" may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied.  For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury to be satisfactory for purposes of these rules and which includes an exchange of information provision.  The U.S. Treasury has determined that the Tax Treaty meets these requirements.  A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States.  U.S. Treasury guidance indicates that shares listed on the NASDAQ (which the Parent shares are expected to be) will be considered readily tradable on an established securities market in the United States.  There can be no assurance that the Parent Shares will be considered readily tradable on an established securities market in future years.  Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code (dealing with the deduction  for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Parent's status as a qualified foreign corporation.  In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property.  This disallowance applies even if the minimum holding period has been met.  Finally, Parent will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company, or "PFIC," for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under "— Passive Foreign Investment Company Status."

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by Parent, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. holder's income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt.  Generally, a U.S. holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received.  However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder includes the dividend payment in income to the date such U.S. holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by Parent on the Parent Shares exceeds Parent's current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. holder's Parent Shares, and to the extent the amount of the distribution exceeds the U.S. holder's tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under "— Sale, Exchange, Redemption or Other Taxable Disposition of Parent Shares."

It is possible that Parent is, or at some future time will be, at least 50% owned by U.S. persons.  Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income.  The effect of this rule may be to treat a portion of any dividends paid by Parent as U.S. source income.  Treatment of the dividends as U.S. source income in whole or in part may limit a U.S. holder's ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends paid by Parent or on other items of foreign source, passive income for U.S. federal foreign tax credit limitation purposes.  The Code permits a U.S. holder entitled to benefits under the Tax Treaty to elect to treat dividends paid by Parent as foreign source income for foreign tax credit purposes if that dividend income is separated from other income items for purposes of calculating the U.S. holder's foreign tax credit.  U.S. holders should consult their own tax advisors about the desirability and method of making such an election.

Sale, Exchange, Redemption or Other Taxable Disposition of Parent Shares

Subject to the discussion below under "— Passive Foreign Investment Company Status," a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Parent Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. holder's adjusted tax basis in such shares.  Any gain or loss recognized by a U.S. holder on a taxable disposition of Parent Shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder's holding period in such shares exceeds one year at the time of the disposition.  Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals).  The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of Parent Shares generally will be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Notwithstanding the foregoing, certain adverse U.S. federal income tax consequences could apply to a U.S. holder if Parent is treated as a PFIC for any taxable year during which such U.S. holder holds Parent Shares.  A non-U.S. corporation, such as Parent, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules, either (i) 75% or more of its gross income for such year is "passive income" (as defined in the relevant provisions of the Code) or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income.  Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Parent is not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change.  With certain exceptions, the Parent ordinary shares would be treated as stock in a PFIC if Parent were a PFIC at any time during a U.S. holder's holding period in such U.S. holder's Parent Shares.  There can be no assurance that Parent will not be treated as a PFIC for any taxable year or at any time during a U.S. holder's holding period.

If Parent were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to its Parent Shares, gain realized on any sale or exchange of Parent Shares and certain distributions received with respect to such shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.  In addition, dividends received with respect to Parent Shares would not constitute qualified dividend income eligible for preferential tax rates if Parent is treated as a PFIC for the taxable year of the distribution or for its preceding taxable year.  U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in the Parent Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. holders of Parent Shares, and the proceeds received on the disposition of Parent Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. holders that are exempt recipients (such as corporations).  Backup withholding (currently at a rate of 28%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. holder's broker) or is otherwise subject to backup withholding.

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Parent Shares, subject to certain exceptions (including an exception for Parent Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Parent Shares.  Such U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Parent Shares.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

CERTAIN IRISH TAX CONSEQUENCES OF THE ARRANGEMENT

Scope of Discussion

The following is a summary of the material Irish tax considerations for certain beneficial owners of Tribute Common Shares who receive consideration in the form of Parent Shares and who are the beneficial owners of such shares.  The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the shareholders. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this Circular.  Changes in law and/or administrative practice may result in alteration of the tax considerations described below.

The summary does not constitute tax advice and is intended only as a general guide.  The summary is not exhaustive and Tribute Shareholders should consult their own tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the Transaction and of the acquisition, ownership and disposal of Parent Shares.  The summary applies only to Tribute Shareholders who will own Parent Shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes, pension funds or shareholders who have, or who are deemed to have, acquired their Parent Shares by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

Irish Tax on Chargeable Gains

Tribute Shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency will not be within the charge to Irish tax on chargeable gains on the disposal of their Tribute Common Shares, or on the receipt of Parent Shares pursuant to the Arrangement.

Tribute Shareholders who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency, should consult their own tax advisors as to the Irish tax consequences of the Arrangement.

Parent Shareholders who are neither resident nor ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency will not be liable for Irish tax on chargeable gains in respect of any gains realized on a subsequent disposal of their Parent Shares.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater.  Where Irish stamp duty arises it is generally a liability of the transferee.

The documents effecting the Arrangement will not attract Irish stamp duty.

Irish stamp duty may, depending on the manner in which the Parent Shares are held, be payable in respect of transfers of Parent Shares after the completion of the Transaction.

Shares Held Through DTC or CDS

The statements on stamp duty in this and the following section on transfers of Parent Shares through, into and out of DTC or CDS are based on the position as confirmed in the past by the Irish Revenue Commissioners in respect of transfers of shares in Irish incorporated companies such as Parent.  Similar confirmations from the Irish Revenue Commissioners have been obtained by Parent.

A transfer of Parent Shares effected by means of the transfer of book-entry interests in DTC or CDS will not be subject to Irish stamp duty.

On the basis that most Parent Shares are expected to be held through DTC or CDS, most transfers of Parent Shares should be exempt from Irish stamp duty.

Shares Held Outside of DTC or CDS Transferred Into or Out of DTC or CDS

A transfer of Parent Shares where any party to the transfer holds such shares outside of DTC or CDS may be subject to Irish stamp duty.  Parent Shareholders wishing to transfer their shares into (or out of) DTC or CDS may do so without giving rise to Irish stamp duty provided:

●	there is no change in the beneficial ownership of such Parent Shares as a result of the transfer; and

●	the transfer into (or out of) DTC or CDS is not effected in contemplation of a subsequent sale of such shares by a beneficial owner to a third party.

Due to the potential Irish stamp duty charge on transfers of Parent Shares, it is strongly recommended that those Tribute Shareholders who do not hold their Tribute Common Shares through CDS or DTC (or through a broker who in turn holds such shares through CDS or DTC) and who are permitted under applicable securities laws should arrange for the transfer of their Tribute Common Shares into CDS or DTC as soon as possible and before the Transaction is consummated.  It is also strongly recommended that any person who wishes to acquire Parent Shares after the Closing Date acquires such Parent Shares through CDS or DTC (or through a broker who in turn holds such shares through CDS or DTC).

Withholding Tax on Dividends

Some of the statements in this section in relation to Parent Shares held by U.S. resident shareholders are based on the position as confirmed in the past by the Irish Revenue Commissioners.  Similar confirmations from the Irish Revenue Commissioners have been sought by Parent.

As noted elsewhere in this Circular, Parent does not expect to pay dividends for the foreseeable future.  To the extent that it does make dividend payments (or other returns to shareholders that are treated as "distributions" for Irish tax purposes), it should be noted that such distributions made by Parent will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax ("DWT"), currently at a rate of 20%.

For DWT purposes, a distribution includes any distribution that may be made by Parent to its shareholders, including cash dividends, non-cash dividends and additional shares taken in lieu of a cash dividend.

Where an exemption does not apply in respect of a distribution made to a particular shareholder, Parent is responsible for withholding DWT prior to making such distribution.

General Exemptions

The following is a general overview of the scenarios where it is possible for Parent to make distributions without deduction of DWT.

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on distributions received from Parent if such shareholder is beneficially entitled to the distributions and is either:

●
a person (not being a company) resident for tax purposes in a "relevant territory" (including the U.S. and Canada) and is neither resident nor ordinarily resident in Ireland (for a list of "relevant territories" for DWT purposes see Appendix J to this Circular);

●	a company resident for tax purposes in a "relevant territory," provided such company is not under the control, directly or indirectly, of a person or persons who is or are resident in Ireland;

●
a company, wherever resident, that is controlled, directly or indirectly, by a person or persons resident in a "relevant territory" and who is or are (as the case may be) not controlled, directly or indirectly, by a person or persons who is or are not resident in a "relevant territory";

●
a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a "relevant territory" or on such other stock exchange approved by the Irish Minister for Finance; or

●
a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a "relevant territory" or on such other stock exchange approved by the Irish Minister for Finance;

and provided, in all cases noted above, Parent or, in respect of shares held through DTC or CDS, any qualifying intermediary appointed by Parent, has received from the shareholder, where required, the relevant Irish Revenue Commissioners DWT forms, which are referred to in this Circular as "DWT forms," prior to the payment of the distribution.  In practice, in order to ensure sufficient time to process the receipt of relevant DWT forms, the shareholder where required should furnish the relevant DWT forms to:

●
its broker (and the relevant information should be further transmitted to any qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the shareholder by the broker) if its shares are held through DTC or CDS, or

●	Parent's transfer agent, Computershare Trust Company, N.A., at least seven business days before the record date for the distribution if its shares are held outside of DTC or CDS.

Links to the various DWT forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. Such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

For non-Irish resident shareholders who cannot avail themselves of one of Ireland's domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Parent Shares Held by U.S. Shareholders

Distributions paid in respect of Parent Shares that are owned by U.S. residents and held through DTC or CDS may not be subject to DWT provided the addresses of the beneficial owners of such shares in the records of the broker holding such shares are in the U.S.  It is strongly recommended that such shareholders ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent).

Distributions paid in respect of Parent Shares that are held outside of DTC or CDS and are owned by residents of the U.S., will not be subject to DWT if such shareholders satisfy the conditions of one of the exemptions referred to above under the heading "Certain Irish Tax Consequences of the Arrangement — General Exemptions," including the requirement to furnish the appropriate and valid DWT form and/or a completed IRS Form 6166 to Parent's transfer agent, Computershare Trust Company, N.A., to confirm their U.S. residence at least seven business days before the record date for the distribution.

If any Parent Shareholder who is resident in the U.S. receives a distribution from which DWT has been withheld, the shareholder should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the shareholder is beneficially entitled to the distribution.

Parent Shares Held by Canadian Residents and Residents of "Relevant Territories" Other Than the U.S.

Parent Shareholders who are residents of Canada and other "relevant territories" other than the U.S. must satisfy the conditions of one of the exemptions referred to above under the section entitled "Certain Irish Tax Consequences of the Arrangement — General Exemptions", including the requirement to furnish valid DWT forms, in order to receive distributions without suffering DWT.  If such Parent Shareholders hold their shares through DTC or CDS, they must provide the appropriate DWT forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the shareholder by the broker).  If such Parent Shareholders hold their Parent Shares outside of DTC or CDS, they must provide the appropriate DWT forms to Parent's transfer agent, Computershare Trust Company, N.A., at least seven business days before the record date for the distribution.

If any Parent Shareholder who is resident in Canada or another "relevant territory" receives a distribution from which DWT has been withheld, the shareholder may be entitled to a refund of such DWT from the Irish Revenue Commissioners provided the shareholder is beneficially entitled to the distribution.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident Parent Shareholders (other than Irish resident companies that have completed the appropriate DWT forms) will be subject to DWT in respect of distributions paid on their Parent Shares.

Parent Shareholders who are residents of Ireland, but are entitled to receive distributions without DWT, must complete the appropriate DWT forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by Parent) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the shareholder by the broker) (in the case of Parent Shares held through DTC or CDS), or to Parent's transfer agent, Computershare Trust Company, N.A., at least seven business days before the record date for the distribution (in the case of shares held outside of DTC or CDS).

Parent Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisors.

Shares Held by Other Persons

Parent Shareholders who do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any Parent Shareholders are exempt from DWT, but receive distributions subject to DWT, such shareholders may apply for a refund of such DWT from the Irish Revenue Commissioners.

Qualifying Intermediary

Prior to paying any distribution, Parent will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a "qualifying intermediary," and which will provide for certain arrangements relating to distributions in respect of shares of Parent that are held through DTC or CDS (the "deposited securities"). The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to the relevant nominee of the depository, any cash dividend or other cash distribution with respect to the deposited securities after Parent delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

The qualifying intermediary will be responsible for determining where shareholders reside and whether they have provided the required U.S. tax information and/or the required DWT forms, as applicable.

Income Tax on Distributions Paid on Parent Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.  A Parent Shareholder who is neither resident nor ordinarily resident in Ireland and who is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a distribution from Parent unless he or she holds his or her Parent Shares through a branch or agency in Ireland through which a trade is carried on.

A Parent Shareholder who is neither resident nor ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional liability to Irish income tax or the universal social charge unless he or she holds his or her Parent Shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by Parent discharges the liability to Irish income tax.

A Parent Shareholder who is neither resident nor ordinarily resident in Ireland and is a resident of a "relevant territory" or otherwise exempt from DWT but who receives distributions subject to DWT should be able to make a reclaim of the DWT from the Irish Revenue Commissioners unless he or she holds his or her Parent Shares through a branch or agency in Ireland through which a trade is carried on.

Irish resident or ordinarily resident Parent Shareholders may be subject to Irish tax and/or the universal social charge and/or Pay Related Social Insurance on distributions received from Parent. Such Parent Shareholders should consult their own tax advisors.

Capital Acquisitions Tax

Irish capital acquisitions tax ("CAT") comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Parent Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Parent Shares are regarded as property situated in Ireland as the share register of Parent must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents.  There is also a "small gift exemption" from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation.  This exemption does not apply to an inheritance.  Parent Shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH TRIBUTE SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

IN LIGHT OF THE FOREGOING, HOLDERS ARE URGED TO CONSULT AND MUST RELY ON THE ADVICE OF THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE ARRANGEMENT, INCLUDING APPLICABLE U.S. FEDERAL, PROVINCIAL, STATE, LOCAL, CANADIAN, IRISH AND OTHER FOREIGN, AND OTHER TAX CONSEQUENCES.

RISK FACTORS RELATING TO THE ARRANGEMENT

In considering whether to approve the Arrangement Resolution, you should consider carefully the following risk factors, including the matters addressed under the section entitled "Forward Looking Statements" in addition to other information contained in or incorporated by reference into this Circular.  You should also read and consider the risks associated with the business of Pozen and the risks associated with the business of Tribute, because these risks will also affect the combined company.  The risks associated with the business of Pozen can be found in Pozen's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Pozen's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, under the heading "Risk Factors".   The risks associated with the business of Tribute can be found in Tribute's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Tribute's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, under the section "Risk Factors", each of which are incorporated by reference into this Circular.

Risks Relating to the Transaction

Because the initial opening price of Parent Shares that Tribute Shareholders will receive pursuant to the Arrangement is based in part on the value of Pozen Common Stock and Tribute Common Shares, which will fluctuate, Tribute Shareholders cannot be sure of the value of the Parent Shares they may receive.

Upon completion of the Arrangement, each Tribute Common Share will be exchanged for 0.1455 Parent Shares.  Because the number of Parent Shares being offered as consideration to Tribute Shareholders is fixed and will not vary based on the market value of Parent Shares, which will not be publicly traded until after the Arrangement Effective Time, the market value of the consideration Tribute Shareholders will receive in the Arrangement will be based in part on the value of Pozen Common Stock and Tribute Common Shares at the time the Transaction is completed.  If the price of either Pozen Common Stock or Tribute Common Shares decline, Tribute Shareholders could receive less value for their Tribute Common Shares upon the completion of the Arrangement than the value calculated on the date the Transaction Agreement was announced, as of the date of this Circular or as of the date of the Tribute Meeting.  The market price of Pozen Common Stock and Tribute Common Shares will continue to fluctuate from the date of this Circular through the date of the Closing Date.  Accordingly, at the time of the Tribute Meeting, Tribute Shareholders will not know or be able to determine the market price of the Parent Shares they may receive upon completion of the Arrangement.  It is possible that, at the Closing Date, the Tribute Common Shares held by Tribute Shareholders may have a greater market value than the Parent Shares for which they are exchanged.  The market price of Pozen Common Stock on the date of the Tribute Meeting may not be indicative of the market price of Parent Shares that Tribute Shareholders will receive upon completion of the Arrangement.  Stock price changes may result from a variety of factors that are beyond the companies' control, including general market and economic conditions, changes in business prospects, catastrophic events, both natural and man-made, and regulatory considerations.  In addition, the ongoing businesses of Pozen and/or Tribute may be adversely affected by actions taken by Pozen and/or Tribute in connection with the Transaction, including payment by the companies of certain costs relating to the merger, including certain legal, accounting, financing and financial and other advisory fees.

See the section entitled "Comparative Per Share Market Price" for the historical high and low closing prices of Pozen Common Stock and Tribute Common Shares for each quarter of the period 2012 through the second quarter of 2015.

The Transaction Agreement is subject to conditions and could be terminated in accordance with its terms and the transactions may not be completed.

The Transaction Agreement contains a number of conditions that must be satisfied or waived to complete the Transaction. Those conditions include, among others: receipt of the Pozen Stockholder approval, receipt of Tribute Shareholder approval, court approval of the Arrangement, expiration or termination of the waiting period under the HSR Act, if applicable, absence of any law or order preventing or prohibiting completion of the transactions and no governmental authority instituting any proceeding seeking to enjoin or prohibit the completion of the transactions, effectiveness of the Form S-4 registration statement of Parent, approval of the Parent Shares to be issued in the transactions for listing on NASDAQ and the TSX, the continued accuracy of the representations and warranties of both parties, subject to specified materiality standards, and the performance in all material respects by both parties of their covenants and agreements.  If the Transaction is not completed by January 31, 2016, either Pozen or Tribute may choose not to proceed with the Transaction and terminate the Transaction Agreement.  No assurance can be given that all of the conditions to the closing of the Transaction will be satisfied or, if they are, as to the timing of such satisfaction.  In addition, Pozen or Tribute may elect to terminate the Transaction Agreement in certain other circumstances, including, but not limited to, a tax termination event, and the parties can mutually decide to terminate the Transaction Agreement at any time prior to the completion of the Arrangement, before or after the Pozen Stockholder approval or Tribute Shareholder approval.  See the section entitled "The Transaction Agreement—Termination; Termination Fees; Effect of Termination".

Obtaining required approvals necessary to satisfy the conditions to the completion of the Transaction may delay or prevent completion of the Transaction.  Parent may be subject to a post-Closing review by regulatory authorities in respect of Canadian competition matters.

The Transaction is subject to closing conditions, which include the expiration or termination of the waiting period under the HSR Act, if applicable, obtaining of Pozen Stockholder approval as well as obtaining Tribute Shareholder approval.

Under the HSR Act and the rules and regulations promulgated thereunder by the FTC, Pozen and Tribute may be required to submit notifications and certain documents and information to the FTC and the Antitrust Division, and to observe a statutory waiting period, before completing the transactions. If notifications and submissions are required from Pozen and Tribute under the HSR Act, following those submissions the FTC or the Antitrust Division may open an investigation, issue a request for additional information and documentary materials, extend the statutory waiting period, or seek to prevent, delay, or otherwise restrain the completion of the Transaction under the U.S. antitrust laws.  No assurances can be given that the FTC or the Antitrust Division will not seek to take one or more of these steps.  Similarly, no assurances can be given that the Pozen Stockholders or Tribute Shareholders will approve the Transaction or that the other conditions to closing of the Transaction will be satisfied.  In the event that Tribute's Shareholders approve the Arrangement Resolution but Pozen's Stockholders do not approve the Merger, the Transaction will not close.

Under the Competition Act, Pozen and Tribute may be required to submit notifications and certain documents and information to the Canadian Competition Bureau, and to observe a statutory waiting period, before completing the Transaction.  Pozen and Tribute have determined that no notifications or submissions are required under the Competition Act in respect of the Transaction.  However, the Canadian Competition Bureau may elect to investigate the Transaction before Closing and for a period of up to one year after Closing.  If the Canadian Competition Bureau investigates the Transaction and takes the position that pre-notification was required or that the Transaction has had, is having or is likely to lessen or prevent competition substantially, the Canadian Competition Bureau may apply to the Competition Tribunal for an order preventing the completion of the Transaction, or after Closing, an order requiring either divestiture or share or assets of dissolution of the Transaction.  If such post-Closing investigation occurs, no assurances can be given that the Competition Bureau will agree with the conclusions of Pozen and Tribute or that the Canadian Competition Bureau will not seek to take one or more of these steps.

All foreign investments in Canada, regardless of size, are subject to the national security provisions of the Investment Canada Act.  Whether the Minister of Industry has reasonable grounds to believe that an investment by a non-Canadian could be injurious to national security, a national security review may be ordered.  Such a review may be ordered post-Closing and if a determination is made that the investment is injurious to national security, the Minister has a discretion to order a divestiture.

See the section entitled "The Transaction Agreement—Conditions to the Completion of the Transaction", for a discussion of the conditions to the completion of the Transaction, and the section entitled "The Transaction —Regulatory Approvals".

Tribute may waive one or more of the conditions to the Transaction without resoliciting shareholder approval.

Tribute may determine to waive, in whole or in part, one or more of the conditions to its obligations to complete the Transaction, to the extent permitted by applicable law.  Tribute will evaluate the materiality of any such waiver and its effect on its shareholders in light of the facts and circumstances at the time to determine whether any amendment of this Circular and/or resolicitation of proxies is required or warranted.  In some cases, if the Tribute Board determines that such a waiver is warranted, but that such waiver or its effect on its shareholders is not sufficiently material to warrant resolicitation of proxies, Tribute has the discretion to complete the Transaction without seeking further shareholder approval.  Any determination whether to waive any condition to the Transaction or as to resoliciting shareholder approval or amending this Circular as a result of a waiver will be made by Tribute at the time of such waiver based on the facts and circumstances as they exist at that time.

Certain changes in the U.S. federal tax laws on or before the closing date could jeopardize the consummation of the transactions.

Pozen and/or Tribute are permitted to terminate the Transaction Agreement if, prior to the Closing Date, there is (i) a change in U.S. federal tax law (whether or not such change in law is yet effective) or any official interpretations thereof as set forth in published guidance by the U.S. Treasury Department or the IRS (other than IRS news releases) (whether or not such change in official interpretation is yet effective) or (ii) a bill that would implement such a change that has been passed by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bill has not yet elapsed, in any such case, that, as a result of consummating the Transaction contemplated by the Transaction Agreement, in the opinion of nationally recognized U.S. tax counsel, would have a material adverse effect, including causing Parent to be treated as a United States domestic corporation for United States federal income tax purposes, as further specified in the Transaction Agreement.

Parent's status as a foreign corporation for U.S. federal tax purposes could be affected by IRS action or a change in U.S. tax law.

Although Parent will be incorporated in Ireland, the IRS may assert that Parent should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code.  A corporation generally is considered a tax resident in the jurisdiction of its organization or incorporation for U.S. federal income tax purposes.  Because Parent is an Irish incorporated entity, generally it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these rules. Section 7874 provides an exception pursuant to which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, Parent would be treated as a foreign corporation for U.S. federal income tax purposes if the former stockholders of Pozen own (within the meaning of Section 7874) less than 80% (by both vote and value) of Parent Shares by reason of holding shares in Pozen (the "ownership test").  The Pozen Stockholders are expected to own less than 80% (by both vote and value) of the Parent Shares after the transactions by reason of their ownership of Pozen Common Stock.  As a result, under current law, Parent is expected to be treated as a foreign corporation for U.S. federal income tax purposes.  However, there can be no assurance that the IRS will agree with the position that the ownership test is satisfied.  There is limited guidance regarding the application of Section 7874 of the Code, including with respect to the provisions regarding the application of the ownership test. Tribute's obligation to complete the transactions is conditional upon its receipt of the Section 7874 opinion from Pozen's special tax counsel, dated as of the Closing Date and subject to certain qualifications and limitations set forth therein, to the effect that Section 7874 of the Code existing regulations promulgated thereunder, and official interpretation thereof as set forth in published guidance should not apply in such a manner so as to cause Parent to be treated as a U.S. corporation for U.S. federal income tax purposes from and after the Closing Date.  However, an opinion of tax counsel is not binding on the IRS or a court.  Therefore, there can be no assurance that the IRS will not take a position contrary to Pozen's special tax counsel's Section 7874 opinion or that a court will not agree with the IRS in the event of litigation.

Failure to complete the Arrangement could negatively impact the market price of the Tribute Common Shares and the future business and financial results of Tribute.

The Arrangement is subject to certain conditions that may be outside the control of Tribute, including, without limitation, the receipt of the Final Order and certain regulatory approvals. There can be no certainty that these conditions will be satisfied or, if satisfied, when they will be satisfied.  In addition, Pozen has the right in certain circumstances to terminate the Transaction Agreement, including in the event of a change having a Material Adverse Effect on Tribute.  See "The Transaction Agreement — Termination; Termination Fees; Effect of Termination".  If the Arrangement is not completed, the ongoing business of Tribute may be materially and adversely affected and, without realizing any of the benefits of having consummated the Transaction, Tribute will be subject to a number of risks, including the following:

●
Tribute may be required to pay certain costs relating to the Transaction, including legal, accounting, filing and possible other fees and mailing, financial printing and other expenses in connection with the Transaction whether or not the Transaction is consummated;

●
the current prices of Tribute Common Shares may reflect a market assumption that the Transaction will occur, meaning that a failure to complete the Transaction could result in a material decline in the price of Tribute Common Shares;

●
Tribute will be required, upon a termination of the Transaction Agreement under certain circumstances, to pay Pozen a Termination Fee of US$3.5 million, as described in "The Transaction Agreement – Termination Fees";

●
matters relating to the Transaction (including integration planning) have required and will continue to require substantial commitments of time and resources of Tribute management, which could otherwise have been devoted to day to day operations and other opportunities that may have been beneficial to Tribute; and

●
Tribute could also be subject to litigation relating to any failure to consummate the Transaction or related to any enforcement proceeding commenced against Tribute to perform its obligations under the Transaction Agreement.

If the Transaction is not consummated, these risks may materialize and may materially and adversely affect Tribute's business, financial results and share price.

The Transaction Agreement contains provisions that restrict Tribute's ability to pursue alternatives to the transactions and, in specified circumstances, could require Tribute to pay Pozen a termination fee of US$3.5 million.

Under the Transaction Agreement, Tribute is restricted, subject to certain exceptions, from initiating, soliciting, knowingly facilitating or knowingly encouraging, discussing or negotiating, or furnishing information with regard to, any inquiry, proposal or offer with respect to a Tribute Acquisition Proposal.  Tribute may terminate the Transaction Agreement in order to enter into an agreement with respect to a Tribute Acquisition Proposal that constitutes a Tribute Superior Proposal.  If the Tribute Board (after consultation with Tribute's outside legal and financial advisors) determines in good faith that such Tribute Acquisition Proposal constitutes a Pozen Superior Proposal and the Pozen Board effects a Pozen Change of Recommendation, Tribute would be entitled to terminate the Transaction Agreement.  Under such circumstances, Tribute would be required to pay Pozen a Termination Fee equal to US$3.5 million.  Further, even if the Tribute Board withdraws or qualifies its recommendation with respect to the Arrangement, it will still be required to submit the applicable matters to a vote at its meeting of shareholders.  These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Tribute from considering or proposing that acquisition, even if such third party were prepared to enter into a transaction that would be more favourable to Tribute and the Tribute Shareholders than the Transaction.  See the section entitled "The Transaction Agreement—Termination; Termination Fees; Effect of Termination".

While the Transaction is pending, Pozen and Tribute will be subject to business uncertainties that could adversely affect their businesses.

Uncertainty about the effect of the Transaction on employees, customers and suppliers may have an adverse effect on Pozen and Tribute.  These uncertainties may impair Tribute's and Pozen's ability to attract, retain and motivate key personnel until the Transaction is completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with Pozen and Tribute to seek to change existing business relationships with Pozen and Tribute. Employee retention may be challenging during the pendency of the Transaction, as certain employees may experience uncertainty about their future roles.  If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the businesses, the business of Pozen or Tribute, as the case may be, could be materially adversely affected.  In addition, the Transaction Agreement restricts Pozen and Tribute, from taking specified actions until the Closing, without the consent of the other party.  These restrictions may prevent Tribute from pursuing attractive business opportunities that may arise prior to the completion of the Transaction. See the sections entitled "The Transaction Agreement—Covenants—Tribute Interim Operating Covenants" and "The Transaction Agreement—Covenants—Pozen Interim Operating Covenants".

Loss of key personnel could impair the integration of the two businesses, lead to loss of customers and a decline in revenues, adversely affect the progress of pipeline products or otherwise adversely affect the operations of Pozen and Tribute.

The success of the combined company will depend, in part, upon its ability to retain key employees, especially during the integration phase of the businesses of Pozen and Tribute.  Current and prospective employees of Pozen and Tribute might experience uncertainty about their future roles with the combined company following completion of the Transaction, which might materially and adversely affect Pozen's and Tribute's ability to retain key managers and other employees.  In addition, competition for qualified personnel in the pharmaceutical industry is very intense.  If Pozen or Tribute lose key personnel or the combined company is unable to attract, retain and motivate qualified individuals or the associated costs to the combined company increase significantly, the combined company's business could be materially and adversely affected.

Tribute directors and officers will have interests in the Transaction different from or in addition to the interests of Tribute Shareholders.

Certain of the directors and executive officers of Tribute negotiated the terms of the Transaction Agreement, and the Tribute Board recommended that Tribute Shareholders vote for the Arrangement Resolution.  Certain of these directors and executive officers may have interests in the Transaction that are different from, or in addition to, those of Tribute Shareholders.  These interests include, but are not limited to, change of control payments, the treatment in the Arrangement of Tribute Options, Tribute Common Shares subject to vesting or other lapse restrictions pursuant to the Tribute Option Plan, other Tribute stock-based awards, bonus awards, and other rights held by Tribute directors and executive officers, and the indemnification of former Tribute directors and officers by Parent.  Tribute Shareholders should be aware of these interests when they consider the Tribute Board's recommendation that they vote for the Arrangement Resolution.

The Tribute Board was aware of these interests when it declared the advisability of the Transaction Agreement, determined that it was fair to and in the best interests of Tribute Shareholders and recommended that Tribute Shareholders vote for the Arrangement Resolution.  The interests of Tribute directors and executive officers are described in more detail in the section entitled "Interests of Certain Persons in the Arrangement".

Tribute Shareholders will have a reduced ownership and voting interest after the Transaction and will exercise less influence over management.

Tribute Shareholders currently have the right to vote in the election of the Tribute Board and on other matters affecting Tribute.  Upon the completion of the Transaction, each Tribute Shareholder that receives Parent Shares will become a shareholder of Parent, with a percentage ownership of Parent that is smaller than such shareholder's percentage ownership of Tribute.  As of the date of this Circular, the former Tribute Shareholders as a group will receive Parent Shares in the Arrangement constituting approximately 34% of the outstanding Parent Shares immediately after the Transaction.  After giving effect to the Transaction and the Equity Financing and Debt Financing, the former Tribute Shareholders as a group will hold Parent Shares constituting approximately 28% of the outstanding Parent Shares.  Because of this, Tribute Shareholders will have less influence on the management and policies of Parent than they now have on the management and policies of Tribute.

The relative ownership of Parent Shares by current Pozen Stockholders and current Tribute Shareholders referred to above is on an economic basis, and does not represent the analysis under Section 7874 of the Code, discussed throughout this Circular, as to whether, following the Transaction, former Pozen Stockholders will own less than 80% (by both vote and value) of Parent Shares.

The opinions of Tribute's financial advisors will not reflect changes in circumstances between the original signing of the Transaction Agreement and the completion of the Transaction.

In connection with the execution of the Transaction Agreement, the Tribute Board received an opinion of Bloom Burton relating to the fairness of the exchange ratio of 0.1455 Parent Shares per Tribute Common Share (taking into account the Merger), from a financial point of view, to Tribute Shareholders.

Tribute has not obtained an updated opinion from Bloom Burton as of the date of this Circular and does not expect to receive an updated opinion prior to the Closing Date.  Changes in the operations and prospects of Pozen or Tribute, general market and economic conditions and other factors that may be beyond the control of Pozen or Tribute, and on which Bloom Burton's opinion was based, may significantly alter the value of Parent, Pozen or Tribute or the prices of Parent Shares, Tribute Common Shares or Pozen Common Stock by the time the Transaction is completed.  The opinion does not speak as of the time the Transaction will be completed or as of any date, other than the date of such opinion.  Because Bloom Burton will not be updating their opinion, the opinion will not address the fairness of the exchange ratio at the time the Arrangement is completed.  The recommendation of the Tribute Board that Tribute Shareholders vote "FOR" the Arrangement Resolution; however, is made as of the date of this Circular.  For a description of the opinion the Tribute Board received from Bloom Burton, please refer to the section entitled "The Transaction—Opinion of Bloom Burton".

Plaintiffs' law firms could commence litigation against Pozen or Tribute and an adverse ruling in any such potential lawsuit could prevent the transactions from being completed.

One or more plaintiffs' law firms, or other law firms, could initiate litigation against Pozen, Pozen's directors, Tribute, or Tribute's directors and may seek to enjoin the proposed Transaction on the grounds that either the Pozen Board or the Tribute Board breached its fiduciary duties by approving a proposed Transaction that purportedly does not reflect the true value of Pozen or Tribute, as applicable, or on any other grounds.  One of the conditions to the closing of the Transaction is that no order (whether temporary, preliminary or permanent) shall be in effect that prevents or prohibits completion of the Transaction.  As such, if any such potential litigation is commenced and the plaintiffs involved therein are successful in obtaining an injunction prohibiting Pozen or Tribute from completing the Transaction, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected time frame.

Parent Shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

CAT (currently levied at a rate of 33% above certain tax-free thresholds) could apply to a gift or inheritance of Parent Shares irrespective of the place of residence, ordinary residence or domicile of the parties.  This is because Parent Shares will be regarded as property situated in Ireland for CAT purposes.  The person who receives the gift or inheritance has primary liability for CAT.  See the section entitled "Certain Irish Tax Consequences of the Arrangement — Capital Acquisitions Tax".

Transfers of Parent Shares, other than by means of the transfer of book-entry interests in DTC or CDS may be subject to Irish stamp duty.

It is anticipated that, for the majority of transfers of Parent Shares, there will not be any Irish stamp duty.  Transfers of Parent Shares effected by means of the transfer of book-entry interests in DTC or CDS should not be subject to Irish stamp duty.  However, if you hold your Parent Shares directly rather than beneficially through DTC or CDS, any transfer of your Parent Shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired).  A shareholder who directly holds shares may transfer those shares into his or her own broker account to be held through DTC or CDS (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not in contemplation of a sale of the shares by a beneficial owner to a third party.

Payment of Irish stamp duty is generally a legal obligation of the transferee.  The potential for stamp duty could adversely affect the value of your Parent Shares.  See the section entitled "Certain Irish Tax Consequences of the Arrangement — Stamp Duty".

Distributions paid by Parent may be subject to Irish dividend withholding tax.

In certain limited circumstances, DWT (currently at a rate of 20%) may arise in respect of distributions paid on Parent Shares.  A number of exemptions from DWT exist, such that Parent Shareholders resident in European Union member states (other than Ireland) or other countries with which Ireland has signed a double tax treaty, which would include the U.S. or Canada, should generally be entitled to exemptions from dividend withholding tax provided that the appropriate documentation is in place.  See "Certain Irish Tax Consequences of the Arrangement — Withholding Tax on Dividends" and, in particular, please note the requirement to complete certain DWT forms in order to qualify for many of the exemptions.

Parent Shareholders resident in the U.S. who hold their Parent Shares through DTC or CDS may not be subject to DWT if the addresses of the beneficial owners of such shares in the records of the brokers holding such shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by Parent).

However, other Parent Shareholders may be subject to DWT, which could adversely affect the price of your Parent Shares.  See "Certain Irish Tax Consequences of the Arrangement — Withholding Tax on Dividends".

Parent's tax position may be adversely affected by changes in tax law relating to multinational corporations, or increased scrutiny by tax authorities.

Under current law, Parent is expected to be treated as a foreign corporation for U.S. federal tax purposes.  However, changes to the rules in Section 7874 of the Code or the Treasury regulations promulgated thereunder could adversely affect Parent's status as a foreign corporation for U.S. federal tax purposes, and any such changes could have prospective or retroactive application.  In addition, recent legislative proposals have aimed to expand the scope of U.S. corporate tax residence, and such legislation, if passed, could have an adverse effect on Parent.

Moreover, the U.S. Congress, the Organisation for Economic Co-operation and Development and other government agencies in jurisdictions where Parent and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations.  One example is in the area of "base erosion and profit shifting", where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates.  As a result, the tax laws in the U.S. and other countries in which Parent and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Parent.

It is recommended that each shareholder consult his or her own tax advisor as to the tax consequences of holding Parent Shares in and receiving dividends from Parent.

Risks Relating to the Businesses of the Combined Company

The market price for Parent Shares following the completion of the Transaction may be affected by factors different from those that historically have affected Pozen Common Stock and Tribute Common Shares.

Upon completion of the Arrangement, holders of Tribute Common Shares will become holders of Parent Shares.  Parent's businesses will differ from those of Tribute and, accordingly, the results of operations of Parent will be affected by some factors that are different from those currently affecting the results of operations of Tribute.  The results of operations of the combined company may also be affected by factors different from those currently affecting Pozen.  For a discussion of the businesses of Pozen and Tribute and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this Circular.

Pozen and Tribute may fail to realize all of the anticipated benefits of the Transaction or those benefits may take longer to realize than expected. The combined company may also encounter significant difficulties in integrating the two businesses.

The ability of the combined company, Parent, to realize the anticipated benefits of the Transaction will depend, to a large extent, on the combined company's ability to integrate the businesses of Pozen and Tribute.  The combination of two independent businesses is a complex, costly and time-consuming process.  As a result, Parent will be required to devote significant management attention and resources to integrating their business practices and operations.  The integration process may disrupt the businesses and, if implemented ineffectively, would restrict the realization of the full expected benefits.  The failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits of the Transaction could cause an interruption of, or a loss of momentum in, the activities of the combined company and could adversely affect the results of operations of the combined company.

In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer relationships and diversion of management's attention.  The difficulties of combining the operations of the companies include, among others:

●	diversion of management's attention to integration matters;

●	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from the combination of the businesses of Pozen and Tribute;

●	difficulties in the integration of operations and systems;

●	conforming standards, controls, procedures and accounting and other policies, business cultures and compensation structures between the two companies;

●	difficulties in the assimilation of employees;

●	difficulties in managing the expanded operations of a significantly larger and more complex company;

●	challenges in keeping existing customers and obtaining new customers;

●	potential unknown liabilities or larger liabilities than projected, adverse consequences and unforeseen increased expenses associated with the merger; and

●	coordinating a geographically dispersed organization.

Many of these factors will be outside the control of Pozen, Tribute or Parent, and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy, which could materially impact the business, financial condition and results of operations of the combined company.  In addition, even if the operations of the businesses of Pozen and Tribute are integrated successfully, the full benefits of the Transaction may not be realized, including the synergies, cost savings or sales or growth opportunities that are expected.  These benefits may not be achieved within the anticipated time frame, or at all.  Additional unanticipated costs may be incurred in the integration of the businesses of Pozen and Tribute.  All of these factors could cause dilution to the earnings per share of the combined company, decrease or delay the expected accretive effect of the Transaction and negatively impact the price of Parent Shares following the Transaction.  As a result, we cannot assure you that the combination of Pozen and Tribute will result in the realization of the full benefits anticipated from the Transaction.

The benefits described in this Circular are also subject to a variety of other factors, many of which are beyond Pozen's and Tribute's ability to control, such as changes in the rate of economic growth in jurisdictions in which the combined company will do business, the financial performance of the combined business in various jurisdictions, currency exchange rate fluctuations, and significant changes in trade, monetary or fiscal policies, including changes in interest rates, and tax law of the jurisdictions in which the combined company will do business.  The impact of these factors, individually and in the aggregate, is difficult to predict, in part because the occurrence of the events or circumstances described in such factors may be interrelated, and the impact to the combined company of the occurrence of any one of these events or circumstances could be compounded or, alternatively, reduced, offset, or more than offset, by the occurrence of one or more of the other events or circumstances described in such factors.

Pozen and Tribute will incur direct and indirect costs as a result of the Transaction.

Pozen and Tribute will incur substantial expenses in connection with completion of the Transaction, and over a period of time following the completion of the Transaction, Parent further expects to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of Pozen and Tribute.  While Parent has assumed that a certain level of transaction and coordination expenses will be incurred, there are a number of factors beyond Parent's control that could affect the total amount or the timing of these transaction and coordination expenses.  Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately.  These expenses may exceed the costs historically borne by Pozen and Tribute.

If the Transaction is completed, Parent will incur a substantial amount of debt, which could restrict its ability to engage in additional transactions or incur additional indebtedness.

In connection with the Transaction Parent expects that one or more of its subsidiaries will borrow up to US$275 million under the Facility Agreement.  Following completion of the Transaction, the combined company will have a significant amount of indebtedness outstanding.  This substantial level of indebtedness could have important consequences for the combined company's business, including making it more difficult to satisfy its obligations, increasing its vulnerability to general adverse economic and industry conditions, limiting its flexibility in planning for, or reacting to, changes in its business and the industry in which it operates and restricting it from pursuing certain business opportunities.  These limitations could reduce the benefits Parent expects to achieve from the Transaction or impede its ability to engage in future business opportunities or strategic acquisitions.  In addition, the terms of such financing will include restrictive covenants that, among other things, limit Parent's ability to engage in certain business transactions or incur additional indebtedness.

Tribute's and Pozen's actual financial positions and results of operations may differ materially from the pro forma financial statements included in this Circular.

The pro forma financial statements contained in this Circular are presented for illustrative purposes only and may not be an indication of what Parent's financial position or results of operations would have been had the Transaction been completed on the dates indicated.  The pro forma financial statements have been derived from the audited and unaudited historical financial statements of Pozen and Tribute and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction.  The assets and liabilities of Pozen have been measured at fair value based on various preliminary estimates using assumptions that Parent's management believes are reasonable utilizing information currently available.  The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates.  These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed.  Differences between preliminary estimates in the pro forma financial statements and the final acquisition accounting will occur and could have a material impact on the pro forma financial statements and the combined company's financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial statements may not prove to be accurate, and other factors may affect the combined company's financial condition or results of operations following the transactions.  Any potential decline in Parent's financial condition or results of operations may cause significant variations in the share price of Parent following the Transaction.  See the section entitled "Selected Unaudited Pro Forma Financial Data".

The Transaction may not be accretive and may cause dilution to Parent's earnings per share, which may negatively affect the market price of Parent Shares following the Transaction.

Although Parent currently anticipates that the Transaction will be accretive to earnings per share from and after the Transaction, this expectation is based on preliminary estimates which may change materially.

Parent expects to issue approximately 67.26 million Parent Shares in connection with completion of the Transaction. The issuance of these new Parent Shares could have the effect of depressing the market price of Parent Shares.

In addition, Parent could also encounter additional transaction-related costs or other factors such as the failure to realize all of the benefits anticipated in the Transaction.  All of these factors could cause dilution to Parent's earnings per share or decrease or delay the expected accretive effect of the transactions and cause a decrease in the market price of Parent Shares following the Transaction.

Parent may in its discretion seek Irish High Court approval of the creation of distributable reserves. Parent expects this will be forthcoming, but cannot guarantee this.

Under Irish law, dividends may only be paid and share repurchases and redemptions must generally be funded only out of distributable reserves, which Parent will not have immediately following the Closing Date.  The creation of distributable reserves of Parent involves a reduction in Parent's Share premium account, which requires the approval of the Irish High Court and, in connection with seeking such court approval, the approval of Tribute Shareholders is being sought at the Tribute Meeting and the approval of Pozen Stockholders is being sought by Pozen.  Parent is not aware of any reason why the Irish High Court would not approve the creation of distributable reserves in this manner; however, the issuance of the required order is a matter for the discretion of the Irish High Court.  There will also be no guarantee that the approvals by Tribute Shareholders or the Pozen Stockholders will be obtained.  In the event that distributable reserves of Parent are not created, no distributions by way of dividends, share repurchases or otherwise will be permitted under Irish law until such time as the group has created sufficient distributable reserves from its business activities.

The financial analyses and projections considered by Tribute and its financial advisors may not be realized.

The financial analyses and projections considered by Tribute and Tribute's financial advisors reflect numerous estimates and assumptions that are inherently uncertain with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Pozen's and Tribute's businesses, including the factors described or referenced under "Forward-Looking Statements" and/or listed in this Circular under this section entitled "Risk Factors," all of which are difficult to predict, and many of which are beyond our control.  The financial analyses presented by Tribute's financial advisors to the Tribute Board speak only as of that date.  There can be no assurance that the financial analyses and projections considered by Tribute and Tribute's financial advisors will be realized or that actual results will not materially vary from such financial analyses and projections. In addition, since the financial projections cover multiple years, such information by its nature becomes less predictive with each successive year.

Risks Related to the Parent Shares

The Parent Shares that may be received by Tribute Shareholders in connection with the Arrangement will have different rights from Tribute Common Shares.

Upon completion of the Arrangement, the rights of former Tribute Shareholders who become Parent Shareholders will be governed by Parent's memorandum of association and articles of association and by Irish law.  The rights associated with Tribute Common Shares are different from the rights associated with Parent Shares.  See the section entitled "Comparison of the Rights of Parent Shareholders and Tribute Shareholders" for a discussion of the different rights associated with Parent Shares and Tribute Common Shares.

Parent does not expect to pay dividends for the foreseeable future, and you must rely on increases in the trading price of the Parent Shares for returns on your investment.

Parent has never paid cash dividends on Parent Shares and does not expect to pay dividends in the immediate future.  Parent anticipates that it will retain all earnings, if any, to support its operations.  Any future determination as to the payment of dividends will, subject to Irish legal requirements, be at the sole discretion of Parent's Board and will depend on Parent's financial condition, results of operations, capital requirements and other factors Parent's Board deems relevant.  Holders of Parent Shares must rely on increases in the trading price of their shares for returns on their investment in the foreseeable future. In addition, the Facility Agreement prohibits Parent from making any cash dividend or distributing any of its assets, including its intangibles, to any of its shareholders in such capacity or its affiliates, subject to certain exceptions.  The Facility Agreement also includes restrictions on Parent from incurring liens and undertaking indebtedness, subject to certain exceptions, which limitations may further impact the ability of Parent to pay any future dividends.

Other Risk Factors

Pozen's, Tribute's and Parent's businesses are and will be subject to the risks described above.  In addition, Pozen's and Tribute's businesses are, and will continue to be, subject to the risks described in Parent's Registration Statement on Form S-4, as amended, and Pozen's and Tribute's respective Annual Reports on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and, in the case of Tribute, under Tribute's SEDAR profile at www.sedar.com, and incorporated by reference into this Circular.

SELECTED HISTORICAL FINANCIAL DATA OF TRIBUTE

The following tables present selected historical financial data for Tribute as of and for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010 and as of and for the six months ended June 30, 2015 and 2014.  The statement of operations data for each of the five years in the period ended December 31, 2014 and the balance sheet data as of December 31 have been obtained from Tribute's audited financial statements for such years and, with respect to the periods ended December 31, 2014, 2013 and 2012, from its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated herein by reference.  The financial data as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 have been obtained from Tribute's unaudited condensed financial statements included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2015, which is incorporated by reference herein.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Tribute's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Tribute's Quarterly Report on Form 10-Q for the six months ended June 30, 2015, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes therein.

	For the Year Ended Dec 31					Six Months Ended June 30,
	2010	2011	2012	2013	2014	2014	2015
Statement of Operation Data:
Revenue
Licensed domestic product net sales		572,272	8,322,945	8,598,385	9,106,038	4,739,693	4,588,232
Other domestic product sales	1,879,554	1,977,167	2,494,359	3,366,374	6,127,968	1,954,882	5,992,487
International product sales	835,381	1,306,215	1,525,479	1,277,678	1,619,372	821,849	1,441,062
Royalty and licensing revenues	2,022,383	14,227		197,924	18,414	18,414	-
Total Revenue	4,737,318	3,869,881	12,342,783	13,440,361	16,871,792	7,534,838	12,021,781
Cost of Sales
Licensor sales and distribution fees		484,480	5,916,845	5,844,494	5,902,034	3,049,938	2,994,875
Cost of products sold	947,069	932,755	1,220,716	1,541,662	1,787,584	696,464	1,355,092
Write down of inventories	195,488	26,117	36,345	56,935	53,099	13,356	2,873
Total Cost of Sales	1,142,557	1,443,352	7,173,906	7,443,091	7,742,717	3,759,758	4,352,840
Gross Profit	3,594,761	2,426,529	5,168,877	5,997,270	9,129,075	3,775,080	7,668,941
Expenses
Selling, general and administrative	2,488,278	3,034,740	8,870,609	9,489,579	10,149,854	5,632,339	7,462,175
Amortization of assets	49,720	77,951	718,981	1,245,846	1,511,021	586,926	1,510,235
Total Operating Expenses	2,537,998	3,112,691	9,589,590	10,735,425	11,660,875	6,219,265	8,972,410
,Loss from Operations	1,056,763	(686,162)	(4,420,713)	(4,738,155)	(2,531,800)	(2,444,185)	(1,303,469)

Non Operating Income (expenses)
Gain on derivative instrument					(167,511)	3,200	0
Retirement payout	(401,000)					0	0
Change in warrant liability	(10,048)	214,280	247,486	(399,217)	283,305	(4,617,749)	(8,877,489)
Cost of extending warrant			(135,157)			0	0
Change in fair value of contingent consideration		(57,996)	79,724			0	0
Research and Development	(115,471)	(49,977)	(21,402)			0	0
Transaction cost							(254,044)
Loss on disposal of equipment	(15,308)	(259,636)					-
Acquisition and restructuring		(671,112)					(1,132,398)
Loss on disposal of intangible asset				(161,200)		0	0
Loss on extinguishment of debt				(620,835)		0	0
Unrealized foreign currency exchange on debt				(340,553)	(1,641,238)	0	(1,096,183))
Accretion expense		(6,888)	(140,154)	(103,775)	(167,555)	(65,526)	(147,462)
Interest income	10,772	18,910	13,940	3,559	59,586	538	927
Interest expense			(253,143)	(527,079)	(1,441,729)	(565,298)	(1,190,975)
Net Loss for the period	525,708	(1,498,581)	(4,629,419)	(6,887,255)	(5,606,942)	(7,689, 020)	(14,001,093)

Deferred income tax recovery		976,800	1,209,300	314,900		0	(5,288)
Current income tax recovery			71,153			0	0
Unrealized gain (loss) on derivative instrument, net of tax				(38,156)		(189,430)	18,550

Net loss and comprehensive loss for the period	525,708	(521,781)	(3,348,966)	(6,610,511)	(5,606,942)	(7,878,450)	(13,987,771)

Basic net income (loss) per common share	0.02	(0.02)	(0.09)	(0.13)	(0.08)	(0.15)	(0.14)

Shares used in computing basic net income (loss) per common share	23,767,369	25,706,000	39,167,419	49,169,414	71,940,005	51,501,128	102,776,669

Diluted net income per common share	0.02	(0.02)	(0.09)	(0.13)	(0.08)	(0.15)	(0.14)

Shares used in computing diluted net income per common share	23,767,369	25,706,000	39,167,419	49,169,414	71,940,005	51,501,128	102,776,669

	For the Year Ended Dec 31					Six Months Ended June 30,
	2010	2011	2012	2013	2014	2014	2015
Balance Sheet Data
Cash and Cash equivalents	4,352,285	2,227,973	2,283,868	2,813,472	3,505,791	3,073,341	17,600,421
Total Assets	7,280,594	19,208,435	20,828,532	20,034,541	53,079,740	20,765,355	117,993,303
Total Liabilities	1,132,123	5,835,574	9,094,408	22,739,009	22,739,009	15,889,808	72,088,324
Accumulated deficit	(3,852,809)	(4,374,590)	(7,723,556)	(14,295,911)	(19,902,853)	(17,584,089)	(33,909,174)
Total stockholders' equity	6,148,471	13,372,861	11,734,124	7,900,113	30,340,731	4,875,547	45,904,979

SELECTED HISTORICAL FINANCIAL DATA OF POZEN

The following tables present selected historical financial data for Pozen as of and for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010 and as of and for the six months ended June 30, 2015 and 2014. The statement of operations data for each of the three years in the period ended December 31, 2014 and the balance sheet data as of December 31, 2014 and 2013 have been obtained from Pozen's audited consolidated financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this Circular.  The statements of operations data for the years ended December 31, 2011 and 2010 and the balance sheet data as of December 31, 2012, 2011 and 2010 have been obtained from Pozen's audited financial statements for such years, which have not been incorporated into this document by reference.  The financial data as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 have been obtained from Pozen's unaudited condensed financial statements included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2015, which is incorporated by reference into this Circular.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Pozen's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Pozen's Quarterly Report on Form 10-Q for the six months ended June 30, 2015, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes therein.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2010	2011	2012	2013	2014	2014	2015
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	$ __	$71,870	$ __	$ __	$ __	$ __	$ __
Sale of royalty rights, net of costs	68,417	15,081	5,349	10,322	32,394	14,968	9,605
Licensing revenue	132	__	__	__	__	__	__
Development revenue
Total revenue	68,549	86,951	5,349	10,322	32,394	14,968	9,605
Operating expenses
Sales, general and administrative	23,755	21,752	19,024	17,161	10,078	5,324	21,456
Research and development	22,651	23,020	11,867	9,945	5,740	3,754	3,285
Total operating expenses	46,406	44,772	30,891	27,106	15,818	9,078	24,741
Interest and other income	929	161	259	76	3,099	14	(171)
Net income (loss) before taxes	23.072	42,340	(25,283)	(16,708)	19,675	5,904	(15,307)
Income tax expense	__	__	__	__	__	__	1,001
Net income (loss) attributable to common stockholders	$23,072	$42,340	$(25,283)	$(16,708)	$19,675	$5,904	$(16,308)
Basic net income (loss) per common share	$0.77	$1.41	$0.84	$(0.55)	$0.63	$0.19	$0.50
Shares used in computing basic net income (loss) per common share	29,880	29,925	30,092	30,450	31.360	30,883	32,348
Diluted net income per common share	$0.76	$1.40	$(0.84)	$(0.55)	$0.60	0.18	0.50
Shares used in computing diluted net income per common share	30,246	30,296	30,092	30,450	32,811	32,459	32,348

	For the Year Ended Dec 31					Six Months Ended June 30, 2015
	(in thousands)
	2010	2011	2012	2013	2014
Balance Sheet Data
Cash and Cash equivalents and short term investments	$64,091	$119,620	$87,314	$32,828	$40,582	$41,650
Total Assets	69,698	121,553	89,597	$35,334	$50,454	47,247
Total Liabilities	9,070	16,055	5,519	17,546	3,713	12,054
Accumulated deficit	(116,927)	(74,588)	(99,871)	(116,579)	(96,904)	(113,212)
Total stockholders' equity	60,628	105,498	84,077	17,789	46,741	47,247

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following selected unaudited pro forma condensed combined financial data (the "selected pro forma data") gives effect to the business combination of Pozen and Tribute and the other transactions described in the Pro Forma financial statements of Parent found in Appendix "C" hereto, as well as the MFI Acquisition, which closed on June 16, 2015, and the acquisition of the Novartis products by Tribute, which closed on October 2, 2014.  The transactions have been fully reflected in unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combination, with Pozen treated as the accounting acquirer; and the MFI Acquisition and the acquisition of the Novartis products have been reflected in the unaudited pro forma condensed combined financial statements in accordance with ASC 805 with Tribute being treated as the accounting acquirer.  The selected unaudited pro forma condensed combined balance sheet data as of June 30, 2015 give effect to the Transaction as if it had occurred on June 30, 2015.  The selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2014 and for the six months ended June 30, 2015 give effect to the Transaction as if it had occurred on January 1, 2014.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the "pro forma financial statements") of the combined company (which are included in Appendix "C" to this Circular) and the accompanying notes to the pro forma financial statements.  In addition, the pro forma financial statements were based on, and should be read in conjunction with, the historical financial statements and related notes of Pozen and the historical consolidated financial statements of Tribute, MFI and the acquired Novartis products for the applicable periods, which have been incorporated by reference in this Circular.  The selected pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated.  In addition, the selected pro forma data do not purport to project the future financial position or operating results of the combined company.  Also, as explained in more detail in the accompanying notes to the pro forma financial statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the selected pro forma data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the Transaction.

	Year ended December 31, 2014 (Pro Forma Parent Combined ($USD)	Six months ended June 30, 2015 (Pro Forma Parent Combined ($USD)
Revenues
Royalty and licensing revenue	$32,410,910	$9,605,315
Licensed domestic product net sales	8,247,339	3,713,715
Other domestic product sales	19,776,409	8,644,122
International product sales	1,466,665	1,166,396
Total Revenues	61,901,332	23,129,547
Cost of Sales
Licensor sales and distribution fees		2,424,052
Cost of products sold	7,685,001	2,972,598
Write down of inventories	48,092	__
Total cost of sales	13,078,565	5,396,649
Gross Profit	48,822,757	17,732,898
Operating expenses
Sales, general, and administrative	23,913,236	24,660,568
Research and development	5,739,848	3,285,429
Amortization	9,473,910	4,790,760
Total operating expenses	39,126,994	32,736,757
Non-operating income (expense)
Change in warrant liability	256,589	(7,185,440)
Interest expense	(291,113)	__
Interest income	97,067	750
Other non-operating income	1,346,154	(2,180,145)
Total other income (expense)	1,408,698	(9,364,834)
Income before taxes	11,104,461	(24,368,693)
Income tax expense (benefit)	(1,336,650)	1,286,531
Net Income (loss) attributable to common stockholders	$12,441,111	$(25,655,225)
Basic net income (loss) per share	0.24	(0.49)
Shares used in computing basic net income (loss) per share	51,139,659	52,127,986
Diluted net income (loss) per share	0.24	(0.49)
Shares used in computing diluted net income (loss) per share	52,571,262	52,127,986

Selected Unaudited Pro Forma Condensed Combined Balance Sheet	As of June 30, 2015 (Unaudited Pro Forma Combined)
Total assets	$205,639,692
Total liabilities	$65,778,038
Total shareholders' equity	$139,861,654

COMPARATIVE PER SHARE DATA

The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for Tribute Common Shares and Pozen Common Stock.  The unaudited pro forma and pro forma equivalent per share financial information gives effect to the combination of Pozen and Tribute (along with the MFI Acquisition) as if the transactions had occurred on June 30, 2015.

Presented below are Tribute's and Pozen's historical per share data for the six months ended June 30, 2015 and the year ended December 31, 2014 and unaudited condensed combined pro forma per share data for the six months ended June 30, 2015 and the year ended December 31, 2014.  The historical book value per share is computed by dividing total stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of the period. The pro forma earnings per share of Tribute is computed by dividing the pro forma net income by the pro forma weighted average number of shares outstanding.  The pro forma book value per share of the combined company is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.  The Pozen unaudited pro forma equivalent data is calculated by multiplying the combined unaudited pro forma data amounts by the merger consideration ratio of 0.1455 per share of Pozen Common Stock. The pro forma information described below includes certain adjustments and assumptions regarding the combined company after giving effect to the Transaction.

The following information should be read in conjunction with (i) the audited and unaudited financial statements of Tribute, which are incorporated by reference in this Circular, (ii) the audited and unaudited financial statements of Pozen, which are incorporated by reference in this Circular, and (iii) the audited financial statements of MFI, which are incorporated by reference into this Circular, (iv) the audited statements of revenues and related expenses of the Novartis products which are incorporated by reference into this Circular and (v) the financial information contained in the sections entitled "Unaudited Pro Forma Condensed Combined Financial Information," "Selected Historical Financial Data of Pozen," and "Selected Historical Financial Data of Tribute" of this Circular.  The unaudited pro forma information below is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.  In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.  Tribute has not declared or paid any cash dividends on Tribute Common Shares, and Pozen has not declared or paid any cash dividends on Pozen Common Stock, except for the December 30, 2013, US$1.75 per share special cash distribution (representing a surplus of corporate cash and accounted for as a return of capital to stockholders).

	As of and for the six months ended June 30, 2015	For the year ended December 31, 2014
Combined Unaudited Pro Forma Data
Net loss per shares of Pozen Common Stock
Diluted	$(0.49)	$0.24
Basic	$(0.49)	$0.24
Book value per shares of Pozen Common Stock	$2.68	__

	As of and for the six months ended June 30, 2015	For the year ended December 31, 2014
Tribute Unaudited Pro Forma Data
Net loss per Tribute share
Diluted	$(0.07)	$0.04
Basic	$(0.07)	$0.04
Book value per Tribute share	$0.39	__

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION

It is expected that Parent Shares will be listed and traded on NASDAQ under the symbol "ARLZ" and Parent has filed an application to list the Parent Shares on the TSX under the symbol "ARZ."  Pozen Common Stock is currently listed and traded on NASDAQ under the symbol "POZN."  Tribute Common Shares are currently listed on TSXV under the symbol "TRX" and on the OTCQX under the symbol "TBUFF."  The following table sets forth, for the calendar quarters indicated, the high and low sales prices of Tribute Common Shares and Pozen Common Stock, each as reported on NASDAQ, and the OTCQX and TSXV, respectively. On the Record Date, there were 126,240,542 Tribute Common Shares outstanding and 32,765,541 shares of Pozen Common Stock outstanding on October 28, 2015, being the record date for the Pozen Meeting.  Tribute has not declared or paid any cash dividends on Tribute Common Shares, and, except for the December 30, 2013 US$1.75 per share special cash distribution (representing a surplus of corporate cash and accounted for as a return of capital to stockholders) Pozen has not declared or paid any cash dividends on shares of Pozen Common Stock.

	Pozen(1)		Tribute(1)(2)		Tribute(3)(4)(5)
For the quarterly period ended:	High	Low	High	Low	High	Low
2012
First Quarter	$6.15	$3.96	$0.70	$0.35	$--	$--
Second Quarter	$8.12	$5.53	$0.66	$0.40	$--	$--
Third Quarter	$6.95	$5.71	$0.52	$0.25	$--	$--
Fourth Quarter	$6.80	$4.81	$0.48	$0.31	$--	$--
2013
First Quarter	$6.49	$5.02	$0.43	$0.32	$--	$--
Second Quarter	$5.56	$4.26	$0.45	$0.34	$--	$--
Third Quarter	$5.99	$4.92	$0.75	$0.35	$--	$--
Fourth Quarter	$9.90	$5.35	$0.50	$0.34	$--	$--
2014
First Quarter	$8.99	$7.37	$0.63	$0.32	$--	$--
Second Quarter	$9.73	$7.56	$1.10	$0.44	$0.98	$0.60
Third Quarter	$9.59	$5.96	$0.78	$0.43	$0.85	$0.47
Fourth Quarter	$9.71	$7.07	$0.59	$0.41	$0.67	$0.45
2015
First Quarter	$8.16	$6.56	$0.81	$0.43	$1.02	$0.51
Second Quarter	$12.69	$6.38	$1.86	$0.65	$2.33	$0.82
Third Quarter	$12.37	$5.66	$1.70	$0.75	$2.23	$0.99
Fourth Quarter (through October 29, 2015)	$6.91	$5.49	$0.95	$0.76	$1.25	$0.99
Notes:
(1) Currency denoted in U.S. dollars.
(2)Per share price reported on the OTCQX, trading under "TBUFF."
(3)Tribute began trading on the TSXV effective May 27, 2014. (4) Per share price reported on the TSXV, trading under "TRX." (5) Currency denoted in Canadian dollars.

The following table represents the closing prices of Pozen Common Stock and Tribute Common Shares on (i) June 5, 2015, the last trading day before the public announcement of the Transaction Agreement, (ii) June 8, 2015, the trading day on which Pozen and Tribute announced the Transaction, and (iii) November 5, 2015, the last practicable trading date prior to the date of this Circular.

Date	Pozen Closing Price(1)	Tribute Closing Price on OTCQX(1)	Tribute Closing Price on TSXV(2)
June 5, 2015	$7.55	$1.05	$1.30
June 8, 2015	$8.98	$1.17	$1.50
November 5, 2015	$6.10	$0.83	$1.10
Notes:
(1) Prices in US$.
(2) Prices in C$.

The above table shows only historical comparisons.  These comparisons may not provide meaningful information to Tribute Shareholders in determining whether to approve the Arrangement Resolution.  Tribute Shareholders are urged to obtain current market quotations for Tribute Common Shares and Pozen Common Stock and to review carefully the other information contained in this Circular or incorporated by reference into this Circular in determining whether to approve the Arrangement Resolution.

EFFECT OF THE ARRANGEMENT ON MARKETS AND LISTINGS

If the Arrangement is completed, the Tribute Common Shares will be de-listed from the TSXV and the OTCQX.  Tribute will apply to cease to be a reporting issuer (or the equivalent) in all jurisdictions in Canada in which it is a reporting issuer (or the equivalent) and, as a consequence, will terminate its reporting obligations in Canada.  In addition, Tribute will de-register the Tribute Common Shares under the U.S. Exchange Act and, as a consequence, will terminate its reporting obligations in the U.S.

Parent will apply to list the Parent Shares issuable by Parent under the Arrangement on the TSX and NASDAQ.  It is also a condition of closing that Parent shall have obtained approval for listing of the Parent Shares issuable to Tribute Shareholders pursuant to the Arrangement on the NASDAQ and conditional approval for listing of the Parent Shares issuable to Tribute Shareholders pursuant to the Arrangement on the TSX.

RIGHTS OF TRIBUTE DISSENTING SHAREHOLDERS

The Interim Order expressly provides registered holders of Tribute Common Shares with the right to dissent with respect to the Arrangement.  As a result, any Tribute Dissenting Shareholder is entitled to be paid the fair value (determined as of the Arrangement Effective Time) of all, but not less than all, of the shares of the same class beneficially held by it in accordance with Section 185 of the OBCA, if the shareholder dissents with respect to the Arrangement and the Arrangement becomes effective.

The following is a summary of Section 185 of the OBCA and the requirements of the Interim Order relating to the rights of Tribute Dissenting Shareholders.  These provisions are technical and complex and registered holders of Tribute Common Shares who wish to exercise Dissent Rights should consult a legal advisor.

Section 185 of the OBCA provides that a shareholder may only make a claim under that section with respect to all of the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name.  One consequence of this provision is that a registered Tribute Shareholder may only exercise the Dissent Rights under Section 185 of the OBCA (as modified by the Plan of Arrangement and the Interim Order) in respect of Tribute Common Shares that are registered in that Tribute Shareholder's name.

In many cases, Tribute Common Shares beneficially owned by a holder (a "Beneficial Holder") are registered either (a) in the name of an intermediary ("Intermediary") that the Beneficial Holder deals with in respect of such shares, such as, among others, banks, trust companies, securities brokers, trustees and other similar entities, or (b) in the name of a depository, such as CDS, of which the Intermediary is a participant.  Accordingly, a Non- Registered Holder will not be entitled to exercise his or her Dissent Rights directly (unless the shares are re-registered in the Beneficial Holder's name).  A Beneficial Holder who wishes to exercise Dissent Rights should immediately contact the Intermediary with whom the Beneficial Holder deals in respect of its Tribute Common Shares and either (i) instruct the Intermediary to exercise the Dissent Rights on the Beneficial Holder's behalf (which, if the Tribute Common Shares are registered in the name of CDS or any other clearing agency, may require that such Tribute Common Shares first be re-registered in the name of the Intermediary), or (ii) instruct the Intermediary to re-register such Tribute Common Shares in the name of the Beneficial Holder, in which case the Beneficial Holder would have to exercise the Dissent Rights directly.

The execution or exercise of a proxy does not constitute a written objection for purposes of the Dissent Rights.

The following summary does not purport to be comprehensive with respect to the procedures to be followed by a Tribute Shareholder seeking to exercise Dissent Rights with respect to the Arrangement Resolutions as provided in the Interim Order and is qualified in its entirety by reference to the full text of the Interim Order, Article 5 of the Plan of Arrangement and Section 185 of the OBCA, which are set forth in Appendices E, F and I to this Circular, respectively.

The Interim Order and the OBCA require strict adherence to the procedures established therein and failure to adhere to such procedures may result in the loss of all Dissent Rights with respect to the Arrangement Resolution. Accordingly, each Tribute Shareholder who desires to exercise rights of dissent should carefully consider and comply with the provisions of Section 185 of the OBCA (as modified by the Interim Order) and consult its legal advisors.

Notwithstanding subsection 185(6) of the OBCA (pursuant to which a written objection may be provided at or prior to the Tribute Meeting), a Tribute Dissenting Shareholder who seeks payment of the fair value of its Tribute Common Shares is required to deliver a written objection to the Arrangement Resolution to Tribute by 4:30 p.m. (Toronto time) on the second Business Day preceding the Tribute Meeting (or, if the Tribute Meeting is postponed or adjourned, the second Business Day preceding the date of the reconvened or postponed Meeting).  Tribute's address for such purpose is c/o Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, ON  M5K 1G8, Facsimile:  416.941.8852, Attention: Eric R. Roblin.  A vote against the Arrangement Resolution or a withholding of votes does not constitute a written objection. Within 10 days after the Arrangement Resolution is approved by the Tribute Shareholders, Tribute must so notify the Tribute Dissenting Shareholder (unless such shareholder voted for the Arrangement Resolution or has withdrawn its objection) who is then required, within 20 days after receipt of such notice (or, if such Tribute Shareholder does not receive such notice, within 20 days after learning of the approval of the Arrangement Resolution), to send to Tribute a written notice containing its name and address, the number and class of shares in respect of which the Tribute Shareholder dissents and a demand for payment of the fair value of such shares and, within 30 days after sending such written notice, to send to Tribute or its transfer agent the appropriate share certificate or certificates.

A Tribute Dissenting Shareholder who fails to send to Tribute, within the appropriate time frame, a written objection, demand for payment and certificates representing the Tribute Common Shares in respect of which the Tribute Shareholder dissents forfeits the right to make a claim under Section 185 of the OBCA as modified by the Interim Order.  The transfer agent of Tribute will endorse on the share certificates received from a Tribute Dissenting Shareholder a notice that the holder is a Tribute Dissenting Shareholder and will forthwith return the certificates to the Tribute Dissenting Shareholder.

On sending a demand for payment to Tribute, a Tribute Dissenting Shareholder ceases to have any rights as a Tribute Shareholder other than the right to be paid the fair value of such holder's Tribute Common Shares, notwithstanding anything to the contrary contained in Section 185 of the OBCA, which fair value shall be determined as of the Effective Time, except where:

(a)	the Tribute Dissenting Shareholder withdraws the demand for payment before Tribute makes an offer to the Tribute Dissenting Shareholder pursuant to the OBCA,

(b)	Tribute fails to make an offer as hereinafter described and the Tribute Dissenting Shareholder withdraws the demand for payment, or

(c)	the proposal contemplated in the Arrangement Resolution does not proceed,

in which case the rights as a Tribute Shareholder will be reinstated as of the date the Tribute Dissenting Shareholder sent the demand for payment.

Tribute Shareholders who duly exercise their Dissent Rights and who:

(a)
ultimately are determined to be entitled to be paid fair value for their Tribute Common Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Arrangement Effective Time, shall be deemed to have transferred those Tribute Common Shares as of the Arrangement Effective Time at the fair value of the Tribute Common Shares determined as of the Arrangement Effective Time, without any further act or formality and free and clear of all liens and claims, to Can Merger Sub; or

(b)
ultimately are determined not to be entitled, for any reason, to be paid fair value for their Tribute Common Shares, shall be deemed to have participated in the Arrangement on the same basis as a holder of Tribute Common Shares who has not exercised Dissent Rights and shall be deemed to have elected to receive, and shall receive, the consideration provided in the Plan of Arrangement, but, for greater certainty, in no case shall Tribute, Parent, Pozen or the Arrangement Depositary be required to recognize Tribute Dissenting Shareholders as Tribute Shareholders at and after the Arrangement Effective Time, and the names of Tribute Dissenting Shareholders shall be deleted from the register of Tribute Shareholders as of the Arrangement Effective Time.

Prior to the Arrangement Effective Date, Tribute will send a notice of intention to act to each Tribute Dissenting Shareholder stating that the Arrangement Resolution has been passed and informing the Tribute Dissenting Shareholders of its intention to act on such Arrangement Resolution.  A notice of intention need not be sent to any Tribute Shareholder who voted in favour of the Arrangement Resolution or who has withdrawn his Dissent notice..   Within one month of the date of the notice given by Tribute of its intention to act, the Tribute Dissenting Shareholder is required to send written notice to Tribute that he requires Tribute to purchase all of the Tribute Shares and at the same time deliver certificates representing those Tribute Shares to Tribute.  Upon such delivery, a Tribute Dissenting Shareholder will be bound to sell and Tribute will be bound to purchase the Tribute Shares subject to the demand for payment equal to their fair value as of the date before the day on which the Arrangement Resolution was passed by the Tribute Shareholders, excluding any appreciation or depreciation in anticipation of the vote (unless such exclusion would be inequitable).  Every Tribute Dissenting Shareholder who has delivered a demand for payment must be paid the same price as the other Tribute Dissenting Shareholders.  Payment to a Tribute Dissenting Shareholder will be made by Tribute.

If the Plan of Arrangement becomes effective, Tribute will be required to send, not later than the seventh day after the later of (i) the Arrangement Effective Date or (ii) the day the demand for payment is received, to each Tribute Dissenting Shareholder whose demand for payment has been received, a written offer to pay for such Tribute Dissenting Shareholder's shares such amount as the Tribute Board considers fair value thereof accompanied by a statement showing how the fair value was determined.

Tribute must pay for the Tribute Common Shares of a Tribute Dissenting Shareholder within ten days after an offer made as described above has been accepted by a Tribute Dissenting Shareholder, but any such offer lapses if Tribute does not receive an acceptance thereof within 30 days after such offer has been made.

If such offer is not made or accepted, Tribute may, within 50 days after the Arrangement Effective Date or within such further period as a court may allow, apply to the Court to fix the fair value of such shares.  There is no obligation of Tribute to apply to the court.  If Tribute fails to make such an application, a Tribute Dissenting Shareholder has the right to so apply within a further 20 days.  A Tribute Dissenting Shareholder is not required to give security for costs in such an application.

Upon an application to the court, all Tribute Dissenting Shareholders whose Tribute Common Shares have not been purchased by Tribute will be joined as parties and be bound by the decision of the court, and Tribute will be required to notify each Tribute Dissenting Shareholder of the date, place and consequences of the application and of the right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a Tribute Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the shares of all Tribute Dissenting Shareholders who have not accepted an offer to pay. The final order of the court will be rendered against Tribute in favour of each Tribute Dissenting Shareholder and for the amount of the Tribute Dissenting Shareholder's shares as fixed by the court.  The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each such Tribute Dissenting Shareholder from the Arrangement Effective Date until the date of payment.

It is a condition of closing the Transaction that Tribute shall not have received duly exercised Dissent Rights (which notices have not been withdrawn prior to the Arrangement Effective Time) from Tribute Shareholders holding greater than one percent (1%) of the Tribute Common Shares.

Registered Tribute Shareholders who are considering exercising Dissent Rights should be aware that there can be no assurance that the fair value of their Tribute Common Shares as determined under the applicable provisions of the OBCA (as modified by the Plan of Arrangement and the Interim Order) will be more than or equal to the consideration offered under the Arrangement.  In addition, any judicial determination of fair value will result in delay of receipt by a Tribute Dissenting Shareholder of consideration for such shareholder's Tribute Common Shares.

Under the OBCA, the Court may make any order in respect of the Arrangement it thinks fit, including a Final Order that amends the Dissent Rights as provided for in the Plan of Arrangement and the Interim Order. In any case, it is not anticipated that additional Tribute Shareholder approval would be sought for any such variation.

The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a Tribute Dissenting Shareholder who seeks payment of fair value of the Tribute Dissenting Shareholder's Tribute Common Shares.  Section 185 of the OBCA (as modified by the Plan of Arrangement and the Interim Order) requires strict adherence to the procedures established therein and failure to do so may result in a loss of a Tribute Dissenting Shareholder's Dissent Rights.  Accordingly, each Tribute Dissenting Shareholder who desires to exercise Dissent Rights should carefully consider and comply with the provisions of that section, the full text of which is set out in Appendix I to this Circular, as modified by the Plan of Arrangement and the Interim Order, or should consult with such Tribute Dissenting Shareholder's legal advisor.

LEGAL MATTERS

Canadian legal matters in relation to the Transaction will be reviewed and passed upon by Fogler, Rubinoff LLP on behalf of Tribute and by DLA Piper (Canada) LLP on behalf of Pozen.  U.S. legal matters in relation to the Transaction will be reviewed and passed upon by Troutman Sanders LLP on behalf of Tribute and by DLA Piper (US) LLP on behalf of Pozen.  Irish legal matters in relation to the Transaction will be reviewed and passed upon by Walkers Global on behalf of Tribute and A&L Goodbody on behalf of Pozen.

INDEBTEDNESS OF DIRECTORS AND OFFICERS OF TRIBUTE

Since the beginning of the last completed financial year and up to the date of this Circular, no director, executive officer or employee or former executive officer, director or employee of Tribute or any of its subsidiaries was indebted to Tribute.

GENERAL INFORMATION CONCERNING THE MEETING AND VOTING

Time, Date and Place

The Tribute Meeting will be held at 10:00 a.m. (Toronto time) on December 9, 2015 at the offices of Fogler, Rubinoff LLP, 77 King Street West, Suite 3000, Toronto, Ontario.

Solicitation of Proxies

This Circular is provided in connection with the solicitation by the management of Tribute of proxies to be used at the Tribute Meeting. No person has been authorized to give any information or to make any representations in connection with the Arrangement or any other matters to be considered at the Tribute Meeting other than those contained in this Circular and if given or made, any such information or representations must not be relied upon as having been authorized.  The solicitation of proxies will be primarily by mail but proxies may be solicited personally or by telephone by directors, officers or regular employees of Tribute.

Appointment of Proxyholder

The persons named in the enclosed form of proxy are directors or officers of Tribute.  A Tribute Shareholder has the right to appoint as his or her proxyholder a person (who need not be a Tribute Shareholder) to attend and to act on his, her or its behalf at the Tribute Meeting other than the persons designated in the form of proxy accompanying this Circular.  A Tribute Shareholder may do so by inserting the name of such other person in the blank space provided in the applicable proxy or by completing another proper form of proxy and, in either case, by delivering the completed proxy to Tribute's registrar and transfer agent, TMX Equity Transfer Services Inc.  For postal delivery, the completed proxy should be mailed by using the envelope as provided. To deliver by facsimile, please send the proxy to the Proxy Department of TMX Equity Transfer Services Inc. at +1 (416) 595-9593.  The completed proxy may also be delivered in person to TMX Equity Transfer Services Inc. at 200 University Avenue, Suite 300, Toronto, Ontario, Canada  M5H 4H1.  Proxies delivered to TMX Equity Transfer Services Inc. must be received by not later than 10:00 a.m. (Toronto time) on December 7, 2015, or if the Tribute Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays or any other holiday in Toronto, Ontario) prior to the time of such adjourned or postponed Meeting.

A Tribute Shareholder should use the enclosed form of proxy.

Revocation of Proxy

A Tribute Shareholder executing the enclosed form of proxy has the right to revoke it by depositing a written instrument signed by the shareholder or by an authorized attorney at the registered office of Tribute at any time up to and including 5:00 p.m. (Toronto time) on the last day (other than a Saturday, Sunday or any other holiday in Toronto, Ontario) preceding the day of the Tribute Meeting, or any adjournment or postponement thereof, at which the proxy is to be used, or with the Chairman of the Tribute Meeting on the day of the Tribute Meeting, or any adjournment or postponement thereof.  In addition, a form of proxy may be revoked (i) by the Tribute Shareholder personally attending the Tribute Meeting and voting the securities represented thereby (or, if the Tribute Shareholder is a corporation, by a representative of the corporation attending the Tribute Meeting and voting such securities) or (ii) in any other manner permitted by law.

Exercise of Proxy

The Tribute Common Shares represented by the proxy will be voted for or against in accordance with the instructions of the Tribute Shareholder on any vote that may be called for and, if the Tribute Shareholder specifies a choice with respect to any matter to be acted upon at the Tribute Meeting, Tribute Common Shares represented by properly executed proxies will be voted accordingly.

In the absence of any instructions to the contrary, the Tribute Common Shares represented by proxies received by management will be voted FOR each of the matters to be considered by Tribute Shareholders at the Tribute Meeting.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to the matter identified in the Notice of Meeting and with respect to other matters which may properly come before the Tribute Meeting or any adjournments thereof. At the date of this Circular, management of Tribute knows of no such amendments, variations or other matters to come before the Tribute Meeting other than the matter referred to in the Notice of Meeting. If any other matters do properly come before the Tribute Meeting, it is intended that the person appointed as proxy shall vote on such other business in such manner as that person then considers to be proper.

Explanation of Voting Rights for Beneficial Owners of Tribute Common Shares

Only registered Tribute Shareholders or the persons they designate as their proxies are authorized to attend and vote at the Tribute Meeting. However, in many cases, the Tribute Common Shares that are beneficially owned by a Beneficial Holder are registered either:

(a)
in the name of an Intermediary with whom the non-registered Tribute Shareholder deals with respect to his or her shares, such as a bank, trust corporation, stockbroker, or trustee or manager of a registered retirement savings plan, registered retirement savings fund, registered education savings plan or similar self-administered plan; or

(b)	in the name of a clearing agency (such as CDS Clearing and Depository Services), of which the Intermediary is a member.

In accordance with the requirements of NI 54-101, Tribute sent copies of the Notice of Meeting, this Circular, the Letter of Transmittal and the proxy form (collectively, the "documents related to the Tribute Meeting") to the clearing agencies and Intermediaries who were thereafter required to send them to non-registered Tribute Shareholders.

The Intermediaries are required to send the documents related to the Tribute Meeting to Beneficial Holders unless any such Beneficial Holder has waived the right to receive them. The Intermediaries very often delegate this duty to companies which will send the documents related to the Tribute Meeting to Beneficial Holders. As a rule, Beneficial Holders who have not waived their right to receive documents related to the Tribute Meeting will:

(a)
be provided with a proxy form that has already been signed by the Intermediary (typically, the form is sent by fax with the Intermediary's signature stamped on it), which only pertains to the number of Tribute Common Shares beneficially held by the Beneficial Holder, who must fill in the blank sections therein. This proxy form is not required to be signed by the Beneficial Holder. In such a case, the Beneficial Holder who wishes to submit a proxy form should fill it out properly and file it with TMX Equity Transfer Services Inc. at their offices in Toronto, Ontario, Canada; or

(b)
more typically, be provided with a voting instruction form that they are required to fill out and sign in accordance with the instructions contained therein (such a voting instruction form may, in some cases, be completed by telephone).

The purpose of these procedures is to enable Beneficial Holders to control the way in which the voting rights attached to the Tribute Common Shares they beneficially own are exercised.  If a Beneficial Holder who receives either a proxy form, a proxy or a voting instruction form wishes to attend and vote in person at the Tribute Meeting, or wishes that another person attend and vote on his or her behalf, the Beneficial Holder should strike out the names of the persons indicated in the proxy and replace them with his, her or its own name (or other corresponding instructions) on the form. In either case, Beneficial Holders should carefully follow the directions given by their Intermediaries, including as to when and where the proxy or proxy form should be delivered, as well as the directions issued by the companies which sent them the proxy or the proxy form.

Beneficial Holders who wish to exercise the voting rights attached to their Tribute Common Shares in person at the Tribute Meeting are required to insert their own name in the space provided for such purpose in the form requesting voting instructions or the proxy form, as the case may be, to appoint themselves as proxies and should follow the directions which were provided by their brokers as to how to sign and return these documents. Beneficial Holders who appoint themselves as proxies are required to report to a TMX Equity Transfer Services Inc. representative at the Tribute Meeting.

Quorum

A quorum at meetings of Tribute Shareholders consists of the holders of 15% of the Tribute Common Shares, whether in person or by proxy.

Voting Securities and Principal Holders of Voting Securities

The authorized capital of Tribute consists of an unlimited number of preferred shares and an unlimited number of Tribute Common Shares without nominal or par value, of which 126,240,542 Tribute Common Shares were issued and outstanding as at the date of this Circular.

Each Tribute Shareholder is entitled to one vote for each Tribute Common Share shown as registered in his or her name on the list of Tribute Shareholders.  The directors have fixed November 9, 2015 as the Record Date for the Tribute Meeting. Accordingly, pursuant to the OBCA, only Tribute Shareholders of record as at the close of business on November 9, 2015 are entitled to receive notice of and to attend and vote at the Tribute Meeting.

To the knowledge of the directors and officers of Tribute, as of the date of this Circular, no person beneficially owns, or controls or directs, directly or indirectly, Tribute Common Shares carrying more than 10% of the votes attached to Tribute Common Shares.

ADDITIONAL INFORMATION

Interest of Certain Persons or Companies in Matters to Acted Upon

Except as otherwise disclosed in this Circular, no person who has been a director or executive officer of Tribute since the beginning of the last financial year and no associate or affiliate of any such director or executive officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Tribute Meeting.  See "The Transaction – Interest of Certain Persons in the Arrangement".

Interest of Informed Persons in Material Transaction

Other than as stated elsewhere in this Circular, no informed person, director, executive officer, any person who beneficially owns, directly or indirectly, Tribute Common Shares carrying more than 10% of the voting rights attached to all outstanding shares of Tribute, nor any associated or affiliate of such persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction or any proposed transaction which has materially affected or would materially affect Tribute.  See "The Transaction – Interest of Certain Persons in the Arrangement".

Other Business

Management of Tribute knows of no matters to come before the Tribute Meeting other than the matters referred to in the Notice of Meeting.  However, if matters not now known to management should come before the Tribute Meeting, Tribute Common Shares represented by proxies solicited by management will be voted on each such matter in accordance with the best judgment of the nominees voting same.

Additional Copies

A copy of this Circular has been sent to each director of Tribute, to the applicable regulatory authorities, to each shareholder entitled to receive notice of the Tribute Meeting and to the auditors of Tribute.  A copy of the following documents may be obtained, without charge, upon request to the Secretary, Tribute Pharmaceuticals Canada Inc., 151 Steeles Avenue East, Milton, ON  L9T 1Y1, telephone (905) 876-1118, fax (519) 434-4382:

(a)	the Financial Statements of Tribute for the year ended December 31, 2014 and the management's discussion and analysis thereof; and

Additional information relating to Tribute is available online from SEDAR at www.sedar.com and from the SEC's website at www.sec.gov. Financial information is provided in Tribute's consolidated financial statements and management's discussion and analysis for its most recently completed financial year, a copy of which can be accessed under Tribute's profile on SEDAR at www.sedar.com and from the SEC's website at www.sec.gov.

APPROVAL OF BOARD

The contents of this Circular and the sending of it to the Tribute Shareholders, to each director of Tribute, to Tribute's auditors and to the appropriate governmental agencies have been approved by the Board.

Unless otherwise noted, the information contained herein is given as of November 6, 2015.

DATED at Toronto, Ontario this 6th day of November, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

"Rob Harris"

Rob Harris
Director, President and Chief Executive Officer

APPENDIX A
GLOSSARY OF DEFINED TERMS

The following terms used in this Circular, including without limitation the Notice of Annual & Special Meeting of Tribute Shareholders, have the meanings set forth below:

"Arrangement" means the Arrangement involving Can Merger Sub, Parent and Tribute under the provisions of Section 182 of the OBCA as more particularly described in the Plan of Arrangement, and on the terms and conditions set forth in the Transaction Agreement resulting, inter alia, in the acquisition by Can Merger Sub of all of the outstanding Tribute Common Shares.

"Arrangement Consideration" means, in respect of a Tribute Common Share subject to the Arrangement, 0.1455 Parent Shares to be issued to applicable Tribute Shareholders in accordance with the Plan of Arrangement.

"Arrangement Depositary" means Computershare Trust Company N.A., in its capacity as depositary for the Tribute Common Shares under the Arrangement.

"Arrangement Effective Date" means the date upon which all of the conditions to the completion of the Arrangement as set out in the Transaction Agreement have been satisfied or waived in accordance with the provisions of the Transaction Agreement, and the Arrangement becomes effective in accordance with the OBCA and the Final Order.

"Arrangement Effective Time" means 12:01 a.m. (Toronto time) on the Arrangement Effective Date.

"Arrangement Exchange Ratio" means in respect of each Tribute Common Share, 0.1455 Parent Shares to be issued in accordance with the terms of the Plan of Arrangement.

"Arrangement Resolution" means the special resolution approving the Arrangement in the form attached as Appendix D to this Circular.

"Articles of Arrangement" means the articles of Arrangement of Tribute to be filed with the Director in connection with the Arrangement.

"Beneficial Holder" has the meaning ascribed thereto under "Rights of Tribute Dissenting Shareholders".

"Bloom Burton" means Bloom Burton & Co., the financial advisor to Tribute.

"Bloom Burton Fairness Opinion" means the fairness opinion of Bloom Burton dated June 7, 2015 with respect to the Arrangement, a copy of which is attached as Appendix H to this Circular.

"Business Day" means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Toronto, Ontario or New York City, New York are closed for business.

"Can Merger Sub" means ARLZ CA Acquisition Corp., a corporation incorporated under the OBCA and a wholly-owned subsidiary of Parent.

"CDS" means CDS Clearing and Depository Services Inc.

"Certificate of Arrangement" means the certificate of Arrangement giving effect to the Arrangement to be issued by the Director pursuant to section 182 of the OBCA in respect of the Articles of Arrangement.

"Certificate of Merger" means the certificate of merger relating to the Merger.

"Circular" means this management information circular of Tribute prepared and sent to the Tribute Shareholders in connection with the Tribute Meeting, including the Appendices attached hereto and the documents incorporated by reference herein.

"Closing" means, collectively, the completion of the Merger on the Merger Effective Date and the Arrangement on the Arrangement Effective Date.

"Closing Date" means date which shall be (a) the earlier of (i) the date that is three Business Days after the satisfaction or waiver (subject to applicable law) of the conditions set out in the Transaction Agreement (other than the satisfaction of those conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction, or where permitted, waiver of those conditions); and (ii) the date that is the day prior to the Outside Date; provided that the conditions set out in the Transaction Agreement have been satisfied or waived as of such date (other than the satisfaction of those conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted the waiver of those conditions); or (b) such date as mutually agreed in writing by Pozen and Tribute.

"Companies Act" means the Companies Act 2014 of Ireland, the legislation under which the Parent is organized and governed.

"Competition Act" means the Competition Act (Canada).

"Continuing Optionholder" means a Tribute Optionholder who will, immediately subsequent to the Arrangement Effective Time, be at least one of a director, officer, employee or consultant of Parent and/or an affiliate of Parent, as agreed by Parent.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Court" means the Ontario Superior Court of Justice (Commercial List).

"CRA" means the Canada Revenue Agency.

"Debt Financing" means the debt financing of Parent described in the section entitled "The Transaction Agreement – Parent Financing – Debt Financing".

"DGCL" means the General Corporation Law of the State of Delaware.

"Director" means the Director appointed pursuant to Section 278 of the OBCA.

"Dissent Rights" means rights to dissent in respect of the Arrangement in accordance with Section 185 of the OBCA as modified by the Interim Order.

"Dissenting Non-Resident Holder" has the meaning ascribed thereto under "Certain Canadian Federal Income Tax Considerations – Tribute Shareholders Not Resident in Canada – Dissenting Non-Resident Holders".

"Dissenting Resident Holder" has the meaning ascribed thereto under "Certain Canadian Federal Income Tax Considerations – Tribute Shareholders Resident in Canada – Dissenting Resident Holders".

"DTC" means the Depository Trust Company;

"Equity Financing" means the equity financing of Parent as described in the section entitled "The Transaction Agreement – Parent Financing – Equity Financing".

"Exchange Options" means has the meaning ascribed thereto in the section entitled "The Transaction – Description of the Arrangement – Exchange of Tribute Option (No Rollover Election)."

"Final Order" the order of the Court in a form acceptable to Tribute and Pozen, each acting reasonably, approving the Arrangement under subsection 182(5) of the OBCA, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of both Tribute and Pozen, each acting reasonably) at any time prior to the Arrangement Effective Date or, if appealed, then, unless such appeal is withdrawn, abandoned or denied, as affirmed or amended (provided that any such amendment is acceptable to both Tribute and Parent, each acting reasonably) on appeal.

"Governmental Authority" means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, department, division, bureau, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the TSXV, the TSX, the NASDAQ or any other applicable stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.

"HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Interim Order" means the interim order of the Court in respect of the Arrangement dated November 6, 2015, a copy of which is attached as Appendix G to this Circular providing for, among other things, the calling and holding of the Tribute Meeting, as may be amended, modified, supplemented or varied by the Court with the consent of both Tribute and Parent, acting reasonably.

"ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder.

"IRS" means the United States Internal Revenue Service.

"Laws" means any and all laws, statutes, codes, ordinances (including zoning), approvals, rules, regulations, instruments, by-laws, notices, policies, protocols, guidelines, guidance, manuals, treaties or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity.

"Letter of Transmittal" means the Letter of Transmittal that accompanies this Circular.

"Material Adverse Effect" when used in connection with Pozen, Tribute or Parent, means any result, fact, change, effect, event, circumstance, occurrence or development that, individually or in the aggregate with all other adverse results, facts, changes, effects, events, circumstances, occurrences or developments, has or would reasonably be expected to have, a material and adverse effect on (i) the business, operations, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, or (ii) the ability of Pozen, Tribute, Parent or any such party's subsidiaries to perform their covenants or obligations under the Transaction Agreement or to consummate the transactions contemplated by the Transaction Agreement; provided, however, that, subject to the immediately succeeding proviso, any result, fact, change, effect, event, circumstance, occurrence or development shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such result, fact, change, effect, event, circumstance, occurrence or development arises out of or results from:

(a)
changes, developments or conditions in or relating to general international, political, economic or financial or capital market conditions or political, economic or financial or capital market conditions in any jurisdiction in which such party or any of its subsidiaries operates or carries on business;

(b)
changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

(c)	any natural disaster;

(d)	changes or developments in or relating to currency exchange or interest rates;

(e)	changes or developments affecting the pharmaceutical industry in general;

(f)
any adoption, implementation, promulgation, repeal, modification, reinterpretation, proposal or other change after the date of the Transaction Agreement in applicable United States or foreign, federal, state or local law (other than orders against a party or a subsidiary thereof) or U.S. GAAP or interpretations thereof, including (x) the rules, regulations and administrative policies of the FDA or interpretations thereof and (y) any health reform statutes, rules or regulations or interpretations thereof;

(g)
except for purposes of Sections 3.1(c), 3.1(d), 3.2(c), 3.2(d), 3.3(c) and 3.3(d) of the Transaction Agreement changes resulting from compliance with the terms and conditions of the Transaction Agreement or from the announcement or pendency of the transactions contemplated by the Transaction Agreement;

(h)	any actions taken (or omitted to be taken) by a Parent party, Tribute or Pozen upon the express written request of the other;

(i)
(A) any changes in the share price or trading volume of Pozen Common Stock or Tribute Common Shares, as applicable, or in any analyst's recommendation with respect to Pozen or Tribute, as applicable, or (B) any failure of Pozen or Tribute, as applicable, to meet projections, guidance, milestones, forecasts or published financial or operating predictions or measures (it being agreed that the facts and circumstances giving rise to any of the foregoing events or failures, unless expressly excluded by another clause of this definition, may constitute and/or may be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur);

(j)	any litigation arising from or relating to the Merger or the other transactions contemplated by this Agreement;

(k)	with respect to Pozen, to the extent described in the Pozen Disclosure Letter; or

(l)	with respect to Tribute, to the extent described in the Tribute Disclosure Letter;

provided, however, that the effect of the changes or developments described in clauses (a) through (f) above shall not be excluded to the extent that any of the changes or developments referred to therein disproportionately adversely affect such party and its subsidiaries, taken as a whole, in comparison to other persons who operate in the same industry as such party and its subsidiaries.

"Merger" means the merger of US Merger Sub and Pozen, with Pozen being the surviving corporation in the manner set out in the Transaction Agreement.

"Merger Effective Time" means the time at which the Merger becomes effective in accordance with the terms of the Transaction Agreement and the DGCL.

"MFI" means Medical Futures Inc., a corporation organized under the laws of Ontario, and a wholly-owned subsidiary of Tribute.

"MFI Acquisition" means the acquisition of MFI by Tribute, which closed on June 16, 2015, for consideration comprised of (a) C$8.3 million in cash on closing, (b) C$5 million through the issuance of 3,723,008 Tribute Common Shares, (c) C$5 million in the form of a one-year term promissory note bearing interest at 8% annually and convertible in whole or in part at the holder's option at any time during the term into 2,813,778 Tribute Common Shares at a conversion rate of C$1.77 per share (subject to adjustment in certain events), and (d) future contingent cash milestone payments totaling C$5.695 million that will be paid only upon obtaining certain consents.  In addition, on the receipt of each regulatory approval for MFI's two pipeline products, the vendors will receive a payment of C$1.25 million per product.  As a result of the MFI Acquisition, like all other outstanding Tribute Common Shares, each of the 2,813,778 Tribute Common Shares issued in the MFI Acquisition will be converted into the right to receive 0.1455 Parent Shares pursuant to the Arrangement.

"Minority Shareholders" means the Tribute Shareholders as of the Record Date other than Robert Harris and Scott Langille.

"NASDAQ" means NASDAQ Stock Market LLC.

"NI 45-102" means National Instrument 45-102 — Resale of Securities of the Canadian Securities Administrators.

"NI 45-106" means National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities Administrators.

"NI 51-102" means National Instrument 51-102 — Continuous Disclosure Obligations of the Canadian Securities Administrators.

"NI 54-101" means National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators.

"Notice of Application" means the Notice of Application for the Final Order.

"OBCA" means the Business Corporations Act (Ontario), as amended.

"Outside Date" means January 31, 2016 or such later date as may be agreed between the parties to the Transaction Agreement.

"Parent" means Aralez Pharmaceuticals Limited (formerly Aguono Limited), a private limited company incorporated under the laws of Ireland, and which prior to the Closing Date will re-register as a public limited company incorporated in Ireland and be renamed Aralez Pharmaceuticals plc.

"Parent Board" means the board of directors of Parent.

"Parent Financing" means collectively, the Equity Financing and the Debt Financing.

"Parent Shares" means the ordinary shares of $0.001 nominal value per share of Parent.

"person" includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.

"PFIC" means a passive foreign investment company.

"Plan of Arrangement" means the plan of Arrangement in the form and content set out in Appendix E of this Circular, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with the terms thereof or made at the direction of the Court in the Final Order.

"Pozen" means Pozen Inc., a corporation existing under the laws of Delaware.

"Pozen Acquisition Agreement" means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking, in all cases constituting or related to, or that would reasonably be expected to lead to, a Pozen Acquisition Proposal; provided that a confidentiality agreement entered into in accordance with the terms of Section 6.1(e)(ii)(A) of the Transaction Agreement shall not be deemed a Pozen Acquisition Agreement thereunder.

"Pozen Acquisition Proposal" means, at any time, whether or not in writing, any proposal or offer with respect to:

(a)
the direct or indirect acquisition or purchase by any person or group of persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any Pozen Common Stock or other voting securities of Pozen or any of its subsidiaries, representing twenty percent (20%) or more of the outstanding voting securities of Pozen or such subsidiary;

(b)
the direct or indirect acquisition or purchase by any person or group of persons acting jointly or in concert of any assets of Pozen and/or one or more of its subsidiaries (including equity interests of any subsidiary of Pozen), which assets individually or in the aggregate contribute twenty percent (20%) or more of the consolidated revenue or represent twenty percent (20%) or more of the total asset value of Pozen and its subsidiaries taken as a whole (in each case based on the consolidated financial statements of Pozen most recently filed prior to such time as part of the Pozen Public Disclosure Record) (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect); or

(c)	a merger, consolidation, recapitalization, reorganization, or other business combination (including by way of plan of arrangement) involving Pozen or any of its subsidiaries,

for each of (a) through (c) above, whether in a single transaction or a series of related transactions, in each case excluding the Merger and Arrangement and the other transactions contemplated by the Transaction Agreement and excluding any transaction between only Pozen and/or one or more of its subsidiaries.

"Pozen Board" means the board of directors of Pozen.

"Pozen Common Stock" means a share of common stock, par value $0.001 per share, of Pozen.

"Pozen Disclosure Letter" means the disclosure letter of Pozen dated June 8, 2015 regarding the Transaction Agreement that has been delivered to Tribute.

"Pozen Intervening Event" has the meaning ascribed thereto in the section entitled "The Transaction Agreement – Pozen Change of Recommendation".

"Pozen Meeting" means the special meeting of Pozen Stockholders, including any adjournments or postponements thereof, to be called and held in accordance with the Transaction Agreement for the purposes of approving the Merger, among other things.

"Pozen Public Disclosure Record" means all documents filed by or on behalf of Pozen on the EDGAR system in the period from December 31, 2012 to June 8, 2015.

"Pozen Recommendation" has the meaning ascribed thereto in the section entitled "The Transaction Agreement – Board Recommendations; Tribute Meeting".

"Pozen Stockholder" means a holder of one or more share of Pozen Common Stock.

"Pozen Superior Proposal" means an unsolicited bona fide written Pozen Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to "twenty percent (20%)" in the definition of "Pozen Acquisition Proposal" as it relates to securities of Pozen shall be changed to "fifty percent (50%)" and references to "twenty percent (20%)," as regards the assets of Pozen, shall be changed to "fifty percent (50%)") made by a person or persons acting jointly or in concert (other than Parent, Tribute, Pozen and any of their respective affiliates) and which, or in respect of which:

(a)	the Pozen Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel:

(i)
would, if consummated, taking into account all of the terms and conditions of such Pozen Acquisition Proposal (but not assuming any risk of non-completion), result in a transaction which is more favourable to Pozen Stockholders from a financial point of view than the Merger and Arrangement;

(ii)
is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Pozen Acquisition Proposal and the person or Persons making such Pozen Acquisition Proposal; and

(iii)	that funds, securities or other consideration necessary for the Pozen Acquisition Proposal are or are reasonably likely to be available; and

(b)	in the case of a Pozen Acquisition Proposal involving Pozen Common Stock, is made available to all of the Pozen Stockholders on the same terms and conditions.

"Pozen Termination Fee" shall have the meaning ascribed to it in the section entitled "The Transaction Agreement – Termination; Termination Fees; Effect of Termination".

"Pozen Termination Fee Event" shall have the meaning ascribed to that term in the section entitled "The Transaction Agreement – Termination; Termination Fees; Effect of Termination.

"Record Date" means November 9, 2015.

"Resident Holder" has the meaning ascribed there to under "Certain Canadian Federal Income Tax Considerations – Tribute Shareholders Resident in Canada".

"SEC" means the United States Securities and Exchange Commission.

"SEDAR" means the System for Electronic Document Analysis and Retrieval.

"subsidiary" has the meaning ascribed thereto in the OBCA.

"Support Agreements" means the support agreements (including all amendments thereto) dated June 8, 2015 between Can Merger Sub and each of the Supporting Shareholders, the form of which is attached as Exhibit 10.1 of Tribute's material change report filed on form 8-K on June 22, 2015 which can be accessed under Tribute's profile on SEDAR at www.sedar.com or on the SEC website at www.sec.gov.

"Supporting Shareholders" means each of the directors of Tribute and certain of the officers of Tribute, who have entered into Support Agreements with Can Merger Sub setting forth the terms and conditions upon which they have agreed to vote their Tribute Common Shares in favour of the Arrangement Resolution.

"Transaction" means collectively, the Arrangement and the Merger.

"Transaction Agreement" means collectively, the Agreement and Plan of Merger and Arrangement (including the schedules thereto) dated June 8, 2015 among Parent, Ltd2, ARLZ US Acquisition Corp., Can Merger Sub, Pozen and Tribute a copy of which is attached as Exhibit 2.1 of Tribute's material change report filed on form 8-K on June 22, 2015 which can be accessed under Tribute's profile on SEDAR at www.sedar.com or on the SEC website at www.sec.gov, and the Amendment No. 1 to the Agreement and Plan of Merger and Arrangement dated August 19, 2015 among, Parent, Ltd2, ARLZ US Acquisition Corp., US Merger Sub, Can Merger Sub, Pozen and Tribute, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

"Tribute" means Tribute Pharmaceuticals Canada Inc., a corporation organized under the OBCA.

"Tribute Acquisition Agreement" means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking, in all cases constituting or related to, or that would reasonably be expected to lead to, a Tribute Acquisition Proposal; provided that a confidentiality agreement entered into in accordance with the terms of Section 6.3(e)(ii) of the Transaction Agreement shall not be deemed a Tribute Acquisition Agreement thereunder.

"Tribute Acquisition Proposal" means, at any time, whether or not in writing, any proposal or offer with respect to:

(a)
the direct or indirect acquisition or purchase by any person or group of persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any Tribute Common Shares or other voting securities of Tribute or any of its subsidiaries, representing twenty percent (20%) or more of the outstanding voting securities of Tribute or such subsidiary;

(b)
the direct or indirect acquisition or purchase by any person or group of persons acting jointly or in concert of any assets of Tribute and/or one or more of its subsidiaries (including equity interests of any subsidiary of Tribute), which assets individually or in the aggregate contribute twenty percent (20%) or more of the consolidated revenue or represent twenty percent (20%) or more of the total asset value of Tribute and its subsidiaries taken as a whole (in each case based on the consolidated financial statements of Tribute most recently filed prior to such time as part of the Tribute public disclosure record) (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect); or

(c)	a merger, consolidation, recapitalization, reorganization, or other business combination (including by way of plan of arrangement) involving Tribute or any of its subsidiaries,

for each of (a) through (c) above, whether in a single transaction or a series of related transactions, in each case excluding the Merger and Arrangement and the other transactions contemplated by the Transaction Agreement and excluding any transaction between only Tribute and/or one or more of its subsidiaries.

"Tribute Board" means the board of directors of Tribute.

"Tribute Broker Warrants" means the Tribute Common Share purchase warrants issued in certificated form expiring on May 21, 2017.

"Tribute Change of Recommendation" has the meaning ascribed thereto in the section entitled "The Transaction Agreement – Tribute Non-Solicitation; Tribute Acquisition Proposals".

"Tribute Common Shares" means common shares in the capital of Tribute.

"Tribute Compensation Options" means the compensation options of Tribute which expire on July 16, 2016, each of which is exercisable into one Tribute Common Share and one-half of one Tribute Indenture Warrant.

"Tribute Compensation Optionholders" means the holders from time to time of Tribute Compensation Options.

"Tribute Disclosure Letter" means the disclosure letter of Tribute dated June 8, 2015 regarding the Transaction Agreement that has been delivered by Tribute to Pozen.

"Tribute Dissenting Shareholder" means a registered holder of Tribute Common Shares that has duly and validly exercised Dissent Rights in respect of the Arrangement Resolution and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights.

"Tribute Indenture Warrants" means, collectively, the Tribute Common Share purchase warrants expiring on July 15, 2016 issued, or in the case of the Tribute Indenture Warrants to be issued on exercise of the Tribute Compensation Options, issuable, pursuant to the Tribute Warrant Indenture.

"Tribute Intervening Event" has the meaning ascribed thereto in the section entitled "The Transaction Agreement – Tribute Change of Recommendation".

"Tribute Market Value" shall be equal to the closing price on the TSXV of a Tribute Common Share on the trading day immediately prior to the Arrangement Effective Date.

"Tribute Meeting" means the special meeting of the Tribute Shareholders to be held at 10:00 a.m. on December 9, 2015 and any adjournment(s) or postponement(s) thereof to, among other things, consider and, if thought advisable, approve the Arrangement Resolution.

"Tribute Note" means the C$5 million principal amount one-year term promissory note bearing interest at 8% annually and convertible in whole or in part at the holder's option at any time during the term into 2,813,778 Tribute Common Shares at a conversion rate of C$1.77 per share (subject to adjustment in certain events) issued as partial consideration in respect of the MFI Acquisition.

"Tribute Option Differential" means the amount by which the Tribute Market Value exceeds the exercise price of a particular Tribute Option.

"Tribute Options" means the options to purchase Tribute Common Shares granted pursuant to the Tribute Option Plan.

"Tribute Optionholders" means holders of Tribute Options.

"Tribute Option Plan" means the stock option plan of Tribute, as it may be amended from time to time.

"Tribute Series B Warrants" means, collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on February 27, 2018, March 5, 2018 and March 11, 2018, as applicable.

"Tribute Series K Warrants" means, collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on September 20, 2018.

"Tribute Series M Warrants" means, collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on May 11, 2017.

"Tribute Series S Warrants" means collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on August 8, 2018, February 4, 2021 and October 1, 2021, as applicable.

"Tribute Superior Proposal" means an unsolicited bona fide written Tribute Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to "twenty percent (20%)" in the definition of "Tribute Acquisition Proposal" as it relates to securities of Tribute shall be changed to "fifty percent (50%)" and references to "twenty percent (20%)," as regards the assets of Tribute, shall be changed to "fifty percent (50%)") made by a person or persons acting jointly or in concert (other than Parent, Tribute, Pozen and any of their respective affiliates) and which, or in respect of which:

(a)	the Tribute Board has determined in good faith, after consultation with its financial advisors and outside legal counsel:

(i)
would, if consummated, taking into account all of the terms and conditions of such Tribute Acquisition Proposal (but not assuming any risk of non-completion), result in a transaction which is more favorable to Tribute Shareholders from a financial point of view than the Merger and the Arrangement;

(ii)
is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Tribute Acquisition Proposal and the person or persons making such Tribute Acquisition Proposal; and

(iii)	that funds, securities or other consideration necessary for the Tribute Acquisition Proposal are or are reasonably likely to be available; and

(b)	in the case of a Tribute Acquisition Proposal involving Tribute Common Shares, is made available to all of the Tribute Shareholders on the same terms and conditions.

"Tribute Termination Fee" shall have the meaning ascribed to that term in the section entitled "The Transaction Agreement – Termination; Termination Fees; Effect of Termination".

"Tribute Termination Fee Event" shall have the meaning ascribed to that term in the section entitled "The Transaction Agreement – Termination; Termination Fees; Effect of Termination".

"Tribute Shareholders" means the holders of Tribute Common Shares.

"Tribute Warrantholder" means a holder of one or more Tribute Warrants.

"Tribute Warrant Indenture" means the warrant indenture dated July 15, 2014 between Tribute and Equity Financial Trust Company providing for the issuance of Tribute Indenture Warrants.

"Tribute Warrants" means collectively, (i) the Tribute Indenture Warrants outstanding as of the Arrangement Effective Time and those issuable pursuant to the Tribute Compensation Options; (ii) the Tribute Series B Warrants outstanding as of the Arrangement Effective Time; (iii) the Tribute Series K Warrants outstanding as of the Arrangement Effective Time; (iv) the Tribute Series M Warrants outstanding as of the Arrangement Effective Time; (v) the Tribute Series S Warrants outstanding as of the Tribute Effective Time; and (vi) the Tribute Broker Warrants outstanding as of the Arrangement Effective Time.

"TSX" means the Toronto Stock Exchange.

"TSXV" means the TSX Venture Exchange.

"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended

"U.S. GAAP" means accounting principles generally accepted in the United States, consistently applied.

"US Merger Sub" means ARLZ US Acquisition II Corp., a Delaware corporation.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"U.S. Securities Laws" means the U.S. Securities Act, the U.S. Exchange Act and all other state and federal securities Laws and the rules, regulations and published policies made thereunder.

.
APPENDIX B
COMPARISON OF RIGHTS OF HOLDERS OF TRIBUTE SHARES AND PARENT SHARES AND DESCRIPTION OF PARENT SHARES

The rights of Parent Shareholders and the relative powers of Parent's Board are governed by applicable Irish law, including the Companies Act, and by Parent's memorandum and articles of association.  The rights of Tribute Shareholders and the relative powers of the Tribute Board are governed by the OBCA, and the article and by-laws of Tribute.  As a result of the Arrangement, each Tribute Share will be exchanged for 0.1455 Parent Shares.  Because Parent will be, at the Arrangement Effective Time, a public limited liability company incorporated in Ireland, the rights of the shareholders of Parent will be governed by applicable Irish law, including the Companies Act, and by Parent's memorandum and articles of association.

The following is a summary of certain of the material differences between the rights of Tribute Shareholders under the OBCA and articles any by-laws of Tribute and the rights that former Tribute Shareholders will have as shareholders of Parent under the Companies Act and Parent's memorandum and articles of association effective following the Arrangement.  The discussion in this section does not include a description of rights or obligations under the rules of the TSXV that may apply to Tribute or Parent in connection with the Arrangement.  This discussion does not include a description of the rights or obligations under Canadian securities laws or the requirements of the TSX or NASDAQ that will apply to Parent following the Transaction.  See "Regulatory Matters."

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the OBCA, the Companies Act, the articles and by-laws of Tribute and the memorandum and articles of association of Parent as they will be in effect from and after the Closing Time.  The Tribute articles and by-laws may be obtained online at www.sedar.com and from the SEC's website at www.sec.gov under Tribute's profile.  To obtain a copy of Parent's memorandum and articles of association without charge, please contact Aralez Pharmaceuticals Limited, Attn: Investor Relations, telephone: +353 1 905-3581.

	Parent	Tribute
Authorized Capital Stock
The authorized share capital of Parent is €25,000 and $1,035,000 divided into 25,000 euro deferred shares of €1.00 each, 1,000,000,000 ordinary shares of $0.001 each and 35,000,000 preferred shares of $0.001 each.

 Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution (approval by a simple majority of the votes cast at a general meeting of Parent shareholders). Parent's memorandum and articles of association authorizes Parent's board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of the articles of association.
Tribute is authorized by its articles to issue an unlimited number of common shares without par value and an unlimited number of preferred shares.

	Parent	Tribute
Reduction of Capital
Under Irish law, Parent may, by ordinary resolution, reduce its authorized share capital in any way. Parent also may, by special resolution (approval by not less than 75% of the votes cast at a general meeting of Parent shareholders) and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Companies Act.

The OBCA provides that the authorized share capital of a corporation may be amended by the shareholders approving a special resolution (that is, no less than 66/2/3% of shares entitled to vote on such resolution voted at a meeting of shareholders).

Pre-emption Rights
Under Irish law, certain statutory pre-emption rights apply by default in favor of shareholders where shares are to be issued for cash. However, Parent has opted out of these pre-emption rights in its memorandum and articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by special resolution, this opt-out must be so renewed in accordance with Irish statutory requirements if it is to remain effective. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Parent on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders.

Statutory pre-emption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Under the OBCA, shareholders of a corporation do not have pre-emptive rights to subscribe to an additional issue of shares or to any security convertible into such shares, unless such right is expressly included in the articles of incorporation or a unanimous shareholder agreement.  Because the Tribute articles do not include any provisions in this regard, holders of Tribute Common Shares do not have pre-emptive rights.

Consideration for Shares
Under Irish law, Parent is prohibited from allotting shares without consideration. Parent cannot allot a share except as paid up at least as to one-quarter of the nominal value of the share and the whole of any premium paid on it.

 This restriction does not apply to shares allotted in pursuance of an employees' share scheme where at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Companies Act.

Under the OBCA, shares in Tribute may be issued at such time and to such persons and for such consideration as the directors may determine, subject to Tribute's articles, by-laws and section 26 of the OBCA.
As well, shares cannot be issued until the consideration for the shares is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the corporation would have received if the shares had been issued for money.

	Parent	Tribute
Dividends, Distributions, Repurchases and Redemptions
Dividends and Distributions by Parent

Under Irish law, dividends and distributions may only be made from profits available for distribution. Profits available for distribution generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Parent are equal to, or in excess of, the aggregate of Parent's called up share capital plus undistributable reserves and the distribution does not reduce Parent's net assets below such aggregate. Undistributable reserves include Parent's undenominated capital and the amount by which Parent's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Parent's accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve which Parent is prohibited from distributing.

The determination as to whether or not Parent has sufficient profits available for distribution to fund a dividend must be made by reference to the relevant "financial statements" of Parent. The financial statements will be either the last set of unconsolidated annual audited relevant financial statements or other financial statements properly prepared in accordance with the Companies Act (not in accordance with  U.S. GAAP), which give a "true and fair view" of Parent's unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office.

Parent's memorandum and articles of association authorize the directors to declare dividends without shareholder approval to the extent they appear justified by profits. Parent's board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend issued may exceed the amount recommended by the directors.

Dividends and Distributions by Tribute

Under the OBCA, Tribute may pay a dividend (i) by issuing fully paid shares of the corporation, (ii) in money, or (iii) property.  The Tribute Board may not declare, and Tribute may not pay, a dividend it there are reasonable grounds for believing that: (x) Tribute is, or would after the payment be, unable to pay its liabilities as they become due; or (y) the realizable value of Tribute's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends, as set out above.

Share Repurchases and Redemptions by Tribute

Under the OBCA, a corporation may, subject to its articles, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a corporation cannot make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that it would not meet similar solvency tests as those set out above.

Applicable stock exchange rules provide for a mechanism whereby a listed corporation may repurchase for cancellation its own shares, provided that such repurchases are in accordance with the applicable rules.

Parent	Tribute

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

Parent's board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Parent in relation to the shares of Parent.

Share Repurchases and Redemptions by Parent

Parent's memorandum and articles of association provide that any Parent Share that Parent has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of Parent Shares by Parent may technically be effected as a redemption.

Under Irish law, Parent may issue redeemable shares and redeem them out of profits available for distribution or the proceeds of a new issue of shares for that purpose. Parent may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Parent. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

Parent may also be given authority to purchase its own shares with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Parent's subsidiaries. Parent may also issue preferred shares, which may be redeemed at the option of either Parent or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Parent at any time must not exceed 10% of the nominal value of the issued share capital of Parent.

 Purchases by Subsidiaries of Tribute

According to the OBCA, except in limited circumstances set out in the OBCA, a corporation, shall not hold shares in itself or in its holding body corporate; and shall not permit any of its subsidiary bodies corporate to hold shares of the corporation.

Parent	Tribute

Parent may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Parent or re-issued subject to certain conditions.

Purchases by Subsidiaries of Parent

Under Irish law, Parent's subsidiaries may purchase Parent Shares either "on market" on a recognized stock exchange such as NASDAQ, or "off market". NASDAQ, on which the Parent Shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law. TSX is not specified as a recognized stock exchange for the purpose of Irish company law.

For a subsidiary of Parent to make on market purchases of Parent Shares, the shareholders of Parent must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of Parent Shares is required. For a purchase by a subsidiary of Parent Shares off market, the proposed purchase contract must be authorized by special resolution of Parent shareholders before the contract is entered into. The person whose Parent Shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by Parent shareholders at the registered office of Parent.

The number of shares held by the subsidiaries of Parent at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Parent. While a subsidiary holds shares of Parent, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of Parent Shares by a subsidiary must be funded out of profits available for distribution of the subsidiary.

Under Parent's memorandum and articles of association, upon recommendation of Parent's board of directors, the shareholders by ordinary resolution may authorize Parent's board of directors to capitalize any amount for the time being standing to the credit of any of Parent's reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

	Parent	Tribute
Bonus Shares
Under Parent's memorandum and articles of association, upon recommendation of Parent's board of directors, Parent shareholders by ordinary resolution may authorize Parent's board of directors to capitalize any amount for the time being standing to the credit of any of Parent's reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.
Not applicable.
Lien on Shares and Calls on Shares
Parent's memorandum and articles of association provide that Parent will have a first and paramount lien on every share that is not a fully paid up share for all amounts payable at a fixed time or called in respect of that share.

Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These articles are standard provisions in the memorandum and articles of association of an Irish public limited company such as Parent and will only be applicable to shares of Parent that have not been fully paid up.

Any transfer of Parent Shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Parent's articles of association allow Parent, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Parent is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Parent Shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Parent Shares has been paid unless one or both of such parties is otherwise notified by Parent.

Subject to the provisions of the OBCA, Tribute has a lien on a share of Tribute registered in the name of a shareholder or its legal representative for a debt for a debt of that shareholder to Tribute which lien may be realized by the sale or disposition of such share, or by any other method permitted by law.

As referenced above, all shares of Tribute must be fully paid prior to the issuance thereof.

	Parent	Tribute
Forfeiture of Shares
Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. The article is a standard provision in the memorandum and articles of association of an Irish public limited company such as Parent and will only be applicable to shares of Parent that have not been fully paid up.
Not applicable.
Election of Directors
The Companies Act provides for a minimum of two directors on the board of an Irish public limited company.

Parent's board of directors currently consists of three members and will consist of nine members following the completion of the transactions.

Parent's memorandum and articles of association provide that the number of directors shall not be less than three nor more than 15.  The authorized number of directors (within such fixed maximum and minimum numbers) shall be determined only by the Parent's Board.  At each annual general meeting of the Parent, all of the directors shall retire from office and be eligible for re-election.  A director retiring at a meeting shall retain office until the close of that meeting (including any adjournment thereof).  Every director shall be eligble to stand for re-election at an annual general meeting.

Each director shall hold office until the next annual general meeting and until his or her successor is elected and duly qualified, subject to prior death, resignation, retirement, disqualification or removal from office.

Directors are elected by ordinary resolution at a general meeting.  The memorandum and articles of association of Parent requires majority voting for the election of directors, which could result in the number of directors falling below the prescribed minimum number of directors due to the failure of nominees to be elected. Accordingly, Parent's memorandum and articles of association provide that if, at any general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the memorandum and articles of association, which minimum is determined by Parent's board of directors in its discretion, due to the failure of any person nominated to be a director to be elected, then, in such circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each director elected in this manner will remain a director (subject to the provisions of the Companies Act and the memorandum and articles of association) only until the conclusion of the next annual general meeting of Parent unless he or she is re-elected.

The OBCA provides that a publicly traded corporation shall have no fewer than three directors, at least one-third of whom are not officers or employees of the corporation or its affiliates. Tribute's articles provide that it may have between three and fifteen directors.  Tribute's articles provide for a minimum of one and a maximum of 10 directors.  Tribute's by-laws provide that the number of directors shall be such number between the minimum and maximum set out in the articles, as determined from time to time by special resolution, or if the special resolution empowers the Tribute Board to determine the number, by resolution of the Tribute Board.

Each director shall hold office until the annual general meeting for the year in which his or her term expires and until his or her successor is elected and duly qualified, subject to prior death, resignation, retirement, disqualification or removal from office.

	Parent	Tribute

If at a meeting of shareholders, resolutions are passed in respect of the election or re-election (as the case may be) of directors which would result in the maximum number of directors fixed in accordance with the maximum prescribed by the memorandum and articles of association of Parent being exceeded, then those director(s), in such number as exceeds such maximum fixed number, receiving at that meeting, the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the board of directors; provided, that such provision of the memorandum and articles of association (i) shall not limit the rights of holders of any class or series of shares then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series; and (ii) will not require or result in the removal of a director whose election or re-election to the board of directors was not voted at such meeting.

Removal of Directors; Vacancies
Under the Companies Act and notwithstanding anything contained in Parent's memorandum and articles of association or in any agreement between Parent and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days' notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Parent in respect of his or her removal. Parent's memorandum and articles of association provide that, subject to the terms of any one or more classes or series of preferred shares, any vacancy shall be filled by decision of a majority of the board of directors then in office, provided that a quorum is present. If Parent's board of directors fills a vacancy, the director's term expires at the next annual general meeting.

Under the OBCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at an annual or special meeting, remove any director or directors from office. Tribute's articles do not provide for cumulative voting.  If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The OBCA provides a director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following the director's election.  Except for those directors elected for an expressly stated term, all of Tribute's directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are elected. If qualified, Tribute directors are eligible for re-election.

Under the OBCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareholders at which the director is removed. The OBCA also allows a vacancy on the board of directors to be filled by a quorum of directors, except when the vacancy results from an increase in the number or minimum or maximum number of directors or from a failure to elect the number or minimum number of directors required by the articles.

	Parent	Tribute
Quorum of the Board
Parent's memorandum and articles of association provide that the quorum necessary for transaction of business by Parent's board of directors may be fixed  by the board and unless so fixed shall be a majority of the entire Parent board of directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Tribute's by-laws provide that the quorum necessary for the transaction of business at a meeting of Tribute's Board is a majority of the number of directors  or minimum number of directors required by the articles, but in no case shall a quorum be less than two-fifths of the number of directors or minimum directors as the case may be.
A majority of the directors shall be resident Canadians.  Where Tribute has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.
The OBCA provides that at least 25% of the directors (or if a corporation has less than four directors, at least one director) must be resident Canadians.
Subject to the articles or by-laws, where there is a vacancy or vacancies in the board of directors, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Duties of Directors
The directors of Parent have certain fiduciary duties. All of the directors have equal and overall responsibility for the management of Parent (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The principal directors' duties include the statutory duties of good faith, acting honestly and responsibly, acting in accordance with the company's constitution, not agreeing to restrict his or her power to exercise independent judgment, avoiding conflicts of interest, exercising due care, skill and diligence and having regard to the interests of the company's shareholders.

Directors will also be required to ensure the maintenance of adequate accounting records, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. A directors' compliance statement must be included in Parent's Irish statutory accounts, which should contain two elements:

1) Directors acknowledge their responsibility for securing Parent's compliance with its "Relevant Obligations" which are tax law and  specified material company law obligations; and

All directors of Tribute, in exercising his powers and discharging his duties to the corporation must (i) act honestly and in good faith with a view to the best interests of the corporation; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

These fiduciary obligations include a duty to comply with all laws, a duty to carry out management obligations with the care, diligence and skill of a person in comparable circumstances and a duty to disclose any conflicts of interest with the corporation.

According to the OBCA, directors must exercise particular care with regard to the following (i) directors must not act with self-interest or collateral or improper motives; (ii) directors must not appropriate corporate opportunities—lest they be forced to disgorge profits; and (iii) directors may be liable for paying dividends while the corporation is insolvent.

	Parent	Tribute

2) If Parent does not do any of the following items, it must give reasons why it does not:

(a) draw up a compliance policy statement;

(b) have appropriate arrangements or structures in place that are designed to secure material compliance with the company's Relevant Obligations; and

(c) ensure the Directors have reviewed, annually, Parent's arrangements or structures.

Directors must also include a statement in their Directors' Report "that so far as each director is aware, there is no relevant audit information of which the statutory auditors are unaware, and the director has taken all the steps that he ought to have taken as a director to make himself aware of relevant audit information and to establish that the company's auditors are aware of that information".

Directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Conflicts of Interest of Directors
As a matter of Irish law, a director is under a common law and a statutory duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with Parent are required to declare the nature of their interest at a meeting of Parent's board of directors. Parent is required to maintain a register of declared interests, which must be available for shareholder inspection.

Parent's memorandum and articles of association provide that a director must declare any interest he or she may have in a contract with Parent at a meeting of Parent's board of directors or otherwise provide notice to Parent's board of directors. No director shall be prevented by his or her office from contracting with Parent, provided that he or she has declared the nature of his or her interest in the contracts and the contract or transaction has been approved by a majority of the disinterested directors.

Under Parent's memorandum and articles of association, a director of Parent may be a director of, other officer of, or otherwise interested in, any company promoted by Parent or in which Parent is interested, and such director will not be accountable to Parent for any remuneration received from such employment or other interest provided that he or she has declared the nature of his or her position with, or interest in, such company to Parent's board of directors.

The OBCA provides that a director is required to disclose his or her interest with respect to a material contract or transaction or proposed material contract or transaction.

Further, the director who is required to disclose a conflict of interest is prohibited from attending any part of a meeting of directors during which the contract or transaction is discussed and from voting on any resolution to approve it, unless the contract or transaction relates primarily to their remuneration as a director of the corporation or an affiliate, is for indemnity or insurance or is one with an affiliate of the corporation.  The prohibition extends to any discussion with respect to the director's compensation as an employee, officer or agent of the corporation and to arrangements by way of security for money lent to or obligations undertaken by the director for the benefit of the corporation or an affiliate.

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting, the remaining directors will be deemed to constitute a quorum for the purposes of voting on the resolution. Where all of the directors are conflicted, the contract or transaction may be approved only by the shareholders of the corporation.

	Parent	Tribute

The memorandum and articles of association further provide that (i) no director will be prevented from contracting with Parent because of his or her position as a director, (ii) any contract entered into between a director and Parent will not be subject to avoidance, and (iii) no director will be liable to account to Parent for any profits realized by virtue of any contract between such director and Parent because the director holds such office or the fiduciary relationship established thereby, provided that director has declared the nature of his or her interest in such contract or transaction to Parent's board of directors and the contract or transaction is approved by a majority of the disinterested directors.

A director of Parent will be at liberty to vote in respect of any transaction in which he or she is interested, provided that such director discloses the nature of his or her interest prior to consideration of the transaction and any vote thereon.

Indemnification of Officers and Directors
Pursuant to Parent's memorandum and articles of association, its directors and secretary are indemnified to the extent permitted by the Companies Act. Parent may indemnify the directors or secretary only if the indemnified party receives a favorable judgment in respect of the liability, or where an Irish court determines that the director or the secretary acted honestly and reasonably and ought fairly to be excused, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on the part of the director or secretary, or in which the director or secretary is acquitted. This restriction in the Companies Act does not apply to executives who are not directors or the secretary of Parent. Any provision for indemnification to a greater extent is void under Irish law, whether contained in a memorandum and articles of association or any contract between the director and the Irish company.

The Tribute by-laws provide that subject to the provisions of the OBCA, Tribute shall indemnify a director or officer, a former director or officer of Tribute, or a person who acts or acted at Tribute's request as a director or officer of a corporation of which Tribute is a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Tribute or the corporation if: (i) he or she acted honestly and in good faith with a view to the best interests of Tribute; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

	Parent	Tribute

Parent's memorandum and articles of association also contain indemnification and expense advancement provisions for current or former executives who are not directors or the secretary of Parent, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of her or her duty to the company.

The directors of Parent may, on a case-by-case basis, decide at their discretion that it is in the best interests of Parent to indemnify an individual director from any liability arising from his or her position as a director of Parent. However, this discretion must be exercised bona fide in the best interests of Parent as a whole.

Parent indemnifies its directors and certain officers, as well as individuals serving as directors or officers of its subsidiaries, pursuant to indemnification agreements.
Tribute indemnifies its directors and certain officers, as well as individuals serving as directors and officers of its subsidiaries, pursuant to indemnification agreements. Tribute has also obtained directors' and officers' liability insurance.
Limitation on Director Liability
Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action a shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of such director's or officer's duties to the company.

Under the OBCA, directors, officers, and employees of limited companies remain protected from personal liability unless it can be shown that their actions are tortious or exhibit an identity separate from that of the company so as to make the act or conduct complained of their own.

Under the common law, the courts can impose liability on a director if they are found in breach of any of the aforementioned fiduciary obligations. The common law can also hold directors personally liable for corporate actions should they have resulted from the negligence of the director or negligent misrepresentation to a third party by a director.

	Parent	Tribute
Annual Meetings
Parent is required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting. Each general meeting shall be held at such time and place as designated by Parent's board of directors and as specified in the notice of meeting. Subject to the requirements of the Companies Act, all general meetings may be held outside of Ireland.

The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are:

(i) the consideration of the company's statutory financial statements and the report of the directors and, the Companies Act, the report of the statutory auditors on those statements and that report;

(ii) the review by the members of the company's affairs;

(iii) save where the company's constitution provides otherwise:

- the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors; and
- the authorization of the directors to approve the remuneration of the statutory auditors (if any);
(iv) where the company's constitution so provides, the election and re-election of directors;

(v) the appointment or re-appointment of statutory auditors; and

(vi) where the company's constitution so provides, the remuneration of the directors.

If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

The provisions of the memorandum and articles of association of Parent relating to general meetings apply to every such general meeting of the holders of any class of shares except that the necessary quorum is one person holding or representing by proxy at least one-half of the issued shares of such class.

Directors of a corporation are required to call an annual meeting of the shareholders not later than 18 months after the date the corporation comes into existence and subsequently not later than 15 months after the holding of the last preceding annual meeting.

The annual meeting is held for the purpose of receiving financial statements, electing directors and appointing auditors or dispensing with the requirement for an auditor.

Prior to such meeting, the corporation must  deliver to shareholders (and present to shareholders at the meeting), financial statements of the corporation together with the report of the auditor, if any.

Notwithstanding the foregoing, a resolution in writing signed by all of the shareholders of a corporation is as valid as if passed at the annual meeting.

At any annual meeting of the shareholders, only such business may be conducted as has been properly brought before the meeting.  To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Tribute Board, (ii) otherwise properly brought before the meeting by or at the direction of the Tribute Board, or (iii) properly brought before an annual meeting of shareholders by a shareholder.  For business to be properly brought before an annual meeting by a shareholders it must be done in compliance with the procedures set forth in the OBCA.

	Parent	Tribute

Parent's memorandum and articles of association provide that a resolution may only be put to vote at a general meeting of Parent or of the holders of any class of shares if (i) it is specified in the notice of the meeting; (ii) it is proposed by or at the direction of Parent's board of directors; (iii) it is proposed at the direction of the Irish High Court; (iv) it is proposed on the requisition in writing of the holder of the share as is prescribed by, and is made in accordance with, section 178 of the Companies Act; or (v) it is proposed pursuant to and in accordance with the procedures and requirements for the nominations of directors set out in Parent's memorandum and articles of association; or (vi) the chairman of the meeting in his or her absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

Special/Extraordinary General Meetings
Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business will be conducted as is set forth in the notice thereof.

The Companies Act provides that Parents' shareholders holding not less than 10% of the total voting rights may requisition an extraordinary general meeting.

One or more shareholders of Parent, holding not less than 100% of the total voting rights, may convene an extraordinary general meeting.

In the case of an extraordinary general meeting requisitioned by Parent's shareholders, the purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, Parent's board of directors has 21 days to convene a meeting of Parent shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If Parent's board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Parent's receipt of the requisition notice.

In addition to the calling of an annual meeting of shareholders, the OBCA also provides for the calling of a special meeting at any time, wherein business requiring shareholder approval can be transacted.

The notice for a special meeting must (i) state the time and place of the meeting, and (ii) state the nature of that business to be addressed at the special meeting in sufficient detail to permit the shareholder to form a reasoned judgement thereon; and (iii) provide the text of the special resolutions submitted to the meeting.

Agendas for special meetings of shareholders usually deal with specific questions or issues, such as whether to approve a fundamental change proposed by the corporation's directors. Generally, a corporation's directors will call a special meeting of the shareholders when they would like to undertake a particular activity or to consider a special issue that requires shareholder approval.

	Parent	Tribute

If Parent's board of directors becomes aware that the net assets of Parent are not greater than half of the amount of Parent's called-up share capital, it must convene an extraordinary general meeting of Parent shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation.

Record Date; Notice Provisions
Parent's memorandum and articles of association provide that Parent's board of directors may fix in advance a record date (i) to determine the shareholders entitled to notice of or to vote at a meeting of the shareholders that is no more than 60 days and no less than 10 days before the date of the meeting, and (ii) for the purpose of determining the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose that is no more than 60 days prior to the date of payment of the dividend or the date of any other action to which the determination of shareholders is relevant. The record date may not precede the date upon which the resolution fixing the record date is adopted by the directors.

If the register of Parent shareholders is closed in connection with a meeting, it must be closed for at least five days preceding the meeting and the record date for determination of the shareholders entitled to receive notice of, and to vote at, that meeting will be the date of the closing of the register of Parent shareholders.

Notice of an annual or extraordinary general meeting must be given to all Parent shareholders and to the auditors of Parent. Parent's memorandum and articles of association provide for a minimum notice period of 21 days for an annual general meeting, which is the minimum permitted under Irish law. In addition, under Irish law and Parent's memorandum and articles of association, the minimum notice periods are 21 days' notice in writing for an extraordinary general meeting to approve a special resolution and 14 days' notice in writing for any other extraordinary general meeting.

The OBCA provides that the directors can fix in advance a date as the record date for the purpose of determining shareholders (i) entitled to receive payment of a dividend; (ii) entitled to participate in a liquidation or distribution; (iii) for any other purpose except the right to receive notice of or to vote at a meeting, provided that the record date cannot precede the particular action to be taken by more than 50 days.

For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the OBCA provides that the directors can fix in advance a date as the record date for such determination of shareholders, but the record date cannot precede by more than 60 days or by less than 30 days the date on which the meeting is to be held.  Tribute's by-laws reduce this 60 day period to 50 days.

Where no record date is fixed, the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected, notice thereof must be given, not less than seven days before the date so fixed (a) by advertisement in accordance with s.95(4) of the OBCA; and (b) by written notice to each stock exchange in Canada on which the shares of the corporation are listed.

	Parent	Tribute
Advance Notice of Director Nominations and Other Proposals
The Companies Act provides that Parents' shareholders holding not less than 10% of the total voting rights may requisition an extraordinary general meeting for the purpose of considering certain proposals including director nominations.
Parent's memorandum and articles of association provide that shareholder nominations of persons to be elected to Parent's board of directors at an annual general meeting must be made following written notice to the secretary of Parent executed by a shareholder accompanied by certain background and other information specified in the memorandum and articles of association.
Such written notice and information must be received by the secretary of Parent not less than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.
To be in proper form, Parent's memorandum and articles of association require that the notice include, among other things, certain disclosures about (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of Parent which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the U.S. Securities Act (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on Parent's books, of such shareholder and (ii) the class and number of the shares of Parent which are beneficially owned by such shareholder. Parent may require any proposed nominee to furnish such other information as may reasonably be required by Parent to determine the eligibility of such proposed nominee to serve as a director of Parent.

Under the OBCA, a shareholder entitled to vote at a meeting of shareholders may (a) submit to the corporation notice of a proposal; and (b) discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. If so requested by a shareholder giving notice of a proposal, the corporation must include in the management information circular or attach thereto a statement by the shareholder of not more than two hundred words in support of the proposal along with the name and address of the shareholder.
A proposal can include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this does not preclude nominations being made at a meeting of shareholders.
Where a corporation refuses to include a proposal in a management information circular, the corporation must, within ten days after receiving the proposal, send notice to the shareholder submitting the proposal of its intention to omit the proposal from the management information circular and send to the shareholder a statement of the reasons for the refusal. Upon the application of a shareholder aggrieved by a corporation's refusal, the court may restrain the holding of the meeting to which the proposal is sought to be presented and make any further order it thinks fit.

	Parent	Tribute
Quorum at Shareholder Meetings
Parent's memorandum and articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more Parent shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of Parent entitled to vote at the meeting in question constitute a quorum.

Tribute's by-laws provide that a quorum of shareholders is present at a meeting of shareholders if at least 15% of the shares entitled to vote at the meeting are present in person or represented by proxy.

Voting Rights
Each Parent shareholder is entitled to one vote for each Parent Share that he or she holds as of the record date for the meeting.

Irish law requires approval of certain matters by "special resolution" of the shareholders at a general meeting. A special resolution requires the approval of not less than 75% of the votes of Parent shareholders cast at a general meeting at which a quorum is present. Ordinary resolutions, by contrast, require a simple majority of the votes of Parent cast at a general meeting at which a quorum is present.

Each Tribute Common Share entitles the holder thereof to one vote at a meeting of shareholders.

Unless a ballot is directed by the chair of a meeting of the shareholders or demanded by a shareholder entitled to vote at the meeting, motions are voted on by a show of hands with each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by ballot, each person is entitled to one vote (or such other number as may be provided in the articles) for each share such person is entitled to vote.

Action by Written Consent
The Companies Act provides that shareholders may approve a resolution without a meeting if (i) all shareholders sign the written resolution and (ii) the company's memorandum and articles of association permit written resolutions of shareholders.

Parent's memorandum and articles of association provides that no action required to be taken at a meeting of the shareholders of Parent may be taken without a meeting, and the power of the Parent shareholders to consent in writing to the taking of any action by written consent without a meeting is not permitted.

Under the OBCA, shareholder action without a meeting may be taken by written resolution signed by all shareholders who would be entitled to vote on the relevant issue at a meeting (other than where a written statement is submitted by a director or auditor giving reasons for resigning or for opposing any proposed action or resolution, in accordance with the OBCA).

	Parent	Tribute
Derivative or Other Suits
In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of Parent if a wrong committed against Parent would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows:
•   where an ultra vires or illegal act is perpetrated;
•   where more than a bare majority is required to ratify the "wrong" complained of;
•   where the shareholders' personal rights are infringed;
•   where a fraud has been perpetrated upon a minority by those in control; or
•   where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of Parent to bring proceedings against Parent where the affairs of Parent are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

Under the OBCA, a Tribute Shareholder, or other complainant recognized under the OBCA, may apply to the court for leave to bring an action in the name of and on behalf of Tribute or any subsidiary, or to intervene in an existing action to which Tribute or a subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of Tribute or its subsidiary.

Under the OBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the complainant has given the requisite notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

The OBCA also permits Tribute Shareholders to bring proceedings against Tribute where the affairs of Tribute are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records
Under Irish law, Parent shareholders have the right to: (i) receive a copy of Parent's memorandum and articles of association and any act of the Irish government that alters Parent's memorandum and articles of association; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Parent; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by Parent; (iv) receive copies of balance sheets and directors' and auditors' reports that have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of Parent that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years.

Under the OBCA, registered holders of shares, beneficial owners of shares and creditors of a corporation, their agents and legal representatives, may examine certain of the records of a corporation, including the articles and by-laws of a corporation, the shareholder minutes and resolutions, during usual business hours and may take extracts from those records, free of charge, and, if the corporation is an offering corporation, any other person can do so upon payment of a reasonable fee.

	Parent	Tribute
Disclosure of Interests in Shares
Under the Companies Act, each Parent shareholder must notify Parent if, as a result of a transaction, the shareholder will become interested in 3% or more of the relevant share capital of Parent (i.e., voting shares), or if as a result of a transaction a shareholder who was interested in more than 3% of the relevant share capital of Parent ceases to be so interested. Where a shareholder is interested in more than 3% of the relevant share capital of Parent, the shareholder must notify Parent of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Parent (or any such class of share capital in issue). Where the percentage level of the shareholder's interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. Parent must be notified within five business days of the transaction or alteration of the shareholder's interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder's rights in respect of any Parent Shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to a court to have the rights attaching to such shares reinstated. In addition, Parent, under the Companies Act, may, by notice in writing, require a person whom Parent knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Parent's relevant share capital: (i) to indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Parent, to provide additional information, including the person's own past or present interests in shares of Parent.

Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Parent may apply to court for an order directing that the affected shares be subject to certain restrictions, including on transfer, voting and right to receive payments. The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

Neither the OBCA nor the articles or by-laws of Tribute impose any obligations with respect to disclosure by shareholders of their respective interests in the Tribute Common Shares.

Applicable securities laws govern the circumstances requiring persons who acquire Tribute securities to disclose their interests in such securities.

	Parent	Tribute
Business Combinations
Shareholder approval in connection with a business combination involving Parent would be required under the following circumstances:
•   in connection with a takeover by scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme;
•   in connection with a general takeover offer, for all of the shares of Parent, the holders of 80% or more of Parent's shares would have to accept the offer for their shares in order for the remaining shareholders to be statutorily required to transfer their shares; and
•   in connection with an acquisition of Parent by way of a merger with an EEA company under the European Union Cross-Border Mergers Directive 2005/56/EC by a special resolution of the shareholders.
•   by way of merger with another company under Chapter 16 of Part 17 of the Companies Act.
Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company's property and assets.

Certain fundamental changes such as certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions such as liquidations, dissolutions and plans of arrangement are required to be approved by special shareholder resolution.

In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights (unless in certain cases the share provisions with respect to such class or series of shares provides otherwise).

A special resolution requires a minimum of 2/3 of the votes cast on a such a resolution to be approved.
Pursuant to applicable securities laws a vote of the majority of disinterested shareholders may also be required where certain shareholders have an interest in the transaction being approved.

	Parent	Tribute
Appraisal Rights / Dissent Rights
Generally, under Irish law, shareholders of an Irish company do not have dissenters' or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Parent and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the Transaction Agreement.

Under Chapter 16 of Part 17 of the Companies Act , a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% or more, but not all of the shares are held by the other party to the merger, has the right, not later than 15 days after the relevant date, being the date on which the latest general meeting of that company to consider the terms of the merger, to request in writing that the successor company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the Transaction Agreement.

The OBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Such matters include: (i) an amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class in respect of which a shareholder is dissenting; (iii) an amendment to the corporation's articles to add, change or remove any restriction on the business or businesses that the corporation may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business; and (vi) plans of arrangement.

Anti-Takeover Measures
Any transaction in which a third party seeks to acquire 30% or more of the voting rights of Parent and other acquisitions of Parent securities will be governed by the Irish Takeover Panel Act 1997 (the "Takeover Panel Act") and the Irish Takeover Panel Act, 1997, Takeover Rules 2013, as amended ("Irish Takeover Rules"). which will be regulated by the Irish Takeover Panel (the "Panel"). The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

In Ontario, the term "take-over bid" refers to an offer to acquire voting or equity securities of an issuer that is made to one or more persons, any of whom is in the legislating jurisdiction, whether the offeror is offering cash, securities or a combination of both to the target shareholders, if the securities subject to the offer, together with the securities held by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class at the date of the offer.

Parent	Tribute

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:
(a) in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

(b) the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company's places of business;

(c) the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

(d) false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(e) a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(f) a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

(g) a substantial acquisition of securities (whether such acquisition is to be effected by one transactions or a series of transaction) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Take-over Bid - General Principles

A take-over bid typically refers to a take-over bid made by way of a take-over bid circular, not a bid which is exempt from the take-over bid rules.

A take-over bid may be commenced by publishing an advertisement in a newspaper or by sending the circular to the shareholders of the target company. In either case, the bid must be open for at least 35 full days from the date of the bid.

If the offeror is able to acquire 90% or more of the outstanding shares of the target (other than shares held by the offeror at the commencement of the bid), then the balance of the shares may be acquired through a statutory compulsory acquisition process often referred to as a "squeeze-out" transaction. However, if the offeror is only successful in acquiring between 66 2/3% and 90% of the outstanding shares, then a second-stage transaction, such as a plan of arrangement or amalgamation, would need to be completed in order to obtain the balance of the shares of the target company.

The take-over bid rules restrict the conferring of collateral benefits on security holders and also strictly control purchases of the shares which are subject to the bid, prior to, during and after the bid.

Takeover-Bid Defensive Tactics

Once an unsolicited bid has commenced, the target will often engage in a series of defensive tactics to try to give its board of directors more time to adequately pursue all available alternatives. These tactics may include:

A. Claims of Inadequate Disclosure and Misrepresentations

The target will review all actions taken by the bidder to ensure compliance with applicable law, such as compliance with the pre-bid integration rules. In addition, the target will review the take-over bid circular for compliance with the disclosure requirements. Where the disclosure is found to be materially deficient, the target may make an application to the local securities regulatory authority to have the take-over bid cease traded.

Parent	Tribute

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Parent may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Parent at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Parent, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Parent would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding Parent Shares, the offer price must be no less than the highest price paid for Parent Shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the "look back" period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Parent Shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Parent Shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Parent share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Parent Shares in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so. An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Even if the disclosure is found to be materially deficient, the securities commissions are generally reluctant to cease trade an offer if the non-disclosure has been rectified through some other means. The most common means is through the directors' circular. The board of directors of the target is required to send to all shareholders a directors' circular within 15 days of the date of the bid. The statutory requirements of such circular impose upon the directors a statutory duty to rectify any deficiencies or material non-disclosure in a take-over bid circular. Accordingly, the commissions often take the position that any deficiencies in the take-over bid have been rectified by the directors' circular.

B. Poison Pills

Many Canadian public companies have adopted a shareholder rights plan ("SRP") or "poison pill". If the target has an SRP, the offeror will need to carefully review it. Tribute has not adopted an SRP.

The normal stated purposes of an SRP in Canada are to ensure that all shareholders are treated equally and to provide a period longer than 35 days for the board of the target to develop an alternative to maximize shareholder value. An SRP must be approved by a majority of the shareholders within six months of its adoption by the board of directors or the SRP is terminated.

SRPs would normally be triggered by a person becoming an "acquiring person," which is generally defined as the beneficial owner of a specified percentage (usually 20%) of the outstanding voting securities of the company. A buyer can prevent the triggering of the SRP by making a "permitted bid," which typically is a bid that is open for a minimum period (usually 60 days), requires as a condition of the bid that a minimum of 50% of the shares held by independent shareholders be deposited, and if the minimum is achieved, the bid be extended for at least 10 days to give the remaining shareholders an opportunity to accept the bid.

In Canada it is common practice for the offeror to make application to a securities commission to have the target's SRP cease traded, resulting in numerous commission decisions on the subject.

Parent	Tribute

Substantial Acquisition Rules

Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Parent is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Parent and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, Parent's board of directors is not permitted to take any action which might frustrate an offer for the shares of Parent once Parent's board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions.

Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
• the action is approved by Parent shareholders at a general meeting; or
• the Panel has given its consent, where:
• it is satisfied the action would not constitute frustrating action;
• Parent shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;
• the action is taken in accordance with a contract entered into prior to the announcement of the offer; or
• the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or Parent's memorandum and articles of association may be considered to have anti-takeover effects, including those described in the following sections of this Circular: "Comparison of the Rights of Parent Shareholders and Tribute Shareholders—Removal of Directors; Vacancies," "Comparison of the Rights of Parent Shareholders and Tribute Shareholders —Amendments of Governing Documents," "Comparison of the Rights of Parent Shareholders and Tribute Shareholders—Calling Special Meetings of Shareholders" and "Comparison of the Rights of Parent Shareholders and Tribute Shareholders—Notice Provisions".

There is currently a discrepancy among Canadian securities regulators in the manner which they view poison pills. Accordingly, since a securities regulatory hearing on a poison pill normally takes place in the province or territory of the target's head office, the target's location could determine the outcome of the hearing. Nevertheless, it is clear at the present time in Canada that if there is no vote of shareholders approving a poison pill during the hostile take-over bid, the position of the regulators is that the poison pill will not be permitted to impede the bid indefinitely, regardless of where the target is located.

	Parent	Tribute
Rights Agreement
Parent's memorandum and articles of association expressly authorize the adoption of a shareholders' rights plan. Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure.
However, there is no directly relevant case law on the validity of such plans under Irish law and their interaction with the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules.
 Subject to the Irish Takeover Rules described in "—Anti-takeover Measures," Parent's board of directors also has power to issue any authorized and unissued shares of Parent on such terms and conditions as it may determine and any such action should be taken in the best interests of Parent. The terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
Tribute does not currently have an SRP in place but the Tribute Board has the ability to implement an SRP subject to the approval of Tribute Shareholders within six months of its adoption.
Variation of Rights Attaching to a Class or Series of Shares
Any variation of class rights attaching to the issued shares of Parent must be approved by a special resolution of Parent's shareholders of the affected class or with the consent in writing of the holders of three-quarters of all the votes of that class of shares. Any issuance of preferred shares would require the approval of Parent shareholders in general meeting.

Under the OBCA, a special resolution must be passed in order for the corporation to file Articles of Amendment that change or vary the rights of an existing class of shares.
However, where the directors are authorized by the articles to divide any class of unissued shares into series and determine the designation, rights, privileges, restrictions and conditions thereof, they can authorize the amendment of the articles to so provide.

Amendments of Constituent Documents	Irish companies may only alter their memorandum and articles of association by the passing of a special resolution of shareholders.
The OBCA provided that the articles of a corporation can be amended for various reasons such as to change the name or to amend the share structure of a corporation. Depending on the nature of the amendment, it will require either a special resolution of the shareholders and/or a resolution of the directors.

	Parent	Tribute
Dissolution
The rights of Parent shareholders to a return of Parent's assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Parent's memorandum and articles of association or the terms of any preferred shares that may be issued by Parent from time to time. The holders of Parent preferred shares may have the right to priority in a dissolution or winding up of Parent. If Parent's memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to Parent shareholders in proportion to the paid-up nominal value of the shares held. Parent's memorandum and articles of association provide that the Parent shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Parent may be dissolved and wound up at any time by way of a shareholders' voluntary winding up or a creditors' winding up. In the case of a shareholders' voluntary winding up, a special resolution of shareholders is required. Parent may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Parent has failed to file certain returns.

Voluntary Dissolution

Prior to a voluntary dissolution, the corporation must first pay or discharge its debts.  Subsequently, it must transfer its remaining assets to its shareholders or liquidate its remaining assets into cash and distribute the cash to the shareholders based on the shareholders' entitlements.

Corporations with ongoing legal proceedings are generally not permitted to dissolve voluntarily. Special conditions apply if an insolvent or a bankrupt corporation wishes to dissolve.

A corporation may be revived if someone seeks to bring a legal proceeding or enforce a debt against the dissolved corporation. After revival, the dissolved corporation will once again become a legal person. If a corporation is successfully revived, then its revival will be applied retroactively so that the corporation will be responsible for all acts done by (and to) the corporation during the time period after the corporation was dissolved and before it was revived.

Involuntary Dissolution

A corporation may be involuntarily dissolved by order of the Director under the OBCA in certain circumstances.

Enforcement of Judgment Rendered by a Canadian Court
A judgment for the payment of money rendered by a court in the Canada based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the Canada providing for the reciprocal enforcement of foreign judgments.

The following requirements must be met before the foreign judgment may be deemed to be enforceable by an Irish Court in Ireland:
•   the judgment must be for a definite sum;
•   the judgment must be final and conclusive; and
•   the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.
A judgment for the payment of money rendered in a court in Canada based on civil liability generally would be enforceable elsewhere in Canada.

APPENDIX C
INFORMATION RELATING TO POZEN AND PARENT

Description of Pozen Business and Recent Developments

(i)	Pozen Overview

Pozen is a pharmaceutical company focused on transforming medicines that can transform lives.  Pozen has operated a business model that has focused on the following:

●	developing innovative products that address unmet medical needs in the marketplace;

●	obtaining patents for those innovative ideas which Pozen believes have value in the marketplace;

●	utilizing a small group of talented employees to develop those ideas by working with strategic outsource partners;

●	developing a regulatory pathway with the appropriate agency; and

●	determining how best to commercialize our products.

Pozen hires experts with strong project management skills in the specific disciplines it believes are important to maintain within the company.  Pozen contracts with and manages strong outsource partners as it completes the necessary development work, permitting it to avoid incurring the cost of buying or building laboratories, manufacturing facilities or clinical research operation sites.  This allows Pozen to control its annual expenses, but to utilize "best in class" resources as required.  Pozen decided to retain ownership of its PA product candidates for cardiovascular indications which contain a combination of a proton pump inhibitor and enteric coated aspirin in a single tablet through the clinical development and pre-commercialization stage and Pozen's chief commercial officer was responsible for developing the commercialization strategy for these products and conducting all the required pre-commercialization activities.

As part of the ongoing evaluation of Pozen's business, members of Pozen's senior management and the Pozen Board, have periodically reviewed and assessed Pozen's financial performance and operations, financial condition and industry and regulatory developments in the context of Pozen's mid to long-term strategic goals and plans, including the consideration of potential opportunities to enhance shareholder value through licensing transactions, acquisitions, business combinations and other financial and strategic alternatives.

On November 29, 2014, Pozen entered into a termination agreement with Sanofi-Aventis U.S. LLC which terminated the License and Collaboration Agreement between the parties relating to the development and commercialization of Pozen's lead and only late-stage product candidate, Yosprala. Yosprala remained subject to a pending new drug application ("NDA") with the FDA.  Pozen received a complete response letter ("CRL") from the FDA in April 2014.  The CRL primarily addressed concerns regarding an inspection of the outsourced manufacturing facility for one of the product's active pharmaceutical ingredients that concluded with certain inspection deficiencies.  In June 2014, Pozen resubmitted the NDA and the FDA notified Pozen that a new action fee date of December 30, 2014 was established.

Prior to the return of Yosprala to Pozen pursuant to the termination agreement with Sanofi-Aventis, Pozen had reduced operating expenses and curtailed research and development activities. Pozen had previously distributed excess cash to its stockholders. For example, in December 2013, Pozen made a special distribution of US$1.75 per Pozen Common Stock, or an aggregate of US$53.7 million, to the Pozen Stockholders.  Pozen continued to consider distributing the balance of its cash to be received from its partnership agreements to its stockholders, as and when appropriate.

However, following the return of Yosprala to Pozen, Pozen needed to reconsider such strategy.  Pozen had limited commercialization experience among its management team and insufficient capital, at that time, to bring Yosprala to market, if and when approved.  In late November 2014, Pozen contacted Guggenheim Securities LLC, a financial advisor with significant life sciences and mergers and acquisitions experience and familiar with Pozen, to assist the Pozen Board in evaluating Pozen's future strategic options and direction.

For a full discussion of the business of Pozen, see documents incorporated by reference in this Circular.  See section entitled "Documents Incorporated by Reference."

Risk Factors

The business and operations of Pozen are, and will continue to be, subject to the risks described in the documents of Pozen incorporated by reference in this Circular, including without limitation the risks described in the section entitled "Risk Factors" of Pozen's Annual Report filed on Form 10-K for the year ended December 31, 2014.  Pozen's business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of Pozen's Common Stock could decline due to any of these risks. In addition to considering these risks, Tribute Shareholders should carefully consider the section entitled "Forward-Looking Statements" in this Circular, where additional uncertainties associated with the forward-looking statements included or incorporated by reference in this Circular are described.  Please note that additional risks not presently known to Pozen or that Pozen currently deems immaterial may also impair Pozen's business and operations.

Description of Parent Business and Recent Developments

As at the date hereof, Parent has not carried on any active business.  Pursuant to the Transaction, Parent will re-register as a public limited company under the laws of Ireland and the parties will be structured into a holding company structure with Parent being the holding company and each of Pozen and Tribute being an indirect wholly-owned subsidiary of Parent.  Unless otherwise indicated, the disclosure in this Appendix "C" has been prepared assuming that the Transaction has become effective.  In particular, the disclosure in respect of the business and assets of Parent contained in this Appendix "C" is presented on the assumption that the Transaction has become effective and the parties have been structured into a holding company structure with Parent being the holding company and each of Pozen and Tribute being an indirect wholly-owned subsidiary of Parent prior to the date in respect of which such disclosure relates.

Unless otherwise indicated, references herein to the programs, policies, procedures, practices, guidelines, mandates and plans (collectively, the "Policies") of Parent refer, in each case, to the Policies of Parent which are expected to be formally ratified and adopted by the Parent Board subsequent to the Transaction.  Each of the Policies are expected to be in substantially the form described herein and, unless otherwise indicated, the disclosure in respect thereof contained in this Appendix "C" is presented on the assumption that the Policies will be formally ratified by the Parent Board in such form and have been instituted at Parent. Notwithstanding the foregoing, prior to the formal ratification and adoption of each of the Policies, it is expected that the Parent Board will review and adjust such Policies to the extent necessary to ensure that the specific requirements of Parent and its operations are met.  Accordingly, the disclosure contained in this Appendix "C" in respect of such Policies remains subject to revision prior or subsequent to the Effective Date.

Corporate Structure

Parent is a private limited company formed on May 12, 2015 under the name "Aguono Limited" under the laws of Ireland, which changed its name to "Aralez Pharmaceuticals Limited" on June 16, 2015.  Prior to the completion of the Transaction it is expected that Parent will re-register as a public limited company incorporated in Ireland and be renamed as "Aralez Pharmaceuticals plc".

To date, Parent has not conducted any material activities other than those incident to its formation, the execution of the Transaction Agreement and the taking of certain steps in connection thereto. Parent's registered address is 25-28 North Wall Quay, I.F.S.C., Dublin 1, Ireland. Parent's head office is located at 56 Fitzwilliam Square Dublin 2, Ireland.

As depicted below, upon completion of the Transaction, the parties will be structured into a holding company structure with Parent being the holding company and each of Pozen and Tribute being an indirect wholly-owned subsidiary of Parent.

Description of the Business

(d) Incorporation and History

As described in further detail in this Information Circular, the proposed Transaction is expected to create a new publicly traded company called "Aralez Pharmaceuticals plc".  To date, Parent has not conducted any material activities other than those incident to its formation, the execution of the Transaction Agreement and the taking of certain steps in connection thereto. Parent is currently not a reporting issuer (or the equivalent) in any jurisdiction and is not listed on any stock exchange.  As a result of the completion of the Arrangement, Parent anticipates it will become a reporting issuer in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.

There is currently no market for the Parent Shares.  Parent has applied to list the Parent Shares on the NASDAQ and the TSX.  Listing of the Parent Shares on the NASDAQ and on the TSX will be subject to Parent obtaining the approval of the NASDAQ and TSX, including meeting the original listing requirements of the TSX and other customary conditions.

Parent will conduct its business through its direct and indirect subsidiaries as shown above.  The historical development of Pozen and Tribute’s business, being the principal operating subsidiaries of Parent, are described in this Circular and the documents incorporated by reference.  After the closing of the Transaction, the material subsidiaries of Parent and their functions within Parent’s proposed structure will be:

●	POZEN Inc. - will own Vimovo rights and will continue to collect Vimovo royalties;

●	Tribute Pharmaceuticals Canada Inc. – will conduct its business until its integration into the Irish IP structure is determined;

●	Medical Futures Inc. – will conduct its business until its integration into the Irish IP structure is determined;

●	POZEN Limited - was created in connection with the Transaction and will be an IP development and trading company;

●	Aralez Pharmaceuticals US Inc. – will be the distributor of Yosprala in the United States;

●	Tribute Pharmaceuticals US Inc. – will conduct its business until its integration into the Irish IP structure is determined;

●	Tribute Pharmaceuticals International Inc. – will conduct its business until its integration into the Irish IP structure is determined; and

●	Stamridge Limited - will issue certain debt securities in connection with the Transaction.

(e) Business Objectives and Milestones

Parent has been formed to participate in the Transaction, upon completion of which, its business will become the combined businesses of Pozen and Tribute.

Parent's business objectives are to create a premier specialty pharmaceutical company with a broad portfolio of commercial products and a growth plan focused on innovative products and acquisitions.  These objectives include (i) obtaining approval of product candidates, including YOSPRALA, and by accelerating the growth of the products of the combined company through enhanced commercialization efforts; (ii) acquiring new products, product candidates or companies on terms acceptable to Parent; and (iii) sustaining and growing revenues and cash flow from operations in its markets while maintaining a lean, nimble and performance-oriented operating model.

In order to meet the foregoing business objectives, Parent plans to build a highly qualified leadership team and commercial organization, including expanding its team of sales professionals in the fourth quarter of 2015 to promote Fibrocor®, and making further significant expansions of its sales professionals in connection with the launch of YOSPRALA®, if and when approved.

In connection with achieving its business development and licensing objectives, Parent plans to identify and assess opportunities to enter into acquisition agreements and/or collaboration agreements to acquire products or product candidates on terms acceptable to Parent.  Due to the nature of business development activities, we cannot reasonably estimate or know the amount or timing of the costs necessary to acquire new products, product candidates or companies.  However, Parent's proposed credit facility includes up to US$200 million to fund such future acquisitions.

In addition, in furtherance of these business objectives Parent will continue to seek regulatory approval of its product candidates, including Yosprala®, and will vigorously pursue and defend its intellectual property rights.   Due to the inherent uncertainties related to these activities, we cannot reasonably estimate or know the amount or timing of the costs necessary to continue development and/or complete the development of any product candidates for which we might seek approval or with respect to intellectual property litigation.

Employees

As at the date of this Circular, Parent had no employees and it is not expected that Parent will have any direct employees in the future.  After giving effect to the Transaction, including the Arrangement, it is expected that as a group the direct and indirect management subsidiary and operating subsidiaries of Parent will have approximately 60 full time employees, approximately 38 part time employees and approximately two contract employees.

Description of Share Capital

The following is a summary of the rights, privileges, restrictions and conditions which will be attached to the Parent Shares after giving effect to the Transaction. At that time, the authorized share capital of Parent is expected to be €25,000 and US$1,035,000 divided into 25,000 Euro deferred shares of €1.00 each, 1,000,000,000 ordinary shares of US$0.001 each and 35,000,000 preferred shares of $0.001 each. As of the date hereof, one Parent Share has been issued. It is expected that the one Parent Share will be redeemed for cancellation in connection with the closing of the Transaction.

Upon completion of the Arrangement and the Transaction (excluding the Parent Financing), Parent expects that the following Parent Shares may be issued and outstanding based on the following securities of Pozen and Tribute outstanding as at October 26, 2015 (calculated on a fully diluted basis):

Security Outstanding or Proposed to be Issued	Parent Shares issuable at Closing of the Transaction and/or issuable subsequent to the Closing of the Transaction
32,777,755 shares of Pozen Common Stock	32,777,755
1,948,513 shares of Pozen Common Stock potentially issuable pursuant to Pozen Options	1,948,513
4,748,309 shares of Pozen Common Stock potentially issuable pursuant to Pozen RSUs	4,748,309	(1)
126,240,542 Tribute Shares	18,367,999
8,426,825 Tribute Shares potentially issuable pursuant to Tribute Options	1,226,103
25,360,475 Tribute Shares potentially issuable pursuant to Tribute Warrants (including Tribute Broker Warrants, Tribute Compensation Options and the Tribute Indenture Warrants underlying the Tribute Compensation Options	3,689,949
SUB-TOTAL	62,758,628
Parent Shares are expected to be issued pursuant to the Parent Equity Financing	10,416,667
TOTAL	73,175,295

(1)  Includes 1,289,187 Pozen RSUs expected to vest and be exchanged for shares of Pozen Common Stock immediately prior to the effective time of the Merger and 3,459,122 Pozen RSUs held by anticipated board members of Parent which will not vest prior to the effective time of the Merger.

In addition to the Parent Shares issuable above, (i) up to 7,861,635 Parent Shares are potentially issuable pursuant to the US$75 million 2.5% senior secured exchangeable promissory note having a conversion price of US$9.54 per share which note is anticipated to form a portion of the Parent Debt Financing; and (ii) up to 409,405 Parent Shares are issuable upon exercise of MFI Convertible Note.

The exact number of Parent Shares that will actually be issued and outstanding upon closing of the Transaction will be dependent in part upon how holders of Tribute Options, Pozen Options and Pozen RSUs elect to have those securities treated under the terms of the Merger Agreement and the Plan of Arrangement.  In addition, certain Tribute Warrants are in-the-money as of the date of this Circular and Tribute Warrants have been, and may continue to be, exercised prior to the completion of the Arrangement and the Transaction.

Parent Shares

There are differences between the rights of Tribute Shareholders under the OBCA and articles and by-laws of Tribute and the rights that former Tribute Shareholders will have as shareholders of Parent under the Companies Act and Parent's memorandum and articles of association effective following the Arrangement.  See "Comparison of Rights of Holders of Tribute Shares and Parent Shares and Description of Parent Share Capital" in Appendix "B" of this Circular.

Dividends

Parent has not declared or paid any dividends since incorporation.  Tribute has never paid dividends on its capital stock.  Although Pozen declared a special dividend in November of 2013, there can be no assurances that such past event will lead to Parent paying any dividends in the future.  Any decision to pay dividends on the Parent Shares will be made by the Parent Board on the basis of Parent's consolidated earnings, financial requirements and other conditions existing at the relevant time.  If Parent does not pay dividends, the Parent Shares may be less valuable because a return on your investment will only occur if the Parent Share price appreciates.

Consolidated Capitalization of Parent

The following table sets out the capitalization of Parent (i) at June 30, 2015 prior to giving effect to the Arrangement and (ii) the pro forma capitalization of Parent at June 30, 2015 after giving effect to the Arrangement. Other than as described below, there has not been any material change in the share and loan capital of Parent, on a consolidated basis, since June 30, 2015. This table should be read in conjunction with Pozen's and Tribute's audited financial statements and applicable Management's Discussion and Analysis incorporated by reference in this Circular, Parent's audited financial statements included as Schedule "A" to this Appendix "C", the unaudited pro forma condensed financial statements of Parent included as Schedule "B" to this Appendix "C", and other supplemental financial information contained elsewhere in this Circular

Designation	As at June 30, 2015	As at June 30, 2015 after giving effect to the Arrangement and Transaction(1)
Shareholder' Equity	US$-	US$139,861,654
Total Current Debt	US$-	US$4,046,250
Total Non-Current Debt	US$-	US$881,659

A)	Notes:
(1)  The above amounts do not include the effect of the Parent Debt Financing or Equity Financing.

Options to Purchase Securities

Parent intends to adopt the Aralez Pharmaceuticals plc 2015 Long-Term Incentive Plan as described in the Form S-4 (the "Parent LTIP").  Holders of certain Tribute Options may elect to receive Rollover Options which will entitle the holder thereof to receive, upon exercise, Parent Shares pursuant to the terms of the Parent LTIP.  After the Effective Time, the exercise of any outstanding Tribute Warrants will entitle such holders to acquire Parent Shares as described in this Circular.  See "The Transaction – Description of the Arrangement" in the body of this Circular.

After the Merger Effective Time, each outstanding option Pozen Option shall be assumed by Parent.  Each Pozen Option so assumed by Parent will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Merger Effective Time (including, without limitation, any repurchase rights) except that (i) each Pozen Option will be solely exercisable (or will become exercisable in accordance with its terms) for that number of whole Parent Shares equal to the number of shares of Pozen Common Stock that were issuable upon exercise of such Pozen Option immediately prior to the Merger Effective Time, and (ii) the per share exercise price for the Parent Shares issuable upon exercise of such assumed Pozen Options will be equal the exercise price per share of Pozen Common Stock at which such Pozen Option was exercisable immediately prior to the Merger Effective Time.

After the Merger Effective Time, the exercise of any outstanding Pozen RSUs will entitle such holders to acquire Parent Shares as described in this Circular and the Form S-4.

As at November 6, 2015, Parent had no options or other securities outstanding which entitle the holder to acquire Parent Shares except as contemplated by the Transaction, including the Parent Financing.  As at November 6, 2015, directors, officers, employees and consultants of Pozen and Tribute had the following convertible or exchangeable securities outstanding:

	Designation and number of the securities under option	Purchase price of the securities under option	Market value of the securities under option on the date of grant	Market value of the securities under option on November 5, 2015
Aggregate number of executive officers and past executive officers of Pozen, as a group	6,130,750 Shares of Pozen Common Stock	$1.98 - 32,571 $2.26 - 9,366 $3.77 – 71,068 $3.87-323,408 $4.60-130,975 $4.64 – 58,923 $4.72 – 141,827 $5.33 – 178,064 $5.91 – 120,518 $6.29 – 42,173 $6.50 – 102,989 $7.64 – 3,421,562 $8.00 – 199,887 $8.36 – 128,663 $8.45 – 21,376 $8.62 – 212,288 $8.65 – 154,289 $8.83 – 154,486 $10.19 - 115,931 $11.83 – 126,303 $12.02 – 29,137 $12.44 – 75,990 $13.25 – 48,860 $13.83 – 35,271 $13.84 – 140,473 $15.73 – 48,860 16.89 – 5,493	Same as purchase price indiciated	$6.10

Aggregate number of executive officers and past executive officers of Tribute, as a group	4,230,924 Tribute Common Shares	$0.40 – 65,843 $0.41 – 30,000 $0.42 – 270,000 $0.57 – 1,604,249 $0.62 -2,205,832 $0.68 – 10,000 $0.95 – 45,000	Same as purchase price indiciated	$1.10
Aggregate number of directors and past directors of Pozen who are not also executive officers of Pozen, as a group	135,276 Shares of Pozen Common Stock	$5.40 – 6,107 $5.97 – 6,107 $6.35 – 6,107 $8.52 – 37,560 $8.62 – 24,430 $11.83 – 12.214 $13.26 – 18,321 $14.13 – 24,430	Same as purchase price indiciated	$6.10
Aggregate number of directors and past directors of Tribute who are not also executive officers of Tribute, as a group	1,065,000 Tribute Common Shares	$0.41 -150,000 $0.42 – 450,000 $0.95 – 465,000	Same as purchase price indiciated	$1.10

All other employees and past employees of the Pozen as a group	430,795 Shares of Pozen Common Stock	$1.98 – 14,656 $2.26 – 4,182 $3.77 – 13,537 $3.87 – 21,672 $4.64 – 6,107 $5.33 – 12,214 $5.91 – 12,604 $6.29 – 18,851 $8.00 – 22,600 $8.36 - 39,859 $8.62 – 36,665 $8.65 – 10,875 $9.67 – 9,161 $10.04 – 10,000 $10.43 – 25,000 $10.78 – 10,000 $10.96 – 12,000 $11.62 – 27,000 $11.83 – 41,895 $12.20 – 7,500 $13.84 – 69,531 $14.31 – 4,886	Same as purchase price indiciated	$6.10
All other employees and past employees of Tribute as a group	2,119,234 Tribute Common Shares	$0.39 - 17,000 $0.40 – 318,462 $0.48 – 20,000 $0.53 – 150,000 $0.57 – 160,000 $0.61 – 20,000 $0.62 – 692,189 $0.68 – 57,500 $0.99 – 600,000 $1.12 – 9,500	Same as purchase price indiciated	$1.10
All consultants of Pozen as a group	N/A	N/A	N/A	N/A

All consultants of Tribute as a group	1,011,667 Tribute Common Shares	$0.38 – 15,000 $0.40 – 6,667 $0.42 – 200,000 $0.46 -30,000 $0.57 – 500,000 $0.62 – 250,000 $1.12 – 10,000	Same as purchase price indiciated	$1.10
Any other person or company in relation to Pozen	N/A	N/A	N/A	N/A
Any other person or company in relation to Tribute	N/A	N/A	N/A	N/A
Notes: Share prices for Pozen presented in U.S. dollars and share prices for Tribute presented in Canadian dollars.

Prior Sales

One Parent Common Share has been issued prior to the date hereof and such share is expected to be redeemed for cancellation at closing of the Transaction.

Escrowed Securities

To the knowledge of Parent, as of the date of this Circular, no securities of any class of securities of Parent are held in escrow or are anticipated to be held in escrow following the completion of the Arrangement or the Transaction.

Principal Shareholders

To the knowledge of Parent, as of the date of this Circular, assuming the completion of the Transaction and Parent Financing, there are no persons who will, immediately following the Arrangement becoming effective, beneficially own, or control or direct, directly or indirectly, voting securities of Parent carrying 10 percent (10%) or more of the voting rights attached to any class of voting securities of Parent.

Directors and Executive Officers of Parent

Parent Board

The Parent Board is anticipated to be composed of nine members pursuant to the terms of the Transaction Agreement.  The Parent Board will consist of the Chief Executive Officer of Parent, five directors appointed by Pozen, two directors appointed by Tribute and one director appointed in accordance with the terms of the Parent Financing. The following table sets out the names and Province or State of residence of seven of the nine anticipated directors of Parent and their principal occupation over the last five years.  The remaining two board nominees will be selected by the party entitled to do so pursuant to the Transaction Agreement prior to closing of the Transaction.

Name, Province or State of Residence, Office	Present Occupation and Position Held During the Last Five Years	Number and Percentage of Parent Shares Beneficially Owned, Directly or Indirectly, or Over which Control or Direction is Exercised After the Arrangement and Transaction(4)(5)
Adrian Adams, CEO Pennsylvania, USA
Pozen's Chief Executive Officer and director since June 2015. Prior to joining the Company, Mr. Adams served as a consultant to Pozen from April 2, 2015 to May 31, 2015. Previously, Mr. Adams served as Chief Executive Officer and President and as a director of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to joining Auxilium, from September 2011 to November 2011, Mr. Adams served as Chairman and Chief Executive Officer of Neurologix, Inc., a company focused on development of multiple innovative gene therapy development programs. Before Neurologix, Mr. Adams served as President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from February 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc., a specialty pharmaceutical company, from March 2007 and May 2007, respectively, until February 2010 at which time Sepracor was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to his appointment as Chief Executive Officer of Sepracor, Mr. Adams served as its Chief Operating Officer. Prior to joining Sepracor, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2002 until its acquisition by Abbott Laboratories in December 2006. Mr. Adams has also held general management and senior international and national marketing positions at SmithKline Beecham, Novartis and ICI (now part of AstraZeneca). Mr. Adams has served as chairman of the board of directors of AcelRx Pharmaceuticals, Inc. since February 2013 and recently served on the board of directors of Amylin Pharmaceuticals, Inc. from October 2007 to August 2012. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the U.K. Mr. Adams serves as Chairman of the Board of AcelRx Pharmaceuticals and recently served as a director of Amylin Pharmaceuticals.
Nil(7) Nil%
Arthur S. Kirsch, Chairman of the Board (1), (2), (3), (6) New York, USA
Senior Advisor, GCA Savvian, LLC (formerly Perseus Group, LLC), an investment bank, since June 2005. Mr. Kirsch was a founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005. He was a Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001. Mr. Kirsch was the Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999. He currently serves as a director of PhysioSonics, Inc., a privately held company developing non-invasive neurological products.  Mr. Kirsch has over 25 years of experience working in the equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Kirsch, who has spent the majority of his career in investment banking with a focus on the healthcare industry, brings both financial and industry expertise to the Board.
52,505(8) Less than 0.25%

Name, Province or State of Residence, Office	Present Occupation and Position Held During the Last Five Years	Number and Percentage of Parent Shares Beneficially Owned, Directly or Indirectly, or Over which Control or Direction is Exercised After the Arrangement and Transaction(4)(5)
Neal Fowler(2), (3), (6) North Carolina, USA
Chief Executive Officer of Liquidia Technologies, Inc., a privately held biotechnology company since 2008 and Chief Executive Officer of Envisia Technologies, a privately held biotechnology company, since 2013. Mr. Fowler was the President of Centocor, Inc., a subsidiary of Johnson & Johnson from 2006 to 2008. President of Ortho-McNeil Neurologics, Inc., a subsidiary of Johnson & Johnson from 2004 to 2006 and Franchise Vice President-CNS from 2001 to 2004. He held various positions at Eli Lilly and Company from 1988 to 2001, including Area Director, Primary Care Division, Director U.S. Cardiovascular Business Unit, Cardiovascular Product Manager, Operations Manager, Southwest Area, Manager Medical Device and Diagnostics, Associate, Marketing Plans, Endocrinology, Associate, Business Development/New Product Planning, Oncology, and Retail Sales Representative.
50,746(9) Less than 0.25%
Kenneth B. Lee, Jr. (1), (3), (6) North Carolina, USA
Lead independent director of Pozen since 2005. Independent consultant since June 2002 and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital. LLC and BioVista Capital, LLC), the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003. President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002. Partner of Ernst & Young LLP from 1982 through 2000. Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001. Managing Director of Ernst & Young's Health Sciences Corporate Finance Group from 2000 to 2001. Mr. Lee serves on the board of Biocryst Pharmaceuticals, Inc., a public company, for which he serves as chairman of the audit committee and chairman of the finance committee. He is also a director of Clinverse, Inc. and Clinipace Worldwide, two privately held companies. Previously, he served on the boards of CV Therapeutics, Inc., for which he served as lead independent director and chair of the audit committee and a member of the compensation committee, Abgenix, Inc., for which he served on the audit committee, OSI Pharmaceuticals, for which he served as a member of the audit committee, Inspire Pharmaceuticals Inc., for which he served as chairman of the board of directors, chair of the audit committee and a member of the compensation committee and finance committee, and Maxygen, Inc., for which he served as chairman of the audit committee and a member of the nominating/ governance committee and the compensation committee. Mr. Lee served as a member of the executive committee of the Board of the North Carolina Biotechnology Industry Organization and as a member of the board of Ibiliti, a nonprofit organization dedicated to building and expanding networks of resources for advanced medical technology companies.
72,966(10) Less than 0.25%
Seth A. Rudnick, M.D. (1), (2), (6) North Carolina, USA
Venture partner and previously general partner at Canaan Partners, a venture capital firm, since 1998, from which he is now retired. Formerly, Dr. Rudnick was the Chief Executive Officer and Chairman of CytoTherapeutics Inc., a company developing stem cell-based therapies. He helped found and served as the Head of Research and Development for Ortho Biotech, a division of Johnson & Johnson focusing on cancer and chronic illnesses from 1991 to 1998. He currently serves on the boards of directors of the following privately held biotechnology companies: Chimerix, Inc., Meryx Pharmaceuticals, for which he serves as Chairman, Liquidia Technologies, Inc., for which he serves as Chairman, and G1 Therapeutics, for which he serves as Executive Chairman. Dr. Rudnick also serves on the Board of Square 1, a public company. Currently he is a Clinical Adjunct Professor of Medicine at University of North Carolina, Chapel Hill.
47,501(11) Less than 0.25%

Name, Province or State of Residence, Office	Present Occupation and Position Held During the Last Five Years	Number and Percentage of Parent Shares Beneficially Owned, Directly or Indirectly, or Over which Control or Direction is Exercised After the Arrangement and Transaction(4)(5)
Jason Aryeh (6) Connecticut, USA
Mr. Aryeh is the Chairman of the Board and a Director of QLT Inc. (since 2012) and serves as the Chairman of both its Corporate Governance and Nominating Committee. Currently, Mr. Aryeh is also the Founder and Managing General Partner of JALAA Equities, LP (since 1997), a private hedge fund focused on the biotechnology and specialty pharmaceutical sector. Mr. Aryeh also serves on the Board of Directors of Ligand Pharmaceuticals Incorporated (since 2006), a public biotechnology company (“Ligand”), CorMatrix Cardiovascular, Inc. (since 2010), a privately-held medical device company (“CorMatrix”), and the Cystic Fibrosis Foundation’s Therapeutics Board (since 2011). Previously, Mr. Aryeh served as a Director of both Nabi Biopharmaceuticals, prior to its merger with Biota Pharmaceuticals, Inc. (“Biota”) in November 2012, and of Myrexis, Inc. (2011 to 2013), both of which are public biotechnology companies. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.
312,500(12) 0.5%
Rob Harris Ontario, Canada
Director, President and Chief Executive Officer of Tribute since December 1, 2011. President and CEO of Legacy Pharmaceuticals Inc. from September 2004 to October 2005. VP of Business Development at Biovail Corporation from October 1997 to September 2004, he was involved in, led and successfully concluded numerous business development transactions, including the licensing of new chemical entities, the acquisition of mature products, the completion of co-promotion deals, distribution agreements, product development and reformulation transactions. Mr. Harris joined Biovail in 1997 as the GM of Biovail Pharmaceuticals Canada at a time when the company experienced rapid growth in the Canadian division. Before Biovail, Mr. Harris worked in various senior commercial management positions during his twenty-year tenure at Wyeth (Ayerst) from 1977 to 1997 and has been involved in numerous product launches during his career.
1,336,781 (13) 2.1%

Notes:
(1)	Proposed member of the Parent Audit Committee. Each proposed member of the Parent Audit Committee is considered independent and financially literate.
(2)	Proposed member of the Parent NCG Committee.
(3)	Proposed member of the Parent Compensation Committee.
(4)	The information as to Parent Shares beneficially owned, not being within the knowledge of Parent, has been furnished by the respective directors and assumes completion of the Arrangement.
(5)
Based on 62,851,608 Parent Shares anticipated to be issued and outstanding immediately after the closing of the Transaction (calculated on a non-diluted basis).  See – "Consolidated Capitalization of Parent" and "Description of Share Capital".

(6)	Determined to be "independent".
(7)	Does not include any options or 1,944,888 shares of Pozen Common Stock issuable pursuant to RSUs previously granted.
(8)	Does not include any options or 9,390 shares of Pozen Common Stock issuable pursuant to RSUs previously granted.
(9)	Does not include any options or 9,390 shares of Pozen Common Stock issuable pursuant to RSUs previously granted.
(10)	Does not include any options or 9,390 shares of Pozen Common Stock issuable pursuant to RSUs previously granted.
(11)	Does not include any options or 9,390 shares of Pozen Common Stock issuable pursuant to RSUs previously granted.
(12)	Does not include any warrants. These shares are held by JALAA Equities, LP.
(13)	Does not include any options or warrants. Based on (i) 5,062,500 Tribute Shares held by Mr. Harris, (ii) 4,125,000 Tribute Shares held by Mr. Harris' spouse.

Pursuant to the proposed memorandum and articles of association of Parent, the Parent Board may at any time appoint additional directors (including to give effect to the right of Tribute and Pozen to each nominate one additional director) provided that the appointment does not cause the number of directors to exceed the number fixed by or in accordance with proposed memorandum and articles of association of Parent.

Each of the proposed directors of Parent will hold office until the first annual meeting of the holders of Parent Shares or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated.  The first annual meeting of holders of Parent Shares is expected to occur in the second quarter of 2016 and, in any event, not later than June 30, 2016, at which time holders of Parent Shares will vote on the election of the directors and appointment of auditors of Parent.

Director Independence

As required under NASDAQ listing standards a majority of the members of a listed company's board of directors must qualify as "independent" as affirmatively determined by the board of directors.  In addition,  guidelines published by the Canadian Securities Administrators in National Policy 58-201 - Corporate Governance Guidelines ("NP 58-201") also recommend that a majority of Parent's board of directors be "independent" as defined by National Instrument 52-110 — Audit Committees ("NI 52-110").  The Pozen Board consults with internal counsel so that the board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent" including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.  The Parent Board will continue this practice and also consider the applicable requirement of the TSX and applicable Canadian securities laws.  Consistent with these considerations, after further review of all relevant transactions or relationships between each person who is expected to become a director of Parent, it is expected that Adrian Adams, who will be CEO of Parent, and Rob Harris, who is currently the CEO of Tribute will not be independent, and the remaining proposed members of the Parent Board will be affirmatively determined to be independent directors within the meaning of the applicable NASDAQ listing standards and the guidelines of NP 58-201.

An audit committee of the Parent Board (the "Parent Audit Committee") will be established following completion of the Arrangement consisting of Mr. Kirsch, who will serve as Chairman, Mr. Lee and Dr. Rudnick.  The composition of the Parent Audit Committee will comply with the requirements of applicable laws, the NASDAQ and the TSX.  See "Audit Committee" and "Disclosure of Corporate Governance Practices" in this Appendix "C".

Executive Officers

A diverse and experienced management team has been assembled to lead Parent and its operating subsidiaries and will continue to assess Parent's longer-term strategy and organizational needs.

The following are brief biographies of each of the proposed Executive Officers of Parent, including a description of their present occupations and their principal occupations during the last five years.

Adrian Adams, Chief Executive Officer

Adrian Adams has been Pozen's Chief Executive Officer and director since June 2015. Prior to joining the Company, Mr. Adams served as a consultant to Pozen from April 2, 2015 to May 31, 2015. Previously, Mr. Adams served as Chief Executive Officer and President and as a director of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Prior to joining Auxilium, from September 2011 to November 2011, Mr. Adams served as Chairman and Chief Executive Officer of Neurologix, Inc., a company focused on development of multiple innovative gene therapy development programs. Before Neurologix, Mr. Adams served as President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from February 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc., a specialty pharmaceutical company, from March 2007 and May 2007, respectively, until February 2010 at which time Sepracor was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to his appointment as Chief Executive Officer of Sepracor, Mr. Adams served as its Chief Operating Officer. Prior to joining Sepracor, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2002 until its acquisition by Abbott Laboratories in December 2006. Mr. Adams has also held general management and senior international and national marketing positions at SmithKline Beecham, Novartis and ICI (now part of AstraZeneca). Mr. Adams has served as chairman of the board of directors of AcelRx Pharmaceuticals, Inc. since February 2013 and recently served on the board of directors of Amylin Pharmaceuticals, Inc. from October 2007 to August 2012. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the U.K. Mr. Adams serves as Chairman of the Board of AcelRx Pharmaceuticals and recently served as a director of Amylin Pharmaceuticals. Mr. Adams has also been a director of Pozen since June 2015. Mr. Adams' position as Chief Executive Officer of Pozen, along with his many years of service in the pharmaceutical industry in chief executive positions, enables him to provide important insights regarding the operations of Pozen and the pharmaceutical industry generally, including finance, marketing, strategic planning, and senior management personnel matters.

Andrew I. Koven, President and Chief Business Officer

Andrew I. Koven has been Pozen's President and Chief Business Officer since June 2015. Prior to joining Pozen, Mr. Koven served as Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Prior to that, from September 2011 to November 2011, Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on development of multiple innovative gene therapy development programs. Before Neurologix, Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc., a specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S.

Scott Charles, Chief Financial Officer

Scott Charles has been Pozen's Senior Vice President Finance since July 2015. Mr. Charles will become Chief Financial Officer of Aralez upon consummation of the transactions. Prior to joining Pozen, Mr. Charles served as the Vice President of Finance and Treasurer at Ikaria, Inc., a critical care pharmaceutical company from April 2008 to July 2015. From April 2002 to March 2008, Mr. Charles worked at Reliant Pharmaceuticals, Inc. in various finance functions, culminating with serving as the Vice President of Finance and Treasurer from April 2006 to March 2008. Prior to that, he was a Manager of Assurance and Business Advisory Services at Arthur Andersen, LLP. He holds a Bachelor of Science degree in Business Administration from Bucknell University and is a Certified Public Accountant.

John G. Fort, M. D., Chief Medical Officer

John G. Fort, M.D. joined Pozen in July 2007 as Chief Medical Officer. Prior to joining Pozen, Dr. Fort was Vice President, Medical Affairs at Adolor Corporation from 2004 until 2007. Dr. Fort held positions with Pfizer Inc., including Vice President, Medical Affairs, and was Vice President, Arthritis and Pain at G.D. Searle & Co., Monsanto Corporation from September 1994 to December 2003. Prior to joining the pharmaceutical industry, he was an Associate Professor of Medicine at Thomas Jefferson University, Division of Rheumatology. Dr. Fort received his M.D. from the University of Valencia Faculty of Medicine and is board certified in internal medicine with a subspecialty certification in rheumatology.

Eric L. Trachtenberg, General Counsel and Chief Compliance Officer

Eric L. Trachtenberg joined Pozen in June 2015 as Deputy General Counsel.  Prior to joining Pozen, Mr. Trachtenberg most recently served as Deputy General Counsel at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2012 through its acquisition by Endo Pharmaceuticals in February 2015. Prior to Auxilium, he was Vice President, General Counsel and Corporate Secretary of Enobia Pharma, Inc., from April 2011 to April 2012, and managed all legal aspects of Enobia's sale to Alexion Pharmaceuticals. Prior to that, Mr. Trachtenberg served as Vice President and Associate General Counsel of Sepracor Inc. and remained in that position with Sunovion Pharmaceuticals Inc. following the acquisition of Sepracor by Dainippon Sumitomo Pharma. Mr. Trachtenberg also held a Senior Counsel position at Kos Pharmaceuticals, Inc. before its acquisition by Abbott. Mr. Trachtenberg began his career as an Associate at Blank Rome LLP. He holds a Bachelor of Science degree in Management from Tulane University and a Juris Doctorate and Master of Business Administration degree from Temple University.

Mark A. Glickman, Chief Commercial Officer

Mark Glickman has been Chief Commercial Officer of Pozen since June 2015. Mr. Glickman previously served as Executive Vice President of Sales and Marketing for Auxilium Pharmaceuticals, a specialty biopharmaceutical company, from February 2012 to February 2015. From February 2009 to February 2012, he served as Vice President in the medical device division at Otsuka America Pharmaceutical, Inc., a pharmaceutical and medical device company and a subsidiary of Otsuka America, Inc. Prior to Otsuka, Mr. Glickman served as Senior Vice President of Sales and Marketing at Oscient Pharmaceuticals Corp., a commercial stage pharmaceutical company, from September 2007 to September 2009. Before joining Oscient, from May 2007 to September 2007, Mr. Glickman served as Vice President of Sales at Bayer Healthcare's Diabetes Care Division. From 2001 to 2007, he held various positions at Kos Pharmaceuticals, including Director of Marketing, Regional Sales Director and Vice President of Sales. Mr. Glickman started his pharmaceutical career at Bristol-Myers Squibb where he was responsible for the marketing of cardiovascular products, including the blockbuster Plavix. Mr. Glickman holds a Master of Business Administration degree from New York University.

Jennifer L. Armstrong, Executive VP, HR and Administration

Jennifer Armstrong joined Pozen in June 2015 as Executive Vice President, Human Resources and Administration. Previously, she served as Senior Vice President of Human Resources at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from July 2009 to March 2015. Prior to that, she served at Senior Vice President of Human Resources and Corporate Communications at Genaera Corporation, a specialty biopharmaceutical company, from January 1998 to May 2009. On June 12, 2009, Genaera Corporation transferred all of its assets and liabilities to the Genaera Liquidating Trust and filed a Certificate of Dissolution with the Delaware Secretary of State pursuant to the Plan of Complete Liquidation and Dissolution adopted at a special meeting of stockholders. Ms. Armstrong holds a Masters degree in Arts Administration and a Bachelors degree in Corporate Communications, both from Drexel University.

Ownership of Parent Shares

It is anticipated that the directors and executive officers of Parent, as a group, will beneficially own, directly or indirectly, or exercise control or direction over approximately 1,917,348 Parent Shares (on a non-diluted basis and without giving effect to options, warrants or RSUs) or approximately 3.1% percent of the number of Parent Shares that will be outstanding immediately following completion of the Arrangement, based upon the number of shares of Pozen common stock and/or Tribute Shares so owned or controlled as of the date hereof.

Other Reporting Issuer Experience

The following table sets out the proposed directors of Parent that are directors of other reporting issuers (or the equivalent) in Canada or a foreign jurisdiction:

Name	Name of Reporting Issuer or Equivalent
Adrian Adams	AcelRx Pharmaceuticals, Inc.; POZEN Inc.
Arthur S. Kirsch	POZEN Inc.
Neal Fowler	POZEN Inc.
Kenneth B. Lee, Jr.	Biocryst Pharmaceuticals, Inc.; POZEN Inc.
Seth A. Rudnick	Square 1 Financial, Inc.; POZEN Inc.
Jason Aryeh	QLT Inc.
Rob Harris	Tribute Pharmaceuticals Canada Inc.

Corporate Cease Trade Orders, Bankruptcies, Penalties and Sanctions

As at the date of this Circular, no proposed director or executive officer of Parent is, or within the 10 years prior to the date of this Circular has been, a director, chief executive officer or chief financial officer of any company (including Pozen, as applicable), that while that person was acting in that capacity:

(i)	was subject to:

(i)	a cease trade order (including any management cease trade order which applied to directors or executive officers of a company, whether or not the person is named in the order); or

(ii)	any order similar to a cease trade order; or

(iii)	an order that denied the relevant company access to any exemption under securities legislation,

that was in effect for a period of more than 30 consecutive days (an "Order"); or

(j)
was subject to an Order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

To the knowledge of Pozen, as at the date of this Circular, except as described below, no proposed director, executive officer, or expected shareholder holding a sufficient number of securities of Parent to affect materially the control of Parent immediately following the completion of the Transaction is, or within the 10 years prior to the date of this Circular has:

(a)
been a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)
become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Mr. Adams was appointed as Chairman and Chief executive Officer and Mr. Koven was appointed as President and Chief Administrative Officer of Neurologix, Inc. in September of 2011.  Both resigned in December of 2011 primarily due to the Company’s inability to raise sufficient capital to continue to operate (including its inability to compensate Mr. Adams and Mr. Koven for their services).  Neurologix was a biotechnology company engaged in the development of early stage innovative gene therapies for disorders of the brain and central nervous system. Neurologix was incorporated in 1978 and acquired its gene therapy technology in 2004.  However, Neurologix filed for protection under Chapter 7 of the U.S. Bankruptcy Code on March 16, 2012.  Neither Mr. Adams or Mr. Koven is aware of the current status of the bankruptcy proceedings.

Conflicts of Interest

As at the date of this Circular, Tribute is aware of any existing or potential material conflicts of interest between Parent and any proposed director or officer of Parent, except that certain of its directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to Parent and their duties as a director or officer of such other companies.

Insurance Coverage and Indemnification

It is expected that Parent will acquire prior to the Arrangement and maintain liability insurance for its directors and officers with coverage and terms that are customary for a company of its size in the pharmaceutical industry. In addition, Parent will enter into indemnification agreements with its directors and officers. The indemnification agreements will generally require that Parent indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees' service to Parent as directors and officers, with respect to any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation (formal or informal) that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, including any appeal therefrom except no indemnification shall be made in respect of any liability arising out of (a) any fraud or dishonesty in the performance of such covered person's duty to Parent, or (b) such covered person's conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of Parent.   The indemnification agreements may also provide for the advancement of defence expenses to the indemnitees by Parent.

Compensation of Directors and Executive Officers

The following disclosure is based on the present expectations of Parent that the formal establishment of the compensation committee of the Parent Board (the "Parent Compensation Committee") and the ratification and adoption of its charter will occur following completion of the Arrangement.  However, such disclosure remains subject to revision prior or subsequent to the Effective Date.  See "Notice to Reader" in this Appendix "C".

Parent Compensation Committee Charter

The proposed charter of the Parent Compensation Committee is anticipated to be in substantially the form attached hereto as Schedule "C" to this Appendix "C".  However the final form of the Parent Compensation Committee charter is subject to the discretion of the Parent Compensation Committee.

Pursuant to the responsibilities outlined in its anticipated form of charter, the Parent Compensation Committee will be responsible to oversee and determine the compensation of the chief executive officer and other executive officers of Parent and its subsidiaries and will evaluate and determine the appropriate executive compensation philosophy and objectives Parent will implement through its subsidiaries in the normal course of business.

Composition of the Compensation Committee

The Parent Compensation Committee is anticipated to consist of Mr. Kenneth B. Lee, Jr., who will serve as Chairman, Mr. Arthur S. Kirsch and Mr. Neal Fowler.  Each of the proposed members of the Parent Compensation Committee is independent.

Compensation of Parent's Executive Officers

To date, Parent has not carried on any active business.  No compensation has been paid by Parent to its proposed executive officers and none is expected to be paid to such executive officers by Parent after the Arrangement is completed.  Each of the proposed executive officers will continue to be or will become employed by a direct or indirect management subsidiary or operating subsidiary of Parent.

As at the date of this Circular, there are no employment contracts in place between Parent and any of the proposed executive officers of Parent and there are no provisions with Parent for compensation of the executive officers of Parent in the event of termination of such office or a change in responsibilities following a change of control of Parent.  As noted above, all applicable employment agreements either have been or are anticipated to be entered into between the applicable subsidiary of Parent and the applicable employee.

Additional information concerning the terms of the existing subsidiary employment agreements with those individuals expected to be appointed as executive officers of Parent, including with respect to change of control payments, is contained in the continuous disclosure documents of Pozen and Tribute incorporated by reference into this Circular.

Assuming the Transaction is completed, Parent's management proxy circular in respect of its next annual meeting of shareholders will include executive compensation disclosure in respect of Parent's 2015 fiscal year, prepared in accordance with applicable securities law and stock exchange requirements.

Compensation of Parent's Directors

Information concerning the historical compensation paid by Pozen to its non-employee directors, and information regarding Pozen's compensation policies for the year ended December 31, 2014, are contained in the documents incorporated by reference into this Circular.  Following the Transaction, the Parent Compensation Committee will review director compensation in the normal course of business as a result of the Transaction and pursuant to the responsibilities outlined in the compensation committee's anticipated charter.  It is anticipated that the compensation of Parent's Board will be on substantially the same terms as the compensation paid to Pozen's Board, subject to the discretion of the Parent Board.  It is also anticipated that each of the directors shall be responsible for all travel and lodging expenses incurred in connection with attending meetings of the Parent Board.

Parent Audit Committee

The following disclosure is based on the present expectations of Parent that the formal establishment of the Parent Audit Committee and the ratification and adoption of its charter will occur following completion of the Arrangement.  However, such disclosure remains subject to revision prior or subsequent to the Effective Date.

Parent Audit Committee Charter

The proposed charter of the Parent Audit Committee is attached hereto as Schedule "C" to this Appendix "C".  However the final form of the Parent Audit Committee charter is subject to the discretion of the Parent Audit Committee.

Composition of the Audit Committee

The Parent Audit Committee is anticipated to consist of Mr. Arthur S. Kirsch, who will serve as Chairman, Mr. Kenneth B. Lee, Jr. and Dr. Seth A. Rudnick.  Each of the proposed members of the Parent Audit Committee is independent and each proposed member is financially literate in that each has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Parent's financial statements.

Relevant Education and Experience

Arthur S. Kirsch, Chairperson

Mr. Kirsch has been Senior Advisor, GCA at Savvian, LLC (formerly Perseus Group, LLC), an investment bank, since June 2005. Mr. Kirsch is a founding member and Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005. He was a Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001. Mr. Kirsch was the Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999. He currently serves as a director of PhysioSonics, Inc., a privately held company developing non-invasive neurological products.  Mr. Kirsch has over 25 years of experience working in the equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Kirsch, who has spent the majority of his career in investment banking with a focus on the healthcare industry, brings both financial and industry expertise to the Board.

Mr. Kirsch has over 25 years of experience working in the equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Kirsch, who has spent the majority of his career in investment banking with a focus on the healthcare industry, brings both financial and industry expertise to the Board.

Kenneth B. Lee, Jr.

Mr. Lee has been the lead independent director of Pozen since 2005. Independent consultant since June 2002 and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital. LLC and BioVista Capital, LLC), the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003. President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002. Partner of Ernst & Young LLP from 1982 through 2000. Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001. Managing Director of Ernst & Young's Health Sciences Corporate Finance Group from 2000 to 2001. Mr. Lee serves on the board of Biocryst Pharmaceuticals, Inc., a public company, for which he serves as chairman of the audit committee and chairman of the finance committee. He is also a director of Clinverse, Inc. and Clinipace Worldwide, two privately held companies. Previously, he served on the boards of CV Therapeutics, Inc., for which he served as lead independent director and chair of the audit committee and a member of the compensation committee, Abgenix, Inc., for which he served on the audit committee, OSI Pharmaceuticals, for which he served as a member of the audit committee, Inspire Pharmaceuticals Inc., for which he served as chairman of the board of directors, chair of the audit committee and a member of the compensation committee and finance committee, and Maxygen, Inc., for which he served as chairman of the audit committee and a member of the nominating/ governance committee and the compensation committee. Mr. Lee served as a member of the executive committee of the Board of the North Carolina Biotechnology Industry Organization and as a member of the board of Ibiliti, a non-profit organization dedicated to building and expanding networks of resources for advanced medical technology companies.

Mr. Lee brings his extensive accounting and financial background to the Pozen Board, as well as expertise in the life sciences industry from his experience as a general partner of several venture capital funds specializing in life sciences. He has also served and is serving on the boards and audit committees of several public pharmaceutical companies similar in size to the Company, including serving as Chairman of the Board of Biocryst Pharmaceuticals, Inc. Mr. Lee is also a co-founder of the National Conference on Biotechnology Ventures.

Dr. Seth A. Rudnick

Has been a venture partner and previously general partner at Canaan Partners, a venture capital firm, since 1998, from which he is now retired. Formerly, Dr. Rudnick was the Chief Executive Officer and Chairman of CytoTherapeutics Inc., a company developing stem cell-based therapies. He helped found and served as the Head of Research and Development for Ortho Biotech, a division of Johnson & Johnson focusing on cancer and chronic illnesses from 1991 to 1998. He currently serves on the boards of directors of the following privately held biotechnology companies: Chimerix, Inc., Meryx Pharmaceuticals, for which he serves as Chairman, Liquidia Technologies, Inc., for which he serves as Chairman, and G1 Therapeutics, for which he serves as Executive Chairman. Dr. Rudnick also serves on the Board of Square 1, a public company. Currently he is a Clinical Adjunct Professor of Medicine at University of North Carolina, Chapel Hill.

Dr. Rudnick brings deep operational experience in the pharmaceutical and biotechnology industries acquired through a variety of senior research and development positions in several large and mid-size pharmaceutical companies and as Chief Executive Officer, and Chairman of CytoTherapeutics, Inc., Chairman of Liquidia Technologies, Inc., Executive Chairman of GI Therapeutics, and Chairman of Meryx Pharmaceuticals. Dr. Rudnick retired from Canaan Partners, a global venture capital firm with significant investments in the healthcare sector, where he served as general and now a venture partner since 1998, which has provided him with significant experience in and insight into life sciences investments.

Pre-Approval Policies and Procedures

The Parent Audit Committee will pre-approve all non-audit services to be provided to Parent by the external auditors of Parent.

External Auditor Service Fees (By Category)

The approximate aggregate fees paid by Parent to the external auditors of Parent since incorporation are described below:

Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
US$40,000	Nil	Nil	Nil

Exemptions

Parent is not relying on any exemptions in NI 52-110.

Disclosure of Corporate Governance Practices

The following disclosure is based on the present expectations of Parent that the formal establishment of the Nominating/Corporate Governance Committee (the "Parent NCG Committee") and the ratification and adoption of its charter will occur following completion of the Arrangement.  However, such disclosure remains subject to revision prior or subsequent to the Effective Date.  See "Notice to Reader" in this Appendix "C".

In Canada, the Canadian securities regulatory authorities in all of the provinces and territories of Canada (collectively, the "CSA") adopted National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices ("NI 58-101").  Disclosure of governance practices is required in accordance with NI 58-101.

Parent NCG Committee Charter

The proposed charter of the Parent NCG Committee is attached hereto as Schedule "C" to this Appendix "C".  However the final form of the Parent NCG Committee charter is subject to the discretion of the Parent NCG Committee.

Composition of the Parent NCG Committee

It has expected that Parent will have a Parent NCG Committee comprised of independent directors, namely, Dr. Seth A. Rudnick, who will serve as Chairman, Mr. Arthur S. Kirsch and Mr. Neal Fowler.  Each of the proposed members of the Parent NCG Committee is independent.

Parent Board

Other than Mr. Adrian Adams who will act as the Chief Executive Officer of Parent and Mr. Rob Harris, who is currently Chief Executive Officer of Tribute, all proposed directors of Parent listed above will be independent directors of Parent.  Parent will have a majority of independent directors.

It is anticipated that the independent directors will not hold separate regularly scheduled meetings.  Rather, it is expected that the Parent Board will adopt the practice of following each meeting with an in camera independent directors' discussion.

It is anticipated that Mr. Kirsch will be the chairman of the Parent Board.

Board Mandate and Position Descriptions

The Parent Board has not adopted a formal written mandate.  It is expected that the Parent Board will assess how it delineates its role and responsibilities, including in the context of the proposed committee charters, and if the Parent Board deems it necessary it will develop a written mandate, which may include a position description for the Chairman.  It is currently anticipated that Parent will not have written description for its committee chair positions.

The Parent Board, with the input of the President and the CEO of Parent, will develop written position descriptions for each of the President and CEO.

Orientation and Continuing Education

While Parent does not currently anticipate having a formal orientation and education program for new recruits to the Parent Board, Parent expects to provide orientation and education on an informal basis.  As new directors join the Parent Board, it is expected that management will provide these individuals with corporate policies, historical information about Parent, as well as information on Parent's performance and its strategic plan with an outline of the general duties and responsibilities entailed in carrying out their duties.

Ethical Business Conduct

Upon completion of the Arrangement, it is expected that Parent will adopt a Code of Business Conduct and Ethics (the "Code of Ethics") for directors, officers and employees of Parent and its subsidiaries substantially in the same form as the code of business conduct and ethics that has been adopted by Pozen, a copy of which is attached hereto as Schedule "C" to this Appendix "C".

The Parent Board will be ultimately responsible for the implementation of the Code of Ethics. The proposed Code of Ethics contemplates that the Parent NCG Committee will oversee the administration of the Code of Ethics with the assistance of one or more compliance officers to be designated by the Parent NCG Committee.  The proposed Code of Ethics will require that employees, officers and directors report outside associations and interests, relationships or activities that may involve a conflict of interest or appearance of a conflict of interest between such persons and Parent to a compliance officer.  In the event such disclosure involves a conflict of interest or the appearance of a conflict of interest, including a related party transaction, an independent committee of the Parent Board will review and approve all such transactions.

It is expected that the Parent Board will adopt a "Whistleblower Policy" wherein employees and consultants of Parent are provided with the mechanics by which they may raise concerns with respect to falsification of financial records, unethical conduct, harassment and theft in a confidential, anonymous process.

Nomination of Directors

The proposed Parent NCG Committee Charter will task the Parent NCG Committee with identifying qualified persons to serve as directors of Parent should the need or a vacancy arise.  The Parent NCG Committee may engage a candidate search firm in assisting with identifying potential nominees.

Compensation

It is expected that the Parent Board, based in part on recommendations from the Parent Compensation Committee, will determine compensation for Parent's directors and officers based on a number of factors as described in the Parent Compensation Committee charter.

Other Board Committees

It is not anticipated that the Parent Board will establish any committees other than the Parent Audit Committee, the Parent Compensation Committee and the Parent NCG Committee.

Assessments

The proposed charter of the Parent NCG Committee contemplates that the Parent NCG Committee will evaluate and make recommendations to the Parent Board concerning the appointment of directors to Parent Board committees and the selection of Parent Board committee chairs, as well as review and evaluate the performance of the Parent Board and at least annually evaluate its own performance and report the result of such evaluation to the Parent Board.

Risk Factors

If any event arising from the risk factors set forth below or described under the heading "Risk Factors" in this Circular occurs, Parent's business, prospects, financial condition, results of operation or cash flow and, in some cases, its reputation could be materially adversely affected.  See "Risk Factors" in this Circular and the risk factors incorporated by reference in this Circular.

Legal Proceedings and Regulatory Actions

There are no legal proceedings to which Parent is a party to, or in respect of which, any of its assets are the subject of, which is or will be material to Parent, and Parent is not aware of any such legal proceedings that are contemplated.

Since incorporation, there have not been any penalties or sanctions imposed against Parent by a court relating to provincial and territorial securities legislation or by a securities regulatory authority, nor have there been any other penalties or sanctions imposed by a court or regulatory body against Parent, and Parent has not entered into any settlement agreements before a court relating to provincial and territorial securities legislation or with a securities regulatory authority.

Interest of Management and Others in Material Transactions

None of the proposed directors or executive officers of Parent or any person or company that is the direct or indirect owner of, or who exercises control or direction of, more than 10 percent (10%) of any class or series of Parent's outstanding voting securities, of which there are none that Parent, Pozen or Tribute is aware, or any associate or affiliate of any of the foregoing persons, in each case, on a pro forma basis as at June 30, 2015 after giving effect to the Arrangement and Transaction, has or has had any material interest, direct or indirect, in any past transaction or any proposed transaction that has materially affected or is reasonably expected to materially affect Parent.

Auditors, Registrar and Transfer Agent

The auditors of Parent are Ernst & Young LLP, Harcourt Centre, Harcourt Street, Dublin 2, Ireland.

Computershare Trust Company, N.A. - 1290 6th Avenue, 9th Floor, New York, New York 10104 is the transfer agent and registrar of the Parent Shares.

Material Contracts

Other than the agreements entered into by Parent in connection with the Transaction and the Parent Financing, Parent has not entered into any material contracts since its date of incorporation.

Interests of Experts

Ernst & Young LLP are the auditors of Parent and Pozen and have confirmed that they are independent with respect to Parent and Pozen within the meaning of the relevant rules and related interpretations prescribed by the Public Company Accounting Oversight Board (PCAOB).

SCHEDULE "A"	AUDITED FINANCIAL STATEMENTS OF PARENT FOR PERIOD ENDED JUNE 30, 2015
SCHEDULE "B"	UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
SCHEDULE "C"	AUDIT COMMITTEE, NGC COMMITTEE & COMPENSATION COMMITTEE CHARTERS

SCHEDULE A

Consolidated Balance Sheet

Aralez Pharmaceuticals Limited
June 30, 2015
With Report of Independent Registered Public Accounting Firm

Ernst & Young LLP

EY
Building a better working world

Aralez Pharmaceuticals Limited

Consolidated Balance Sheet

June 30, 2015

Contents

Report of Independent Registered Public Accounting Firm 1

Consolidated Balance Sheet 2
Notes to the Consolidated Balance Sheet 3

1508-1634434

Building a better working world

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Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Aralez Pharmaceuticals Limited

We have audited the accompanying consolidated balance sheet of Aralez Pharmaceuticals Limited (the Company) as of June 30, 2015. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Aralez Pharmaceuticals Limited at June 30, 2015, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Ernst + Young LLP

September 1, 2015

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1

Aralez Pharmaceuticals Limited

Consolidated Balance Sheet

June 30, 2015

Shareholder's equity (in USD)		
Common stock, par value $0.001 par share, 1,000,000,000 shares authorized, 1 share issued and outstanding	$	0.001
Common stock receivable		(0.001)
Total shareholder's equity	$	–

See accompanying notes.

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2

Aralez Pharmaceuticals Limited

Notes to the Consolidated Balance Sheet

June 30, 2015

1. Organization

Aralez Pharmaceuticals Limited (Company) was formed on May 12, 2015, as Aguono Limited under the Irish Companies Acts 1963 to 2013 as a private Limited company in Ireland. On June 16, 2015, the name was changed to Aralez Pharmaceuticals Limited.

The Company was established in connection with the proposed Agreement and Plan of Merger Arrangement discussed below. At inception, one share of common stock was issued to Goodbody Subscriber One Limited (an entity serving as a custodian) at the price of $0.001. On June 3, 2015, the one share of common stock was transferred to Incatel Limited, an entity established by Canyon CTS, a corporate and trust services company, to hold the share until completion of the proposed Agreement and Plan of Merger Arrangement. There have been no transactions, other than the issuance of one share of stock.

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3

Aralez Pharmaceuticals Limited

Notes to the Consolidated Balance Sheet (continued)

1. Organization (continued)

Also, on June 8, 2015, Pozen executed a Share Subscription Agreement among various investors. Pursuant to the Subscription Agreement, subject to the closing of the merger, Parent will issue and sell to the investors, concurrently with the closing of the transactions, $75 million of the Parent Shares in a private placement at a purchase price of $7.20 per Parent Share.

Further, on June 8, 2015, Pozen executed a Facility Agreement among Parent (or a wholly owned subsidiary of Parent, depending on whether certain conditions of the Facility Agreement occur), as the Borrower, Tribute and certain lenders. Pursuant to the Facility Agreement, subject to the closing of the transactions, the Borrower shall borrow from the lenders up to an aggregate principal amount of $275 million, of which (i) $75 million will be in the form of a 2.5% senior secured convertible promissory note due six years from issuance and convertible into Parent Shares at a conversion price of $9.54 per share, issued and sold by Borrower at the merger effective time, upon the terms and conditions of the Facility Agreement, and (ii) up to an aggregate principal amount of $200 million, which will be made available for Permitted Acquisitions, and will be in the form of Secured Promissory Notes issued and sold by the Borrower to the lenders, evidencing the Acquisition Loans, upon the terms and conditions and subject to the limitations set forth in the Acquisition Notes, all subject to the terms and conditions of the Facility Agreement.

2. Basis of Presentation

The Company's consolidated balance sheet has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Separate statements of operations, cash flows, and changes in shareholder's equity and comprehensive income have not been presented because the Company has had no operations since inception. The Company's fiscal year-end is December 31.

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Aralez Pharmaceuticals Limited

Notes to the Consolidated Balance Sheet (continued)

2. Basis of Presentation (continued)

The consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary, Aralez Pharmaceuticals Holdings Limited, which was formed on May 12, 2015. The Company's indirect wholly owned subsidiaries include Stamridge Limited, Impetro Unlimited, ARLZ US Acquisition Corp., and ARLZ CA Acquisition Corp. There were no intercompany transactions since the Company's inception date.

The consolidated balance sheet was authorized for issue by the Company's management on September 1, 2015.

3. Shareholder's Equity

The Company has authorized for issuance 1,000,000,000 shares of common stock with a par value of $0.001 per share (the Common Stock). One share of stock has been issued and is outstanding as of June 30, 2015.

4. Irish Companies Act 2014

The Company prepared these non-statutory financial statements for purposes of inclusion in a Canadian proxy circular. These non-statutory financial statements are not the statutory financial statements of the Company. No statutory financial statements dealing with the financial period presented in these financial statements have been prepared as of the date of this report.

5. Related Parties

The Company has incurred certain costs in relation to its formation and the Agreement and Plan of Merger Arrangement discussed above of approximately $4.8 million from inception to June 30, 2015. All costs have been paid by Pozen. The Company is not expected to repay such costs.

1508-1634434

5

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SCHEDULE B
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of (i) the Agreement and Plan of Merger and Arrangement (the “merger agreement”), (ii) the acquisition of Medical Futures Inc. (“MFI”) by Tribute, which closed on June 16, 2015 (the “MFI Acquisition”), along with the related financing to complete the MFI Acquisition and (iii) the acquisition of certain Novartis products by Tribute, which closed on October 2, 2014.

On June 8, 2015, concurrent with the merger agreement, Pozen executed a Debt Facility Agreement with a consortium of lenders that would allow Parent to borrow up to an aggregate principal amount of $275 million (the “Facility Agreement”). The proceeds under the Facility Agreement will be used to fund working capital needs, future acquisitions and general corporate needs. Additionally, a Share Subscription Agreement was also executed on June 8, 2015, allowing investors to purchase $75 million of Parent Shares in a private placement at a purchase price of $7.20 per share. The Facility Agreement and the Share Subscription have not been reflected in these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial statements give effect to the merger agreement under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations, which we refer to as ASC 805, with Pozen treated as the accounting acquirer; and give effect to the MFI Acquisition and the acquisition of certain Novartis products under the acquisition method of accounting in accordance with ASC 805, with Tribute treated as the accounting acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, the MFI Acquisition and the acquisition of certain Novartis products, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations. Although Pozen and Tribute have entered into a merger agreement, there is no guarantee that the transactions will be completed.

The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of Pozen and the individual historical consoidated balance sheet of Tribute, as of June 30, 2015, and has been prepared to reflect the effects of the merger agreement as if it occurred on June 30, 2015. The unaudited pro forma condensed balance sheet does not reflect the MFI Acquisition and the acquisition of certain Novartis products which are already reflected in Tribute’s historical balance sheet as of June 30, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the historical results and operations of Pozen, Tribute, MFI and the acquired Novartis products giving effect to the merger agreement, the MFI Acquisition and the acquisition of the Novartis products as if it occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 combines the historical results and operations of Pozen, Tribute and MFI giving effect to the merger agreement and the MFI Acquisition as if it occurred on January 1, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 does not reflect the acquisition of the Novartis products, which is already reflected in Tribute’s historical statement of operations for the six months ended June 30, 2015.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the merger agreement, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Pozen expects to incur in connection with the merger agreement, including, but not limited to, costs in connection with integrating the operations of Tribute.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the merger agreement, the MFI Acquisition and the acquisition of the Novartis products been completed on the assumed date or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, Pozen adjusted Tribute’s assets and liabilities, including those acquired in connection with the MFI Acquisition and the acquisition of the Novartis products, to their estimated fair values. As of the date of this proxy statement/prospectus, Pozen has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Tribute assets to be acquired and the liabilities to be assumed and the related accounting for the business combination, nor has Pozen identified all adjustments necessary to conform Tribute’s accounting policies to Pozen accounting policies. A final determination of the fair value of Tribute’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Tribute that exist as of the date of completion of the transactions and, therefore, cannot be made prior to that date. Additionally, the value of consideration to be paid Parent Shares will be determined based on the trading price of Pozen’s common stock at the time of the completion of the merger agreement. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. The preliminary accounting for the transactions was based on reviews of publicly disclosed information for other acquisitions in the industry, data that was available through the public domain and Pozen’s due diligence review of Tribute’s business. Until the transactions are complete, both companies are limited in their ability to share information with each other. In addition, as of the date of this proxy statement/prospectus, Tribute has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the MFI net assets acquired and the related accounting for the MFI Acquisition. Upon completion of the transactions, valuation work will be performed and any increases or decreases in the fair value of relevant statement of financial position amounts will result in adjustments to the statement of financial position and/or statements of operations until the accounting for the transactions are finalized.

There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the transactions included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●
Pozen’s audited financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 and Pozen’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015;

●
Tribute’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2014 and Pozen’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015; and

●	MFI’s audited consolidated financial statements and related notes thereto furnished on Form 8-K/A by Tribute on July 20, 2015.

●	The Novartis products audited statements of revenues and related expenses along with the related notes thereto furnished on Form 8-K/A by Tribute on October 30, 2015.

Aralez Pharamaceuticals
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the twelve months ended December 31, 2014

	Historical Pozen ($USD)	Historical Tribute ($CAD)	Historical Novartis products ($CAD) (Note 4)	Novatis Products Acquisition Adjustments ($CAD) (Note 4)		Historical MFI ($CAD)	MFI Acquisition and Financing Adjustments ($CAD) (Note 5)		Pro Forma Tribute ($CAD)	Pro Forma Tribute ($USD)	Accounting Policies and Reclassifications ($USD) (Note 3)	Pro Forma Adjustments ($USD) (Note 7)		Pro Forma Aralez Combined ($USD)
Revenues
Royalty and licensing revenue	$32,394,232	$18,414	$—	$—		$—	$—		$18,414	$16,678	$—	$—		$32,410,910
Licensed domestic product net sales	—	9,106,038	—	—		—	—		9,106,038	8,247,339	—	—		8,247,339
Other domestic product sales	—	6,127,968	5,827,643	—		9,879,885	—		21,835,496	19,776,409	—	—		19,776,409
International product sales	—	1,619,372	—	—		—	—		1,619,372	1,466,665	—	—		1,466,665
Total Revenues	32,394,232	16,871,792	5,827,643	—		9,879,885	—		32,579,320	29,507,090	—	—		61,901,322
Cost of Sales
Licensor sales and distribution fees	—	5,902,034	—	—		—	—		5,902,034	5,345,472	—	—		5,345,472
Cost of products sold	—	1,787,584	520,576	—		4,836,729	—		7,144,889	6,471,126	—	1,213,875	7b	7,685,001
Write down of inventories	—	53,099	—	—		—	—		53,099	48,092	—	—		48,092
Total cost of sales	—	7,742,717	520,576	—		4,836,729	—		13,100,022	11,864,690	—	1,213,875.0		13,078,565
Gross Profit	32,394,232	9,129,075	5,307,067	—		5,043,156	—		19,479,298	17,642,400	—	(1,213,875)		48,822,757
Operating expenses
Sales, general, and administrative	10,078,771	10,149,854	174,830	—		4,950,203	—		15,274,887	13,834,465	—	—		23,913,236
Research and development	5,739,848	—	—	—		—	—		—	—	—	—		5,739,848
Amortization	—	1,511,021	—	960,000	4a	207,365	(188,971	)5k	2,489,415	2,254,663	(107,610)	7,326,857	7r	9,473,910
Total operating expenses	15,818,619	11,660,875	174,830	960,000		5,157,568	(188,971)		17,764,302	16,089,128	(107,610)	7,326,857		39,126,994
Non-operating income (expense)
Change in warrant liability	—	283,305	—	—		—	—		283,305	256,589	—	—		256,589
Interest expense	—	(1,441,729)	—	(754,689	)4b	(49,948)	(350,052	)5l	(2,596,418)	(2,351,576)	(107,610)	2,168,073	7s	(291,113)
Interest income	43,100	59,586	—	—		—	—		59,586	53,967	—	—		97,067
Other non-operating income	3,056,019	(1,976,304)	—	—		(79,144)	—		(2,055,448)	(1,861,619)	—	151,755	7s	1,346,154
Total other income (expense)	3,099,119	(3,075,142)	—	(754,689)		(129,092)	(350,052)		(4,308,975)	(3,902,639)	(107,610)	2,319,827		1,408,698
Income before taxes	19,674,732	(5,606,942)	5,132,237	(1,714,689)		(243,504)	(161,081)		(2,593,979)	(2,349,367)	—	(6,220,904)		11,104,461
Income tax expense (benefit)			—	(325,843	)4c	107	(42,686	)5m	(368,422)	(333,680)		(1,002,970	7t	(1,336,650)
Net Income (loss) attributable to common stockholders	19,674,732	(5,606,942)	5,132,237	(1,388,846)		(243,611)	(118,395)		(2,225,557)	(2,015,687)	—	(5,217,935)		12,441,111
Basic net income (loss) per share	$0.63												7u	$0.24
Shares used in computing basic net income (loss) per share	31,359,867												7u	51,139,659
Diluted net income (loss) per share	$0.60												7u	$0.24
Shares used in computing diluted net income (loss) per share	32,810,587												7u	52,571,262

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTIONS

The Merger and Arrangement:  On June 8, 2015, POZEN Inc. (“Pozen”) and Tribute Pharmaceuticals Canada Inc. (“Tribute”) agreed to a business combination under the terms of the Agreement and Plan of Merger and Arrangement, among Tribute, Aguono Limited (which was renamed Aralez Pharmaceuticals Limited and which, prior to the merger effective time, as defined in the merger agreement, will re-register as a public limited company incorporated in Ireland and be renamed as Aralez Pharmaceuticals plc) (“Parent”), Trafwell Limited (which was renamed Aralez Pharmaceutical Holdings Limited) (“Ltd2”), ARLZ US Acquisition Corp. (“US Merger Sub”), ARLZ CA Acquisition Corp. (“Can Merger Sub”) and Pozen, dated as of June 8, 2015 (the “merger agreement”). In order to effect the transactions contemplated by the merger agreement, US Merger Sub, an indirect subsidiary of Parent, will be merged with and into Pozen (the “merger”). Pozen will be the surviving corporation and, through the merger, will become an indirect wholly-owned subsidiary of Parent. The merger of Pozen into US Merger Sub will be effected under Delaware law so that Pozen will be reorganized into a holding company structure. In accordance with the merger agreement, Can Merger Sub will offer to acquire, and will acquire, all of the outstanding Tribute common shares pursuant to a court approved plan of arrangement in Canada in the manner provided for by the merger agreement (the “arrangement”). Upon completion of the arrangement, Tribute will also become an indirect wholly-owned subsidiary of Parent. Upon completion, this transaction does not constitute a change of control of Pozen. The merger and the arrangement are collectively referred to as the “transactions.”

As a result of the merger, each share of Pozen common stock will be converted into the right to receive from Parent one ordinary share of Parent, $0.001 nominal value per share (the “Parent Shares”) (the “merger consideration”) for each share of Pozen common stock that they own as of the record date. Pursuant to the arrangement, each outstanding Tribute common share will be converted into the right to receive from Parent 0.1455 Parent Shares.

The transactions value the entire issued and to be issued share capital of Tribute at approximately $111.5 million at Pozen’s closing share price of $6.14 on October 28, 2015 (the most recent practicable date used for preparation of the pro forma condensed combined financial information) and an exchange ratio of 0.1455. The value of the consideration that Tribute shareholders will receive when the transactions are completed will ultimately be based on the closing date share price of Parent’s stock on the closing date and could materially change.

At the closing time, each outstanding Tribute warrant will entitle its respective holders the right to purchase 0.1455 fully paid and non-assessable Parent Shares for no additional consideration beyond that set out in the respective Tribute warrant. Each Tribute compensation option, which, prior to the transactions, entitled the holder to purchase one Tribute common share and one-half of one Tribute warrant, will entitle its respective holders to purchase 0.1455 fully paid and non-assessable Parent shares, as well as 0.1455 one-half warrants for Parent shares, for no additional consideration beyond that set out in the respective compensation option certificate. For the purposes of these pro forma statements, it has been assumed that Tribute stock options will be cancelled and converted into Tribute common shares and converted into the right to receive 0.1455 Parent Shares for each Tribute common share. The warrants, employee stock options, and compensation options will be outstanding, fully vested and exercisable at any time.

Pozen will include as consideration $9.1 million for the fair value of the awards including (i) $2.7 million related to equity-classified warrants; (ii) $0.5 million related to compensation options; (iii) $1.9 million related to employee stock options that were vested prior to the transactions; and (iv) $4.0 million related to employee stock options for which vesting was accelerated as a result of automatic change in control provisions within the respective employee’s employment agreements, which related to pre-combination services. Pozen will also recognize an $2.9 million decrease to the fair value of the Tribute warrant liability acquired in the transactions, which related to warrants denominated in a currency other than Pozen’s functional currency, which is the U.S. dollar. This conversion is not expected to result in incremental value to the share/option holders; however if it is determined that the exchange results in incremental value at the acquisition date, Pozen would recognize post-combination expense.

Pozen estimates that it will recognize post-combination compensation expense of $1.6 million as a one-time charge for the portion of the Tribute employee stock options for which vesting was accelerated based upon discretionary change in control provisions in the Tribute stock option plan, and as a result of the merger agreement, which related to services not provided as of the date of this proxy statement/prospectus. This post-combination compensation expense has been excluded from the unaudited pro forma condensed combined statement of operations as they reflect charges directly attributable to the acquisition that will not have a continuing impact on Pozen’s operations; however, it has been reflected in retained earnings, net of tax of $0.2 million on the unaudited pro forma balance sheet.

In addition, certain executive officers of Tribute will be automatically entitled to receive severance compensation per their executive employment agreements upon a change of control, regardless of whether the executive’s employment is terminated. Pozen will recognize an assumed liability of $1.8 million for such arrangements as part of the accounting for the transactions.

Pursuant to the merger agreement, except for awards held by certain new employees, each outstanding Pozen non-qualified or incentive stock option will become vested and converted into an option for one Parent Share. Each outstanding restricted stock unit will become vested and convert into one Parent Share. The converted awards will relate to a number of Parent Shares equal to the number of Pozen shares subject to the corresponding pre-conversion award and will continue to have, subject to applicable law, the same terms and conditions that were applicable to the corresponding pre-conversion Pozen award (including repurchase rights, as applicable). The $1.7 million of compensation cost associated with the accelerated vesting of Pozen awards has been excluded from the unaudited pro forma condensed combined statement of operations as they reflect charges directly attributable to the transactions that will not have a continuing impact on Parent’s operations; however, it has been reflected in retained earnings, net of tax of $0.2 million on the unaudited pro forma balance sheet. Pozen estimates that all current outstanding non-qualified options will be exercised into Parent Shares, while the incentive stock options will remain outstanding and exercisable into Parent Shares following the transactions. However, for the purposes of the pro forma financial statements, such exercise of non-qualified options has not been reflected because an amount is not factually supportable at the time of the filing of this proxy statement/prospectus.

Upon completion of the transactions, Pozen stockholders will own approximately 66% of the outstanding Parent Shares, and current Tribute shareholders will own approximately 34% of the outstanding Parent Shares before giving effect to (i) any exercise of outstanding options and warrants or the vesting and delivery of shares underlying restricted stock units of either company and (ii) the Parent Shares to be issued to new investors pursuant to the Subscription Agreement (defined below) and the Parent Shares issuable upon the exchange of the Exchange Notes to be issued pursuant to the Facility Agreement (defined below).

MFI Acquisition:  On June 16, 2015, Tribute acquired Medical Futures Inc. (“MFI”) in a transaction valued at $26.1 million (CAD). Financial terms of the deal include the payment of: $8.5 million (CAD) in cash on closing; $5 million (CAD) through the issuance of 3,723,008 Tribute common shares; and, $5 million (CAD) in the form of a one year unsecured promissory note bearing interest at 8% annually convertible at the holder’s option at any time during the term into 2,813,778 Tribute common shares (which will be converted into the right to receive 409,405 of Parent Shares); and future contingent cash milestone payments totaling $5.7 million (CAD) based on attainment of certain conditions expected shortly after the close of this transaction. In addition, on the receipt of each regulatory approval for MFI’s two pipeline products (or upon the occurrence of a change of control of Tribute), MFI will receive a payment of $1.25 million (CAD) per product. Tribute also entered in to a debenture agreement (“Tribute debenture’) of $12.5 million (CAD) which was necessary to complete its acquisition of MFI.

On October 2, 2014, Tribute consummated an agreement to acquire the Canadian rights to manufacture, market, promote, distribute and sell the following product lines Fiorinal®, Fiorinal® C, Visken® and Viskazide® for the relief of pain from headache and for the treatment of cardiovascular conditions (the “Novartis Products”) from Novartis AG and Novartis Pharma AG (collectively the “Seller” or “Novartis”) for a purchase price of $CAD 32.0 million (the “Transaction”). The Acquired Business include certain intellectual property, marketing authorizations and related data, medical, commercial and technical information, and the partial assignment of certain manufacturing and supply agreements and tenders with third parties . Tribute did not acquire any employees, business pipeline, information technology systems, inventory nor any other tangible assets. Tribute financed this acquisition by increasing its debt facility with SWK on October 1, 2014 and also through a public offering on July 15, 2014. The details of the debt facility and the public offering are set forth in the Form 8-K/A filed by Tribute on October 30, 2015.

Facility Agreement:  On October 29, 2015, Pozen executed an Amended and Restated Facility Agreement among Pozen, the Parent, Stamridge Limited (which will be renamed Aralez Ireland Finance DAC prior to the merger effective time) (the “Borrower”), Tribute, Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International”), and Deerfield Partners, L.P. (“Deerfield Partners”), and the other lender parties thereto (together with Deerfield Private Design, Deerfield International, and Deerfield Partners, the “Lenders”).

Pursuant to the Facility Agreement, the Borrower may borrow from the Lenders up to an aggregate principle amount of $275 million, of which (i) $75 million will be in the form of a 2.5% senior secured exchangeable promissory note due six years from issuance and exchangeable into Parent Shares at an exchange price of $9.54 per share (the “Exchange Notes”), issued and sold by Borrower to Deerfield Private Design or its registered assigns, upon the terms and conditions of the Facility Agreement, and (ii) up to an aggregate principal amount of $200 million, which will be made available for permitted acquisitions, will be in the form of secured promissory notes issued and sold by the Borrower to the Lenders (the “Acquisition Notes”), evidencing the Acquisition Loans, upon the terms and conditions and subject to the limitations set forth in the Acquisition Notes, all subject to the terms and conditions of the Facility Agreement. The Facility Agreement amends and restates the original debt facility agreement executed by Pozen on June 8, 2015 by substituting former “convertible” notes with the Exchange Notes, designating Stamridge Limited as the Borrower and issuer of the Exchange Notes and Acquisition Notes, and providing the Borrower with the option of settling the Exchange Notes for cash.

The proceeds from the Facility Agreement will be used for working capital needs, general corporate purposes and for future acquisitions. This Facility Agreement is not directly attributable to the transactions or the MFI Acquisition; as such no pro forma adjustments have been made in relation to this Facility Agreement in these unaudited pro forma condensed combined financial statements.

Share Subscription Agreement:  On June 8, 2015, Pozen executed a Share Subscription Agreement (the “Subscription Agreement”) among QLT Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“Purchaser”), Tribute, Parent, and the following investors thereto: Deerfield Private Design; Deerfield International; Deerfield Partners; EcoR1 Capital Fund, L.P.; EcoR1 Capital Fund Qualified, L.P.; Broadfin Healthcare Master Fund, Ltd; JW Partners, LP; and JW Opportunities Fund, LLC (each, an “Investor” and together, the “Investors”). Pursuant to the Subscription Agreement, Parent will sell to Purchaser and the Investors up to $75 million of the Parent Shares in a private placement at a purchase price of $7.20 per Parent Share. The Subscription Agreement provides that Pozen shall prepare and cause to be filed with the SEC two registration statements on Form S-3 or such form as may be required to effect a registration of the Parent Shares issued under the Subscription Agreement within 60 days of the date of the signing of the Subscription Agreement and for certain other registration rights for each of Purchaser and the Investors under the Securities Act and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

The issuance of Parent Shares in connection with this Subscription Agreement is not directly attributable to the transactions or the MFI Acquisition; as such no pro forma adjustments have been made in relation to this Subscription Agreement in these unaudited pro forma condensed combined financial statements.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the consolidated companies based upon the historical information after giving effect to the transactions and MFI Acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the transactions had occurred on June 30, 2015; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 and the six month period ended June 30, 2015 is presented as if the transactions and MFI Acquisition had occurred on January 1, 2014.

The historical results of Pozen, Tribute, MFI and the acquired Novartis products for the year ended December 31, 2014 have been derived from their respective audited financial statements. The historical results of Pozen, Tribute and MFI as of and for the six months ended June 30, 2015 have been derived from unaudited financial information.

In addition, each of Tribute and MFI have historically reported its financial statements in its local currency, the Canadian dollar (“CAD”); in order to present the unaudited pro forma condensed combined financial statements in U.S. dollars, the pro forma financial information for Tribute, which reflects the MFI Acquisition has been translated to U.S. dollars using the spot rate of $0.81 as of June 30, 2015 for the balance sheet and average rates of $0.91 and $0.81 for the statements of operations for the twelve months ended December 31, 2014 and six months ended June 30, 2015, respectively. The historical results for the acquired Novartis products were reported in U.S. dollars. However, as these results are grouped with that of Tribute’s, the results were initially translated in to the Canadian dollar at an average rate of $1.12 for the statement of revenues and related expenses for the nine months ended September 30, 2014. The amounts were subsequently reconverted back to U.S dollars using the rates noted above.

Adjustments have also been recorded to the historical financial statements to reclassify financial statement line items as necessary. See Note 3, “Accounting Policies and Reclassifications.”

The transactions have been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combination, with Pozen treated as the accounting acquirer; and the MFI Acquisition and the acquisition of the Novartis products have been reflected in the unaudited pro forma condensed combined statement of operations in accordance with ASC 805 with Tribute treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. These estimates are based on key assumptions related to the transactions, including reviews of publicly disclosed information for other acquisitions in the industry, historical experience, data that was available through the public domain and Pozen’s due diligence review of Tribute’s business. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the transactions may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. In addition, the final determination of the recognition and measurement of the identified assets acquired and liabilities assumed will be based on the fair market value of actual net tangible and intangible assets and liabilities of Tribute at the closing date.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, Pozen has applied the guidance in ASC 820, Fair Value Measurements and Disclosures, which we refer to as ASC 820, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the periods presented, neither Pozen nor Tribute incurred material transaction costs related to the transactions.

The unaudited pro forma condensed combined financial information does not reflect ongoing cost savings that Parent expects to achieve as a result of the transactions or the costs necessary to achieve these costs savings or synergies.

3. ACCOUNTING POLICIES AND RECLASSIFICATIONS

Pozen performed certain procedures for the purpose of identifying any material differences in significant accounting policies between Pozen and Tribute, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by Pozen involved a review of Tribute’s publicly disclosed summary of significant accounting policies, including those disclosed in Tribute’s Annual Report for the year ended December 31, 2014 and preliminary discussion with Tribute’s management regarding Tribute’s significant accounting policies to identify material adjustments. Pozen expects to engage in additional discussion with Tribute’s management to continue to evaluate the impact of Tribute’s accounting policies on its historical results after completion of the transactions. As a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

In addition, the historical consolidated financial statements of Tribute presented herein have been adjusted by condensing certain line items related to “prepaid expenses and other assets”; by reclassifying certain line items in order to conform to Pozen’s financial statement presentation; these reclassifications are reflected in the column “Accounting Policies and Reclassifications.”

The reclassification adjustments on the unaudited pro forma balance sheet pertain to the reclassification of certain balances of Tribute and MFI from “Accounts payable and other accrued expenses” into “Accounts Payable,” “Accrued Compensation” and “Accrued Expenses.”

The reclassification adjustments on the unaudited pro forma statements of operations pertain to the reclassification of amortization of deferred financing fees from the “Amortization” line item into “Interest Expense.”

4. ACQUISITION OF NOVARTIS PRODUCTS—PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to Tribute’s acquisition of the Novartis products are as follows:

(a)	Amortization—Adjustment reflects the full period effect of the of amortization expenses related to the intangible assets acquired as part of the acquisition.

(b)
Interest expense—Adjustment reflects the full period effect of the interest expense recognised in connection with the $ 6.0 million that was drawn to fund the acquisition and the amortization of the debt issuance costs associated with this financing.  The Loan accrues interest at an annual rate of 11.5% plus LIBOR Rate (as defined in the Amended Credit Agreement), with LIBOR Rate being subject to a minimum floor of 2%, such that the minimum interest rate is 13.5%.  A 1/8% increase or decrease in the variable interest rate on the borrowings would increase or decrease the annual interest expense by $1.0 thousand.

(c)	Income tax benefit—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations, using the Canadian statutory rate of 26.5%.

5. MFI ACQUISITION—PRELIMINARY PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the MFI Acquisition are as follows:

(a)	Amortization—Adjustment reflects the elimination of amortization expenses related to the historical intangible assets of MFI.

(b)
Interest expense—Adjustment reflects the interest recognized in connection with the promissory note issued of $0.4 million (CAD), partially offset by the elimination of the interest expense associated with the bank loan that was repaid in connection with the MFI Acquisition of $50.0 thousand (CAD) for the year ended December 31, 2014. For the six months ended June 30, 2015, the adjustment relates to the elimination of the interest expense associated with the bank loan that was repaid in connection with the MFI Acquisition of $92.3 thousand (CAD); no additional interest expense was recognized for the promissory note as the note had a term of one year. In addition, no interest expense was recorded related to the debenture that was issued as part of the MFI acquisition as the debenture was repaid in connection with the Tribute acquisition.

(c)	Income tax benefit—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations, using the Canadian statutory tax rate of 26.5%.

6. MERGER AND ARRANGEMENT—PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The transactions have been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the transactions be measured at the closing date of the transactions at the then-current market price.

Based on (1) the closing price of Pozen’s common stock of $6.14 per share on October 28, 2015, (2) the number of Tribute common shares outstanding as of June 30, 2015, (3) the number of stock options, compensation options and warrants outstanding as at June 30, 2015, and (4) Tribute’s outstanding indebtedness to be repaid upon a change of control, the total estimated consideration to be transferred would approximate $145.3 million (using the most recent practicable dates prior to the filing of this proxy statement/prospectus). Changes in the share price of Pozen’s common stock, or changes in the number of outstanding Tribute common shares, stock options, compensation options and warrants of Tribute could result in material differences in the consideration and, thus, the result of the related transactions. At the effective time, each outstanding Tribute common share will be exchanged for 0.1455 Parent Shares.

The following is a preliminary estimate of the consideration to be transferred by Pozen (in U.S. dollars)

Preliminary estimate of fair value of Parent Shares issued(i)	$111,516,648
Preliminary estimate of fair value of equity instruments(ii)	9,117,021
Repayment of Tribute indebtedness(iii)	24,693,079
Total consideration transferred	$145,326,748
(i)
Represents the conversion of each of Tribute’s common shares outstanding at June 30, 2015 (125,030,578) at a conversion rate of 0.1455 with a value of $6.14, which is Pozen’s closing share price at October 28, 2015.

(ii)	The table below summarizes the Tribute equity instruments included within purchase consideration:

Type of award	Number of Tribute equity instruments outstanding	Parent shares issuable upon exercise	Fair value of equity instruments
Equity classified warrants	6,857,962	997,833	2,724,949
Compensation options	1,307,706	190,271	493,815
Employee stock options vested prior to the close of the transactions	2,074,600	301,854	1,850,367
Employee stock options for which vesting was accelerated pursuant to automatic change in control provisions	4,538,426	660,341	4,047,890
Total	14,778,694	2,150,300	9,117,021

(iii)	Represents repayment of Tribute indebtedness associated with SWK loan in amount of $14.2 million and payoff of Tribute debenture for $10.5 million including accrued interest and other costs.

The estimated value of the consideration does not purport to represent the actual value of the total consideration that will be received by Tribute’s shareholders when the transactions are complete. In accordance with US GAAP, the fair value of the equity securities issued as part of the consideration will be measured at the closing date at the then-current market price. This requirement will likely result in a per share value component different from the $6.14 per share on October 28, 2015 assumed in the calculation, and that difference may be material. For example, an increase and decrease of 10% in the price of Pozen’s common stock on the closing date of the transactions from the price of Pozen stock assumed in these unaudited pro forma condensed combined financial statements would change the value of the consideration by approximately $18.5 million and $17.5 million, respectively, which would be reflected as an equivalent increase or decrease to goodwill.

The following is a summary of the preliminary estimated fair values of the net assets (in US dollars):

Total estimated consideration transferred	$145,326,748
Working capital(i)	11,656,502
Property and equipment	1,049,044
Intangible assets	133,040,700
Other liabilities	(35,600,246)
Net assets acquired	110,146,000
Goodwill	$35,180,748
(i)	Working capital consists of current assets less Accounts payable, accrued compensation, and accrued expenses.

Pozen has made preliminary allocation estimates based on limited access to information and will not have sufficient information to make final allocations until after completion of the transactions. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable after completion of the transactions. Pozen anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to inventory, property, plant, and equipment, developed products, and in-process research and development. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

The final consideration, and amounts allocated to assets acquired and liabilities assumed in the transactions could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the transactions from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the transactions. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

7. MERGER AND ARRANGEMENT—PRELIMINARY PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the transactions are as follows:

(a)	Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the transactions (in US dollars):

Repayment of Tribute SWK Loan, including fees(i)	$(14,172,829)
Repayment of Tribute debenture, including redemption fee(ii)	(10,520,250)
Transaction expenses to be incurred by Pozen(iii)	(7,609,000)
Transaction expenses to be incurred by Tribute(iii)	(3,520,905)
Pro forma adjustment to cash and cash equivalents	(35,823,005)

Components of the adjustment (i) a decrease in cash related to the repayment of Tribute’s SWK loan, including an early payment premium of $0.8 million; (ii) repayment of Tribute’s debenture incurred in connection with the MFI Acquisition of $10.1 million, including an early payment premium of $0.4 million and (iii) estimated transaction related expenses of $11.1 million, consisting of $7.6 million and $3.5 million to be incurred by Pozen and Tribute, respectively.

(b)
Inventories—Adjustment reflects the preliminary estimated fair value adjustment of $1.2 million to total inventory acquired in the transactions. As the raw materials inventory was assumed to be at market value, the preliminary adjustment is related to finished goods inventory. The preliminary fair value of finished goods inventory to be acquired in the transactions was determined based on an analysis of estimated future selling prices, costs of disposal, and gross profit on disposal costs. This adjustment is also reflected in the unaudited pro forma combined statements of operations for the year ended December 31, 2014 as the acquired inventory is expected to be sold through within the first twelve months following the close of transactions.

(c)
Prepaid expenses and other assets—Adjustment reflects the preliminary estimate of deferred tax liability of $0.2 million and a $1.1 million current tax receivable recognized based on the various pro forma adjustments (refer to Note 7(k) for further details), partially offset by the $0.1 million write off of the short term portion of Tribute’s deferred financing costs related to the loan with SWK.

(d)
Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the transactions. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 6. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, Pozen will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable to the expected synergies of the combined business operations, new growth opportunities, and the acquired assembled and trained workforce of Tribute. The goodwill is not expected to be deductible for tax purposes. The preliminary pro forma adjustment to goodwill is calculated as follows (in US dollars):

Consideration transferred	$145,326,748
Less: Fair value of net assets to be acquired	110,146,000
Total estimated goodwill	35,180,748
Less: Tribute historical goodwill amounts	6,095,485
Pro forma adjustment to goodwill	$29,085,262

(e)
Intangible assets—Adjustment reflects the preliminary fair market value related to the change in fair value of identifiable intangible assets acquired in the transactions. The preliminary fair market value was determined using a market approach. The preliminary amounts assigned to the identifiable intangible assets are as follows (in US dollars):

Intangible Asset	Preliminary fair value
Tribute developed products	$75,260,250
IPR&D products	33,179,250
MF developed products	20,554,950
MF IPR&D products	4,046,250
Total	133,040,700
Less: Tribute pro forma intangible assets amounts	65,164,875
Pro forma adjustment to intangible assets	$67,875,825

(f)	Debt issuance costs, net—Adjustment reflects the write off of the long term potion of deferred financing costs related to the SWK Loan.

(g)
Warrant liability—Adjustment reflects an increase to the fair value of the Tribute warrant liability assumed in the transactions, which related to warrants denominated in a currency other than Pozen’s functional currency, which is US dollars.

(h)
Other accrued liabilities—Adjustment reflects the $9.4 million related to the make-whole payment of excise tax for each director and executive officer of Pozen that is expected to be paid out and $1.8 million of severance payments that will be paid out to certain executive officers of Tribute upon a change in control. This is offset by a $0.3 million reduction for the payoff of accrued interest in association with the SWK loan which will be repaid.

(i)
Current and long-term debt—The current portion of the long term debt relates to the repayment of the Tribute debenture that was issued in connection with the MFI Acquisition of $10.1 million and the repayment of the current portion of the SWK Loan of $1.3 million. The adjustment related to the long term debt relates to the repayment of the long term portion of the SWK Loan of $11.7 million.

(j)
Contingent consideration—Adjustment to reflect the estimated fair value of contingent consideration from the MFI Acquisition related to the attainment of regulatory approval of two of MFI’s pipeline products, which becomes due upon a change in control of Tribute.

(k)
Deferred income taxes—Adjustment reflects the deferred income tax effects of the preliminary pro forma adjustments made to the pro forma balance sheet, using the Irish statutory tax rate of 12.5%, primarily as indicated in the table below (in US dollars):

	Adjustment to Asset Acquired (Liability Assumed)	Current Deferred Tax Liability (Asset)	Non-Current Deferred Tax Liability
Estimated fair value adjustment of identifiable intangible assets acquired	$67,875,825	$—	$8,484,478
Estimated fair value adjustment of inventory acquired	1,213,875	151,734	—
Estimated tax impact of Pozen transactions costs	N/A	(665,788)	—
Estimated tax impact of post-combination expense related to the payment of unvested equity awards in connection with the transactions	N/A	(203,331)	—
Estimated tax impact of accelerated vesting of Pozen equity instruments		(213,983)	—
Total adjustments to deferred tax liabilities (assets)		$(931,366)	$8,484,478

(l)
Common shares—Adjustment relates to the elimination of the Tribute pro forma historical common shares of $57.5 million offset by the par value of common shares issued in the transactions of $18.2 thousand.

(m)	APIC—The preliminary unaudited pro forma adjustment to capital in excess of par is calculated as follows:

Fair value of Tribute stock options exchanged for Parent Shares using the exchange ratio	$7,524,903
Accelerated vesting of Pozen RSU’s, Non-qualified options, and Incentive stock options	1,711,860
Fair value of Tribute warrants and compensation options exercisable for Parent Shares, using the exchange ratio	493,815
Capital in excess of par from the Tribute acquisition (125,030,578 Parent Shares issued at $6.14, less par value)	111,498,456
Less: Tribute pro forma historical equity	(3,024,534)
Pro forma adjustment to additional paid-in-capital	$118,204,500

(n)	Retained earnings/(accumulated deficit)—The preliminary unaudited pro forma adjustment is calculated as follows:

Estimated fees and expenses expected to be incurred by Pozen related to the transactions of $17.1 million, and net of tax of $0.7 million	$16,381,983
Post combination expense of $1.6 million related to unvested equity awards upon completion of the transactions, net of tax of $0.2 million	1,423,315
Compensation expense of $1.7 million related to unvested Pozen equity awards for which vesting will accelerate upon completion of the transactions, net of tax of $0.2 million	(1,497,878)
Less: Tribute pro forma historical equity	27,440,999
Pro forma adjustment to retained earnings	$8,137,824

The estimated fees and expenses and post-combination compensation expense associated with the payment of accelerated equity awards have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the transactions that will not have a continuing impact on Parent’s operations.

(o)
Warrants—Reflects the elimination for the historical warrant balance offset by the fair value of Parent warrants issued in exchange for Tribute warrants denominated in $USD as a result of the transactions.

(p)
Accumulated other comprehensive loss—The preliminary unaudited pro forma adjustment to accumulated other comprehensive loss eliminates Tribute’s pro forma historical accumulated other comprehensive loss of $20.1 thousand.

(q)
Sales, general, and administrative expenses—Adjustment reflects the removal of transaction expenses incurred related to the transactions. These expenses are one-time and non-recurring and have therefore been thus removed for the purposes of the pro forma statements of operations.

(r)
Amortization of intangibles assets—Adjustment reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the transactions of $7.3 million and $3.6 million for the year ended December 31, 2014 and the six months ended June 30, 2015, respectively.

The preliminary amortization expense for the intangible assets acquired in the transactions is as follows:

Intangible Asset	Estimated Useful Life (years)	Preliminary fair value	Amortization Expense for the year ended December 31, 2014	Amortization Expense for the six months ended June 30, 2015
Tribute developed products	10	$75,260,250	$7,526,025	$3,763,013
IPR&D products		33,179,250	N/A	N/A
MF developed products	10	20,554,950	2,055,495	1,027,747
MF IPR&D products		4,046,250	N/A	N/A
Total		133,040,700	9,581,520	4,790,760
Less: Tribute pro forma amounts		(65,164,875)	(2,254,663)	(1,222,384)
Pro forma adjustment		$67,875,825	$7,326,857	$3,568,376

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization by approximately $0.9 million. In addition, with other assumptions held constant, a one year change in the estimated useful lives developed products would change annual amortization expense by approximately $0.7 million.

(s)	Interest expense—Adjustment reflects the removal of the interest expense, amortization expense of deferred financing fees, and accretion expense associated with the repayment of the SWK Loan.

(t)
Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Irish statutory tax rate of 12.5%. On May 21, 2015, Pozen formed POZEN Limited, which was organized under the laws of Ireland, and on May 27, 2015, Pozen and POZEN Limited entered into an intercompany license agreement. This agreement is expected to result in a taxable loss in POZEN Limited in 2015. As of June 30, 2015, no cash payment has been made relative to the intercompany license agreement. At the time cash payment is made, Pozen may be subject to withholding taxes. No provision has been made for these future potential withholding tax obligations.

As of June 30, 2015, Pozen had no unrecognized tax benefits that would reduce the Company’s effective tax rate if recognized. The Company currently anticipates being able to utilize existing US tax attributes to offset expected US taxable income in 2015, including US taxable income resulting from the intercompany license agreement with POZEN Limited. The Company believes that should the proposed business combination with Tribute Pharmaceuticals Canada Inc. be completed as anticipated within the next twelve months, it is reasonably possible that an unrecognized tax benefit of $11M to $13M related to utilization of these US tax attributes may be established.

(u)
Basic and diluted net income per common share—The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted earnings per share is calculated as follows (in shares):

	Year ended December 31, 2014	Six months ended June 30, 2015
Basic EPS
Historical Pozen weighted average Pozen shares outstanding	31,359,867	32,348,194
Parent Shares to be issued to Tribute shareholders(i)	18,191,949	18,191,949
Tribute options converted to Parent shares(ii)	962,195	962,195
Pozen accelerated vesting of RSU’s(iii)	625,648	625,648
Total weighted average shares outstanding	51,139,659	52,127,986
Pro forma net income available to common shareholders	$12,441,111	$(25,655,225)
Basic earnings per share	$0.24	$(0.49)

Year ended December 31, 2014
Diluted EPS(iv)
Weighted average shares outstanding for basic EPS	51,139,659
Parent Shares to be issued to Tribute shareholders based on assumed exercise of Tribute warrants and compensation options(v)	574,608
Conversion of MFI promissory note(vi)	409,405
Pozen stock options(vii)	447,591
Total weighted average shares outstanding	52,571,262
Pro forma net income available to common shareholders(viii)	$12,735,111
Diluted earnings per share	$0.24
(i)	Represents a total of 125,030,578 Tribute common shares converted at the ratio of 0.1455. This share amount is inclusive of the 3,723,008 shares issued by Tribute for the MFI Acquisition.

(ii)	Represents Tribute stock options exchangeable for Tribute common shares and converted into Parent shares at an exchange ratio of 0.1455 at the closing.

(iii)	As a result of the transactions, RSU’s held by Pozen employees will accelerate and be converted into shares of Parent.

(iv)
Since Pozen is in a net loss position for the six months ended June 30, 2015, it has excluded the effect of the 1) assumed exercise of Tribute equity instruments 2) conversion of the MFI promissory note and 3) the exercise of Pozen stock options in the diluted net loss per share calculations as their effects would have been anti-dilutive.

(v)
Represents the total dilutive effect of the assumed exercise of Tribute warrants and compensation options using the treasury stock method. This includes an amount of 3,949,194 shares issuable on the exercise of warrants and compensation options (converted at a 0.1455 ratio)

(vi)	The conversion of the MFI promissory note would result in the issuance of 409,405 Parent Shares.

(vii)	Represents Pozen stock options which will vest upon the close of the transactions and be outstanding Parent options.

(viii)
This was calculated based on pro forma net income available to shareholders of $12.4 million plus an add back on interest expense related to the MFI promissory note of $0.4 million, net of tax of $0.1 million, that would be deemed to have converted into common shares at January 1, 2014.

SCHEDULE C

ARALEZ PHARMACEUTICALS PLC
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.       Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Aralez Pharmaceuticals plc (the “Company”) in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial processes and the audits of the Company’s financial statements.  The operation of the Committee shall be subject to the Memorandum & Articles of Association/Constitution of the Company and the Irish Companies Act 2014, each as in effect at the time of any action by the Committee.

II.        Structure and Membership

A.           Number. The Committee shall be comprised of at least three or more members of the Board.

B.           Independence. Except as otherwise permitted by the applicable Nasdaq and Securities and Exchange Commission rules, each member of the Committee shall be independent as defined by Nasdaq rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, and not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the prior three years. At least one of the members of the Committee shall also satisfy the independence requirement, prescribed by section 167 of the Irish Companies Act 2014.

C.           Financial Literacy. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee.  In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules). At least one of the members of the Committee shall also satisfy the competency requirement, prescribed by section 167 of the Irish Companies Act 2014.

D.           Selection and Removal.  The members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating/Corporate Governance Committee, and shall serve until their successors shall be duly elected and qualified.  The Board may remove members of the Committee from such Committee, with or without cause. The Chair of the Committee shall be elected by the Board, upon the recommendation of the Nominating/ Corporate Governance Committee.

E. Compensation. The compensation of Committee members shall be as determined by the Board.  No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

III.        Procedures and Administration

A.           Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. The Committee may also act by unanimous written consent in lieu of a meeting. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

B.           Investigations; Attendance at Meetings.  The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate. The Committee may also request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee may request.

C.           Committee Procedures. The Committee may fix such policies and rules of procedure as it deems necessary or appropriate. Such policies or rules of procedures as the Committee may adopt shall be consistent with the Memorandum and Articles of Association/Constitution of the Company and this Charter.

D.           Records. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

E.           Subcommittees; Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole. Any decision made pursuant to such delegation to pre-approve audit, review, attest or non-audit services shall be presented to the full Committee at its next scheduled meeting.

F.           Independent Advisors; Funding. The Committee shall have the authority, without further action by the Board, to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Committee shall be empowered, without further action by the Board, to cause the Company to provide appropriate funding for the Committee to retain any such advisors.

IV.     Authority and Responsibilities

A.           General

The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The role of the Committee is one of oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. However as required by Irish law, at least one of the members must have competence in accounting or auditing. It is not the duty or responsibility of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP.  These are the responsibilities of management and the independent auditor.  The Committee’s considerations and discussions with management and the independent auditor do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company’s independent auditor is in fact “independent.”

B.           Oversight of Independent Auditor

1.           Selection.  The Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, seek shareholder ratification of the independent auditor it appoints.

2.           Compensation.  The Committee shall have sole and direct responsibility for setting the compensation of the independent auditor.  The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Committee.

3.           Pre-Approval of Services.  The Committee shall review and approve in advance all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all non-audit services to be provided to the Company by the independent auditor and the fees for such services. Pre-approval of services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services.

4.           Independence.   The Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1.  The Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

5.           Oversight.  The independent auditor shall report directly to the Committee, and the Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting and the receipt and consideration from time to time as appropriate of any reports required under applicable law to be made by the independent auditor. The Committee shall obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

C.          Audited Financial Statements and Other Financial Disclosures

1. Review and Discussion.  The Committee shall review and discuss with the Company’s management and independent auditor the Company’s annual audited financial statements to be included in the Company’s annual report on Form 10-K, the Company’s Irish statutory accounts, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company’s accounting principles, critical accounting estimates, significant financial reporting issues and judgments (including off-balance sheet arrangements and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal control, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2. Recommendation to Board Regarding Financial Statements.  The Committee shall recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3. Audit Committee Report.  The Committee shall prepare the committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

4. Earnings Releases and Financial Guidance.  The Committee shall review the Company’s quarterly earnings press releases prior to their release and shall discuss generally any financial information and earnings guidance to be provided to analysts and rating agencies.

D.          Controls and Procedures

1. Internal Audit Function.  The Committee shall coordinate the Board’s oversight of the performance of the Company’s internal audit function.

2. Risk Management. The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

3. Disclosure Controls and Procedures. The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, and where applicable, shall oversee changes in internal control over financial reporting controls intended to address any material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee.  In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditor’s report on, and attestation of, such management report, to the extent that those reports are required by SEC rules.

4. Procedures for Complaints.  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.           Additional Powers.  The Committee shall have such other duties as may be delegated from time to time by the Board.

V.        Other Matters

A. Assessment. The Committee shall annually review and assess the performance of the Committee, and report the results of such evaluation to the Board.

B. Charter.  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

C. Reports. The Committee shall report regularly to the Board on the matters discussed and actions taken at each meeting of the Committee, including the Committee’s evaluation of the independent auditor.

D. Additional Powers. The Committee shall perform any other activities consistent with this Charter, the Company’s Memorandum and Articles of Association/Constitution, and governing law, as the Committee or the Board may deem necessary or appropriate.

ARALEZ PHARMACEUTICALS PLC
CHARTER OF THE
NOMINATING/CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

A.   PURPOSE

The Nominating/Corporate Governance Committee (the “Committee”) is appointed by and acts on behalf of the Board of Directors (the “Board”) of Aralez Pharmaceuticals plc (the “Company”). It is responsible for (i) identifying individuals qualified to become Board members, (ii) recommending the director nominees to be selected by the Board for election at the next annual meeting of shareholders, (iii) overseeing compliance with the Company’s Code of Business Conduct and Ethics, (iv) recommending to and advising the Board on other corporate governance matters, and (v) evaluating the Board’s performance. The operation of the Committee shall be subject to the Memorandum & Articles of Association/Constitution of the Company and the Irish Companies Act 2014, each as in effect at the time of any action by the Committee.

B.   COMPOSITION

The Committee shall consist of two or more independent directors of the Company designated by the Board and approved by a majority of the whole Board by resolution or resolutions. The members of the Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc.

The Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chair.  The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed.  No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

C.   MEETINGS/PROCEDURES

The Committee shall meet at least twice annually, or more frequently as circumstances dictate.  The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.  The Committee may request that any director, officer, or employee of the Company, or any person whose advice and counsel is sought by the Committee, attend any meetings to provide such information as the Committee requests.  The Committee may delegate to one or more of its members one or more of the responsibilities and duties set forth below.

The Committee may fix its own rules of procedure, which shall be consistent with the Memorandum and Articles of Association/Constitution of the Company and this Charter.

The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

The Committee shall report regularly to the Board on the matters discussed at each meeting of the Committee, including all actions taken by the Committee at its meeting.

The Committee shall have the resources and authority appropriate to discharge its responsibilities.  Without limiting the foregoing, the Committee shall have the authority: (i) to retain, set compensation for, and terminate a search firm to be used as the Committee deems appropriate to identify director candidates; (ii) to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities, which advisors may be the regular advisors to the Company; and (iii) to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee, or advisor of the Company to meet with the Committee or any advisors engaged by the Committee. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as the Committee may engage.

D.    RESPONSIBILITIES

The Committee shall have the following responsibilities:

1.	Consider and make recommendations to the Board as appropriate concerning the appropriate size, function, and composition of the Board and Board Committees.

2.
Recommend to the Board policies and procedures (including director qualification criteria) for identifying and evaluating candidates for Board membership, including candidates recommended by shareholders, and upon approval by the Board, implement such policies and procedures.

3.	Evaluate and recommend candidates for election to the Board by the shareholders or to fill vacancies.

4.	Evaluate and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of Board committee chairs.

5.	Oversee procedures for shareholder communications with the Board.

6.	Evaluate and/or recommend to the Board policies regarding director attendance at annual shareholder meetings.

7.	Review and monitor matters of corporate governance and make recommendations to the Board of Directors as appropriate.

8.	Oversee compliance with the Company’s Code of Business Conduct and Ethics.

9.	Review and approve transactions with related persons (as defined in Item 404(a) of Regulation S-K) and administer the Company’s Related Person Transactions Policy.

10.	Review and evaluate the performance of the Board and at least annually evaluate its own performance and report the result of such evaluation to the Board.

11.	Review and reassess the adequacy of this Charter from time to time as the Committee deems appropriate and recommend any proposed changes to the Board for its approval.

12.
Perform any other activities consistent with this Charter, the Company’s Memorandum and Articles of Association/Constitution, and governing law, as the Committee or the Board deems necessary or appropriate.

CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
ARALEZ PHARMACEUTICALS PLC

I.           Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Aralez Pharmaceuticals plc (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.
To periodically review and approve, and, as appropriate, recommend to the full Board for approval, the Company’s compensation philosophy and the adequacy and market competitiveness of compensation plans and programs for executive officers (including the Company’s chief executive officer (“CEO”) and other Company employees;

B.
To review and approve compensation arrangements and incentive goals/objectives for executive officers and to evaluate the performance of the CEO and other executive officers in light of such arrangements and goals/objectives;

C.	To administer the Company’s equity compensation plans;

D.
To review and discuss with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, and to prepare the annual report on executive compensation for inclusion in the Company’s annual proxy statement and Annual Report on Form 10-K in accordance with Securities and Exchange Commission (“SEC”) rules and regulations; and

E.	To review and make recommendations to the Board with respect to director compensation.

F.
The operation of the Committee shall be subject to the Memorandum & Articles of Association/Constitution of the Company and the Irish Companies Act 2014, each as in effect at the time of any action by the Committee.

II.           Compensation Philosophy

A.
With respect to the CEO and the other executive officers, the Committee’s philosophy is to promote the achievement of the Company’s annual and long-term performance objectives as approved by the Committee and/or the Board, ensure that the executive officers’ interests are aligned with the success of the Company, and provide compensation packages that will attract, retain, and motivate superior executive personnel.

B.
With respect to employees, the Committee’s philosophy is to provide pay and benefit programs that attract and retain highly competent employees, drive employee development and performance to achieve short- and long-term business goals and strategies and reinforce the Company’s cultures, behaviors and values.

III.           Structure and Membership

A.	The Committee shall consist of at least three members of the Board.

B.
Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market or the SEC, as applicable, each member of the Committee shall be an “independent director” as defined by the applicable rules of the Nasdaq Stock Market and a “non-employee director” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for purposes of meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor Code section, the members of the Committee who approve the performance goals to which certain of the executive compensation is tied in making such performance-based awards shall qualify as “outside” directors, as defined in Treasury Regulation 1.162-27(e)(3) promulgated under the Code, and such members shall consist of at least two of the members of the Committee.

C.	Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

D.	Members of the Committee shall be appointed by the Board. The Board may remove members of the Committee from such committee, with or without cause.

IV.           Procedures and Administration

A.
The Committee shall meet as often as it deems necessary in order to perform its responsibilities, but in no event less than [2-4] times per year. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate. A majority of the members of the Committee shall constitute a quorum.

B.
The Committee may form one or more subcommittees as it deems appropriate from time to time and may delegate authority to such committees or to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation or listing standard to be exercised by the Committee as a whole.

C.	The Committee shall report regularly to the Board as to the matters discussed and actions taken at each meeting of the Committee.

D.
The Committee shall have the authority, without further action by the Board, to engage and determine fees and other retention terms for such independent legal, accounting, compensation and other consultants and advisors as it deems necessary, in its sole discretion, to carry out its responsibilities and the Committee shall be directly responsible for the oversight of such advisor’s work. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

E.
The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

V.           Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A. Compensation Philosophy, Plans and Programs

1.	Periodically review, consider and approve the philosophy and framework for compensation of the Company’s CEO and other executive officers and other employees.

2.
Review and approve compensation plans and programs for executive officers and, in its discretion, other employees, including incentive and equity-based plans and programs, any appropriate employment contracts, special retirement benefits, and severance or change in control arrangements, and recommend, where appropriate, Board approval of such plans and programs.

3.
Periodically review the adequacy and market competitiveness of such plans and programs for the executive officers and other employees, and, in consultation with such advisors or consultants as the Committee deems appropriate, compare such plans and programs to those of the Company’s peer groups, ensuring appropriate levels of incentive to management, and aligning management’s goals with the interests of stockholders.

4.	Administer the Company’s equity-based plans and programs.

5.
Monitor the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and determine the extent to which the Company should comply with its provisions and any steps that the Committee must take in order to comply with such provisions.

6.
Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay votes, taking into account the results of the most recent stockholder advisory vote on the frequency of Say on Pay votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay vote and the frequency of the Say on Pay vote to be included in the Company’s proxy statement.

B.           Specific Compensation Amounts and Incentives

1.
Review and approve annual base salary amounts for executive officers and, based upon discussions with the CEO and taking into account the results of the most recent Say on Pay vote, annual incentive opportunity levels and the financial, strategic and other goals to be met to earn annual and long-term incentive awards, and recommend, where appropriate, Board approval of such salary amounts and incentive levels and goals.

2.
Review and evaluate, at least annually and taking into account the views of the other members of the Board, the performance and leadership of the CEO and determine, and recommend, where appropriate, Board approval of, the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and consistent with the achievement of the established goals. Any deliberations or decisions relating to the compensation of the CEO shall be made outside the presence of the CEO.

3.
Review with the CEO his evaluation of the performance of the executive officers and determine with the CEO, and recommend, where appropriate, Board approval of, the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and consistent with the achievement of the established goals, taking into account the results of the most recent Say on Pay vote.

4.	Review and approve, as appropriate, other officer and key management compensation actions.

5.	Periodically review and make recommendations to the Board with respect to director compensation.

C.           Other Responsibilities

1.	At least annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

2.	As appropriate, review and assess, and make recommendations to the Board with respect to, management succession and development.

3.
Review and discuss annually with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K (the “CD&A”). The Compensation Committee shall consider annually whether it will recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A.

4.	Prepare the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K for inclusion in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A.

5.	Conduct the independence analysis and consider the factors described in Rule 10C-1 promulgated under the Exchange Act, before retaining legal, accounting, compensation consultants or other advisors.

6.	At least annually, evaluate the Committee’s own performance and report the results of such evaluation to the Board.

7.
Perform any other activities consistent with this Charter, the Company’s Memorandum and Articles of Association/Constitution, and governing law as the Committee or the Board deems necessary or appropriate.

APPENDIX D
FORM OF ARRANGEMENT RESOLUTION

RESOLUTION OF THE SHAREHOLDERS OF
TRIBUTE PHARMACEUTICALS CANADA INC.
(the "Company")

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
The arrangement (as it may be modified or amended, the "Arrangement") under section 182 of the Business Corporations Act (Ontario) ("OBCA") involving the Company and its securityholders, all as more particularly described and set forth in the plan of arrangement (as it may be modified or amended, the "Plan of Arrangement") attached as Appendix "E" to the information circular of the Company dated November 6, 2015 (the "Information Circular"), is hereby authorized and approved.

2.
The Agreement and Plan of Merger and Arrangement dated as of June 8, 2015 among the Company, Aguono Limited, Trafwell Limited, ARLZ US Acquisition Corp., ARLZ CA Acquisition Corp. and Pozen,  Inc., as may be amended from time to time (the "Arrangement Agreement"), the actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and causing the performance by the Company of its obligations thereunder are hereby confirmed, ratified, authorized and approved.

3.
Notwithstanding that this resolution has been passed (and the Arrangement approved and agreed to) by securityholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice, the directors of the Company are hereby authorized and empowered without further approval of any securityholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or Plan of Arrangement and/or (ii) not to proceed with the Arrangement at any time prior to the Arrangement Effective Time (as defined in the Arrangement Agreement).

4.
Any one director or officer of the Company is hereby authorized, empowered and instructed, acting for, in the name and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such other documents and to do or to cause to be done all such other acts and things as in such person's opinion may be necessary or desirable in order to carry out the intent of the foregoing paragraphs of these resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.

D-1

APPENDIX E
PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT
under Section 182 of the

Business Corporations Act (Ontario)

ARTICLE 1
INTERPRETATION

1.1          In this Plan of Arrangement, the following terms have the following meanings:

(a)
"Arrangement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to the arrangement pursuant to Section 182 of the OBCA set forth in this Plan of Arrangement as supplemented, modified or amended, and not to any particular article, section or other portion hereof.

(b)
"Arrangement Agreement" means the agreement and plan of merger and arrangement dated as of June 8, 2015 among Parent, Ltd2, Tribute, Can Merger Sub, ARLZ US Acquisition Corp. and POZEN Inc. with respect to the Arrangement and all amendments thereto.

(c)	"Arrangement Depositary" means Computershare Trust Company, NA, or such other Person as may be designated by Parent and Tribute.

(d)	"Arrangement Resolution" means the special resolution to be considered and if though fit, passed by the Tribute Shareholders at the Tribute Meeting to approve the Arrangement;

(e)
"Articles of Arrangement" means the articles of arrangement in respect of the Arrangement required under the OBCA to be filed with the Director after the Final Order has been granted giving effect to the Arrangement.

(f)	"Broker Warrants" means the Tribute Common Share purchase warrants issued in certificated form expiring on May 21, 2017;

(g)
"Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Toronto, in the Province of Ontario, for the transaction of banking business.

(h)	"Can Merger Sub" means ARLZ CA Acquisition Corp., a corporation incorporated under laws of the Province of Ontario.

(i)
"Certificate of Arrangement" means the certificate which may be issued by the Director pursuant to subsection 183(2) of the OBCA or, if no certificate is to be issued, the proof of filing in respect of the Arrangement.

(j)
"Continuing Optionholder" means a Tribute Optionholder who will, immediately subsequent to the Effective Time, be at least one of a director, officer, employee or consultant of Parent and/or an affiliate of Parent, as agreed by Parent.

(k)	"Court" means the Ontario Superior Court of Justice (Commercial List) or other court with jurisdiction to consider and issue the Interim Order and the Final Order.

(l)	"Director" means the Director appointed pursuant to section 278 of the OBCA.

(m)	"Dissent Rights" has the meaning ascribed thereto in section 4.1.

(n)	"Effective Date" means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

(o)	"Effective Time" means the time at which the Articles of Arrangement are filed with the Director on the Effective Date.

(p)	"Exchange Ratio" means in respect of each Tribute Common Share, 0.1455 Parent Shares to be issued in accordance with the terms hereof.

(q)	"Exchange Options" has the meaning provided in Subsection 3.1(c).

(r)
"Final Order" means the final order of the Court, in a form acceptable to Tribute and Parent, each acting reasonably, approving the Arrangement pursuant to subsection 182(5) of the OBCA to be applied for following the Tribute Meeting, as such order may be affirmed, amended or modified by the Court (with the consent of both Tribute and Parent, each acting reasonably) at any time prior to the Effective Date.

(s)
"Indenture Warrants" means, collectively, the Tribute Common Share purchase warrants expiring on July 15, 2016 issued or, in the case of the Indenture Warrants to be issued on exercise of the Tribute Compensation Options, issuable, pursuant to the Tribute Warrant Indenture;

(t)
"Interim Order" means an interim order of the Court, in a form acceptable to Tribute and Parent, each acting reasonably, under subsection 182(5) of the OBCA containing declarations and directions with respect to the Arrangement, as such order may be affirmed, amended or modified by the Court (with the consent of both Tribute and the Parent, each acting reasonably).

(u)
"Ltd2" means Trafwell Limited (which was renamed Aralez Pharmaceuticals Holdings Limited) a private limited company incorporated in Ireland with registered number 561618, having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland.

(v)	"OBCA" means the Business Corporations Act, (Ontario), as amended, including the regulations promulgated thereunder.

(w)
"Optionholder Election Form" means the duly completed written election of an Optionholder, in form satisfactory to Parent, irrevocably electing that: (i) in the case of a Continuing Optionholder, certain of the Tribute Options held by such Continuing Optionholder are to be exchanged for Parent Options in accordance with the provisions of Subsection 3.1(h); and/or (ii) certain of the Tribute Options held by such Optionholder are to be exchanged for Tribute Common Shares in accordance with the provisions of Subsection 3.1(c).

(x)	"Parent" means Aralez Pharmaceuticals Limited, a corporation existing pursuant to the laws of Ireland.

(y)	"Parent Option" means an option to purchase Parent Shares granted pursuant to the Parent Option Plan.

(z)	"Parent Option Plan" means the stock option plan of Parent, including all amendments thereto.

(aa)	"Parent Share" means an ordinary share in the capital of Parent as constituted on the date hereof.

(bb)	"Person" means an individual, partnership, association, body corporate, trust, unincorporated organization, government, regulatory authority, or other entity.

(cc)	"Rollover Options" has the meaning provided in Subsection 3.1(h).

(dd)	"Series B Warrants" means, collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on February 27, 2018, March 5, 2018 and March 11, 2018, as applicable;

(ee)	"Series K Warrants" means, collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on September 20, 2018;

(ff)	"Series M Warrants" means, collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on May 11, 2017;

(gg)	"Series S Warrants" means collectively, the Tribute Common Share purchase warrants issued in certificated form and expiring on August 8, 2018, February 4, 2021 and October 1, 2021, as applicable.

(hh)	"Tribute" means Tribute Pharmaceuticals Canada Inc., a corporation amalgamated under the OBCA.

(ii)	"Tribute Common Share" means a common share in the capital of Tribute as constituted on the date hereof.

(jj)	"Tribute Common Shareholders" means the holders from time to time of the Tribute Common Shares.

(kk)
"Tribute Compensation Options" means the compensation options of Tribute which expire on July 16, 2016, each of which is exercisable into one Tribute Common Share and one-half of one Indenture Warrant.

(ll)	"Tribute Compensation Optionholders" means the holders from time to time of the Tribute Compensation Options.

(mm)
"Tribute Dissenting Shareholder" means registered holders of Tribute Common Shares who validly exercise the Dissent Rights with respect to the Arrangement provided to them under the Interim Order and whose dissent rights remain valid immediately before the Effective Time.

(nn)
"Tribute Letter of Transmittal" means the letter of transmittal to be sent to the holders of Tribute Common Shares pursuant to which holders of Tribute Common Shares are required to deliver certificates representing their Tribute Common Shares to receive the Parent Shares, as applicable, issuable or payable to them pursuant to the Arrangement.

(oo)	"Tribute Market Value" shall be equal to the closing price on the TSXV of a Tribute Common Share on the trading day immediately prior to the Effective Date.

(pp)	"Tribute Meeting" means the special meeting of holders of Tribute Common Shareholders to be held to consider, among other things, the Arrangement and related matters, and any adjournment thereof.

(qq)	"Tribute Option Differential" means the amount by which the Tribute Market Value exceeds the exercise price of a particular Tribute Option.

(rr)	"Tribute Optionholders" means the holders from time to time of the Tribute Options.

(ss)	"Tribute Option Plan" means the stock option plan of Tribute.

(tt)	"Tribute Options" means the options to purchase Tribute Common Shares granted pursuant to the Tribute Option Plan.

(uu)	"Tribute Securities" means, collectively, the Tribute Common Shares, the Tribute Options, the Tribute Warrants and the Tribute Compensation Options.

(vv)	"Tribute Securityholders" means, collectively, the Tribute Common Shareholders, the Tribute Optionholders, the Tribute Warrantholders and the Tribute Compensation Optionholders.

(ww)	"Tribute Warrant Indenture" means the warrant indenture dated July 15, 2014 between Tribute and Equity Financial Trust Company providing for the issuance of the Indenture Warrants;

(xx)	"Tribute Warrantholders" means the holders from time to time of the Tribute Warrants.

(yy)
"Tribute Warrants" means collectively, (i) the Indenture Warrants outstanding as of the Effective Time and those issuable pursuant to the Tribute Compensation Options; (ii) the Series B Warrants outstanding as of the Effective Time; (iii) the Series K Warrants outstanding as of the Effective Time; (iv) the Series M Warrants outstanding as of the Effective Time; (v) the Series S Warrants outstanding as of the Effective Time; and (vi) the Broker Warrants outstanding as of the Effective Time.

(zz)	"Tax Act" means the Income Tax Act (Canada), as the same may be amended, including the regulations promulgated thereunder.

(aaa)	"TSXV" means the TSX Venture Exchange.

(bbb)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

Any capitalized terms used but not herein defined shall have the meanings ascribed thereto in the Arrangement Agreement.

1.2
The division of this Plan of Arrangement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3	Unless reference is specifically made to some other document or instrument, all references herein to articles and sections are to articles and sections of this Plan of Arrangement.

1.4	Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; and words importing any gender shall include all genders.

1.5
In the event that the date on which any action is required to be taken hereunder by any of the parties is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6	References in this Plan of Arrangement to any statute or sections thereof shall include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

1.7	All dollar amounts referred to in this Plan of Arrangement are in Canadian funds, unless otherwise	indicated herein.

1.8
Time shall be of the essence in every matter or action contemplated hereunder.  All times expressed herein or in the Letter of Transmittal are local time (Toronto, Ontario) unless otherwise stipulated herein or therein.

ARTICLE 2
ARRANGEMENT AGREEMENT

2.1
This Plan of Arrangement is made pursuant to and is subject to the provisions and forms part of the Arrangement Agreement except in respect of the sequence of steps comprising the Arrangement, which shall occur in the order set out herein.

2.2
This Plan of Arrangement, upon the filing of the Articles of Arrangement and the issue of the Certificate of Arrangement, if any, shall become effective on, and be binding on and after, the Effective Time on: (i) the Tribute Securityholders; (ii) Tribute; (iii) Can Merger Sub; (iv) Parent and (v) the Arrangement Depositary.

2.3
The Articles of Arrangement and Certificate of Arrangement shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein. If no Certificate of Arrangement is required to be issued by the Director pursuant to subsection 183(2) of the OBCA, the Arrangement shall become effective on the date the Articles of Arrangement are filed with the Director pursuant to subsection 183(1) of the OBCA.

ARTICLE 3
ARRANGEMENT
3.1           Commencing at the Effective Time, each of the events set out below shall occur by operation of law and shall be deemed to occur in the following order without any further act or formality except as otherwise provided herein:

Vesting of Tribute Options

(a) each Tribute Option outstanding immediately prior to the Effective Time, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be fully vested;

Tribute Dissenting Shareholders

(b) the Tribute Common Shares held by Tribute Dissenting Shareholders shall be deemed to have been transferred to Can Merger Sub (free of any claims) and cancelled and as at the Effective Time such Tribute Dissenting Shareholder shall cease to have any rights as Tribute Common Shareholders other than the right to be paid the fair value of their Tribute Common Shares in accordance with Article 5;

Exchange of Tribute Options (No Rollover Election)

(c) if a Tribute Optionholder provides to Tribute, on or before the date which is three (3) Business Days prior to the Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Tribute Optionholder are subject to an exchange election ("Exchange Options"), each such Exchange Option will be deemed to be surrendered to Tribute in exchange for such number of Tribute Common Shares as is equal to the quotient obtained when the Tribute Option Differential applicable to such Exchange Option is divided by the Tribute Market Value;

(d) if a Tribute Optionholder does not deliver a duly completed and executed Optionholder Election Form in accordance with Subsection 3.1(c) or 3.1(h) or fails to make an election in respect of any Tribute Options held by such Tribute Optionholder, such Tribute Options not subject to an election shall be deemed to be (A) Exchange Options in the event the Tribute Option Differential applicable to such options is greater than zero; or (B) surrendered to Tribute in exchange for a cash payment of C$0.0001 from Tribute per applicable Tribute Option in the event the Tribute Option Differential applicable to such option is zero or less than zero.

Exercise of Tribute Warrants

(e) after the Effective Time, on the due and proper exercise of the Tribute Warrants by a Tribute Warrantholder, such Tribute Warrants will entitle such Tribute Warrantholder to purchase Parent Shares for no additional consideration beyond that set out in the Tribute Indenture or the certificates evidencing such Tribute Warrant, as the case may be, subject to the application of the Exchange Ratio, all of which is in accordance with the provisions of the Tribute Warrant Indenture and the certificates evidencing such Tribute Warrant, as the case may be;

Exercise of Tribute Compensation Options

(f) after the Effective Time, on the due and proper exercise of the Tribute Compensation Options by a Tribute Compensation Optionholder, such Tribute Compensation Options will entitle such Tribute Compensation Optionholder to purchase Parent Shares and Indenture Warrants for no additional consideration beyond that set out in the certificate evidencing such Tribute Compensation Options, subject to the application of the Exchange Ratio to the number of Parent Shares such holder is entitled, all of which is in accordance with the provisions of the certificates evidencing such Tribute Compensation Options;

Exchange of Tribute Common Shares by Tribute Common Shareholders

(g) the Tribute Common Shares held by Tribute Common Shareholders (other than those previously held by Tribute Dissenting Shareholders but including those received in accordance with Subsection 3.1(c) or (d) shall be sold, assigned and transferred to Can Merger Sub (free and clear of all liens, claims and encumbrances) in exchange for such number of Parent Shares (delivered directly by Parent or caused to be delivered directly by the Arrangement Depositary on behalf of Parent) as is equal to the number of Tribute Common Shares so exchanged, multiplied by the Exchange Ratio;

Conversion of Tribute Options by Continuing Optionholders pursuant to Rollover Elections

(h) if a Continuing Optionholder provides to Parent and Tribute, on or before the date which is three (3) Business Days prior to the Effective Date, a duly completed and executed Optionholder Election Form and therein designates that certain Tribute Options held by such Continuing Optionholder are subject to a rollover election ("Rollover Options"), all such Rollover Options will be assumed by Parent and, for no consideration received by Parent, will be converted into Parent Options entitling the holder to purchase that number of Parent Shares as is equal to the number of Tribute Shares issuable pursuant to the Rollover Options so converted multiplied by the Exchange Ratio; the exercise price for each Parent Share issuable pursuant to such Parent Option will be equal to the exercise price of the Rollover Option so cancelled multiplied by the quotient obtained by dividing one (1) by the Exchange Ratio; and the expiry date of each such Parent Option will be the same as for each corresponding Rollover Option so converted.

3.2           With respect to each holder of Tribute Securities (other than Tribute Dissenting Shareholders), as the case may be, at the Effective Time:

(a) upon the exchange of Tribute Options for Tribute Common Shares or cash pursuant to Subsection 3.1(c):

(i) each former Tribute Optionholder shall cease to be the holder of the Tribute Options so exchanged and the name of each such Tribute Optionholder shall be removed from the register of holders of Tribute Options;

(ii) each such former Tribute Optionholder entitled to Tribute Common Shares shall become a holder of the Tribute Common Shares so exchanged and shall be added to the register of holders of Tribute Common Shares; and

(iii) each such former Tribute Optionholder entitled to a cash payment from Tribute shall cease to have any rights in respect of such Tribute Options other than the right to receive the applicable cash payment in accordance with Subsection 3.1(d)(B).

(b) upon the due and proper exercise of the Tribute Warrants which entitle the holder to purchase Parent Shares pursuant to Subsection 3.1(e):

(i)
each Tribute Warrantholder shall be added to the register of members of Parent Shares (or book-entry register as applicable) in such a manner as to record the number of Parent Shares (or book-entry interests in respect of Parent Shares) issuable on payment of the exercise price of such Tribute Warrants, subject to the application of the Exchange Ratio to such number of Parent Shares, in accordance with the terms of the provisions of the Tribute Warrant Indenture and the certificates evidencing the Tribute Warrants, as applicable;

(c) upon the due and proper exercise of the Tribute Compensation Options which entitle the holder to purchase Parent Shares and Indenture Warrants pursuant to Subsection 3.1(f):

(i)
each such Tribute Compensation Optionholder shall be added to the register of members of Parent Shares (or book-entry register as applicable) and Indenture Warrants in such manner as to record the number of Parent Shares (or book-entry interests in respect of Parent Shares) issuable on payment of the exercise price of such Tribute Compensation Warrants, subject to the application of the Exchange Ratio to such number of Parent Shares in accordance with the terms of the provisions of the certificates evidencing the Tribute Compensation Options;

(d) upon the exchange of Tribute Common Shares for Parent Shares pursuant to Subsection 3.1(g):

(i) each former Tribute Common Shareholder shall cease to be the holder of the Tribute Common Shares so exchanged and the name of each such Tribute Common Shareholder shall be removed from the register of holders of Tribute Common Shares;

(ii) each such former Tribute Common Shareholder shall become a holder of the Parent Shares so exchanged (or a book-entry interest in respect of such Parent Shares) and shall be added to the register of members of Parent Shares (or book-entry register as applicable); and

(iii) Can Merger Sub shall become the holder of the Tribute Common Shares so exchanged and shall be added to the register of holders of Tribute Common Shares in respect thereof; and

(e) upon the conversion of Tribute Options into Parent Options pursuant to Subsection 3.1(h):

(i)           the name of each such former Tribute Optionholder shall be removed from the register of holders of Tribute Options; and

(ii)           each such former Tribute Optionholder shall become a holder of the Parent Options so converted and shall be added to the register of holders of Parent Options.

ARTICLE 4
U.S. SECURITIES ACT EXEMPTION

4.1
Notwithstanding any provision herein to the contrary, the Parties agree that this Plan of Arrangement will be carried out with the intention that all Parent Shares issued to Tribute Common Shareholders and Parent Options issued to Tribute Optionholders on completion of this Plan of Arrangement will be issued by the parties in reliance on the exemption from the registration requirements of the U.S. Securities Act as provided by Section 3(a)(10) thereof (the "Section 3(a)(10) Exemption"). In order to ensure the availability of Section 3(a)(10) Exemption, the parties agree that the Arrangement will be carried out on the following basis:

(a) the Arrangement will be subject to the approval of the Court;

(b) prior to the hearing required to approve the Arrangement, the Court will be advised as to the intention of the parties to rely on the Section 3(a)(10) Exemption based on the Court's approval of the Arrangement;

(c) the Court will be required to satisfy itself as to the fairness of the Arrangement to each of the Tribute Common Shareholders and Tribute Optionholders;

(d) Parent, Can Merger Sub and Tribute will ensure Tribute Common Shareholders and Tribute Optionholders entitled to receive securities upon the completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(e) the parties entitled to receive such securities will be advised that the Parent Shares and Parent Options issued pursuant to the Arrangement have not been registered under the U.S. Securities Act or applicable state securities laws and will be issued in reliance on the Section 3(a)(10) Exemption;

(f) the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair to the Tribute Common Shareholders and Tribute Optionholders;

(g) the Interim Order approving the Tribute Meeting will specify that each Tribute Common Shareholder and Tribute Optionholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time; and

(h) the Final Order shall include a statement substantially to the following effect:

"This Order will serve as a basis to claim the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") set forth in Section 3(a)(10) of the U.S. Securities Act for the issuance of Parent Shares to Tribute Common Shareholders in exchange for their Tribute Common Shares and the issuance of the Parent Options to Tribute Optionholders in exchange for their Tribute Options, all pursuant to the Arrangement."

ARTICLE 5
DISSENTING SHAREHOLDERS

5.1
Pursuant to the Interim Order, each registered Tribute Common Shareholder may exercise rights of dissent ("Dissent Rights") pursuant to and in the manner set forth in section 185 of the OBCA, as modified by this Article 5 and the Interim Order; provided, however, that written objection to the Arrangement Resolution, in the manner contemplated by subsection 185(6) of the OBCA, must be sent to and received by Tribute by no later than 4:00 p.m. (Toronto time) on the second Business Day immediately prior to the Tribute Meeting.  Tribute Common Shareholders who duly exercise such rights of dissent and who:

(a) are ultimately determined to be entitled to be paid fair value for the Tribute Common Shares in respect of which they have exercised Dissent Rights will be deemed to have irrevocably transferred such Tribute Common Shares to Can Merger Sub pursuant to Section 3.(b) in consideration of such fair value; or

(b) are ultimately not entitled, for any reason, to be paid fair value for the Tribute Common Shares in respect of which they have exercised Dissent Rights will be deemed to have participated in the Arrangement on the same basis as a Tribute Common Shareholder who has not exercised Dissent Rights, as at and from the time specified in Section 3.1(g) and be entitled to receive only the consideration set forth in Section 3.1(g);

but in no case will Tribute or Can Merger Sub or any other person be required to recognize such holders as holders of Tribute Common Shares after the completion of the steps set forth in Section 3.1(b) or 3.1(g), as the case may be, and each Tribute Dissenting Shareholder will cease to be entitled to the rights of a Tribute Common Shareholder in respect of the Tribute Common Shares in relation to which such Tribute Dissenting Shareholder has exercised Dissent Rights and the central securities register of Tribute will be amended to reflect that such former holder is no longer the holder of such Tribute Common Shares as and from the Effective Time.  For greater certainty, and in addition to any other restriction under section 185 of the OBCA, a Tribute Common Shareholder who has voted, or instructed a proxyholder to vote, against the Arrangement Resolution shall not be entitled to exercise Dissent Rights with respect to the Arrangement.

ARTICLE 6
OUTSTANDING CERTIFICATES AND FRACTIONAL SECURITIES

6.1
At or before the Effective Time, Can Merger Sub will cause Parent to deposit with the Arrangement Depositary for the benefit of the Tribute Common Shareholders one or more certificates or other entitlements representing the aggregate number of Parent Shares required to be delivered by Can Merger Sub to the Tribute Common Shareholders pursuant to Sections 3.1(g) (calculated without reference to whether any Tribute Common Shareholder has exercised Dissent Rights).

6.2
From and after the Effective Time, certificates formerly representing Tribute Securities that were exchanged under Section 3.1 shall represent only the right to receive (a) the consideration to which the holders are entitled under the Arrangement, or (b) as to those held by Tribute Dissenting Shareholders (other than those Tribute Dissenting Shareholders deemed to have participated in the Arrangement pursuant to Section 5.1(b)), to receive the fair value of the Tribute Common Shares represented by such certificates.

6.3
Subject to the provisions of the Tribute Letter of Transmittal, Parent shall, as soon as practicable following the later of the Effective Date and the date of deposit by a former Tribute Common Shareholder of a duly completed Tribute Letter of Transmittal and the certificates representing such Tribute Common Shares, either:

(a) forward or cause to be forwarded by first class mail (postage prepaid) to such former holder at the address specified in the Tribute Letter of Transmittal; or

(b) if requested by such holder in the Tribute Letter of Transmittal, make available or cause to be made available at the Arrangement Depositary for pickup by such holder,

certificates representing the number of Parent Shares issued to such holder under the Arrangement, but only to the extent that Parent issues Parent Shares in certificated form or as otherwise determined by the Memorandum and Articles of Association of Parent.

6.4
If any certificate which immediately prior to the Effective Time represented an interest in outstanding Tribute Common Shares that were exchanged pursuant to Section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the Arrangement Depositary will issue and deliver in exchange for such lost stolen or destroyed certificate the consideration to which the holder is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto) as determined in accordance with the Arrangement. The Person who is entitled to receive such consideration shall, as a condition precedent to the receipt thereof, give a bond to each of Tribute and Parent and their respective transfer agents, which bond is in form and substance satisfactory to each of the Tribute and Parent and their respective transfer agents, or shall, to the extent agreed by Tribute and Parent, otherwise indemnify Tribute and Parent and their respective transfer agents against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

6.5
All dividends or other distributions, if any, made with respect to any Tribute Common Shares allotted and issued pursuant to the Arrangement but for which a certificate has not been issued shall be paid or delivered to the Arrangement Depositary to be held by the Arrangement Depositary, in trust, for the registered holder thereof. Subject to Section 6.3, the Arrangement Depositary shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Arrangement Depositary in such form as the Arrangement Depositary may reasonably require, such dividends and distributions to which such holder is entitled, net of applicable withholding and other taxes.

6.6
Any certificate formerly representing Tribute Common Shares that is not deposited with all other documents as required by this Plan of Arrangement on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature including the right of the holder of such shares to receive Parent Shares (and any dividend and distributions thereon). In such case, such Parent Shares (together with all dividends and distributions thereon) shall be returned to Parent and such Parent Shares shall be sold by Parent for the account of Parent in accordance with the relevant provisions of Parent's Memorandum and Articles of Association.

6.7
No certificates representing fractional Parent Shares or Tribute Common Shares shall be issued under this Arrangement. In lieu of any fractional shares: (a) each registered holder of Tribute Common Shares otherwise entitled to a fractional interest in a Parent Share will receive the nearest whole number of Parent Shares (with fractions equal to exactly 0.5 being rounded up); and (b) each registered holder of Tribute Options otherwise entitled to a fractional interest in a Tribute Common Share will receive the nearest whole number of Tribute Common Shares (with fractions equal to exactly 0.5 being rounded up).

ARTICLE 7
AMENDMENTS

7.1
Parent or Tribute may amend this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment must be: (i) set out in writing; (ii) approved by the other party; (iii) filed with the Court and, if made following the Tribute Meeting, approved by the Court; and (iv) communicated to holders of Tribute Securities, if and as required by the Court.

7.2
Any amendment to this Plan of Arrangement may be proposed by Parent or Tribute at any time prior to or at the Tribute Meeting (provided that the other party shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Tribute Common Shareholders voting at the Tribute Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

7.3
Parent and Tribute may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Tribute Meeting and prior to the Effective Time with the approval of the Court.

7.4
Any amendment, modification or supplement to this Plan of Arrangement may be made prior to or following the Effective Time by Parent and Tribute; provided that, it concerns a matter which, in the reasonable opinion of Parent and Tribute, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any former holder of Tribute Common Shares.

ARTICLE 8
WITHHOLDING RIGHTS

8.1
Parent, Tribute, Can Merger Sub and the Arrangement Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any Tribute Securityholders (including Tribute Dissenting Shareholders) such amounts as Parent, Tribute, Can Merger Sub or the Arrangement Depositary determines, acting reasonably, are required or permitted pursuant to the Tax Act, the United States Internal Revenue Code of 1986, or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Tribute Securityholder in respect of which such deduction and withholding was made; provided that, such withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 9
FURTHER ASSURANCES

9.1
Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein. Tribute and Parent may agree not to implement this Plan of Arrangement, notwithstanding the passing of the resolution approving the Arrangement by the Tribute Common Shareholders and the receipt of the Final Order.

APPENDIX F
  INTERIM ORDER

Court File No. CV-15-11161-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

THE HONOURABLE	)	**FRIDAY, THE 6TH DAY**
	)	
MR. JUSTICE NEWBOULD	)	**OF NOVEMBER, 2015**

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE *BUSINESS CORPORATIONS ACT*, R.S.O. 1990, Ch. B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING TRIBUTE PHARMACEUTICALS CANADA INC. INVOLVING ITS SHAREHOLDERS, ARALEZ PHARMACEUTICALS LTD. and ARLZ CA ACQUISITION CORP.

TRIBUTE PHARMACEUTICALS CANADA INC.

Applicant

INTERIM ORDER

THIS MOTION made by the Applicant, Tribute Pharmaceuticals Canada Inc. ("**Tribute**"), for an interim order for advice and directions pursuant to subsection 182(5) of the *Business Corporations Act*, R.S.O. 1990, Ch. B.16, as amended (the "**OBCA**") was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion, the Notice of Application issued on November 3, 2015 and the Affidavit of Scott Langille sworn November 3, 2015, (the "**Langille Affidavit**"), including the Plan of Arrangement, which forms part of Appendix "E" to the draft Management Information Circular of Tribute (the "**Information Circular**"), which is attached as Exhibit "A" to the Langille Affidavit, and on hearing the submissions of counsel for Tribute.

Interim Order
Tribute Pharmaceuticals Canada Inc.
Page 2

Definitions

1. **THIS COURT ORDERS** that all definitions used in this Interim Order shall have the meanings ascribed thereto in the Information Circular or otherwise as specifically defined herein.

The Meeting

2. **THIS COURT ORDERS** that Tribute is permitted to call, hold and conduct a special meeting (the "**Meeting**") of holders of Common Shares ("**Tribute Common Shares**") in the capital of Tribute (such holders, the "**Common Shareholders**") to be held at the office of Fogler, Rubinoff LLP at 77 King Street West, Suite 3000, Toronto, Ontario on December 9, 2015 at 10:00 a.m. (Toronto time) in order for the Common Shareholders to, among other things, consider and, if determined advisable, to pass a special resolution authorizing, adopting and approving, with or without variation, the Arrangement and the Plan of Arrangement (collectively, the "**Arrangement Resolution**").

3. **THIS COURT ORDERS** that the Meeting shall be called, held and conducted in accordance with the OBCA, the notice of meeting of Common Shareholders which accompanies the Information Circular (the "**Notice of Meeting**") and the articles and by-laws of Tribute, subject to what may be provided hereafter and subject to further order of this Court.

4. **THIS COURT ORDERS** that the record date (the "**Record Date**") for determination of the Common Shareholders entitled to notice of, and to vote at, the Meeting, shall be the close of business on November 9, 2015 and shall not change in respect of any adjournments or postponements of the Meeting.

5. **THIS COURT ORDERS** that the only persons entitled to attend or speak at the Meeting shall be:

   (a) the Common Shareholders or their respective proxyholders;

   (b) the officers, directors, auditors and advisors of Tribute;

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(c) the representatives and advisors of ARLZ CA Acquisition Corp. ("**Can Merger Sub**") and Aralez Pharmaceuticals Ltd. ("**Aralez**"); and

(d) other persons who may receive the permission of the Chair of the Meeting.

6. **THIS COURT ORDERS** that Tribute may transact such other business at the Meeting as is contemplated in the Information Circular, or as may otherwise be properly before the Meeting.

Chair and Quorum

7. **THIS COURT ORDERS** that the Chair of the Meeting shall be determined by Tribute in accordance with the by-laws of Tribute and that the quorum at the Meeting shall be the holders of 15% of the Tribute Common Shares, whether present in person or represented by proxy at the opening of the Meeting who are entitled to vote at the Meeting.

Amendments to the Arrangement and Plan of Arrangement

8. **THIS COURT ORDERS** that Tribute is authorized to make, subject to the terms of the Agreement and Plan of Merger and Arrangement made as of the 8th day of June, 2015 among, inter alia, Tribute, Can Merger Sub and Aralez (the "**Arrangement Agreement**") and paragraph 9, below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Common Shareholders, or others entitled to receive notice under paragraphs 12 and 13 hereof, and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Common Shareholders at the Meeting and shall be the subject of the Arrangement Resolution. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Honourable Court at the hearing for the final approval of the Arrangement.

9. **THIS COURT ORDERS** that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement as referred to in paragraph 8, above, would, if disclosed, reasonably be expected to affect a Common Shareholder's decision to vote for or

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against the Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Honourable Court, by press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as Tribute may determine.

Amendments to the Information Circular

10. **THIS COURT ORDERS** that Tribute is authorized to make such amendments, revisions and/or supplements to the draft Information Circular as it may determine and the Information Circular, as so amended, revised and/or supplemental, shall be the Information Circular to be distributed in accordance with paragraphs 12 and 13.

Adjournments and Postponements

11. **THIS COURT ORDERS** that Tribute, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Common Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Tribute may determine is appropriate in the circumstances, including by press release. This provision shall not limit the authority of the Chair of the Meeting in respect of adjournments and postponements.

Notice of Meeting

12. **THIS COURT ORDERS** that, in order to effect notice of the Meeting, Tribute shall send the Information Circular (including the Notice of Application and this Interim Order), the Notice of Meeting, the form(s) of proxy and any letter of transmittal, along with such amendments or additional documents as Tribute may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectively, the "**Meeting Materials**"), to the following:

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(a) the registered Common Shareholders at the close of business on the Record Date, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting, by one or more of the following methods:

(i) by pre-paid ordinary or first class mail at the addresses of the Common Shareholders as they appear on the books and records of Tribute, or its registrar and transfer agents, at the close of business on the Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of Tribute;

(ii) by delivery, in person or by recognized courier service or inter-office mail, to the address specified in paragraph 12(a)(i) above; or

(iii) by facsimile or electronic transmission, including email, to any Common Shareholder, who is identified to the satisfaction of Tribute, who requests such transmission in writing and, if required by Tribute, who is prepared to pay the charges for such transmission;

(b) the non-registered Common Shareholders by providing sufficient copies of the Meeting Materials (other than Tribute's form(s) of proxy and any letter of transmittal) either to the registrar and transfer agents for direct mailing or to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and

(c) the respective directors and auditors of Tribute by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, including email, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting;

and that compliance with this paragraph shall constitute sufficient notice of the Meeting.

13. **THIS COURT ORDERS** that, in the event that Tribute elects to distribute the Meeting Materials, Tribute is hereby directed to distribute the Notice of Application, this Interim

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Order and the letter substantially in the form set out in Exhibit F to the Langille Affidavit, and any other communications or documents determined by Tribute to be necessary or desirable (collectively, the "**Court Materials**") to the holders of: (i) Tribute Options, (ii) Tribute Warrants, and (iii) Tribute Compensation Options, and other security holders of Tribute (as Tribute deems fit) by any method permitted for notice to Common Shareholders as set forth in paragraphs 12(a) or 12(b), above, concurrently with the distribution described in paragraph 12 of this Interim Order. Distribution to such persons shall be to their addresses (or email address) as they appear on the books and records of Tribute or its registrar and transfer agents at the close of business on the Record Date.

14. **THIS COURT ORDERS** that accidental failure or omission by Tribute to give notice of the meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Tribute, or the non-receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Tribute, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15. **THIS COURT ORDERS** that Tribute is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials and Court Materials as Tribute may determine in accordance with the terms of the Arrangement Agreement ("**Additional Information**"), and that notice of such Additional Information may, subject to paragraph 9, above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Tribute may determine.

16. **THIS COURT ORDERS** that distribution of the Meeting Materials and Court Materials pursuant to paragraphs 12 and 13 of this Interim Order shall constitute notice of the Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 12 and 13 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in

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respect of these proceedings and/or the Meeting to such persons or to any other persons, except to the extent required by paragraph 9, above.

Solicitation and Revocation of Proxies

17. **THIS COURT ORDERS** that Tribute is authorized to use the proxies and any letter of transmittal substantially in the form of the drafts accompanying the Information Circular, with such amendments and additional information as Tribute may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Tribute is authorized, at its expense, to solicit proxies, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Tribute may waive generally, in its discretion, the time limits set out in the Information Circular for the deposit or revocation of proxies by Common Shareholders, if Tribute deems it advisable to do so.

18. **THIS COURT ORDERS** that Common Shareholders shall be entitled to revoke their proxies as provided for in the Information Circular, or in any other manner permitted by law.

Voting

19. **THIS COURT ORDERS** that the only persons entitled to vote in person or by proxy on the Arrangement Resolution, or such other business as may be properly brought before the Meeting to be voted upon by the Common Shareholders, as applicable, shall be those Common Shareholders, as applicable, who hold any of the Common Shares as of the close of business on the Record Date. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

20. **THIS COURT ORDERS** that votes on the Arrangement Resolution shall be taken at the Meeting on the basis of one (1) vote for each Tribute Common Share held by such holder.

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21. **THIS COURT ORDERS** that in order for the Plan of Arrangement to be implemented, subject to further Order of this Honourable Court, the Arrangement Resolution must be passed, with or without variation, at the Meeting by:

(a) not less than two-thirds (66⅔%) of the votes cast at the Meeting by the holders of Tribute Common Shares, present in person or represented by proxy at the Meeting; and

(b) not less than a majority of the votes cast at the Meeting by the holders of Tribute Common Shares, (excluding the votes cast in respect of Tribute Common Shares held by persons whose votes must be excluded pursuant to Multilateral Instrument 61-101 – *Protection of Minority Security Holders in Special Transactions* of the Ontario Securities Commission), present in person or represented by proxy at the Meeting.

Such votes shall be sufficient to authorize Tribute to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Information Circular without the necessity of any further approval by the Common Shareholders (subject only to final approval of the Arrangement by this Honourable Court).

22. **THIS COURT ORDERS** that in respect of matters properly brought before the Meeting pertaining to items of business affecting Tribute to be voted upon by the Common Shareholders (other than in respect of the Arrangement Resolution), each Tribute Common Share entitles the holder of record thereof to one (1) vote per Tribute Common Share.

Dissent Rights

23. **THIS COURT ORDERS** that each registered Common Shareholder shall be entitled to dissent ("**Dissent Rights**") in connection with the Arrangement Resolution in accordance with Section 185 of the OBCA (except as the procedures of that section are varied by this Interim Order, the Final Order and the Plan of Arrangement) provided that notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Tribute on or prior to 4:00

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p.m. (Toronto time) on the second Business Day preceding the date of the Meeting (or, if the Meeting is adjourned or postponed, 4:00 p.m. (Toronto time) on the second Business Day preceding the date of the adjourned or postponed Meeting), and must otherwise comply strictly with the dissent procedures described in the Information Circular and the OBCA. For the purposes of these proceedings, the "court" referred to in section 185 of the OBCA means this Honourable Court.

24. **THIS COURT ORDERS** that any Common Shareholder who duly exercises such Dissent Rights set out in paragraph 23 above and who:

(a) is ultimately determined by this Court to be entitled to be paid fair value for the number and class of Tribute Common Shares in respect of which he, she or it (a "**Dissenting Shareholder**") has exercised Dissent Rights ("**Dissenting Shares**"), will: (i) be entitled to be paid the fair value of such Dissenting Shares, which fair value will be determined as of the close of business on the Business Day immediately preceding the date on which the Arrangement Resolution is adopted; (ii) be deemed to have been transferred by such Dissenting Shares to Tribute, with good and marketable title thereto and free and clear of any encumbrances, as at the Arrangement Effective Time; and (iii) not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had they not exercised their Dissent Rights; or

(b) is for any reason ultimately determined by this Court not to be entitled to be paid fair value for their Dissenting Shares, will be deemed to have participated in the Arrangement, commencing at the Arrangement Effective Time, on the same basis as a Common Shareholder who has not exercised Dissent Rights.

but in no case shall Tribute, Can Merger Sub, Aralez or any other person be required to recognize such Common Shareholders as holders of Tribute Common Shares at or after the Arrangement Effective Time and the names of such Common Shareholders shall be deleted from Tribute's register of holders of Tribute Common Shares at the Arrangement Effective Time.

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Hearing of Application for Approval of the Arrangement

25. **THIS COURT ORDERS** that, upon approval by the Common Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, Tribute may apply to this Honourable Court for final approval of the Arrangement.

26. **THIS COURT ORDERS** that distribution of the Notice of Application and the Interim Order in the Information Circular, when sent in accordance with paragraphs 12 and 13, shall constitute good and sufficient service of the Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 27.

27. **THIS COURT ORDERS** that any Notice of Appearance served in response to the Notice of Application shall be served on the solicitors for Tribute as soon as reasonably practicable, and, in any event, no less than 5 days before the hearing of this Application at the following address:

Fogler, Rubinoff LLP
77 King Street West
Suite 3000, P.O. Box 95
Toronto-Dominion Centre
Toronto, Ontario, Canada M5K 1G8

Attention: W. Ross MacDougall

Tel: (416) 864-9700
Fax: (416) 941-8852

28. **THIS COURT ORDERS** that, subject to further order of this Honourable Court, the only persons entitled to appear and be heard at the hearing of the within Application shall be:

(a) Tribute;

(b) Can Merger Sub;

(c) Aralez; and

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(d) any person who has filed a Notice of Appearance herein in accordance with the Notice of Application, this Interim Order and the *Rules of Civil Procedure*.

29. **THIS COURT ORDERS** that any materials to be filed by Tribute in support of the within Application for final approval of the Arrangement may be filed up to one day prior to the hearing of the Application without further order of this Honourable Court.

30. **THIS COURT ORDERS** that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 28 shall be entitled to be given notice of the adjourned date.

Precedence

31. **THIS COURT ORDERS** that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Common Shares or the Tribute Options, or the articles or by-laws of Tribute, this Interim Order shall govern.

Extra-Territorial Assistance

32. **THIS COURT** seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States of America or other country to act in aid of and to assist this Honourable Court in carrying out the terms of this Interim Order.

Variance

33. **THIS COURT ORDERS** that Tribute shall be entitled to seek leave to vary this Interim Order upon such terms and upon the giving of such notice as this Honourable Court may direct.

ENTERED AT / INSCRIT A TORONTO
ON / BOOK NO:
LE / DANS LE REGISTRE NO.:

NOV 0 6 2015

Dnl T.

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT, R.S.O. 1990, Ch. B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE RULES OF CIVIL PROCEDURE.

Court File No.

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING TRIBUTE PHARMACEUTICALS CANADA INC. INVOLVING ITS SHAREHOLDERS, ARALEZ PHARMACEUTICALS LTD. and ARLZ CA ACQUISITION CORP.

Tribute Pharmaceuticals Canada Inc. (Applicant)

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

Proceeding commenced at Toronto

INTERIM ORDER

FOGLER, RUBINOFF LLP
Lawyers
77 King Street West
Suite 3000, P.O. Box 95
Toronto-Dominion Centre
Toronto, Ontario M5K 1G8

W. Ross MacDougall (LSUC #: 49840A)
Tel: (416) 864-9700
Fax: (416) 941-8852

Lawyers for the Applicant,
Tribute Pharmaceuticals Canada Inc.

APPENDIX G
  NOTICE OF APPLICATION FOR FINAL ORDER

Court File No. CV-15-11161-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

IN THE MATTER OF an Application under section 182 of the *Business Corporations Act*, R.S.O. 1990, Ch. B.16, as amended;

AND IN THE MATTER OF Rule 14.05(2) and 14.05(3) of the *Rules of Civil Procedure*

AND IN THE MATTER OF a proposed arrangement of TRIBUTE PHARMACEUTICALS CANADA INC. involving its shareholders, ARALEZ PHARMACEUTICALS LTD. and ARLZ CA ACQUISITION CORP.

TRIBUTE PHARMACEUTICALS CANADA INC.

Applicant

NOTICE OF APPLICATION

TO THE RESPONDENTS:

A LEGAL PROCEEDING HAS BEEN COMMENCED by the Applicant. The claim made by the Applicant appears on the following pages.

THIS APPLICATION will come on for a hearing before a judge presiding over the Commercial List at 330 University Avenue, Toronto, Ontario, on a date to be scheduled at the 9:30 a.m. Hearing on Friday, November 6, 2015, or as soon after that time as the application may be heard, such date to be established in an Interim Order of this Court to be dated on or about November 6, 2015.

IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the Applicant's lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the Applicant's lawyer or, where the Applicant does not have a lawyer, serve it on the Applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2:00 p.m. on the day before the hearing.

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IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date: November 4, 2015

Issued by ______ **Bruna Gagliardi Registrar**
Local registrar

Address of court office: 330 University Avenue
Toronto, Ontario
M5G 1R7

TO: ALL HOLDERS OF COMMON SHARES OF TRIBUTE PHARMACEUTICALS CANADA INC. AS AT NOVEMBER 9, 2015

AND TO: ALL HOLDERS OF OPTIONS TO PURCHASE COMMON SHARES OF TRIBUTE PHARMACEUTICALS CANADA INC. AS AT NOVEMBER 9, 2015

AND TO: ALL HOLDER OF WARRANTS OF TRIBUTE PHARMACEUTICALS CANADA INC. AS AT NOVEMBER 9, 2015

AND TO: ALL HOLDERS OF COMPENSATION OPTIONS OF TRIBUTE PHARMACEUTICALS CANADA INC. AS AT NOVEMBER 9, 2015

AND TO: THE DIRECTORS OF TRIBUTE PHARMACEUTICALS CANADA INC.

AND TO: THE AUDITOR OF TRIBUTE PHARMACEUTICALS CANADA INC.

-3-

APPLICATION

1. **THE APPLICANT, TRIBUTE PHARMACEUTICALS CANADA INC., MAKES APPLICATION FOR:**

(a) an interim order (the "**Interim Order**") for advice and directions with respect to:

(b) an *ex parte* interim Order for advice and directions of this Honourable Court pursuant to subsection an order pursuant to s. 182(5) of the *Business Corporations Act*, R.S.O. 1990, Ch. B.16 (the "**OBCA**") approving a plan of arrangement, in connection with a proposed arrangement (the "**Arrangement**") involving Tribute;

(c) a final Order approving the Arrangement proposed by the Corporation pursuant to subsections 182(5) of the OBCA; and

(d) such further and other relief as this Honourable Court may deem just.

2. **THE GROUNDS FOR THE APPLICATION ARE:**

(b) the Arrangement is an "arrangement" within the meaning of subsection 182(1) of the OBCA;

(c) all pre-conditions to the approval of the Arrangement by the Court will have been satisfied prior to the hearing of the Application;

-4-

(d) the purpose of the Arrangement is to allow for the acquisition by ARLZ CA Acquisition Corp. ("**Can Merger Sub**"), a wholly-owned subsidiary of Aralez Pharmaceuticals Ltd. ("**Aralez**"), of all of the outstanding Tribute Common Shares, pursuant to an agreement and plan of merger and arrangement agreement dated June 8, 2015 among, *inter alia*, Tribute, Aralez and Can Merger Sub;

(e) Under the Arrangement, each holder of Tribute Common Shares (a "**Tribute Shareholder**") will receive share consideration of 0.1455 ordinary shares of Aralez ("**Aralez Shares**") per Tribute Common Share;

(f) section 182 of the OBCA;

(g) National Instrument 54-101 – *Communication with Beneficial Owners of Securities of a Reporting Issuer* of the Canadian Securities Administrators;

(h) all statutory requirements under the OBCA have been or will have been satisfied prior to the hearing of the Application;

(i) the Arrangement is in the best interests of, and fair to, the securityholders of the Corporation and is put forward in good faith;

(j) the Arrangement is procedurally and substantively fair and reasonable overall;

(k) if made, the final Order approving the Arrangement will constitute the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to section 3(a)(10) thereof, with respect to the Aralez Shares and options to purchase Aralez Shares issued and exchanged pursuant to the Arrangement;

(l) certain holders of Tribute Common Shares are resident outside of Ontario and will be served at their addresses as they appear on the books and records of the Corporation as at the record date set by Tribute, pursuant to Rule 17.02(n) of the *Rules of Civil Procedure* and the terms of any interim Order for advice and directions granted by this Honourable Court;

-5-

(m) rules 1.04, 3.02, 14.05(2), 14.05(3), 37 and 38 of the *Rules of Civil Procedure*; and

(n) such further and other grounds as counsel may advise and this Honourable Court may permit.

3. THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE HEARING OF THE APPLICATION:

(a) such interim Order as may be granted by this Honourable Court;

(b) an Affidavit of Scott Langille, Chief Financial Officer of Tribute, to be sworn (with exhibits attached thereto) outlining the basis for an interim Order for advice and directions;

(c) a further Affidavit to be sworn by a senior officer of Tribute (with exhibits attached thereto) reporting as to compliance with any interim Order and the results of any meeting of holders of Tribute Common Shares to be conducted pursuant to such interim Order; and

(d) such further and other documentary evidence as counsel may advise and this Honourable Court permit.

November 3, 2015

FOGLER, RUBINOFF LLP
Barristers and Solicitors
77 King Street West
Suite 3000, Box 95
Toronto-Dominion Centre
Toronto, ON M5K 1G8

W. Ross MacDougall (LSUC# 49840A)
Tel: 416.864.7604
Fax: 416.941.8852

Lawyers for the Applicant,
Tribute Pharmaceuticals Canada Inc.

TRIBUTE PHARMACEUTICALS CANADA INC.
Applicant

Court File No.: CU-15-11161-00CL

IN THE MATTER OF an Application under section 182 of the *Business Corporations Act*, R.S.O. 1990, Ch. B.16, as amended;

AND IN THE MATTER OF Rule 14.05(2) and 14.05(3) of the *Rules of Civil Procedure*

AND IN THE MATTER OF a proposed arrangement of TRIBUTE PHARMACEUTICALS CANADA INC. involving its shareholders, ARALEZ PHARMACEUTICALS LTD. and ARLZ CA ACQUISITION CORP.

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

Proceeding commenced at Toronto

NOTICE OF APPLICATION

FOGLER, RUBINOFF LLP
Barristers & Solicitors
95 Wellington Street West
Suite 1200, Toronto-Dominion Centre
Toronto, Ontario
M5J 2Z9

W. Ross MacDougall (LSUC #: 49840A)
Tel: (416) 864-9700
Fax: (416) 941-8852

Lawyers for the Applicant,
Tribute Pharmaceuticals Canada Inc.

APPENDIX H
  BLOOM BURTON & CO. FAIRNESS OPINION

STRICTLY PRIVATE & CONFIDENTIAL
June 7, 2015

The Board of Directors
Tribute Pharmaceuticals Canada Inc.
151 Steeles Ave East Milton, Ontario
L9T 1Y1

Members of the Board of Directors,

Bloom Burton & Co. Limited ("Bloom Burton", “we” or “us”) understands that the Directors of Tribute Pharmaceuticals Canada Inc. (“Tribute” or the “Company”) wish to establish the fairness, from a financial point of view, to the holders of common shares of Tribute, of the consideration to be received pursuant to the terms and conditions of the Agreement and Plan of Merger and Arrangement dated June 8, 2015, among Tribute, Aguono Limited, Trafwell Limted, ARLZ US Acquisition Corp., ARLZ CA Acquisition Corp., and POZEN, Inc. and the Plan of Arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Transaction”).

We understand that pursuant to the terms of the Transaction each of Tribute and POZEN, Inc. (“Pozen”) will become wholly-owned indirect subsidiaries of Trafwell Limited (“NewCo”), a private limited company incorporated in Ireland. We further understand that under the terms of the Transaction each common share of Tribute will be converted into a number of shares in NewCo equivalent in value to that of 0.1455 common shares of Pozen. The terms and conditions of the Transaction are fully set forth in the Agreement and Plan of Merger and Arrangement and the Plan of Arrangement. Tribute retained Bloom Burton to prepare and deliver a fairness opinion (the “Fairness Opinion”) to the Board of Directors of Tribute (the “Board”) in connection with the Transaction.

Engagement of Bloom Burton

By letter agreement dated June 2, 2015 (the “Engagement Letter”), the Company retained Bloom Burton to provide advisory services in respect of the Transaction. The Engagement Letter provides that Bloom Burton is to be paid a fee as well as reimbursement of all out-of-pocket expenses. Tribute has agreed to indemnify Bloom Burton from and against certain liabilities arising out of the performance of professional services rendered by Bloom Burton and its personnel under the Engagement Letter. Bloom Burton consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Management Information Circular to be prepared by the Company in connection with the Transaction and to the filing thereof, as required, with the securities commissions or similar authorities in Canada.

Bloom Burton has not been engaged to prepare (and has not prepared) a formal valuation or appraisal of Tribute, or of any of the assets, liabilities or securities of Tribute, or to express any opinion with respect to the form of the Transaction itself, and the Fairness Opinion should not be construed as such. Bloom Burton was similarly not engaged to review any legal, tax or accounting aspects of the Transaction. However, Bloom Burton has performed research, financial analyses and testing of assumptions that it considered to be appropriate and necessary in the circumstances to support the conclusions reached in the Fairness Opinion.

instructions from Tribute in connection with the conclusions reached in the Fairness Opinion. The fees payable to Bloom Burton are not dependent in any way on the conclusions of the Fairness Opinion.

Relationship With Interested Parties

Neither Bloom Burton nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Tribute, or any of their respective associates or affiliates. Bloom Burton has not been engaged to provide any financial advisory services nor has it participated in any financing involving Pozen or any of their respective associates or affiliates, within the past two years. Bloom Burton has acted as a financial advisor, agent or underwriter to Tribute within the past two years. There are no understandings, agreements or commitments between Bloom Burton and Tribute, Pozen, or any of their respective associates or affiliates with respect to any future business dealings. Bloom Burton may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Tribute, Pozen, or any of their respective associates or affiliates.

Bloom Burton holds in-the-money convertible securities of Tribute, which if exercised into common stock, would represent <1% of the fully diluted securities of Tribute. Bloom Burton does not have positions in the securities of Pozen or any of their respective associates or affiliates. As an investment dealer, Bloom Burton conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to Tribute, or the Transaction.

Credentials of Bloom Burton

Bloom Burton is an investment banking firm specializing in the life science and healthcare industries. Founded in 2009 in Toronto, Ontario, Bloom Burton is a member of the Investment Industry Regulatory Organization of Canada (IIROC) and is also a member of the Canadian Investor Protection Fund (CIPF). We offer our clients investment banking services including corporate finance and mergers and acquisitions advisory services. Our client types include privately-held and public life science or healthcare companies looking for financing or commercialization advice and Institutional and individual investors looking to invest in healthcare companies. Bloom Burton is Canada’s most active, healthcare-focused investment bank and has acted on behalf of our clients in over ninety transactions. The opinion expressed herein is the opinion of Bloom Burton.

Scope of Review

In connection with rendering the Fairness Opinion, Bloom Burton reviewed the Agreement and Plan of Merger and Arrangement and the Plan of Arrangement, Voting Agreements between specified shareholders of Tribute and Pozen, other related agreements and other publicly available financial and business information pertaining to Tribute and Pozen. We also reviewed certain other information pertaining to Tribute and Pozen including financial forecasts provided to us by Management of Tribute and Pozen and certain other information to commercial, regulatory and intellectual property aspects of each of the companies’ current and potential future operations. Bloom Burton additionally reviewed considered financial and stock market information pertaining to Tribute and Pozen as well as data for other companies that, in our professional judgement, we deemed similar to Tribute and/or Pozen. We also considered the financial terms of select business combinations or other transactions that we deemed relevant to the Transaction and certain other information, market research, financial and economic analysis, other capital markets criteria and discussions (including discussions with senior management, and other third parties) as we considered necessary and appropriate in the circumstances. Bloom Burton has not, to the best of its knowledge, been denied access by Tribute to any information under its control requested by Bloom Burton. Bloom Burton did not meet with the auditors of Tribute and has assumed the accuracy and fair presentation of, and relied upon, the audited financial statements of Tribute and the reports of the auditors thereon.

Assumptions and Limitations

We have relied upon the completeness, accuracy and fair presentation of all financial information, business plans, forecasts and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Tribute and its directors, officers, associates, affiliates, consultants, advisors and representatives or otherwise obtained pursuant to our engagement relating to Tribute and its associates and affiliates, and to the Transaction (collectively, the “Information”). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment, Bloom Burton has not been requested to, or attempted to verify independently the completeness, accuracy or fair presentation of any of the Information. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of Tribute or Pozen under any provincial or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of Tribute or Pozen.

With respect to any financial models, forecasts, projections, estimates and/or budgets prepared by Tribute and provided to Bloom Burton and used in its analyses, Bloom Burton notes that projecting future results of any company is inherently subject to uncertainty. Bloom Burton has assumed, however, that such financial models, forecasts, projections, estimates and/or budgets were prepared using the assumptions identified therein, which, in the opinion of Tribute, are (or were at the time and continue to be) reasonable in the circumstances. Bloom Burton expresses no view as to the reasonableness of such financial models, financial analyses, forecasts, projections, estimates and/or budgets or the assumptions on which they were based.

In preparing the Fairness Opinion, Bloom Burton has made several assumptions, including that all of the conditions required to complete the Transaction will be met and that the disclosure to be provided in the Management Information Circular to be delivered to shareholders with respect to the Transaction will be accurate in all material respects.

The Fairness Opinion is rendered as at the date hereof and on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Tribute, as they are reflected in the Information and as they were represented to Bloom Burton in its discussions with management. In its analyses and in connection with the preparation of the Fairness Opinion, Bloom Burton made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of Bloom Burton and any party involved in the Transaction. It should be understood that subsequent developments may affect the Fairness Opinion and that Bloom Burton does not have any obligation to update, revise, or reaffirm the Fairness Opinion. Bloom Burton is expressing no opinion herein as to the price at which the common shares, warrants, or any other securities of Tribute will trade at any future time.

The Fairness Opinion is provided for the use of the Board only and may not be disclosed, referred to, or communicated to, or relied upon by, any third party without the express prior written consent of Bloom Burton. Notwithstanding the foregoing, Bloom Burton has consented to the inclusion of the Fairness Opinion in its entirety and a summary of the terms of the engagement of Bloom Burton by the Company, the qualifications of Bloom Burton and the services of Bloom Burton in the Management Information Circular to be delivered to shareholders in connection with the meeting to approve the Transaction and to the filing thereof, as required, by Tribute with the securities commissions or similar regulatory authorities in Canada or other applicable jurisdictions.

Bloom Burton disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to the attention of Bloom Burton after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, Bloom Burton reserves the right to change, modify or withdraw the Fairness Opinion.

Bloom Burton believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any shareholder as to whether to vote in favour of the Transaction.

Fairness Analysis

Approach to Analyzing Fairness

In considering the fairness of the Transaction, from a financial point of view, to the shareholders of Tribute, Bloom Burton principally considered and relied upon a comparison of the value provided to Tribute shareholders from the Transaction to the fundamental value of Tribute shares as estimated using a discounted cash flow valuation and to other transactions that were deemed, in the opinion of Bloom Burton, to be suitable comparators. Bloom Burton also performed analysis of potential alternative scenarios for Tribute to pursue instead of the Transaction and assessed the likely benefits to shareholders under these alternative scenarios as compared to the Transaction. Finally, Bloom Burton assessed the overall process surrounding the reaching of definitive terms for the Transaction to determine if all reasonable efforts were made to ensure that the value received from the Transaction was fair based on the projected future financial performance of Tribute and the current market conditions in the specialty pharmaceutical industry and the broader capital markets.

Fairness Conclusion

Based upon and subject to the foregoing, Bloom Burton is of the opinion that, as of the date hereof, the Transaction is fair from a financial point of view to the shareholders of Tribute.

Yours truly,

BLOOM BURTON & CO. LIMITED

(signed)

Jolyon Burton
CEO & Head of Investment Banking

APPENDIX I
  SECTION 185 OF THE OBCA

Rights of dissenting shareholders

185(1)           Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.

Idem

185(2)
lf a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170(1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170(5) or (6)

One class of shares

185(2.1)	The right to dissent described in subsection (2) applies even if there is only one class of shares. 2006, c.34, Schedule B, s.35.

Exception

185(3)
A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

Shareholder's right to be paid fair value

185(4)
In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

No partial dissent

185(5)
A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

185(6)
A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

Idem

185(7)           The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

Notice of adoption of resolution

185(8)
The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

Idem

185(9)	A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

Demand for payment of fair value

185(10)
A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder's name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Certificates to be sent in

185(11)
Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Idem

185(12)	A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.

Endorsement on certificate

185(13)
A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

Rights of dissenting shareholder

185(14)
On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)
the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

Offer to pay

185(15)
A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)
a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

185(16)                      Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

Idem

185(17)
Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Application to court to fix fair value

185(18)                      Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

Idem

185(19)
If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Idem

185(20)	A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

Costs

185(21)	If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

Notice to shareholders

185(22)
Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

Parties joined

185(23)
All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

Idem

185(24)
Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

Appraisers

185(25)	The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

185(26)
The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

Interest

185(27)
The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Where corporation unable to pay

185(28)
Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

185(29)	Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

(b)
retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Idem

185(30)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

Court order

185(31)
Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

Commission may appear

185(32)	The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

APPENDIX J
LIST OF RELEVANT TERRITORIES FOR DWT PURPOSES

1. Albania	37. Luxembourg
2. Armenia	38. Macedonia
3. Australia	39. Malaysia
4. Austria	40. Malta
5. Bahrain	41. Mexico
6. Belarus	42. Moldova
7. Belgium	43. Montenegro
8. Bosnia & Herzegovina	44. Morocco
9. Botswana	45. Netherlands
10. Bulgaria	46. New Zealand
11. Canada	47. Norway
12. Chile	48. Pakistan
13. China	49. Panama
14. Croatia	50. Poland
15. Cyprus	51. Portugal
16. Czech Republic	52. Qatar
17. Denmark	53. Romania
18. Egypt	54. Russia
19. Estonia	55. Saudi Arabia
20. Ethiopia	56. Serbia
21. Finland	57. Singapore
22. France	58. Slovak Republic
23. Georgia	59. Slovenia
24. Germany	60. South Africa
25. Greece	61. Spain
26. Hong Kong	62. Sweden
27. Hungary	63. Switzerland
28. Iceland	64. Thailand
29. India	65. Turkey
30. Israel	66. Ukraine
31. Italy	67. United Arab Emirates
32. Japan	68. United Kingdom
33. Korea	69. USA
34. Kuwait	70. Uzbekistan
35. Latvia	71. Vietnam
36. Lithuania	72. Zambia

J-1